Authier Lithium DFS Technical Report Summary – Quebec, Canada Exhibit 96.4 Authier Lithium DFS Technical Report Summary – Quebec, Canada Date and signature page This Technical Report Summary is effective as of the 31st of December 2023. Name: Sylvain Collard, P.Eng. Signature: [Signed and Sealed] Date: February 27, 2024 Name: Jarrett Quinn, P.Eng. Signature: [Signed and Sealed] Date: February 27, 2024 Name: Maxime Dupere, P.Geo. Signature: [Signed and Sealed] Date: February 27, 2024 Name: Philippe Chabot, P.Eng. Signature: [Signed and Sealed] Date: February 27, 2024

Authier Lithium DFS Technical Report Summary – Quebec, Canada 1 TABLE OF CONTENTS 1 Executive Summary ............................................................................................................................ 23 1.1 Introduction ................................................................................................................................ 23 1.2 Forward Looking Notice .............................................................................................................. 23 1.3 Property Description and Ownership ......................................................................................... 24 1.4 Geology and Mineralization ........................................................................................................ 28 1.5 Exploration Status ....................................................................................................................... 29 1.6 Mineral Reserve Estimates ......................................................................................................... 30 1.7 Mineral Resource Estimate ......................................................................................................... 31 1.8 Material Development and Operations ...................................................................................... 33 1.9 Recovery Methods ...................................................................................................................... 33 1.10 Mine Design ................................................................................................................................ 33 1.11 Infrastructure, Capital, and Operating Cost Estimates ............................................................... 34 1.11.1 Project Infrastructure .......................................................................................................... 34 1.11.2 Capital and Operating Cost Estimates................................................................................. 36 1.12 Market Studies ............................................................................................................................ 37 1.12.1 Price Forecast ...................................................................................................................... 38 1.12.2 Spodumene Price Forecast ................................................................................................. 38 1.12.3 Carbonate Price Forecast .................................................................................................... 38 1.13 Environmental, Social and Permitting ........................................................................................ 39 1.13.1 Environmental Studies ........................................................................................................ 39 1.13.2 Decarbonization Plan .......................................................................................................... 40 1.13.3 Population ........................................................................................................................... 41 1.13.4 Permitting ........................................................................................................................... 41 1.13.5 Reclamation and Closure .................................................................................................... 42 1.13.6 Waste Dumps and Tailings .................................................................................................. 42 1.14 Economic Analysis ....................................................................................................................... 43 1.14.1 Project Implementation and Execution .............................................................................. 44 1.14.2 Risk and Opportunity .......................................................................................................... 44 Authier Lithium DFS Technical Report Summary – Quebec, Canada 2 1.15 Conclusions and QP Recommendations ..................................................................................... 45 1.16 Revision Notes ............................................................................................................................ 45 2 Introduction ....................................................................................................................................... 46 2.1 Terms of Reference and Purpose of the Report ......................................................................... 46 2.2 Qualifications of Qualified Persons/Firms .................................................................................. 47 2.2.1 Contributing Authors .......................................................................................................... 47 2.2.2 Site Visits ............................................................................................................................. 48 2.3 Source of information ................................................................................................................. 48 2.4 List of Abbreviations and Units of Measure ................................................................................ 48 3 Property Description .......................................................................................................................... 55 3.1 Property Location, Country, Regional and Government Setting ................................................ 55 3.1.1 Government Setting ............................................................................................................ 57 3.2 Property Ownership, Mineral Tenure, Agreement and Royalties .............................................. 57 3.2.2 Mineral Rights and Permitting ............................................................................................ 60 3.2.3 Agreements and Royalties .................................................................................................. 62 3.3 Environmental Liabilities and Other Permitting Requirements .................................................. 63 4 Accessibility, Climate, Physiography, Local Resources, and Infrastructure ....................................... 64 4.1 Accessibility ................................................................................................................................. 64 4.2 Topography, Elevation, Vegetation and Climate ........................................................................ 64 4.2.1 Physiography ....................................................................................................................... 64 4.2.2 Climate ................................................................................................................................ 64 4.2.3 Vegetation and Wetlands ................................................................................................... 66 4.3 Local Infrastructure and Resources ............................................................................................ 66 4.4 Surface Rights.............................................................................................................................. 67 5 History ................................................................................................................................................ 68 5.1 Historical Exploration and Drill Programs ................................................................................... 68 5.2 Historical Resource and Reserve Estimates ................................................................................ 71 5.3 Historical Production .................................................................................................................. 73 6 Geological Setting, Mineralization and Deposit ................................................................................. 74 6.1 Regional Geology ........................................................................................................................ 74

Authier Lithium DFS Technical Report Summary – Quebec, Canada 3 6.2 Local Geology .............................................................................................................................. 75 6.3 Property Geology ........................................................................................................................ 77 6.4 Mineralization ............................................................................................................................. 78 6.5 Deposit Types .............................................................................................................................. 80 7 Exploration ......................................................................................................................................... 82 7.1 General ........................................................................................................................................ 82 7.2 Sayona Québec Drilling 2016 ...................................................................................................... 82 7.3 Sayona Québec Drilling 2017 ...................................................................................................... 84 7.4 Sayona Québec Drilling 2018 ...................................................................................................... 93 7.5 Resource Expansion and Exploration Drilling ............................................................................. 93 7.6 Drillhole Results by Sector .......................................................................................................... 94 7.6.1 Main Authier Pegmatite ...................................................................................................... 94 7.6.2 Northern Pegmatite ............................................................................................................ 95 7.6.3 Condemnation Holes ........................................................................................................... 96 8 Sample Preparation, Analyses and Security ....................................................................................... 98 8.1 Reverse Circulation Procedures, Sample Preparation and Analyses .......................................... 98 8.1.1 ALS Minerals 2010 Procedures ........................................................................................... 98 8.1.2 AGAT Laboratories 2011-2012 Procedures ......................................................................... 99 8.1.3 SGS 2016-2017 Sampling Procedures ................................................................................. 99 8.2 QA / QC Procedures .................................................................................................................... 99 8.2.1 Quality Assurance and Quality Control Procedure by Glen Eagle ...................................... 99 8.2.2 2010-2012 Reference Materials Results ........................................................................... 101 8.2.3 Quality Assurance and Quality Control Procedures by Sayona Québec ........................... 104 8.2.4 2016 Reference Materials Results .................................................................................... 105 8.2.5 2017 Reference Materials Results .................................................................................... 108 8.2.6 Sayona Québec 2018 Reference Materials Results .......................................................... 112 8.3 Sample Shipment and Security ................................................................................................. 116 8.3.7 AGAT Laboratories 2011-2012 Procedures ....................................................................... 116 8.3.8 SGS 2016-2017 Sampling Procedures ............................................................................... 116 8.4 Core Handling Procedures ........................................................................................................ 116 Authier Lithium DFS Technical Report Summary – Quebec, Canada 4 8.4.1 Sayona Drilling Summary .................................................................................................. 116 8.5 Specific Gravity Measurements ................................................................................................ 118 8.5.1 Specific Gravity of Mineralized Material ........................................................................... 118 8.6 Qualified Person Commentary .................................................................................................. 119 9 Data Verification............................................................................................................................... 120 9.1 General ...................................................................................................................................... 120 9.2 Check Sampling of 2010 Assay Results by SGS Geological Services .......................................... 121 9.3 Check Sampling of 2011-2012 Assay Results by SGS Geological Services ................................ 121 9.4 Twinning of Historical Drillholes ............................................................................................... 123 10 Mineral Processing and Metallurgical Testing ................................................................................. 129 10.1 Initial Characterization and Scoping Studies ............................................................................. 129 10.1.1 Overview ........................................................................................................................... 129 10.2 Metallurgical Laboratory Test-Work Program and Metallurgical Results ................................ 132 10.2.1 Glen Eagle Resources Inc. Testwork (2012) ...................................................................... 132 10.3 Sayona Québec Metallurgical Testing (2016) ........................................................................... 134 10.3.1 Feed Characterization ....................................................................................................... 134 10.3.2 Grindability ........................................................................................................................ 135 10.3.3 Heavy-liquid Separation .................................................................................................... 136 10.3.4 Bench-scale Flotation Tests............................................................................................... 136 10.4 Sayona Québec Metallurgical Test Programs (2017) ................................................................ 137 10.4.1 Bench-scale Flotation (August 2017) ................................................................................ 137 10.4.2 Bench-scale Flotation (October 2017) .............................................................................. 138 10.4.3 Heavy Liquid Separation (October 2017) .......................................................................... 140 10.4.4 Heavy Liquid Separation (December 2017) ...................................................................... 140 10.5 Pilot Plant Operation ................................................................................................................. 141 10.5.1 Sayona Québec Pilot Plant Program (2018) ...................................................................... 141 10.5.2 Sayona Québec Batch Optimization Test Program (2018)................................................ 165 10.6 Qualified Persons Commentary ................................................................................................ 167 11 Mineral Resource Estimates ............................................................................................................. 168 11.1 Data Used for Ore Grade Estimation ........................................................................................ 168

Authier Lithium DFS Technical Report Summary – Quebec, Canada 5 11.1.1 Exploratory Data Analysis ................................................................................................. 168 11.1.2 Analytical Data .................................................................................................................. 168 11.1.3 Mineralized Intervals Data ................................................................................................ 169 11.1.4 Composites Data ............................................................................................................... 170 11.1.5 Specific Gravity .................................................................................................................. 173 11.2 Geological Interpretation .......................................................................................................... 174 11.2.6 Topographic and Overburden/Bedrock Contact Surfaces ................................................ 174 11.3 Resource Estimate Methodology, Assumptions and Parameters ............................................ 178 11.4 Mineral Grade Estimation and Grade Interpolation Methodology .......................................... 179 11.4.1 Geostatistical Study 2018-2020 ........................................................................................ 179 11.4.2 Resource Block Modelling ................................................................................................. 180 11.4.3 Block Model Interpolation ................................................................................................ 180 11.4.4 Statistical Validation of the Interpolation Process ............................................................ 185 11.5 Mineral Resource Classification ................................................................................................ 190 11.6 Classified Mineral Resource Estimates ..................................................................................... 195 11.7 Potential Risks in Developing the Mineral Resource ................................................................ 202 11.7.1 Sensitivity Analysis ............................................................................................................ 202 12 Mineral Reserves Estimates ............................................................................................................. 205 12.1 Reserve Estimate Methodology, Assumptions, Parameters and Cut-off-Value ....................... 205 12.2 Resource Block Model............................................................................................................... 205 12.3 Topography Data ....................................................................................................................... 206 12.4 Mining Block Model .................................................................................................................. 206 12.5 Mine and Plant Production Scenarios ....................................................................................... 206 12.5.1 Modifying Factors ............................................................................................................. 206 12.5.2 Pit Optimization ................................................................................................................ 208 12.5.3 Mine Design ...................................................................................................................... 211 12.6 Mineral Reserve Estimate ......................................................................................................... 214 12.6.1 Assessment of Reserve Estimate Risks ............................................................................. 215 12.7 Material Development and Operations .................................................................................... 216 13 Mining Methods ............................................................................................................................... 217 Authier Lithium DFS Technical Report Summary – Quebec, Canada 6 13.1 Mine Design .............................................................................................................................. 217 13.1.1 Pit Design Parameters ....................................................................................................... 217 13.2 Geotechnical and Hydrological Considerations ........................................................................ 218 13.2.1 Geotechnical Considerations ............................................................................................ 218 13.2.2 Dewatering ........................................................................................................................ 220 13.2.3 Hydrogeological Considerations ....................................................................................... 220 13.2.4 Ore Rehandling Area ......................................................................................................... 221 13.2.5 Haul Roads ........................................................................................................................ 221 13.2.6 Explosives Storage ............................................................................................................. 222 13.3 Mining Fleet and Manning ........................................................................................................ 223 13.3.1 Contract Mining ................................................................................................................ 223 13.3.2 Roster ................................................................................................................................ 223 13.3.3 Mine Maintenance ............................................................................................................ 224 13.3.4 Mine Technical Services .................................................................................................... 224 13.3.5 Drilling ............................................................................................................................... 224 13.3.6 Blasting .............................................................................................................................. 225 13.3.7 Loading .............................................................................................................................. 225 13.3.8 Hauling .............................................................................................................................. 225 13.3.9 Auxiliary ............................................................................................................................. 226 13.4 Mine Plan and Schedule ............................................................................................................ 226 13.4.1 Strategy & Constraints ...................................................................................................... 226 13.4.2 Results ............................................................................................................................... 227 14 Processing and Recovery Methods .................................................................................................. 237 15 Infrastructure ................................................................................................................................... 238 15.1 Waste Rock Storage Facility ...................................................................................................... 238 15.1.1 General Project Description .............................................................................................. 239 15.1.2 Design Update ................................................................................................................... 240 15.1.3 Design Summary ............................................................................................................... 242 15.1.4 Stability Analysis for WRSF and Related Infrastructure .................................................... 244 15.1.5 Waste Rock Handling Methodology.................................................................................. 247

Authier Lithium DFS Technical Report Summary – Quebec, Canada 7 15.2 Water Management .................................................................................................................. 247 15.2.1 Water Management Strategy ........................................................................................... 247 15.2.2 Projected Infrastructure for Water Management ............................................................ 247 15.2.3 Design Criteria for Basins and Ditches .............................................................................. 248 15.2.4 Watersheds ....................................................................................................................... 249 15.2.5 Operational Water Balance and Flux Diagrams ................................................................ 250 15.2.6 Basins Sizing and Design ................................................................................................... 253 15.2.7 Design of the Ditches ........................................................................................................ 253 15.2.8 Pumping Systems .............................................................................................................. 254 15.2.9 Wastewater Treatment ..................................................................................................... 254 15.2.10 Assessment of the Risk of Climate Change ....................................................................... 255 15.3 Access Roads ON/OFF and ROM Pads ...................................................................................... 256 15.3.11 Site Preparation and Pads ................................................................................................. 256 15.3.12 Haul Roads ........................................................................................................................ 257 15.3.13 Internal LV Roads and Car parking .................................................................................... 258 15.4 Electrical Power Supply and Distribution .................................................................................. 258 15.5 Water Supply ............................................................................................................................. 258 15.5.1 Raw Water......................................................................................................................... 258 15.5.2 Fire Water ......................................................................................................................... 259 15.5.3 Sewage .............................................................................................................................. 259 15.6 Construction Materials ............................................................................................................. 259 15.6.1 Fuel, Lube and Oil Storage Facility .................................................................................... 259 15.6.2 Explosives Magazine ......................................................................................................... 260 15.7 Communications ....................................................................................................................... 260 15.8 Security and Access Point ......................................................................................................... 260 15.9 On-Site Infrastructure ............................................................................................................... 261 15.9.1 Temporary Construction Management Facility ................................................................ 261 15.9.2 Offsite Infrastructure ........................................................................................................ 261 15.9.3 General Earthworks .......................................................................................................... 261 15.9.4 General, Green and Regulated Waste .............................................................................. 262 Authier Lithium DFS Technical Report Summary – Quebec, Canada 8 15.9.5 Ore Transportation ........................................................................................................... 262 15.9.6 Administration Facility ...................................................................................................... 262 16 Market Studies and Contracts .......................................................................................................... 263 16.1 Product Specifications ............................................................................................................... 263 16.1.1 Type of Ore Processed from Hard Rock to Supply Lithium ............................................... 263 16.1.2 Refined Production by Raw Materials .............................................................................. 264 16.1.3 Refined Production Capacity by Final Product .................................................................. 265 16.2 Product Pricing .......................................................................................................................... 265 16.2.1 Price Forecast .................................................................................................................... 265 16.2.2 Spodumene Price Forecast ............................................................................................... 266 16.2.3 Carbonate Price Forecast .................................................................................................. 267 16.2.4 Spodumene Price forecast – Relatively to carbonate price .............................................. 267 16.3 Risks and Uncertainties ............................................................................................................. 268 16.4 Opportunities ............................................................................................................................ 268 16.4.1 Refined Lithium Demand by Product ................................................................................ 269 16.4.2 Refined Lithium Demand by End Use Segment ................................................................ 270 16.5 Contract Sales ........................................................................................................................... 271 16.6 Market Analysis ......................................................................................................................... 271 16.6.1 Market Balance for Battery Grade .................................................................................... 271 17 Environmental Studies, Permitting, Social or Community Impacts ................................................. 273 17.1 Environmental Baseline and Impact Studies ............................................................................ 273 17.1.1 Environmental Baseline .................................................................................................... 273 17.1.2 Topography ....................................................................................................................... 273 17.1.3 Local Geomorphology ....................................................................................................... 273 17.1.4 Soils Quality ....................................................................................................................... 274 17.1.5 Hydrology .......................................................................................................................... 274 17.1.6 Underground Water Quality ............................................................................................. 274 17.1.7 Surface Water Quality ....................................................................................................... 274 17.1.8 Sediments.......................................................................................................................... 275 17.1.9 Vegetation and Wetlands ................................................................................................. 275

Authier Lithium DFS Technical Report Summary – Quebec, Canada 9 17.1.10 Terrestrial and Avian Fauna .............................................................................................. 275 17.1.11 Fish and Fish Habitat ......................................................................................................... 276 17.1.12 Benthic Community........................................................................................................... 276 17.1.13 Endangered Wildlife .......................................................................................................... 276 17.2 Monitoring Program ................................................................................................................. 276 17.2.1 Groundwater Monitoring .................................................................................................. 277 17.2.2 Effluent Monitoring ........................................................................................................... 277 17.2.3 Environmental Effects Monitoring Program ..................................................................... 277 17.3 Waste Rock, Ore, and Water Management .............................................................................. 277 17.3.1 Preliminary Geochemical Characterization ....................................................................... 278 17.3.2 Kinetic Geochemical Characterization .............................................................................. 278 17.3.3 Complementary Geochemical Studies .............................................................................. 280 17.3.4 Prediction of Water Quality .............................................................................................. 280 17.4 Project Permitting ..................................................................................................................... 280 17.4.1 Provincial Requirements ................................................................................................... 280 17.4.2 Federal Requirements ....................................................................................................... 282 17.4.3 Other Authorizations ........................................................................................................ 282 17.5 Other Environmental Concerns ................................................................................................ 284 17.5.1 Air Quality ......................................................................................................................... 284 17.5.2 Noise ................................................................................................................................. 285 17.5.3 Soils ................................................................................................................................... 285 17.5.4 Hydrology .......................................................................................................................... 285 17.5.5 Surface Water Quality ....................................................................................................... 285 17.5.6 Hydrogeology and Underground Water Quality ............................................................... 286 17.5.7 Terrestrial Vegetation ....................................................................................................... 287 17.5.8 Wetlands ........................................................................................................................... 287 17.5.9 Ichthyofauna ..................................................................................................................... 288 17.5.10 Species of Interest ............................................................................................................. 288 17.5.11 Cultural and Archaeological Heritage ............................................................................... 288 17.6 Social and Community Impacts ................................................................................................. 288 Authier Lithium DFS Technical Report Summary – Quebec, Canada 10 17.6.1 Decarbonization Plan ........................................................................................................ 288 17.6.2 Strategy ............................................................................................................................. 289 17.6.3 Population ......................................................................................................................... 290 17.6.4 Stakeholder Mapping ........................................................................................................ 291 17.6.5 Land Uses .......................................................................................................................... 292 17.6.6 Potential Community Related Requirements and Status of Negotiations or Agreements 292 17.7 Closure and Reclamation Plan .................................................................................................. 294 17.7.1 Overview ........................................................................................................................... 295 17.7.2 Post-Closure Monitoring ................................................................................................... 295 17.7.3 Costs Estimation ................................................................................................................ 295 18 Capital and Operating Costs ............................................................................................................. 297 18.1 Summary of Capital Cost Estimate ............................................................................................ 297 18.2 Mine Capital Expenditure ......................................................................................................... 298 18.3 Plant Capital Expenditure.......................................................................................................... 298 18.4 Infrastructure Capital Expenditure ........................................................................................... 298 18.5 Preproduction and Environmental Costs .................................................................................. 299 18.6 Basis of Estimate ....................................................................................................................... 300 18.6.1 Estimate Overview and Qualifications .............................................................................. 300 18.6.2 Base Date .......................................................................................................................... 300 18.6.3 Estimate Accuracy ............................................................................................................. 301 18.6.4 Exclusions and Assumptions ............................................................................................. 301 18.6.5 Wetlands Compensation ................................................................................................... 301 18.6.6 Royalty Buyback ................................................................................................................ 302 18.6.7 Closure and Reclamation .................................................................................................. 302 18.7 Sustaining Capital ...................................................................................................................... 302 18.7.1 Mining ............................................................................................................................... 302 18.7.2 Infrastructure .................................................................................................................... 303 18.7.3 Closure and Reclamation .................................................................................................. 303 18.8 Summary of Operating Cost Estimate ....................................................................................... 303

Authier Lithium DFS Technical Report Summary – Quebec, Canada 11 18.9 Mine Operating Cost ................................................................................................................. 304 18.9.1 Mine and Geology ............................................................................................................. 304 18.10 Plant Operating Cost ................................................................................................................. 306 18.11 G&A ........................................................................................................................................... 306 19 Economic Analysis ............................................................................................................................ 307 19.1 Economic Base Case, Inputs and Assumptions ......................................................................... 307 19.2 Products Considered in the Cash Flow Analysis ........................................................................ 309 19.3 Financial Model and Key Metrics .............................................................................................. 311 19.4 Taxes, Royalties and Other Fees ............................................................................................... 311 19.4.1 Royalties ............................................................................................................................ 311 19.4.2 Working Capital ................................................................................................................. 311 19.4.3 Taxation ............................................................................................................................. 312 19.5 Contracts ................................................................................................................................... 312 19.6 Indicative Economics, Base Case ............................................................................................... 313 19.7 Sensitivity Analysis .................................................................................................................... 313 19.8 Alternative Cases / Sensitivity Models ...................................................................................... 318 20 Adjacent Properties .......................................................................................................................... 319 21 Other Relevant Data and Information ............................................................................................. 322 21.1 Project Execution Plan .............................................................................................................. 322 21.2 Project Organization ................................................................................................................. 322 21.2.1 Engineering and Procurement .......................................................................................... 322 21.2.2 Construction Management ............................................................................................... 324 21.3 Risk and Opportunity Assessment ............................................................................................ 324 22 Interpretation and Conclusions ........................................................................................................ 332 22.1 Project Summary ....................................................................................................................... 332 22.2 Key Outcomes ........................................................................................................................... 332 22.3 Geology and Resources ............................................................................................................. 332 22.4 Mining and Reserves ................................................................................................................. 333 22.5 Infrastructure and Water Management ................................................................................... 333 22.6 Market Studies .......................................................................................................................... 333 Authier Lithium DFS Technical Report Summary – Quebec, Canada 12 22.7 Environmental and Social Issues ............................................................................................... 334 22.8 Project Costs and Financial Evaluation ..................................................................................... 334 22.8.1 Capital Costs ...................................................................................................................... 334 22.8.2 Operating Costs ................................................................................................................. 335 22.8.3 Financial Analysis .............................................................................................................. 336 23 Recommendations ........................................................................................................................... 338 23.1 Project Summary ....................................................................................................................... 338 23.2 Geology and Resources ............................................................................................................. 338 23.3 Mining and Reserves ................................................................................................................. 339 23.4 Infrastructure ............................................................................................................................ 340 23.5 Market Studies .......................................................................................................................... 341 23.6 Environmental and Social Recommendations .......................................................................... 341 23.7 Project Costs and Financial Evaluation ..................................................................................... 341 23.8 Waste Dumps Management ..................................................................................................... 342 23.9 Decarbonization ........................................................................................................................ 342 23.10 Project Execution ...................................................................................................................... 342 24 References ........................................................................................................................................ 343 24.1 List of References ...................................................................................................................... 343 25 Reliance on Information supplied by Registrant .............................................................................. 346 25.1 Information Supplied by Registrant .......................................................................................... 346 25.2 Details of Reliance ..................................................................................................................... 346

Authier Lithium DFS Technical Report Summary – Quebec, Canada 13 LIST OF TABLES Table 1-1 – List of Authier Property claims ................................................................................................. 27 Table 1-2 – Authier Lithium Project Mineral Reserve estimate at Effective Date of December 31, 2023 at CAD$120/t. .................................................................................................................................................. 30 Table 1-3 – Authier Mineral Resource statement at effective date of October 6, 2021 based on USD $977/t Li₂O, exclusive of Mineral Reserves. ........................................................................................................... 32 Table 1-4 – Project initial capital cost detailed summary ........................................................................... 36 Table 1-5 – Sustaining Capital Cost Estimate Summary.............................................................................. 37 Table 1-6 – Summary LOM Operating Cost Estimate Summary ................................................................. 37 Table 1-7 – Financial Analysis Summary ..................................................................................................... 43 Table 1-8 – Main project risks ..................................................................................................................... 45 Table 2-1 – Chapters responsibility ............................................................................................................. 47 Table 2-2 – List of Abbreviations ................................................................................................................. 49 Table 2-3 – Units of Measure ...................................................................................................................... 52 Table 3-1 – List of Authier Property claims ................................................................................................. 59 Table 3-2 – Authier project summary royalties .......................................................................................... 62 Table 4-1 – Average temperatures by month. ............................................................................................ 65 Table 4-2 – Average monthly precipitation with the proportions of rain and snow. ................................. 65 Table 5-1 – Summary of drilling completed on the Property prior to the Sayona acquisition in 2016. ..... 71 Table 5-2 – Glen Eagle 2013 Historical Estimate (NI 43-101 compliant at 0.5% Li2O cut-off). ................... 72 Table 7-1 – Phase 1 Sayona drillhole collar location and intercept information (Downhole intersections in metres). ....................................................................................................................................................... 83 Table 7-2 – Phase 2 Sayona drillhole collar location and intercept information (downhole intersections in meters). ....................................................................................................................................................... 85 Table 7-3 – Sayona Phase 3 Metallurgical Pilot Plan drillhole collar location and intercept information (downhole intersections in meters). ........................................................................................................... 95 Table 7-4 – Sayona Phase 3 Metallurgical Pilot Plan drillhole collar location and intercept information (downhole intersections in metres). ........................................................................................................... 96 Table 8-1 – Results from Custom Low-Li and High-Li standards. .............................................................. 101 Authier Lithium DFS Technical Report Summary – Quebec, Canada 14 Table 8-2 – Results from custom Low-Li and High-Li standards – Sayona Québec 2016. ........................ 105 Table 8-3 – Blank Summary – Sayona Québec 2016. ................................................................................ 107 Table 8-4 – Results from custom Low-Li and High-Li standards – Sayona Québec 2017. ........................ 108 Table 8-5 – Blank summary – Sayona Québec 2017. ................................................................................ 111 Table 8-6 – Authier 2018 SGS Lakefield batch summary statistics. .......................................................... 112 Table 8-7 – Sayona Québec standard reference material summary. ....................................................... 113 Table 8-8 – Sayona Québec blank summary. ............................................................................................ 115 Table 8-9 – Specific gravity measurements statistical parameters (2010 Program). ............................... 118 Table 8-10 – Specific gravity measurements statistical parameters (2017 Program). ............................. 119 Table 9-1 – Summary statistical analysis of original and check assay results. .......................................... 123 Table 9-2 – Comparative results for metallurgical pilot plant drillholes vs. original drillholes - Authier Property. ................................................................................................................................................... 124 Table 9-3 – Comparative results from the 2010-2012 twin hole drill program at Authier....................... 128 Table 10-1 – Recent Authier metallurgical testing programs. .................................................................. 130 Table 10-2 – Feed sample chemical analysis (2012 testing). .................................................................... 132 Table 10-3 – Mineralogical analysis of the feed sample. .......................................................................... 133 Table 10-4 – Grindability results (2012). ................................................................................................... 133 Table 10-5 – Test F8 test conditions (2012). ............................................................................................. 134 Table 10-6 – Test F8 bench-scale flotation results. .................................................................................. 134 Table 10-7 – Composite sample assays (2016). ........................................................................................ 135 Table 10-8 – Mineralogical analysis (2016). .............................................................................................. 135 Table 10-9 – Grindability results (2016). ................................................................................................... 136 Table 10-10 – Summary of batch test conditions for tests F8 and F15 on AMET1 sample. ..................... 137 Table 10-11 – Summary of batch flotation tests F8 and F15 on AMET1 sample. ..................................... 137 Table 10-12 – Composite assays for the August 2017 test program. ....................................................... 138 Table 10-13 – August 2017 metallurgical testing – Flotation test results. ............................................... 138 Table 10-14 – Composite assays for the October 2017 test program. ..................................................... 139 Table 10-15 – HLS combined sinks results (October 2017). ..................................................................... 140 Table 10-16 – Composite assays for the December 2017 test program. ................................................. 140

Authier Lithium DFS Technical Report Summary – Quebec, Canada 15 Table 10-17 – Chemical compositions of the pilot plant feed samples. ................................................... 142 Table 10-18 – Semi-quantitative XRD results (Rietveld Analysis). ............................................................ 142 Table 10-19 – Summary of grindability results. ........................................................................................ 143 Table 10-20 – Reagent dosages for selected batch tests.......................................................................... 145 Table 10-21 – Selected batch test results for Composite 1 and Composite 2. ......................................... 146 Table 10-22 – Reagent dosages for the locked-cycle batch tests. ............................................................ 151 Table 10-23 – Locked-cycle test results. ................................................................................................... 152 Table 10-24 – Reagent dosages for selected pilot plant tests. ................................................................. 156 Table 10-25 – Selected pilot plant mass balances. ................................................................................... 157 Table 10-26 – Mineralogical analysis of PP11 spodumene concentrate. ................................................. 164 Table 11-1 – Database statistics. .............................................................................................................. 168 Table 11-2 – Range of analytical data inside mineralized solids. .............................................................. 169 Table 11-3 – Statistics for the 1.5-m composites for Li2O......................................................................... 171 Table 11-4 – Specific gravity statistics on Authier. ................................................................................... 173 Table 11-5 – Variography settings. ........................................................................................................... 179 Table 11-6 – Resource block model parameters. ..................................................................................... 180 Table 11-7 – Statistical comparison of assay, composite, and block data statistics report. .................... 189 Table 11-8 – Authier Mineral Resource statement at effective date of October 6, 2021 based on USD $977/t Li₂O, inclusive of Mineral Reserves. .............................................................................................. 198 Table 11-9 – Authier Mineral Resource statement at effective date of October 6, 2021 based on USD $977/t Li₂O, exclusive of Mineral Reserves. ............................................................................................. 199 Table 11-10 – Parameters used by SGS for the Resource pit optimization. ............................................. 200 Table 12-1 – Pit optimization parameters for the Authier Lithium Project. ............................................. 208 Table 12-2 – Pit optimization results. ....................................................................................................... 210 Table 12-3 – Pit design geotechnical parameters. .................................................................................... 212 Table 12-4 – Pit design parameters. ......................................................................................................... 213 Table 12-5 – In-pit haul roads design parameters. ................................................................................... 214 Table 12-6 – Authier Lithium Project Mineral Reserve estimate at Effective Date of March 27, 2023 at CAD$120/t. ................................................................................................................................................ 215 Table 13-1 – Pit design parameters. ......................................................................................................... 217 Authier Lithium DFS Technical Report Summary – Quebec, Canada 16 Table 13-2 – In-pit haul roads design parameters. ................................................................................... 217 Table 13-3 – Pit design geotechnical parameters. .................................................................................... 219 Table 13-4 – Road design parameters. ..................................................................................................... 222 Table 13-5 – Drilling ore and waste patterns. ........................................................................................... 224 Table 13-6 – Mine equipment requirements over the LOM..................................................................... 228 Table 13-7 – Authier Lithium LOM plan. ................................................................................................... 229 Table 15-1 – Summary of the LOM waste material from Authier pit. ...................................................... 240 Table 15-2 – Authier waste LOM production. ........................................................................................... 242 Table 15-3 – Waste rock storage facility required capacity. ..................................................................... 243 Table 15-4 – Waste rock stockpile volumetric LOM requirements. ......................................................... 244 Table 15-5 – Geotechnical parameters of waste rock stockpile constituent materials. .......................... 245 Table 15-6 – Factor of safety of slope stability analysis. .......................................................................... 246 Table 15-7 – Main outputs of the operational water balance. ................................................................. 251 Table 15-8 – Crest elevations. ................................................................................................................... 253 Table 15-9 – Typical Cross-section to be used for the mine site ditches. ................................................. 254 Table 15-10 – Pumping system and lines. ................................................................................................. 254 Table 15-11 – OURANOS Projections for temperature and precipitation. ............................................... 255 Table 17-1 – Provincial and federal acts and regulations. ........................................................................ 283 Table 18-1 – Initial capital costs summary. ............................................................................................... 297 Table 18-2 – Initial capital cost estimate for mining. ................................................................................ 298 Table 18-3 – Infrastructure capital cost estimate. .................................................................................... 299 Table 18-4 – Project initial capital cost detailed summary. ...................................................................... 300 Table 18-5 – Sustaining capital costs. ....................................................................................................... 302 Table 18-6 – Summary LOM operating costs. ........................................................................................... 303 Table 18-7 – LOM mining operating costs. ............................................................................................... 305 Table 18-8 – LOM mining operating cost breakdown. ............................................................................. 306 Table 19-1 – Authier Lithium operation – Financial analysis summary. ................................................... 308 Table 19-2 – Authier Lithium operation – Authier Lithium total project costs. ....................................... 308 Table 19-3 – Project cash flows on an annualized basis (CAD). ................................................................ 309

Authier Lithium DFS Technical Report Summary – Quebec, Canada 17 Table 19-4 – Financial analysis summary (pre-tax and after-tax). ............................................................ 311 Table 19-5 – Ore price sensitivities on after-tax NPV. .............................................................................. 314 Table 19-6 – Operating costs sensitivities on after-tax NPV. .................................................................... 314 Table 19-7 – Capital costs sensitivities on after-tax NPV. ......................................................................... 315 Table 19-8 – Sustaining capital costs sensitivities on after-tax NPV. ........................................................ 315 Table 21-1 – Risks. ..................................................................................................................................... 325 Table 21-2 – Main project risks. ................................................................................................................ 326 Table 21-3 – Main project opportunities. ................................................................................................. 326 Table 21-4 – Project risk register. ............................................................................................................. 327 Table 22-1 – Project initial capital cost detailed summary. ...................................................................... 334 Table 22-2 – Project sustaining capital cost detailed summary. .............................................................. 335 Table 22-3 – Summary LOM operating costs. ........................................................................................... 335 Table 22-4 – Financial analysis summary. ................................................................................................. 336 Table 23-1 – Recommended work program for the Authier Lithium Deposit. ......................................... 339 Authier Lithium DFS Technical Report Summary – Quebec, Canada 18 TABLE OF FIGURES Figure 1-1 – Authier property location coordinates (Source: Google Earth). ............................................. 25 Figure 1-2 – Property mining titles location map ....................................................................................... 26 Figure 1-3 – Proposed pit relative to claim boundaries. ............................................................................. 27 Figure 1-4 – Authier Lithium LOM production profile. ............................................................................... 34 Figure 1-5 – Site Layout............................................................................................................................... 35 Figure 3-1 – Authier property location coordinates (Source: Google Earth). ............................................. 55 Figure 3-2 – Location of the Property relative to a number of nearby regional townships. ...................... 56 Figure 3-3 – Authier proximity to nearby mining services centres. ............................................................ 56 Figure 3-4 – Property mining titles location map. ...................................................................................... 58 Figure 3-5 – Proposed pit relative to claim boundaries. ............................................................................. 59 Figure 5-1 – 2010 Authier Property magnetic survey. ................................................................................ 70 Figure 6-1 – Regional geology map. ............................................................................................................ 75 Figure 6-2 – Stratigraphy of the Authier Lithium Project. .......................................................................... 76 Figure 6-3 – Local geological map. .............................................................................................................. 78 Figure 6-4 – Drill core from hole AL-10-03, showing core and transition zones. ....................................... 79 Figure 6-5 – Drill core from hole AL-16-10, showing spodumene mineralization in the new Authier North pegmatite. ................................................................................................................................................... 80 Figure 6-6 – Schematic representation of regional zonation of pegmatites source (Image from Sinclair 1996 [modified from Trueman and Cerny 1982]). ............................................................................................... 81 Figure 7-1 – Drillhole collar location in isometric view and plan view. ...................................................... 82 Figure 7-2 – Section 707050 m E looking west, demonstrating the extension of mineralization. ............. 88 Figure 7-3 – Section 706800 m E looking west, intersecting narrow zones of low grade to barren mineralization. ............................................................................................................................................ 89 Figure 7-4 – Section 707400 m E looking west (Gap Zone) showing the dip extension of mineralization. 90 Figure 7-5 – Section 707725 m E looking west. .......................................................................................... 91 Figure 7-6 – Hole AL-17-10 in the Northern Pegmatite which intersected 7 m of 1.36% Li2O from a downhole depth of 15 m (vertical depth of 12 m), including 2 m of 2.24% Li2O from 17 m. ..................... 92

Authier Lithium DFS Technical Report Summary – Quebec, Canada 19 Figure 7-7 – Drillhole collar location plan view, highlighting (light blue) the Metallurgical Pilot Plan drillholes completed during Phase 3 drilling at Authier Project. ................................................................ 93 Figure 7-8 – Drillhole collar location plan view, highlighting (red) Condemnation drillholes completed during Phase 3 drilling at the Authier Property. ......................................................................................... 97 Figure 8-1 – RM (STD High, STD Low) results. ........................................................................................... 102 Figure 8-2 – ALS 2010 RM Z-score & percentage from expected RM value. ............................................ 103 Figure 8-3 – AGAT 2011-2012 RM Z-score & percentage from expected RM value. ............................... 104 Figure 8-4 – RM (STD High) results Sayona Québec 2016. ....................................................................... 106 Figure 8-5 – RM (STD Low) results Sayona Québec 2016. ........................................................................ 106 Figure 8-6 – Blank Performance – Sayona Québec 2016. ......................................................................... 107 Figure 8-7 – RM (STD High) results. .......................................................................................................... 109 Figure 8-8 – RM (STD Low) results. ........................................................................................................... 109 Figure 8-9 – Authier High-Li and SGS NBS183 performance 2016-2017. ................................................. 110 Figure 8-10 – Blank performance – Sayona Québec 2017. ....................................................................... 111 Figure 8-11 – Authier High-Li performance. ............................................................................................. 114 Figure 8-12 – Authier Low-Li performance. .............................................................................................. 114 Figure 8-13 – Sayona Québec blank performance. ................................................................................... 115 Figure 9-1 – Correlation plot for independent check samples. ................................................................ 122 Figure 9-2 – Oblique view showing results for twin holes Al-16 and AL-12-09. ....................................... 126 Figure 9-3 – Oblique view showing results for twin holes Al-19 and AL-12-14. ....................................... 127 Figure 10-1 – Authier bulk test pit. ........................................................................................................... 130 Figure 10-2 – Drillhole locations for the various metallurgical testing samples....................................... 131 Figure 10-3 – Grade-recovery curves for the October 2017 testwork. .................................................... 140 Figure 10-4 – Optimized batch flowsheet. ................................................................................................ 144 Figure 10-5 – Batch test grade-recovery curves. ...................................................................................... 145 Figure 10-6 – Locked-cycle flowsheet (Composite 1). .............................................................................. 150 Figure 10-7 – Pilot plant flowsheet (PP-06). ............................................................................................. 155 Figure 10-8 – Effect of pulp density during spodumene conditioning (Composite 1). ............................. 166 Figure 10-9 – Effect of pulp density during spodumene conditioning (Composite 2). ............................. 166 Authier Lithium DFS Technical Report Summary – Quebec, Canada 20 Figure 11-1 – Histograms of the composites. ........................................................................................... 171 Figure 11-2 – Histograms of the Authier mineralised solid original samples compared to the composites. .................................................................................................................................................................. 172 Figure 11-3 – Plan view showing the spatial distribution of the composites. .......................................... 172 Figure 11-4 – View showing the distribution of the composites (looking north). .................................... 173 Figure 11-5 – Section E706800 (looking west) interpretations of the mineralized solids. ....................... 175 Figure 11-6 – Section E707050 (looking west) interpretations of the mineralized solids. ....................... 176 Figure 11-7 – Section E707400 (looking west) interpretations of the mineralized solids. ....................... 176 Figure 11-8 – Section E707500 (looking west) interpretations of the mineralized solids. ....................... 177 Figure 11-9 – Isometric view of the final mineralized solids. ................................................................... 177 Figure 11-10 – Search ellipsoids and orientation grid used in the interpolation process. ....................... 181 Figure 11-11 – Isometric and plan views of the interpolated block model (ID2). ..................................... 182 Figure 11-12 – Section E706800 (looking west) view of the interpolated block model (ID2). .................. 183 Figure 11-13 – Section E707050 (looking west) view of the interpolated block model (ID2). .................. 183 Figure 11-14 – Section E707400 (looking west) view of the interpolated block model (ID2). .................. 184 Figure 11-15 – Section E707500 (looking west) view of the interpolated block model (ID2). .................. 184 Figure 11-16 – Bench (Z202) view of the interpolated block model (ID2). ............................................... 185 Figure 11-17 – Variogram of the 1.5 m composites for Li2O% grades. ..................................................... 186 Figure 11-18 – Histogram of blocks (ID2) vs. composites vs. assays. ........................................................ 187 Figure 11-19 – Boxplot of blocks (ID2) vs. composites vs. assays. ............................................................ 187 Figure 11-20 – Swath plot (X) of blocks vs. composites vs. volume. ........................................................ 188 Figure 11-21 – Swath plot (Y) of blocks vs. composites vs. volume. ........................................................ 188 Figure 11-22 – Swath plot (Z) of blocks vs. composites vs. volume. ......................................................... 189 Figure 11-23 – Block values versus composites inside those blocks comparison. ................................... 190 Figure 11-24 – Classified block model on bench (Z202). .......................................................................... 192 Figure 11-25 – Classified block model on section E706800. ..................................................................... 192 Figure 11-26 – Classified block model on section E707050. ..................................................................... 193 Figure 11-27 – Classified block model on section E707400. ..................................................................... 193 Figure 11-28 – Classified block model on section E707500. ..................................................................... 194

Authier Lithium DFS Technical Report Summary – Quebec, Canada 21 Figure 11-29 – Block model final classification in plan and isometric views. ........................................... 194 Figure 11-30 – Optimized pit shell and block model (no waste/barren material included) in plan and isometric views. ........................................................................................................................................ 201 Figure 11-31 – Optimized pit shell and block model (waste/barren material included) in plan and isometric views). ....................................................................................................................................................... 201 Figure 11-32 – Optimized pit shell and classified block model in plan and isometric views. ................... 202 Figure 11-33 – Grade tonnage curve depending on type of estimation................................................... 203 Figure 12-1 – Pit optimization results. ...................................................................................................... 211 Figure 12-2 – Pit slope design sectors. ...................................................................................................... 213 Figure 12-3 – Ultimate Authier Lithium pit – plan and isometric views. .................................................. 214 Figure 13-1 – Ultimate Authier Lithium pit – plan and isometric views. .................................................. 218 Figure 13-2 – Pit slope design sectors. ...................................................................................................... 219 Figure 13-3 – Authier Lithium LOM production profile. ........................................................................... 230 Figure 13-4 – Isometric view of 2025 pre-production period. .................................................................. 231 Figure 13-5 – Isometric view of 2025 production period. ........................................................................ 231 Figure 13-6 – Isometric view of 2026. ....................................................................................................... 232 Figure 13-7 – Isometric view of 2027. ....................................................................................................... 232 Figure 13-8 – Isometric view of 2028. ....................................................................................................... 233 Figure 13-9 – Isometric view of 2029. ...................................................................................................... 233 Figure 13-10 – Isometric view of 2030...................................................................................................... 234 Figure 13-11 – Isometric view of 2031-35. ............................................................................................... 234 Figure 13-12 – Isometric view of 2036-2040. ........................................................................................... 235 Figure 13-13 – Isometric view of 2041-2046. ........................................................................................... 235 Figure 13-14 – Isometric view at the end of 2046. ................................................................................... 236 Figure 15-1 – Waste rock stockpile cross-section – Overall concept........................................................ 241 Figure 15-2 – Critical sections for stability analysis. ................................................................................. 245 Figure 15-3 – Watersheds in developed conditions. ................................................................................ 248 Figure 15-4 – Watersheds in undeveloped conditions for the Project area. ............................................ 250 Figure 15-5 – LOM water balance for normal precipitation. .................................................................... 252 Authier Lithium DFS Technical Report Summary – Quebec, Canada 22 Figure 15-6 – Site layout. .......................................................................................................................... 256 Figure 16-1 – Mine capacity by type (2020-2040) (kt LCE). Sources: Wood Mackenzie, PwC Analysis. .. 263 Figure 16-2 – Refined production by raw material (2020-2040) (kt LCE). Sources: Lithium-Price-Forecast- Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis. ....................................................................... 264 Figure 16-3 – Refined production capacity by product (2020-2040) (kt LCE). Sources: Lithium-Price- Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis. ........................................................ 265 Figure 16-4 – Spodumene concentrate price forecast 2020-2040. Sources: Lithium-Price-Forecast-Q4- 2022-Benchmark-Mineral-Intelligence, PwC Analysis. ............................................................................. 266 Figure 16-5 – Battery-grade lithium carbonate price forecast 2022-2040. Sources: Lithium-Price-Forecast- Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis. ....................................................................... 267 Figure 16-6 – Spodumene price forecast (as % of carbonate price) 2020-2040. Sources: Lithium-Price- Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis. ........................................................ 268 Figure 16-7 – Refined demand by product (2020-2040). Sources: Lithium-Price-Forecast-Q4-2022- Benchmark-Mineral-Intelligence, PwC Analysis. ...................................................................................... 269 Figure 16-8 – Lithium demand by end use (2020-2040). Sources: Lithium-Price-Forecast-Q4-2022- Benchmark-Mineral-Intelligence, PwC Analysis. ...................................................................................... 270 Figure 16-9 – et balance (supply vs demand) for battery grade lithium (2020-2040). Sources: Lithium- Price-Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis. ............................................... 272 Figure 17-1 – Decision flowsheet to determine the level of required protective measures (translation of Figure 2.3 of Directive 019, March 2012 version)..................................................................................... 279 Figure 19-1 – After-Tax NPV at 8% discount rate for different sensitivity scenarios. .............................. 316 Figure 19-2 – After-Tax IRR for different sensitivity scenario. .................................................................. 317 Figure 20-1 – Local metallic deposits and showings. ................................................................................ 320 Figure 20-2 – Adjacent properties map. ................................................................................................... 321

Authier Lithium DFS Technical Report Summary – Quebec, Canada 23 1 EXECUTIVE SUMMARY 1.1 INTRODUCTION This S-K §229.1304 compliant Technical Report Summary (the Report) was prepared at the request of Piedmont Lithium Inc (Piedmont) by Sayona Quebec, based on an existing Technical Report compiled according to the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) reporting guidelines as used in National Instrument 43-101 standards (NI 43-101), which has been previously published and filed by Sayona Mining Limited (Sayona Mining or Sayona). The report was titled: Updated Definitive Feasibility Study Report (UDFS). The Authier property is wholly owned and operated by Sayona Quebec Inc (Sayona Quebec), with Sayona owning 75% and Piedmont 25% of Sayona Quebec in a Joint Venture agreement. Sayona, the registrant of the original NI 43-101 compliant Technical Report, engaged the services of BBA Inc., Synectiq Inc. and SGS Canada Inc., supporting qualified firms staffed with professional engineers, geologists, and process engineers, to prepare this Technical Report at the Feasibility Study (FS) level; using data gathered by the Qualified Persons (QPs) to the disclosure requirements for the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) reporting guidelines as used in National Instrument 43-101 standards (NI 43-101) to compile said report. Piedmont serves as the registrant of this S-K §229.1304 compliant Technical Report Summary. The statement is based on information provided by Sayona Quebec and reviewed by various professionals and Qualified Persons from Sayona Quebec and SGS, or references to information in this Report may not be used without the written permission of Sayona Quebec. Qualified professionals who contributed to the drafting of this report meet the definition of Qualified Persons (QPs), consistent with the requirements of the SEC. The information in this Report related to ore resources and mineral reserves is based on, and fairly represents, information compiled by the QPs as of the effective date of the report. The Authier property is considered material to Piedmont. This report has an effective date of December 31, 2023. The Authier project will be mined through surface mining methods by the sole proprietor, Sayona Quebec. 1.2 FORWARD LOOKING NOTICE Sections of the report contain estimates, projections and conclusions that are forward-looking information within the meaning of applicable securities laws. Forward-looking statements are based upon Authier Lithium DFS Technical Report Summary – Quebec, Canada 24 the responsible QP’s opinion at the time that they are made but, in most cases, involve significant risk and uncertainty. Although the responsible QP has attempted to identify factors that could cause actual events or results to differ materially from those described in this report, there may be other factors that cause events or results to not be as anticipated, estimated, or projected. None of the QPs undertake any obligation to update any forward-looking information. There can be no assurance that forward-looking information in any section of the report will prove to be accurate in such statements or information. Accordingly, readers should not place undue reliance on forward-looking information. This report also includes methodologies behind the derivation of mineral resources and ore reserves, as defined under the United States Securities and Exchange Commission (SEC), through the consideration of geological, mining, and environmental factors. Probable ore reserves, derived from an indicated resource, both of which are assessed in this report, ultimately contribute to revenues and profits in a hypothetical business plan which aligns with Sayona Quebec’s mining plan of the subject property as of December 31, 2023, the effective date of this report. Certain information set forth in this report contains “forward- looking information”, including production of reserves, associated productivity rates, operating costs, capital costs, sales prices, and other assumptions. These statements are not guarantees of future performance and undue reliance should not be placed on them. The assumptions used to develop the forward-looking information and the risks that could cause the actual results to differ materially are detailed in the body of this report. By definition, “indicated” and “probable” terminology carries a lower level of geological and engineering confidence than that which would be reflected through the derivation of “measured” resources and “proven” reserves. Indicated definitions provide a confidence level to support broad estimates of Mineral Resource quantity and grade adequate for long-term mine planning to support Probable Reserve definitions. Resource and reserve estimations, and their impacts on production schedules, processing recoveries, saleable product tonnages, costs, revenues, profits, and other results presented in this report align with the definition and accuracy of indicated resources and probable reserves. Through future exploration campaigns, geological and engineering studies, Sayona Quebec desires to elevate classifications of resources and reserves in due time. 1.3 PROPERTY DESCRIPTION AND OWNERSHIP The Authier property is located in the Abitibi-Témiscamingue Region of the Province of Québec, approximately 45 km northwest of the city of Val-d’Or and 15 km north of the nearest town of Rivière- Héva. The property is situated 48°21'47"N, 78°12'22W in the province of Quebec, as shown in Figure 1-1 (Source: Google Earth).

Authier Lithium DFS Technical Report Summary – Quebec, Canada 25 Figure 1-1 – Authier property location coordinates (Source: Google Earth). The Property is accessible by a high-quality, rural road network connecting to the main highway, Route 109, situated a few kilometres east, which links Rivière-Héva to Amos. Route 109 connects Rivière-Héva to Highway 117, a provincial highway that links Val-d’Or and Rouyn- Noranda (the two regional centers of the Abitibi-Témiscamingue region), to Montréal, which is the closest major city, almost 500 km to the southeast. As of April 6, 2023, the Property consists of one block totaling 24 mineral claims covering 884 ha. The claims are located on Crown Lands in the La Motte and the Preissac Townships. The authors have not independently reviewed ownership of the Project area and any underlying property agreements, mineral claims, surface rights or royalties. The authors have fully relied upon, and disclaimed responsibility for, information derived from Sayona Quebec. Refer to Chapter 3 (Property Description and Location) for further information on the property ownership and agreements. As of April 6, 2023, the Property consists of one block totaling 24 mineral claims covering 884 ha. The claims are located on Crown Lands in the La Motte and the Preissac Townships. The Property area extends 4.1 km in the east-west direction and 3.3 km in the north-south direction. All of the claims comprising the Authier Lithium DFS Technical Report Summary – Quebec, Canada 26 Property are map designated cells (CDC). Figure 1-2 shows the claims map of the Property, and a detailed listing of the Authier Property claims is included in Table 1-1. Approximately 75% of the mineral resources are situated in CDC 2183455, 2194819 and 2116146, with the remainder in claims 2183454 and 2187652 (Figure 1-3). Figure 1-2 – Property mining titles location map

Authier Lithium DFS Technical Report Summary –
Quebec, Canada


CDC2183454
CDC2183455
CDC2194819
CDC2116146
CDC2187652
1:5000

Figure 1-3 – Proposed pit relative to claim boundaries.

Table 1-1 – List of Authier Property claims

Claim Number	Registered holder		Status	Registration date	Expiry date	Area (ha)	Required work ($)
CDC	2116146	Sayona Québec Inc. (100%)	Active	08-08-2007	08-07-2025	43.24	$2,500
CDC	2116154	Sayona Québec Inc. (100%)	Active	08-08-2007	08-07-2026	42.88	$2,500
CDC	2116155	Sayona Québec Inc. (100 %)	Active	08-08-2007	08-07-2026	42.87	$2,500
CDC	2116156	Sayona Québec Inc. (100%)	Active	08-08-2007	08-07-2025	42.86	$2,500
CDC	2183454	Sayona Québec Inc. (100%)	Active	08-08-2007	06-01-2025	42.85	$2,500
CDC	2183455	Sayona Québec Inc. (100%)	Active	06-02-2009	06-01-2025	42.84	$2,500
CDC	2187651	Sayona Québec Inc. (100%)	Active	09-02-2009	09-01-2026	21.39	$1,000
CDC	2187652	Sayona Québec Inc. (100 %)	Active	09-02-2009	09-01-2025	21.29	$1,000
CDC	2192470	Sayona Québec Inc. (100%)	Active	10/22/2009	10/21/2025	21.08	$1,000
CDC	2192471	Sayona Québec Inc. (100%)	Active	10/22/2009	10/21/2025	21.39	$1,000
CDC	2194819	Sayona Québec Inc. (100%)	Active	11/19/2009	11/18/2025	42.82	$2,500
CDC	2195725	Sayona Québec Inc. (100%)	Active	11/27/2009	11/26/2026	29.03	$2,500
CDC	2219206	Sayona Québec Inc. (100%)	Active	4/22/2010	4/21/2025	5.51	$1,000
CDC	2219207	Sayona Québec Inc. (100%)	Active	4/22/2010	4/21/2025	17.06	$1,000

27

Authier Lithium DFS Technical Report Summary –
Quebec, Canada

CDC	2219208	Sayona Québec Inc. (100%)	Active	4/22/2010	4/21/2025	55.96	$2,500
CDC	2219209	Sayona Québec Inc. (100%)	Active	4/22/2010	4/21/2025	42.71	$2,500
CDC	2240226	Sayona Québec Inc. (100%)	Active	07-09-2010	07-08-2025	42.71	$2,500
CDC	2240227	Sayona Québec Inc. (100%)	Active	07-09-2010	07-08-2025	42.71	$2,500
CDC	2247100	Sayona Québec Inc. (100%)	Active	8/23/2010	8/22/2025	42.75	$2,500
CDC	2247101	Sayona Québec Inc. (100%)	Active	8/23/2010	8/22/2025	53.77	$2,500
CDC	2472424	Sayona Québec Inc. (100%)	Active	01-11-2017	01-10-2026	42.5	$1,800
CDC	2472425	Sayona Québec Inc. (100%)	Active	01-11-2017	01-10-2026	55.96	$1,800
CDC	2480180	Sayona Québec Inc. (100%)	Active	2/22/2017	2/21/2026	42.51	$1,800
CDC	2507910	Sayona Québec Inc. (100%)	Active	12/15/2017	12/14/2026	25.35	$1,800
Total						**884.04**	**$48,200**

1.4 GEOLOGY AND MINERALIZATION

The Authier property is located in the southeast part of the Superior Province of the Canadian Shield craton, more specifically in the Southern Volcanic Zone of the Abitibi Greenstone Belt. The spodumene-bearing pegmatites observed on the Property are genetically related to the Preissac-La Corne batholith located 40 km northeast of the city of Val-d'Or (Corfu, 1993; Boily, 1995; Mulja et al., 1995a).

The Property geology comprises intrusive units of the La Motte pluton to the north and Preissac pluton to the south, with volcano-sedimentary lithologies of the Malartic Group in the centre.

The lithium mineralization observed at the Authier project is mainly spodumene within pegmatite intrusive dykes.

The main intrusive phase observed in the pegmatite is described as a core pegmatitic zone, characterized by large centimetre-scale spodumene crystals and white feldspar minerals. The core pegmatitic zone shows internally different pegmatitic phases, characterized by different spodumene crystal lengths, ranging from coarse-grained (earlier) to fine-grained (later). The contacts between different spodumene-bearing pegmatite phases are transitional and well defined at core logging scale. Higher lithium grades are correlated with higher concentrations of larger spodumene crystals. Late-mineral to post-mineral aplite phases cut earlier spodumene-bearing mineralization, causing local diminishing of lithium grade. The core zone hosts the majority of the spodumene mineralization at Authier.

The spodumene-bearing pegmatite is principally defined by one single continuous intrusion, or dyke, that contains local rafts, or xenoliths, of the amphibolitic host rock, which are a few metres thick and up to 200 m in length at shallow levels within the western zone. The main pegmatite outcrops in a small, 50 m by 20 m, area at the central-eastern sector that orients east-west and is mostly covered by up to 10 m of overburden. Based on the information gathered from the drilling, the pegmatite intrusion is more than

28

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Authier Lithium DFS Technical Report Summary – Quebec, Canada

1,100 m in length and can be up to 60 m thick. The intrusion is generally oriented east-west, dips to the north at angles ranging between 35° and 50° and reaches depths of up to 270 m below surface in drilling to date.

A second spodumene-bearing pegmatite, not visible from the surface, was intersected by diamond hole AL-16-10 at shallow levels, between 15 m and 22 m downhole depth, approximately 400 m north of the main pegmatite. Follow-up drilling in early 2017 and 2018 outlined this new body, the Authier North pegmatite, which has a strike extension of 500 m east-west, 7 m average width, gently dipping 15 degrees to the north. The Authier North pegmatite appears at shallow levels, 15 m to 25 m vertical depth, and is open in all directions. These aspects have been prepared under the supervision of Maxime Dupéré who is employed by SGS and holds the position of Geologist.

1.5 EXPLORATION STATUS

From 1966 until 1969, exploration work was conducted under the direction and supervision of Mr. George H. Dumont, consulting engineer. The exploration programs, originally designed for magmatic sulphides, successfully outlined the main spodumene-bearing pegmatite on the Property. The work included magnetic and electromagnetic surveys, as well as 23 diamond drillholes (DDH) totaling 2,611.37 m.

In 1978, Société Minière Louvem Inc. completed two DDH, AL-24 and Al-25, on the western extension of the pegmatite dyke for a total of 190.5 m.

In 1980, Société Québécoise d'Exploration Minière (SOQUEM) completed six DDH (80-26 to 80-31), totaling 619.96 m in the central portion of the spodumene-bearing pegmatite. At the same time, 224 core samples from previous drilling, done between 1967 and 1980 on the pegmatite dyke, were re-assayed for Li_2O.

In 1993, Raymor conducted additional drilling of 33 holes for a total of 3,699.66 m with the objective of verifying the presence and detailing the geometry of the spodumene-bearing pegmatite. Raymor also conducted geological mapping and trenching and started a 30-t bulk sampling of the pegmatite dyke, which was completed in 1996.

From 2010 to 2012, Glen Eagle completed 8,990 m in 69 diamond, NQ diameter DH on the Authier Property; 7,959 m were drilled on the Authier Deposit; 609 m (five DDH) were drilled on the northwest and 422 m on the south-southwest sectors of the Property.

From these DH, 1,474 samples were collected for analysis, representing approximately 18% of the drill core material. The DH are generally spaced 25 m to 50 m apart, with azimuth generally south dipping (180°) and dip ranging from 45° to 70°. The mineralized drill intersection ranged from near true thickness to 85% true thickness.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada

In August 2016, Sayona completed the acquisition of the Authier Property for CAD4.0M. In September of the same year, Sayona drilled 19 DDH, for a total of 3,982 metres, prior to completion of a prefeasibility study undertaken by SGS.

From January to March 2017, 31 DDH were done, totalling 4,122 metres, drilled for definition and metallurgical testing. A prefeasibility study update was completed in December 2017 by Wave International Ltd.

From January to March 2018, 19 DDH were completed, for a total of 2,025 metres, to confirm lithium mineralization at depth. Towards the end of 2018, Sayona completed a seven DDH program totalling 342.5 metres for condemnation purposes. A definitive feasibility study was completed for the Project in September 2018 by BBA Inc.

In September 2021, 25 DDH, totalling 3,908 metres, were completed on exploration and definition targets.

Under normal circumstances, exploration and mining operations are conducted year-round without interruption due to weather conditions. These aspects have been prepared under the supervision of Maxime Dupéré from SGS.

1.6 MINERAL RESERVE ESTIMATES

The Project LOM plan and subsequent Mineral Reserve estimate are based on an ore selling price of 120 CAD/t. A memorandum of understanding (MOU) was developed between the Authier operation and NAL operation, in which NAL agrees to buy 100% of the Authier ore material at a selling price of 120 CAD/t, delivered to the NAL ore pad area. The effective date of the Mineral Reserve estimate is December 31, 2023. It has been done under the supervision of Phillipe Chabot, P.Eng., from Sayona Quebec, who holds the position of Vice President with Sayona Quebec.

Table 1-2 summarizes the Proven and Probable Mineral Reserve estimate for the Project.

Table 1-2 – Authier Lithium Project Mineral Reserve estimate at Effective Date of December 31, 2023 at CAD$120/t.

Authier Lithium Project Ore Reserve Estimate (0.55% Li_2O cut-off grade)				
Category	Tonnes (Mt)	Grades (%Li_2O)	Cut-off Grade % Li_2O	Met Recovery %
Proven Ore Reserves	6.2	0.93	0.55	73.6
Probable Ore Reserves	5.1	1.00	0.55	73.6
Total Ore Reserves	**11.2**	**0.96**	**0.55**	73.6

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Authier Lithium DFS Technical Report Summary –
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Notes:

1. Mineral Reserves are measured as dry tonnes at the crusher above a diluted cut-off grade of 0.55% Li_2O.
2. Mineral Reserves result from a positive pre-tax financial analysis based on an ore selling price of CAD$120/t and an exchange rate of USD$0.75:CAD$1.00. The selected optimized pit shell is based on a revenue factor of 0.86 applied to a base case selling price of USD$850/t of spodumene concentrate.
3. The reference point of the Mineral Reserves is the NAL crusher feed.
4. In-situ Mineral Resources are converted to Mineral Reserves based on pit optimization, pit design, mine scheduling and the application of modifying factors, all of which supports a positive LOM cash flow model.
5. The Mineral Reserve estimate is valid as of December 31, 2023.
6. Totals may not add up due to rounding for significant figures.
7. The Mineral Reserves in this report were estimated and assembled using the regulation S-K §229.1304 of the United States Securities and Exchange Commission (SEC).

*Metallurgical recovery not applied

1.7 MINERAL RESOURCE ESTIMATE

The Mineral Resource Estimate (MRE), with an effective date of October 6, 2021, is shown in Table 1-3. The Mineral Resources of Authier Lithium are reported using an open-pit mining perspective. It was originally prepared by Maxime Dupéré an employee of SGS Canada in the position of Geologist for the original NI 43-101 TR filing and this report.,

To define the Mineral Resources of Authier Lithium, SGS created and used an optimized pit shell, that was done in the Whittle software, which corresponds to the ultimate pit shell in the present study at a revenue factor of 1. The final Mineral Resources include the resource blocks located within the optimized pit shell, below the overburden/bedrock interface and above the cut-off grade of 0.55% Li_2O established by Sayona and BBA. The final Mineral Resources of Authier Lithium are exclusive of Mineral Reserves. The Final exclusive Mineral Resources include the resource blocks located below the overburden/bedrock interface and; above the optimized pit shell created by SGS; and below the selected reserves optimized pit shell (see Mineral Reserves Estimate) is based on a revenue factor of 0.86 applied to a base case selling price of USD$977/t of spodumene concentrate; and above the cut-off grade of 0.55% Li_2O established by Sayona and BBA based on metallurgical parameters to achieve saleable concentrate.

The Mineral Resources at Authier Lithium are classified into Measured, Indicated, and Inferred categories. The Mineral Resource classification follows the SEC definitions and guidelines and is based on the density of analytical information, the grade variability and spatial continuity of mineralization.

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Table 1-3 – Authier Mineral Resource statement at effective date of October 6, 2021 based on USD $977/t Li_2O, exclusive of Mineral Reserves.

Authier – Total Open Pit Constrained Mineral Resource Statement				
Category	Tonnes (Mt)	Grade (% Li_2O)	Cut-Off Grade (% Li_2O)	Met Recovery %
Measured	0.23	0.8	0.55	78
Indicated	3.18	0.98	0.55	78
Measured and Indicated	3.40	0.96	0.55	78
Inferred	6.35	0.98	0.55	78

Notes:

1. Mineral Resources are 100% attributable to the property. Sayona has 100% interest in Authier.
2. Mineral Resources are exclusive of Mineral Reserves.
3. The Mineral Resource was estimated by Maxime Dupéré from SGS, Qualified Person under S-K §229.1302 who assumes responsibility.
4. Mineral Resources do not have demonstrated economic viability. The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.
5. The Inferred Mineral Resource in this estimate has a lower level of confidence that applied to an Indicated Mineral Resource and is not converted to a Mineral Reserve. It is reasonably expected that the majority of the Inferred Mineral Resource could be upgraded to an Indicated Mineral Resource with continued exploration.
6. Numbers in the table might not add precisely due to rounding.
7. Resources are within the Pit :Authier20210821_977.dxf,; and under the optimised pit design (5m Contour)
8. Bulk density of 2.71 t/m³ is used.
9. Effective date October 6, 2021.
10. Only block centroids had to be inside the pit to be considered.
11. The Mineral Resource estimate has been assembled using the regulation S-K §229.1304 of the United States Securities and Exchange Commission (SEC). Mineral Resources, which are not Mineral Reserves, do not have demonstrated economic viability. Inferred Mineral Resources are exclusive of the Measured and Indicated Resources.

* Rounded to the nearest thousand.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 33 1.8 MATERIAL DEVELOPMENT AND OPERATIONS There are no material development and operations, that may have impacted resource and reserve statements since stated effective dates, to declare. 1.9 RECOVERY METHODS The current Project considers mining Authier ore for shipment to the North American Lithium (NAL) concentrator for processing. There is a memorandum of understanding that the NAL operation will purchase the Authier ore. Historical metallurgical testwork for the Authier project was undertaken as part of feasibility studies carried out for the mine and concentrator project in 2018 and 2019. 1.10 MINE DESIGN The Authier Lithium Project will be an open-pit mining operation. The mining activities will be performed by a mining contractor, with Sayona Quebec supervising the work and providing technical services. For the purposes of this study, certain equipment types were considered, and the requirements estimated. However, the actual equipment used at the site will need to be determined during negotiations with the mining contractor. The pit will comprise of 5 phases. The run of mine (ROM) ore feed contained in the final pit is sufficient for a mine life of 22 years. Due to the phase designs, very little waste material is mined to supply the mill in the first two years. This strategy keeps the mining activities to a minimum, allowing the operation to improve its mining practices and equipment needs and, consequently, keeps mine operating costs low. The overall pit has a variable strip ratio. The annual mining productivity gradually increases to 6.0 Mt in Year 5, and gradually decreases from Year 13 to the end of the mine life. Figure 1-4 shows the Authier Lithium LOM production profile. This aspect has been prepared under the supervision of Philippe Chabot, an employee of Sayona and employed as Vice-President Mining. Authier Lithium DFS Technical Report Summary – Quebec, Canada 34 Figure 1-4 – Authier Lithium LOM production profile. 1.11 INFRASTRUCTURE, CAPITAL, AND OPERATING COST ESTIMATES 1.11.1 Project Infrastructure The project infrastructure includes Run of mine (ROM) and loadout pad, administrative building, dry room, lay down area for mining contractor equipment shop, Waste Rock Storage Facility, mine wastewater treatment plant, site access roads, mine hauling and service roads, mine water management infrastructure, electrical distribution facilities, fuel and explosive storage and communication systems (see Figure 1-5). 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 O re G ra d e ( % L i 2 O ) M a te ri a l Q u a n ti ti e s (k t) Year Ore Waste Rock Overburden Rehandling Ore Grade

Authier Lithium DFS Technical Report Summary – Quebec, Canada 35 Figure 1-5 – Site Layout. Authier Lithium DFS Technical Report Summary – Quebec, Canada 36 1.11.2 Capital and Operating Cost Estimates The following tables summarize the capital, sustaining capital and operating costs resulting from the DFS work. It has been done under the supervision of Sylvain Collard, an employee from Sayona Quebec working in the position of Executive Vice President & Chief Operating Officer. The capital cost estimate prepared for this study meets AACE Class 3 criteria, usually prepared to establish a preliminary capital cost forecast and assess the economic viability of the Project. This allows management, and / or the Project sponsor, to obtain authorization for funds for the Project’s next stages. As such, this estimate forms the initial control estimate against which subsequent phases will be measured and monitored. There are two significant changes to the capital cost estimate with respect to the previous study done in 2019: 1. There is no longer a concentrator at the Authier site; and 2. The waste piles and water management infrastructure require a geomembrane under their bases due to the potential for metal leaching of the waste rock material. Table 1-4 summarizes the initial capital cost estimate, Table 1-5 summarizes the sustaining capital cost estimate, and Table 1-6 summarizes the operating cost estimate. Table 1-4 – Project initial capital cost detailed summary Item Total (M CAD) Mining $5.80 Preproduction Mining $3.39 Owner Equipment and Mine Services $2.41 Infrastructure $69.62 Waste Stockpile and Water Management $44.85 Electrical Work $0.84 On-site Roads $2.53 Access Road $0.65 Owner's Costs $2.44 EPCM Services $7.33 Commissioning $0.28 Overhead $0.22 Other $1.37 Contingency $9.08 Wetland Compensation $1.50 Wetland Compensation $1.50 Royalty Buyback $1.00 1 claim $1.00 Total $77.92

Authier Lithium DFS Technical Report Summary – Quebec, Canada

Table 1-5 – Sustaining Capital Cost Estimate Summary

Year	LOM (M CAD$)
Mining	3.76
Infrastructure	70.64
Sustaining Capital Costs	**74.4**

Table 1-6 – Summary LOM Operating Cost Estimate Summary

Cost Area	LOM (M CAD)	Unit (CAD/t Ore)	Unit (USD/t Ore)
Mining	$540.56	$48.16	$36.12
Water treatment management	$58.73	$5.23	$3.92
General and Administration	$20.97	$1.87	$1.40
Total operating costs	**$620.27**	**$55.26**	**$41.44**
Reclamation bond insurance payment	$7.65	$0.68	$0.51
Ore Transport and Logistics Costs	$223.36	$19.90	$14.92
Total operating and other costs	**$851.28**	**$75.84**	**$56.88**
Royalty deductions	$28.96	$2.58	$1.94
First Nation royalties	$27.04	$2.41	$1.81
Reclamation and closure costs	$41.71	$3.72	$2.79
Total Operating, Royalties, Reclamation and Closure Costs	**$948.99**	**$84.54**	**$63.41**

1.12 MARKET STUDIES

According to the firm Wood Mackenzie Consultants in the year 2021, the total lithium supply is projected to grow at a Compound Annual Growth Rate (CAGR) of 14% from 2020 to 2030. Although lepidolite production will increase from 2020 to 2025 and new processes such as jadarite, clay and zinnwaldite will be introduced starting in 2023, spodumene concentrate will remain the dominant mineral concentrate output. Depending on the period, spodumene concentrate is expected to account for 73% to 87% of the total capacity of the mine.

Lithium carbonate and lithium hydroxide will dominate refined production for lithium products. From 2020 to 2040, lithium hydroxide and lithium carbonate are projected to grow at a CAGR of 16% and 11% respectively.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada

1.12.1 Price Forecast

Sales from 2023 to 2026 are based on the greater of 113 kt of spodumene concentrate or 50% of spodumene concentrate sales at the Piedmont Lithium contract price and the remaining concentrate sales at BMI Q4 2022 spodumene market prices. From 2027 onwards, the entire concentrate sales are settled at BMI Q4 2022 spodumene market prices.

For the contracted volume to Piedmont Lithium Inc, a price of USD $810/t (from the reference of USD $900/t @ 6.0% Li_2O to adjusted value of USD $810/t assuming 5.4% Li_2O and applied 10% price discount from USD $900/T for lower grade) assumed over 2023-26, while the remainder of the concentrate production uses market prices. From 2027 and beyond, Sayona is reverting back to market prices for the entire production as it seeks to pursue a lithium transformation project on-site, leveraging prior investments, in line with its commitments with the Government of Québec related to its acquisition of NAL.

1.12.2 Spodumene Price Forecast

The prices for spodumene concentrate and battery-grade lithium are expected to remain high relative to historic prices, driven mainly by the demand for lithium for EV batteries.

According to BMI, the price of spodumene concentrate (6%) is expected to increase significantly from 2020 to 2024, reaching a peak of USD $5,525/t. However, by 2026, the market price of spodumene is expected to decrease to below USD $2,000/t, and gradually stabilize at a long-term price of USD $1,050/t from 2033 onwards.

1.12.3 Carbonate Price Forecast

According to BMI, the price for battery grade carbonate is expected to jump in 2023, driven by the fast growth of the EV industry. BMI price expectations imply a peak of USD $75,475/t in 2024. After 2025, supply increase is projected to meet market demand, bringing down prices gradually through to 2032. From 2033 onwards, BMI projects an average carbonate price of USD $20,750/t.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 39 1.13 ENVIRONMENTAL, SOCIAL AND PERMITTING 1.13.1 Environmental Studies Environmental baseline studies including literature review, field works, and laboratory analysis were conducted in 2012, and from 2017 to 2022, by Sayona Quebec and the previous owner. The information presented in this report has been validated by Sylvain Collard, P.Eng., of Sayona Quebec. • Soils quality studies were carried out in 2017, 2018, 2019 and 2020. • Hydrogeological study started in December 2016 and currently includes the installation of 27 observation wells (piezometers), groundwater sampling campaigns, the achievement of variable head permeability tests and tracer profile testing as well as groundwater level surveys; • From 2017 to 2022, 14 to 27 wells were sampled for underground water quality. Samples collected were analyzed for a variety of parameters including metals, nutrients, major anions and cations, volatile compounds, polycyclic aromatic hydrocarbons and C10-C50 petroleum hydrocarbons; • Surface water was sampled in 2017, 2018 and 2019. Sampling of the surface water was conducted in five locations, i.e., four stations in the core study area and one outside the extended study area, along the mainstream draining the core study area. Some exceedances of criteria for protection of aquatic life were observed for aluminum, iron, copper, manganese, lead and nickel; • Sedimentation characterization was carried out in 2018, 2019 and 2020. Although several metal concentrations exceeded criteria in the two lakes under study, all the concentrations analyzed fall within the range of concentrations making up the geochemical background of sediments; • Wetlands were characterized in 2017, 2018 and 2019. Bogs and swamps are the main wetland classes characterized during the field surveys. Only a few bogs were located near the Project area. These bogs did not reveal any major particularities. Some low ecological value wetlands are located inside the limit of the open-pit and the waste rock dump areas; • Field inventory for snakes, salamanders and anurans was carried out in 2017 and 2018. Bird surveys were conducted in 2017 and 2019. A bat inventory was completed in 2017. Finally, a small mammal and rodent inventory was conducted in 2017; • Fish and fish habitats surveys were carried out in 2017 and 2019 on nine streams; • Air emission modelling has been conducted in 2022; • A noise modelling for the mining site was carried out in 2019 and updated in 2022. A noise modelling has also been produced in 2022 for the ore transportation to the NAL site. • An archaeological potential study carried out in 2018 concluded that the archaeological potential is very low, or even non-existent. • Several studies of the mineralogy and environmental risk classification of waste rocks have been caried out from 2017 to 2021 and concluded that acid mine drainage is unlikely to occur in the waste stockpile and the temporary ore pile, but there is a potential for nickel leaching. Authier Lithium DFS Technical Report Summary – Quebec, Canada 40 • An environmental site assessment (ESA) - Phase I, conducted in 2020, concludes that there is no activity likely to affect soil and water conditions. • A condemnation report for the future waste stockpile produced in 2022 revealed the absence of economic lithiferous mineralization at the future waste stockpile. • Floristic inventories of non-timber forest products of interest on mine site were carried out in 2020 and 2022 in collaboration with the Abitibiwini First Nation (AFN). Sites of interest for acquiring knowledge about NTFPs were targeted by AFN and inventoried during the summer of 2022. • A study was carried out in 2022 to assess the impact of the ore transportation between the Authier mine and the North American Lithium plant. The southern part of the St-Mathieu-Berry Esker is enclosed into the area of influence of the mine. However, this part of the esker is not connected to the main part of the esker which is being tapped by the drinking facilities of the city of Amos and also by the Eska water bottling society. Both portions of the esker are separated by a bedrock lump. In the esker, the groundwater generally flows towards the north, except in the Project area where it is heading south and southeast and to the Harricana River watershed. The southern portion of the esker, located in the Project area, is in a different watershed than the remainder of the esker. However, because it is located at a lower altitude than the esker and isolated from it by a bedrock, the Authier Project will not threaten, in any way and under any circumstances, the water quality of this esker. 1.13.2 Decarbonization Plan A preliminary GHG emission level assessment over the life of the Authier Project showed that nearly 80% of the Project’s GHG emissions came from mining operations as well as ore transportation. In order to reduce its environmental impact by reducing its GHG emissions, the Project’s decarbonization plan will address primarily those two emission factors. It will focus on two initial approaches: 1. Deploying innovative technologies to reduce GHG emissions produced by vehicles. 2. Compensating for difficult-to-reduce emissions by investing in GHG offsets. Because a complete reduction of the Authier Project’s GHG emission cannot be foreseen with the current technology maturity, compensation investments will be considered in the decarbonization plan. There are two compensation efforts that will be evaluated:

Authier Lithium DFS Technical Report Summary – Quebec, Canada 41 • Indirect compensation: Purchasing carbon credits from accredited/recognized organizations, with an emphasis on Québec based organizations; Invest in a local GHG reduction initiative. • Direct compensation: Restoring natural habitats, such as wetland, impacted by previous mining activities or other with a high sequestration potential; Creating and running a tree planting program with a focus on the Abitibi region. For Sayona, the decarbonization plan will be an opportunity for unifying venture for its team, its suppliers and its stakeholders going forward. 1.13.3 Population The Authier Project mine area is at the heart of the ancestral Abitibiwinni Aki territory, which the Abitibiwinni has never yielded. The Authier Project site is located in La Motte, in the administrative region of Abitibi-Témiscamingue. The Abitibiwinni (Community of Pikogan) are the Algonquins of northern Abitibi. Today, Abitibiwinni is one of nine Algonquin communities in Québec. The community of residence of Abitibiwinni is known as Pikogan, a reserve established in 1956, 3 km north of the city of Amos. 1.13.4 Permitting The global certificate of authorization frames the environmental component of the Project, in respect to the Regulation respecting the environmental assessment and review of certain projects (CQLR, cQ2, r23.1). The projects listed in Schedule 1 are subject to the environmental impact assessment and review procedure under the Environment Quality Act (article 31.1). Therefore, Schedule 1 includes the establishment of a mine whose maximum daily capacity is equal to or greater than 2,000 metric tons. The mining lease is required to extract ore under the Mining Act. The application must be accompanied by, among other things, an approved closure and rehabilitation plan and a scoping and market study on processing in Québec. The delivery of the mining lease is conditional on obtaining the approbation of the closure plan. According to the Quality Environmental Act a certificate of authorization is also required for construction and operation of the mine. A public consultation must also be part of the legal obligation and should last at least two months and include public open doors in the municipality where the Project is located. However, the government agreed to Sayona’s request to voluntarily submit the Authier project to the Bureau d’audiences publiques sur l’environnement (BAPE). In line with its commitment to transparency and collaboration, Sayona’s request will allow citizens to get involved in the project’s development. Authier Lithium DFS Technical Report Summary – Quebec, Canada 42 The BAPE’s mission is to inform government decision-making by issuing findings and opinions that account for the public’s concerns and are based on the principles of the Sustainable Development Act. 1.13.5 Reclamation and Closure In accordance with the Québec Mining Act requirements, a detailed closure plan must be submitted to the MRNF. The closure plan includes the following activities: • Rehabilitate the waste rock pile by covering slopes and flat areas with geotextiles, compacted inorganic overburden, organic overburden, and vegetation. • Remove from the site all surface and buried pipelines. • Remove buildings and other structures. • Rehabilitate and secure the open pit. • Reclaim any civil engineering works. • Remove machinery, equipment, and storage tanks. • Complete any other work necessary for final rehabilitation and closure. 1.13.6 Waste Dumps and Tailings During the lifespan of the open pit mine, a total of 27.39 Mm³ of waste rocks and 2.71 Mm³ of overburden material and 0.86 Mm³ of organic material will be generated for a total of 30.96 Mm³. Results of the geochemical characterization of waste rock concluded: • Waste rock is not acid generating material. • A good amount of waste rock could be considered metal leaching. • Waste rock will not be considered as high-risk level mining waste. Groundwater protection measures will have to be applied at the foundation of the waste rock stockpile. Based on the available geotechnical and hydrogeological investigation information, the current design assumes that a geomembrane impervious structure is required. Overburden and organic material will be used during construction and closure of the Waste Rock Storage Facility (WRSF). The designed concepts allow management and storage of all Authier waste materials

SAYONA
Authier Lithium DFS Technical Report Summary – Quebec, Canada

within the same footprint. The WRSF has a footprint of approximately 75 ha, and a maximum height of ±83 m. The average height is about 72 m.

Given that the ore will be processed at North American Lithium (NAL), the site no longer requires a tailings storage facility.

1.14 ECONOMIC ANALYSIS

The economic assessment of the Project was carried out using a discounted cash flow (DCF) approach on a pre-tax and after-tax basis, based on the procurement contract between Authier Lithium and North American Lithium (NAL). No provision was made for the effects of inflation as real prices and costs were used in the financial projections. Current Canadian tax regulations were applied to assess the corporate tax liabilities, while the most recent provincial regulations were applied to assess the Québec mining tax liabilities. It has been done under the supervision of Sylvain Collard an employee of Sayona in the position of Executive Vice President & Chief Operating Officer.

The key outcomes of the economic evaluation for 100% of the project, before financing costs, are presented in Table 1-7.

Table 1-7 – Financial Analysis Summary

Item	Unit	Value	Unit	Value
Mine Life	year	22	year	22
Strip Ratio	t:t	6.1	t:t	6.1
Total Mill Feed Tonnage	*Mt*	*11.2*	*Mt*	*11.2*
Revenue				
Ore Selling Price	CAD/t ore	120	USD/t ore	90
Exchange Rate			USD:CAD	0.75
Project Costs				
Open Pit Mining	CAD/t ore	48.16	USD/t ore	36.12
Water Treatment and Management	CAD/t ore	5.23	USD/t ore	3.92
General and Administration (G&A)	CAD/t ore	1.87	USD/t ore	1.4
Reclamation Bond Insurance Payment	CAD/t ore	0.67	USD/t ore	0.5
Ore transport and logistic costs	CAD/t ore	19.9	USD/t ore	14.92
Project Economics				
Gross Revenue	CAD M	1347	USD M	1010.3
Total Operating Cost Estimate	CAD M	627.9	USD M	470.9
Reclamation Bond Insurance Payment	CAD M	7.6	USD M	5.7
Transportation and Logistics Cost	CAD M	223.4	USD M	167.5
Total Capital Cost Estimate	CAD M	77.9	USD M	58.4
Total Sustaining Capital Cost Estimate	CAD M	74.4	USD M	55.8
Reclamation and Closure Costs	CAD M	41.7	USD M	31.3
Royalty Deduction	CAD M	29	USD M	21.7
First Nation Royalties	CAD M	27	USD M	20.3
Non-discounted Cash Flow (Pre-Tax)	CAD M	280.4	USD M	210.3
Discount Rate	%	8%	%	8%
PRE-TAX NPV @ 8%	CAD M	58.1	USD M	43.5
Pre-Tax Internal Rate of Return (IRR)	%	15%	%	15%

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Authier Lithium DFS Technical Report Summary – Quebec, Canada

A financial sensitivity analysis was conducted on the base case after-tax cash flow NPV and IRR of the Project.

The sensitivity of the after-tax NPV was evaluated for changes in key variables and parameters such as:

- Capital costs.
- Sustaining capital costs.
- Operating costs.
- Price of ore sold to NAL.

The after-tax sensitivity analyses show that changes in the price of ore sent to NAL and the Project operating costs create the largest NPV variations.

1.14.1 Project Implementation and Execution

The project execution plan is conceptual in nature and will be adjusted and refined during the next phases of the Project.

Upon completion of this FS, Sayona plans to award the detailed engineering mandate with a targeted completion date of December 2024 to be executed in parallel with the certificate of authorization approval process. Construction is expected to begin soon after reception of the certificate of authorization with a target readiness for mining operations to start in March 2025.

The critical path to ore production goes through obtaining the certificate of authorization, mobilizing the mining contractor, and building the main access roads and the stockpile pads.

1.14.2 Risk and Opportunity

There are a number of risks and uncertainties identifiable to any new project that usually cover the mineralization, process, financial, environmental, and permitting aspects. This project faces the same challenges, and an evaluation of the possible risks was undertaken. The resulting register identifies risks,

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Authier Lithium DFS Technical Report Summary – Quebec, Canada

impact category, the severity and probability ratings as well as potential risk mitigation measures. Table 1-8 shows the top risks of the Project.

Table 1-8 – Main project risks

Risks Details			
Category	Description	Rating category	Mitigation Measures
Logistics	Worldwide crisis on freight forwarding.	Schedule	Dedicate resources for expediting & logistics.
Health & Safety	Mining traffic uses segments of roads common to ore transport and employee traffic. Berm separates the mining traffic from the others.	Safety	Road to be widened and berm separating mining and other traffic. Add secondary access road to remove crossings.
Operation	Start-up during wintertime.	Operation	Implement temporary WTP during initial mining development.
Operation	NAL will process with new ore from Authier after about six months of operation.	Production	Support from external engineering staff during NAL transition to the blended ore processing.
Engineering	Consultant engineers are very busy.	Schedule	Frequent follow-up.
Construction	Local contractors are very busy.	Schedule	Reach out to provincewide contractors.
Environment	Delays in obtaining mining and construction permits.	Schedule	Frequent follow-up and pro-active approach of permitting authorities.

1.15 CONCLUSIONS AND QP RECOMMENDATIONS

The Updated Definitive Feasibility Study included the recent Mineral Resources estimate (SGS 2021), which has been reviewed as part of this Report, a smaller overall footprint of the site, results from a number of technical optimization programs, results from the waste rock geochemical characterization, new strategy to transport ore material to NAL concentrator and realignment of revenue based on the sale of run-of-mine ore. The Updated Definitive Feasibility Study confirmed the technical and financial viability of constructing a simple open-cut mining operation, waste rock storage facility and water treatment plant at the Authier site. The positive study demonstrated the opportunity to create substantial long-term sustainable shareholder value at a low capital cost.

Given the technical feasibility and positive economic results of the Updated Definitive Feasibility Study, it was recommended to continue the work necessary to support a decision to fund and develop the project.

1.16 REVISION NOTES

This individual Technical Report is the initial report to be issued under the S-K §229.1304 regulations, therefore, no revision note is attached to this individual Technical Report Summary.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada

2 INTRODUCTION

2.1 TERMS OF REFERENCE AND PURPOSE OF THE REPORT

This S-K §229.1304 compliant Technical Report Summary (the Report) was prepared at the request of Piedmont Lithium Inc (Piedmont) by Sayona Quebec, based on an existing Technical Report compiled according to the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) reporting guidelines as used in National Instrument 43-101 standards (NI 43-101), which has been previously published and filed by Sayona Mining Limited (Sayona Mining or Sayona). The report was titled: Updated Definitive Feasibility Study Report (UDFS).

This Technical Report was prepared to present the UDFS outcomes for the Authier Lithium Project. The Authier property is wholly owned and operated by Sayona Quebec Inc (Sayona Quebec), with Sayona owning 75% and Piedmont 25% of Sayona Quebec in a Joint Venture agreement.

Sayona, the registrant of the original NI 43-101 compliant Technical Report, engaged the services of BBA Inc., Synectiq Inc. and SGS Canada Inc., supporting qualified firms staffed with professional engineers, geologists, and process engineers, to prepare the Technical Report at the Feasibility Study (FS) level; using data gathered by the Qualified Persons (QPs) to the disclosure requirements for the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) reporting guidelines as used in National Instrument 43-101 standards (NI 43-101) to compile said report.

Piedmont serves as the registrant of this S-K §229.1304 compliant Technical Report Summary. The statement is based on information provided by Sayona Quebec and reviewed by various professionals and Qualified Persons from Sayona and SGS. Copies, or references to information in this Report may not be used without the written permission of Sayona Quebec.

The purpose of the original UDFS study was to present the Mineral Resources Estimate and Mineral Reserves Estimate, the potential for mining and all associated infrastructure required for the development of the Authier project.

The UDFS Report was based upon developing the Project over a 22-year production period, using a conventional open-pit truck and shovel operation and concentration of the ore in the NAL concentrator facility that was re-started in March 2023 with substantial upgrades to produce a spodumene concentrate (5.40% to 5.82% Li_2O).

The Authier run-of-mine (ROM) ore will be transported to the NAL site, blended with the NAL ore material, and fed to the crusher.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada

The Property is planned to be mined via open pit operations and has no historic full-scale production mining to date. Title to the Property is held by Sayona Quebec, which holds 100% of the ownership. The property is currently under continued exploration activity.

2.2 QUALIFICATIONS OF QUALIFIED PERSONS/FIRMS

2.2.1 Contributing Authors

Table 2-1 presents the Qualified Persons (QPs) responsible for each chapter of this Report. The QPs of this Report are in good standing with the appropriate professional institutions.

The QPs have supervised the preparation of this Report and take responsibility for the contents of the Report as set out in Table 2 1. Each QP has also contributed relevant figures, tables, and written information for Chapters 1 (Executive Summary), 21 (Other Relevant Data and Information), 22 (Interpretation and Conclusions), 23 (Recommendations), and 24 (References), 25 (Reliance on Information Supplied by the Registrant).

Table 2-1 – Chapters responsibility

	CHAPTERS	Qualified Persons
1	Executive Summary	All
2	Introduction	Sylvain Collard, P.Eng.
3	Property Description	Sylvain Collard, P.Eng.
4	Accessibility, Climate Local Resources, Infrastructure, Physiography	Sylvain Collard, P.Eng.
5	History	Maxime Dupéré, P.Geo.
6	Geological Setting and Mineralization and Deposit	Maxime Dupéré, P.Geo.
7	Exploration	Maxime Dupéré, P.Geo.
8	Sample Prep, Analyses and Security	Maxime Dupéré, P.Geo.
9	Data Verification	Maxime Dupéré, P.Geo.
10	Mineral Processing and Metallurgical Testing	Jarrett Quinn, P.Eng.
11	Mineral Resource Estimates	Maxime Dupéré, P.Geo.
12	Mineral Reserves Estimates	Philippe Chabot, P.Eng.
13	Mining Methods	Philippe Chabot, P.Eng.
14	Processing and Recovery Methods	Jarrett Quinn, P.Eng.
15	Infrastructure	Sylvain Collard, P.Eng.
16	Market Studies and Contracts	Sylvain Collard, P.Eng.
17	Environmental Studies, Permitting, and Social or Community Impacts	Sylvain Collard, P.Eng.
18	Capital and Operating Costs	Sylvain Collard, P.Eng.
19	Economic Analysis	Sylvain Collard, P.Eng.
20	Adjacent Properties (if applicable)	Jarrett Quinn, P.Eng.
21	Other Relevant Data and Information	All
22	Interpretation and Conclusions	All
23	Recommendations	All
24	References	All
25	Reliance on Information supplied by Registrant	All

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2.2.2 Site Visits

The QP's for the original NI43-101 Report, upon which this Report is based, visited the Project and its existing installations between 2019 and 2023, as part of their mandate.

The QP's as listed in Table 2-1 are responsible for the content of this Report. The QP's for this Report reviewed all data from the Report upon which this Report is based and amended, altered or updated the data for the purposes of currency and accuracy. All listed QP's, bar one, are employees of Sayona Quebec. As such they are involved in and around the property as part of their duties and therefore no specific site visit date is considered relevant

In addition, Mr. Dupéré from SGS visited the Authier Lithium site several times over the years and its last visits were on Nov 25th 2020 and June 10th , 2021 for data verification.

2.3 SOURCE OF INFORMATION

The reports and documentation listed in Chapters 25 (Reliance on Information supplied by Registrant) and 24 (References) were used to support the preparation of this Report. Sections from reports authored by other consultants may have been directly quoted or summarized in this Report and are so indicated, where appropriate.

The Report has been completed using the aforementioned sources of information as well as available information contained in, but not limited to, the following reports, documents, and discussions:

- Technical discussions with SGS personnel.
- Technical information provided by Sayona personnel.
- Economic analysis provided by Philippe Pourreaux, Price Waterhouse Coopers (PwC).
- Authors' personal inspections of the Property.
- Additional information from public domain sources.

2.4 LIST OF ABBREVIATIONS AND UNITS OF MEASURE

The following units and currency are used throughout this report:

- All units are metric, unless noted otherwise.
- All currency is in Canadian dollars (CAD or $), unless noted otherwise.

This Report includes technical information that required subsequent calculations to derive subtotals, totals, and weighted averages. Such calculations inherently involve a degree of rounding and, consequently, introduce a margin of error. Where these occur, the authors consider them immaterial.

48

Authier Lithium DFS Technical Report Summary – Quebec, Canada 49 Table 2-2 – List of Abbreviations LIST OF ABBREVIATIONS Abbreviation Description 2SD Two standard deviations 3D Three dimensional 3SD Three standard deviations AA Atomic absorption AFN Abitibiwinni First Nation AG Average-grade AGAT AGAT Laboratories Ltd. AI Abrasion index ALS ALS-Chemex / ALS Laboratory Group ARD Acid rock drainage AUD Austrian dollar BBA BBA Inc. BC1 Water storage basin 1 BC2 Water storage basin 2 BFA Bench face angle BM Block model BWI Ball mill work index CAD Canadian dollar CAPEX Capital expenditure CDA Canadian Dam Association CDC Map designated cells CDPNQ Centre de Données sur le Patrimoine Naturel du Québec CIM Canadian Institute of Mining, Metallurgy and Petroleum CMT Construction Management Team COC Chain of custody COG Cut-off grade COSEWIC Committee on the Status of Endangered Wildlife in Canada COVID-19 Coronavirus disease of 2019 CRM Centre de Recherche Minérale CWI Crushing work index Authier Lithium DFS Technical Report Summary – Quebec, Canada 50 DCF Discounted cash flow DD Diamond drilling DDH Diamond drill hole DFS Definitive feasibility study DFO Department of Fisheries and Oceans Canada DH Drillhole DMS Dense media separation EBITDA Earnings Before Interest, Taxes, Depreciation, and Amortization EDF Environmental design flood EIA Environmental Impact Assessment EOY End of year EPCM Engineering, Procurement and Construction Management ESS Energy storage systems ESG Environmental, social and governance ETP Evapotranspiration EV Electric vehicles Fe Iron G&A General and Administration GER Glen Eagle Resources GFE Services Forestiers et d’Exploration GFE GHG Greenhouse gas GMR Gross Metal Royalty GRES UQAT Groupe de recherche sur l’eau souterraine de l'Université du Québec en Abitibi- Témiscamingue HG High-grade High-Li High-grade lithium HLS Heavy-liquid separation HV Heavy vehicle IBA Impacts and Benefits Agreement ICP-AES Inductively coupled plasma – atomic emission spectrometry ICP-MS Inductively coupled plasma mass spectrometry ICP-OES Induced coupled plasma optical emission spectrometry ID2 Inverse distance squared ID3 Inverse distance cubed IDF Inflow design flood IRA Inter ramp angle IRR Internal rate of return JORC Joint Ore Reserves Committee LCE Lithium carbonate equivalent

Authier Lithium DFS Technical Report Summary – Quebec, Canada 51 LFP Lithium iron phosphate LIMS Low-intensity magnetic separator Li2O Lithium oxide LME London Metal Exchange LG Low-grade LOM Life of mine Low-Li Low-grade lithium LSB Loi sur la sécurité des barrage (The Dam Safety Law applied in Québec) LV Light vehicle Max Maximum MDDELCC Ministère du Développement Durable, de l'Environnement et de la Lutte contre les Changements Climatiques MDMER Metal and Diamond Mining Effluent Regulations MELCC Ministère de l’Environnement, et Lutte contre les changements climatiques (now MELCCFP) MELCCFP Ministère de l’Environnement, de la Lutte contre les changements climatiques, de la Faune et des Parcs (formerly MELCC) MENR Ministry of Energy and Natural Resources (now MRNE) MFFP Ministère des Forêts, de la Faune et des Parcs MIA Mine industrial area Min Minimum MMER Metal and Diamond Mining Effluent Regulation MOU Memorandum of understanding MPSO Mine plan schedule optimizer MRE Mineral Resource Estimate MRNF Ministère des Ressources naturelles et des Forêts (formerly MERN) NAD North American Datum NAL North American Lithium NCF Net cash flow NI National Instrument NN Nearest neighbour NPV Net present value NS Not significant NSR Net smelter return OB Overburden OBVAJ Organisme de bassin versant Abitibi-Jamésie OBVT Organisme de bassin versant du Témiscamingue OK Ordinary kriging OPEX Operational expenditure Authier Lithium DFS Technical Report Summary – Quebec, Canada 52 ORG Organic material OSA Overall slope angle PAH Polycyclic aromatic hydrocarbon PCM Project Construction Management PEA Preliminary economic assessment PMF Probable maximum flood PwC PricewaterhouseCoopers QA/QC Quality Assurance / Quality Control QI Québec Inc. QLC Québec Lithium Corporation Q1, Q2, etc. First quarter, Second quarter, etc. Raymor Raymor Resources Ltd. RCM Regional county municipality RM Reference material ROM Run of mine RQD Rock quality designation RSB Règlement sur la sécurité des barrages (The Dam Safety Regulation applied in Québec) RWI Rod mill work index SD Standard deviation SESAT Société de l’eau souterraine d’Abitibi-Témiscamingue SG Specific gravity SGS Minerals SGS Canada Inc. Minerals Services SGS Lakefield SGS Minerals’ laboratory in Lakefield SOQUEM Société Québécoise d’Exploration Minière Synectiq Inc. Synectiq TSF Tailings storage facility TSS Total suspended solids UDFS Updated Definitive Feasibility Study USD United States dollar UTM Universal Transverse Mercator WHIMS Wet high-intensity magnetic separation WR Waste rock WRSF Waste rock storage facility WTP Water treatment plant XRD X-ray diffraction Table 2-3 – Units of Measure Units of Measurement

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Authier Lithium DFS Technical Report Summary – Quebec, Canada

Unit	Description
°C	Degrees Celsius
°F	Degrees Fahrenheit
µm	micrometre / micron
µS	microsecond
A	ampere
cfm	cubic feet per minute
cm	centimetre
d	day (24 hours)
deg. or °	angular degree
dia	diameter
G	giga (billion)
g	gram
g/t	grams per tonne
h or hr	hour (60 minutes)
ha	hectare
hp	horsepower
Hz	hertz
in.	inch
k	kilo (thousand)
kg	kilogram
km	kilometre
km2	square kilometre
kV	kilovolt
kVA	kilovolt-amperes
kW	kilowatt
kWh	kilowatt hour
L	litre
L/s	litres per second
LV	low voltage
M	mega (million); molar
m	metre
m3	cubic metre
m3/s	cubic metres per second
m3/h	cubic metres per hour
mm	millimetre
mpd	metres per day
Mt	million tonne
Mtpy	milled tonnage per year
MV	medium voltage
MVA	megavolt ampere

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MW	megawatt
oz	troy ounce (31.1035g)
ppm	parts per million
psi	pound per square inch
s	second
sm3	standard cubic metre
t	tonne (metric ton)
tpd	tonne per day
tph	tonne per hour
tpy	tonnes per year
V	volt
W	watt
w/w	mass percentage of the solute in solution
wt%	weight percent
y	year (365 days)
yd	yard

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3 PROPERTY DESCRIPTION

3.1 PROPERTY LOCATION, COUNTRY, REGIONAL AND GOVERNMENT SETTING

The Authier Property is located in the Abitibi-Témiscamingue Region of the Province of Québec, Canada, approximately 45 km northwest of the city of Val-d'Or and 15 km north of the nearest of town of Rivière-Héva. The center of the Property is situated on NTS sheet 32D08 at about UTM 5,361,055 m N, 706,270 m E, NAD 1983 (48°21'47"N, 78°12'22W, see Figure 3-1).

The Property is accessible by a high-quality, rural road network connecting to the main highway, Route 109, situated a few kilometres east, which links Rivière-Héva to Amos.

Route 109 connects at Rivière-Héva to Highway 117, a provincial highway that links Val-d'Or and Rouyn-Noranda (the two regional centers of the Abitibi-Témiscamingue region), to Montréal, which is the closest major city, almost 500 km to the southeast (Figure 3-2 and Figure 3-3).


N48°22'49.44"
Google Earth
1 km
N

Figure 3-1 – Authier property location coordinates (Source: Google Earth).

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Authier Project
North American Lithium Project
Abitibi-Témiscamingue Hub

Figure 3-2 – Location of the Property relative to a number of nearby regional townships.


79° 00' W
78° 30' W
78° 00' W
LEGEND
Major road
Railway
Town
Potential location for rail siding
Smelter
Amos
N
48° 30' N
Authier Lithium Project
Li
Cu
Rouyn-Noranda
Cadillac
Val-d'Or
0
5
10km

Figure 3-3 – Authier proximity to nearby mining services centres.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 57 3.1.1 Government Setting Canada is a North American country with its center of government located in Ottawa, in the Province of Ontario. Canada is a constitutional monarchy which forms part of the British Commonwealth and is ruled by a parliamentary democratic government. The Crown assumes and oversees the roles of the executive, as the Crown-in-Council; the legislative, as the Crown-in-Parliament; and the judicial, as the Crown-on- the-Bench. The country is politically stable, comprised of ten provinces and three territories, of which Québec is one. The Canadian Federation is currently governed by the elected Liberal Party of Canada, while the province of Québec is governed by the Coalition Avenir Québec. 3.2 PROPERTY OWNERSHIP, MINERAL TENURE, AGREEMENT AND ROYALTIES The Property currently consists of one block totaling 24 mineral claims covering 884 ha. The claims are located on Crown Lands in the La Motte and the Preissac Townships. The Property area extends 4.1 km in the east-west direction and 3.3 km in the north-south direction. All of the claims comprising the Property are map designated cells (CDC). Figure 3-4 shows the claims map of the Property, and a detailed listing of the Authier Property claims is included in Table 3-1. Approximately 75% of the mineral resources are situated in CDC 2183455, 2194819 and 2116146, with the remainder in claims 2183454 and 2187652 (Figure 3-5). Authier Lithium DFS Technical Report Summary – Quebec, Canada 58 Figure 3-4 – Property mining titles location map.

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CDC2183454
CDC2183455
CDC2194819
CDC2116146
CDC2187652
1:5000

Figure 3-5 – Proposed pit relative to claim boundaries.

Table 3-1 – List of Authier Property claims

Claim Number		Registered holder	Status	Registration Date	Expiry date	Area (ha)	Required work ($)
CDC	2116146	Sayona Québec Inc. (100%)	Active	08-08-2007	08-07-2025	43.24	$2,500
CDC	2116154	Sayona Québec Inc. (100%)	Active	08-08-2007	08-07-2026	42.88	$2,500
CDC	2116155	Sayona Québec Inc. (100 %)	Active	08-08-2007	08-07-2026	42.87	$2,500
CDC	2116156	Sayona Québec Inc. (100%)	Active	08-08-2007	08-07-2025	42.86	$2,500
CDC	2183454	Sayona Québec Inc. (100%)	Active	08-08-2007	06-01-2025	42.85	$2,500
CDC	2183455	Sayona Québec Inc. (100%)	Active	06-02-2009	06-01-2025	42.84	$2,500
CDC	2187651	Sayona Québec Inc. (100%)	Active	09-02-2009	09-01-2026	21.39	$1,000
CDC	2187652	Sayona Québec Inc. (100 %)	Active	09-02-2009	09-01-2025	21.29	$1,000
CDC	2192470	Sayona Québec Inc. (100%)	Active	10-22-2009	10-21-2025	21.08	$1,000
CDC	2192471	Sayona Québec Inc. (100%)	Active	10-22-2009	10-21-2025	21.39	$1,000
CDC	2194819	Sayona Québec Inc. (100%)	Active	11-19-2009	11-18-2025	42.82	$2,500
CDC	2195725	Sayona Québec Inc. (100%)	Active	11-27-2009	11-26-2026	29.03	$2,500
CDC	2219206	Sayona Québec Inc. (100%)	Active	4-22-2010	4-21-2025	5.51	$1,000
CDC	2219207	Sayona Québec Inc. (100%)	Active	4-22-2010	4-21-2025	17.06	$1,000
CDC	2219208	Sayona Québec Inc. (100%)	Active	4-22-2010	4-21-2025	55.96	$2,500
CDC	2219209	Sayona Québec Inc. (100%)	Active	4-22-2010	4-21-2025	42.71	$2,500
CDC	2240226	Sayona Québec Inc. (100%)	Active	07-09-2010	07-08-2025	42.71	$2,500
CDC	2240227	Sayona Québec Inc. (100%)	Active	07-09-2010	07-08-2025	42.71	$2,500
CDC	2247100	Sayona Québec Inc. (100%)	Active	8-23-2010	8-22-2025	42.75	$2,500
CDC	2247101	Sayona Québec Inc. (100%)	Active	8-23-2010	8-22-2025	53.77	$2,500
CDC	2472424	Sayona Québec Inc. (100%)	Active	01-11-2017	01-10-2026	42.5	$1,800
CDC	2472425	Sayona Québec Inc. (100%)	Active	01-11-2017	01-10-2026	55.96	$1,800
CDC	2480180	Sayona Québec Inc. (100%)	Active	2-22-2017	2-21-2026	42.51	$1,800
CDC	2507910	Sayona Québec Inc. (100%)	Active	12-15-2017	12-14-2026	25.35	$1,800
Total						884.04	$48,200

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3.2.2 Mineral Rights and Permitting

In order to construct and operate the mine, Sayona is required to acquire various permits from federal and provincial authorities. Following the obtainment of the general governmental decree, specific permits are required from the regional office of the Québec Ministère de l'Environnement, de la Lutte contre les changements climatiques, de la Faune et des Parcs (MELCCFP). Some other permits are also required by Québec Ministère des Ressources naturelles et des Forêts (MRNF). Finally, some permits will be required by federal authorities, such as the Department of Fisheries and Oceans Canada (DFO).

As of April 2023, Sayona has not obtained any of the required permits.

However, as mentioned in February 2023, the government agreed to Sayona's request to voluntarily submit the Authier project to the Bureau d'audiences publiques sur l'environnement (BAPE). In line with its commitment to transparency and collaboration, Sayona's request will allow citizens to get involved in the project's development.

The BAPE's mission is to inform government decision-making by issuing findings and opinions that account for the public's concerns and are based on the principles of the Sustainable Development Act.

The BAPE process takes place in 4 stages:

- Preparatory meeting

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- Preparation before public sessions
- The first and second part public sessions and;
- if necessary, private mediation sessions.

Preparatory meeting

During this 30-day period, a public information session hosted by the BAPE takes place. At this session, around twenty minutes are planned for the presentation of the Authier project and it is followed by a question period. It is during this period that a person, group, organization or municipality may request from the MELCCFP the holding of a public examination of the project by a BAPE commission of inquiry.

Preparation before public sessions

This preparation period is necessary in order to prepare clear answers to questions during public sessions. This period is also used to prepare visual materials that will be used during these sessions. Finally, this is the moment when Sayona will designate the spokesperson(s) during the sessions. Technical experts may be invited to participate.

The first and second part public sessions

The first part: it is during the first public session that the commission of inquiry will invite Sayona to publicly present the reasons for the request. An additional period of approximately 20 minutes is allocated for the presentation of the project. Subsequently, Sayona's role will be to answer questions from the public and the committee immediately. Experts may be invited to present or answer questions on technical aspects of the project.

The second part: at this stage, the presence of Sayona is required but is limited to the right of rectification. The interested parties present the briefs which remain confidential until their presentation in public session.

Private mediation sessions

It is possible that certain issues are specific to one of the stakeholders. In this case the BAPE can organize private mediation sessions with the stakeholder. If no commitment from Sayona is possible, or this commitment does not meet the expectations of this stakeholder, the Commission will make a recommendation to the Minister based on the seriousness of this commitment.

After the BAPE

The BAPE's mandate ends with the submission of the report to the Minister responsible for the Environment, who has 15 days to make it public. It is based on the environmental analysis carried out by his ministry and on the BAPE report that the minister formulates his recommendation to the Council of Ministers, which has the final decision to authorize a project, with or without modifications, or refuse it.

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After obtaining the government decree, the process of obtaining ministerial authorization can begin according to article 22 of the Environmental Quality Act.

3.2.3 Agreements and Royalties

Table 3-2 summarizes the royalties payable from the Authier project. As of April 2023, only four tenements contain ore reserves that would create royalty obligations. These are CDC 2183454, 2183455, 2194819 and 2116146.

Table 3-2 – Authier project summary royalties

Tenement	Royalty	Royalty Details
2,116,146	2% NSR royalty payable to Jefmar Inc.	§ The royalty payable will be based upon the Gross Value less the deductions (costs for treatment and refining, sales, brokerage, certain taxes and transportation).
		§ Gross Value is attributable to a London Metal Exchange (LME) benchmark price (not necessarily the price actually received).
		§ The royalty enables the owner to transact (for sales or smelting) with an affiliate. However actual prices and treatment charge deductions would be substituted with an arm's-length value for the purposes of calculating the royalty.
		§ 1% of the royalty can be purchased for CAD 1.0 M.
	1.5% NSR royalty payable to RNC	§ The royalty payable will be based upon the gross value less the deductions (costs for treatment and refining, sales, brokerage, certain taxes, and transportation).
		§ No buy-back provision.
2183454 **2483455**	2% NSR royalty payable to 9187-1400 Québec Inc.	§ Net Smelter Returns (NSR) means actual proceeds received by Glen Eagle Resources (GER) from any mint, smelter, or purchaser for sale of ores, metals or concentrated products from the Property and sold after deducting:
2194819	1% NSR royalty payable to 9187-1400 Québec Inc.	o Smelting, refining charges;
		o Penalties, marketing costs;
		o Transportation of ores, metals or concentrates from the Property to any mint, smelter or other purchaser;
		o Insurance on all ores, metals, or concentrates; and
		o Any export or import taxes on ores, metals or concentrates in Canada or the receiving country.
		§ A 1% NSR can be repurchased on claims CDC 2183454, 2183455 and 2194819 for CAD 1,000,000 leading respectively to a 1%, 1% and 0% on CDC 2183454, 2183455 and 2194819.
		Note: Prior to these claims being able to be mined, the final option consideration, due on the day on which a positive feasibility study is completed, will need to be paid to Québec Inc. (QI). This amount is equal to CAD500,000 plus an amount equivalent [in cash] to 1,000,000 GER share at that date. This is in addition to the royalty. This remains outstanding and the substitution of GER shares for Sayona shares has not yet been raised with QI.
2194819		§ 1% Gross Metal Royalty (GMR) to Globex.

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	1% GMR payable to Globex Enterprises Inc.	§ GMR is a percentage of all metals or mineral compounds including, but not limited to, lithium, lithium compounds, gold, silver, tungsten etc. produced from the Property.
		§ No costs to be included in the Globex royalty calculation.
		§ To be paid in cash or in kind at Globex's option.
2116154 2116155 2116156 2187651 2192470 2192471 2219206 2219207 2219208 2219209 2247100 2247101	2% GMR payable to Globex Enterprises Inc.	§ 2% GMR to Globex.
		§ GMR is a percentage of all metals including, but not limited to, lithium, gold, silver, etc. produced from the Property.
		§ No costs to be included in the Globex royalty calculation.
		§ To be paid in cash or in kind at Globex's option.
		§ Globex's royalty and metals or minerals shall exclusively be the property of Globex immediately upon production.
2187652	1.5% NSR royalty payable to Canuck Exploration Inc.	§ 1.5% of NSR payable to Canuck on any resource extracted for commercial purpose derived from the Claim with the exception of surface minerals substances.
		§ NSR is a percentage of the actual proceeds derived from any smelter or mill for the sale of all payable metals less deductions.
		§ Quarterly payments; Canuck has right to audit calculations.

3.3 ENVIRONMENTAL LIABILITIES AND OTHER PERMITTING REQUIREMENTS

A Phase 1 Environmental Evaluation was carried out in 2019 by Norinfra Engineering. Soil characterizations were also performed in 2019 and 2020. No sign of contamination has been observed on this greenfield site and, therefore, there are no environmental liabilities pertaining to the Property as of the effective date of the provided information.

The current locations remain without significant environmental liabilities. With the exception of permit requests for the backfilling or destruction of certain wetlands, the permits that will be necessary for the start of activities will be produced once the government decree is granted, following the BAPE hearings, and will be requested according to the normal process for obtaining ministerial authorization provided for in article 22 of the Environmental Quality Act

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4 ACCESSIBILITY, CLIMATE, PHYSIOGRAPHY, LOCAL RESOURCES, AND INFRASTRUCTURE

4.1 ACCESSIBILITY

The Property is accessible by well-maintained secondary gravel roads that connect to Route 109, situated a few kilometres to the east; Route 109 links Rivière-Héva to Amos and continues to Matagami. Route 109 meets Route 117 at Rivière-Héva, which is the provincial highway linking Val-d'Or and Rouyn-Noranda.

4.2 TOPOGRAPHY, ELEVATION, VEGETATION AND CLIMATE

4.2.1 Physiography

The Property is characterized by a relatively flat topography, with the exception of the northeastern area, where gently rolling hills occur. Outcrops represent approximately 5% of the Project area.

The overburden is relatively thin and is characterized by glacial tills and clays. The land is drained westward by small creeks and local grassy swamps occur in topographic lows.

The area is generally covered by forest populated by mixed balsam, spruce, and aspen trees. The Property's elevation above sea level ranges from 320 m at the lowest point to 380 m in the northeastern sector, with an average elevation of 350 m.

4.2.2 Climate

The region has a continental climate marked by cold, dry winters and hot, humid summers. The nearest weather monitoring station with data on climate normal, maintained by Environment Canada, is the Amos station. According to the available data collected at this weather station from 1981-2010, the coldest month is January with an average daily temperature of -17.2°C. The warmest month is July, with average daily temperature of 17.4°C. Table 4-1 shows average temperatures per month. The record low during this period was -52.8°C, and the record high was 37.2°C.

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Table 4-1 – Average temperatures by month.

Month	Temperature (°C)
January	-17
February	-15
March	-8
April	1
May	9
June	15
July	17
August	16
September	11
October	5
November	-4
December	-12
Annual	**1.5**

The extreme temperatures measured between 1981 and 2010 were 37.2°C and -52.8°C. Temperatures are above freezing approximately 210 days per year.

Data collected shows total annual precipitation was 929 mm, with peak rainfall occurring during July (112 mm average), August (98 mm average) and September (107 mm average). Snowfall is light to moderate, with annual average of 253 cm. Snow typically accumulates from October to April, with average peak snowfall occurring in November (45 cm), December (51 cm) and January (51 cm). Peak snow depth averaged 68 cm in February. On average, the Property is frost-free for 97 days, though discontinuous permafrost exists in the area. Hours of sunlight vary from 15.5 hours at the summer solstice in June to 8.1 hours at the winter solstice in December. Table 4-2 shows the average annual precipitation with the proportions of rain and snow.

Table 4-2 – Average monthly precipitation with the proportions of rain and snow.

Month	Precipitation (mm)	Rain (mm)	Snow (mm)
January	56	4	51
February	36	3	33
March	50	12	38
April	65	40	25
May	87	85	2
June	94	94	0
July	112	112	0
August	98	98	0
September	107	107	1
October	87	79	8
November	79	34	45
December	59	7	51
Annual	**929**	**676**	**253**

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Under normal circumstances, exploration and mining operations are conducted year-round without interruption due to weather conditions.

4.2.3 Vegetation and Wetlands

Field surveys were carried out in 2012, 2017 and 2019. Terrestrial vegetation consists mainly of mixed and coniferous forest stands. Hardwood stands are scarce. Together, forest areas cover more than 80% of the study area. It should be noted that a significant portion of the study area has been totally or partially cut.

Stands of fir and white spruce, mixed with white birch, dominate the forest landscape of the site. Other sites are occupied by black spruce, jack pine and larch, often in the company of white birch or trembling aspen.

Wetlands were characterized in 2017, 2018 and 2019. Bogs and swamps are the main wetland classes characterized during the field surveys. Only a few bogs were located near the Project area. These bogs did not reveal any major particularities. Some low ecological value wetlands are located inside the limit of the open pit and the waste rock dump areas.

4.3 LOCAL INFRASTRUCTURE AND RESOURCES

The Project is located in a well-developed mining region with readily available support facilities and services. The towns of Val-d'Or and Rouyn-Noranda, with populations of roughly 26,000 and 42,000, respectively, are well known for their mining history. The agricultural town of Amos, 20 km to the north, has a population of roughly 13,000.

An experienced mining workforce and other mining-related support services will come from these nearby cities.

Val-d'Or and Rouyn-Noranda have well-established hospitals, regional airports, schools, accommodation, and telecommunications, which are also readily accessed from the Project site.

Québec is a major producer of electricity as well as one the largest hydropower generators in the world. Green and renewable, it is well distributed through a reliable power network. Power will be accessed 5 km to the east of the Project site via an electrical grid supplied by low-cost, hydroelectric power.

CN Rail has an extensive railway network throughout Canada. The closest rail connections to export shipping ports are located at Cadillac and Amos, 20 km to the southwest of the Property. The rail network

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 67 connects to Montréal and Québec City, and to the west through the Ontario Northland Railway and North American rail system. High- and low-pressure natural gas pipelines are located in close proximity to the Authier site, although no immediate reliance upon natural gas is anticipated. 4.4 SURFACE RIGHTS All of the claims composing the Property are situated on Crown Lands. There is no reason to believe that Sayona will not be able to secure the surface rights needed to construct the infrastructure related to a potential mining operation and waste disposal areas and other infrastructures in the mine industrial area (MIA). Authier Lithium DFS Technical Report Summary – Quebec, Canada 68 5 HISTORY 5.1 HISTORICAL EXPLORATION AND DRILL PROGRAMS A series of geological surveys and geoscientific studies were conducted by the Québec Government in the Project area between 1955 and 1959, and again in 1972. In 1956, an electrical resistivity (potential) survey was completed by Kopp Scientific Inc. in the central portion of the Property. In 1958, East-Sullivan Mines Ltd. conducted magnetic and polarization surveys, followed by six drillholes (DH) located in the southwestern area of the Property. In 1963, Space Age Metals Corp., exploring for magmatic sulphides, completed magnetic and electromagnetic surveys in the area of the main pegmatite dyke. In 1965, Delta Mining Corp. Ltd. conducted additional magnetic surveys in the area. From 1966 until 1969, exploration work was conducted under the direction and supervision of Mr. George H. Dumont, consulting engineer. The exploration programs, originally designed for magmatic sulphides, successfully outlined the main spodumene-bearing pegmatite on the Property. The work included magnetic and electromagnetic surveys, as well as 23 diamond drillholes (DDH) totalling 2,611.37 m. In 1969, the Québec Department of Natural Resources carried out a series of flotation tests on two drill core composite samples. The bulk sample was composed of split core from DH AL 14 (50 m) and DH AL- 19 (38.1 m). The results confirmed that the material was amenable to concentration by flotation, producing commercial grade spodumene concentrate, assaying between 5.13% and 5.81% Li2O with recovery ranging from 67% and 82%. In 1978, Société Minière Louvem Inc. completed two DDH, AL-24 and Al-25, on the western extension of the pegmatite dyke for a total of 190.5 m. In 1980, Société Québécoise d’Exploration Minière (SOQUEM) completed six DDH (80-26 to 80-31), totalling 619.96 m in the central portion of the spodumene-bearing pegmatite. At the same time, 224 core samples from previous drilling, done between 1967 and 1980 on the pegmatite dyke, were re- assayed for Li2O. In 1989, the Ministre de l’énergie et des ressources, today the Ministère des Ressources Naturelles et de la Faune (MRNF), released the results of a regional metallogenic study on lithium prospects and other high technology commodities in the Abitibi-Témiscamingue region (Boily et al. 1989). In 1991, Raymor Resources Ltd. (Raymor) conducted small-scale metallurgical testing of pegmatite rocks mineralized in spodumene sampled on the Property. An 18.3 kg sample grading 1.66% Li2O was tested in

Authier Lithium DFS Technical Report Summary – Quebec, Canada 69 1991 by the Centre de Recherche Minérale (CRM). Results of the metallurgical testing returned a concentrate grade of 6.3% Li2O with recovery rate of 73%. In 1993, Raymor conducted additional drilling of 33 holes for a total of 3,699.66 m with the objective of verifying the presence and detailing the geometry of the spodumene-bearing pegmatite. Raymor also conducted geological mapping and trenching and started a 30-t bulk sampling of the pegmatite dyke, which was completed in 1996. In 1997, Raymor contracted the CRM to conduct additional metallurgical testing. The tests were conducted on two different samples weighing roughly 18 t (with an average grade of 1.32% Li2O), and 12 t, (with an average grade of 1.10% Li2O). Testwork results for the first sample returned a concentrate grade of 5.61% Li2O with a recovery rate of 61% following magnetic separation. The second sample returned a final concentrate grade of 5.16% with a recovery rate of 58%. Historical mineral resource estimates from 1994 were then revised in 1999 by Karpoff for SOQUEM and Raymor. The final historical Mineral Resources totalled 2,424,400 t at an average grade of 1.05% Li2O, using a cut-off grade of 0.5% Li2O. To these Mineral Resources, Karpoff defined an additional 1,580,000 t of historical resources in the Possible category, without specifying the Li2O grade. Raymor concluded an agreement with SOQUEM in 1999. The group completed a prefeasibility study on the Project, including additional metallurgical testing. The metallurgical test results underlined the difficulty of generating a high quality spodumene concentrate. The economic analysis returned a negative internal rate of return (IRR), making the Project uneconomic at that time. Glen Eagle Resources (GER) acquired the Project in 2010, and completed some of the mapping, sampling, drilling, metallurgical, and resource definition programs as well as a Preliminary Economic Study in 2012. In November 2010, a ground magnetic survey was performed on the Authier Property. The survey was executed by Services Forestiers et d’Exploration GFE and the data was processed by MB Geosolutions at the request of Glen Eagle. The survey totalled 53.5 line-km and was done through the forest without a cut line grid. The lines were read with a GSM-19 Overhauser magnetometer, built by the company GEM of Toronto, which was used in walking mode with the locations of the readings determined by an integrated GPS. The magnetic measurements were taken continuously along 23 traverse lines for a total of 66,027 readings at every 1.25 m. Magnetic diurnal was monitored with a base station and the magnetic readings were corrected accordingly. Figure 5-1 presents the results of this survey. Authier Lithium DFS Technical Report Summary – Quebec, Canada 70 Figure 5-1 – 2010 Authier Property magnetic survey. In August 2011, a geochemical survey program was completed in an effort to discover new spodumene- bearing pegmatites. Eighty-six samples were collected, mainly in the northwest sector of the Property. Four samples were collected on the main pegmatite and were analyzed for the major elements. The geochemical signature of the collected samples was compared to the signature of the main pegmatite and only a few samples were determined to have a similar signature. Three DH were drilled in the area of these samples; muscovite-bearing pegmatites were discovered with little, or no, spodumene. From 2010 to 2012, Glen Eagle completed 8,990 m in 69 diamond, NQ diameter DH on the Authier Property; 7,959 m were drilled on the Authier Deposit; 609 m (five DDH) were drilled on the northwest and 422 m on the south-southwest sectors of the Property. From these DH, 1,474 samples were collected for analysis, representing approximately 18% of the drill core material. The DH are generally spaced 25 m to 50 m apart, with azimuth generally south dipping (180°) and dip ranging from 45° to 70°. The mineralized drill intersection ranged from near true thickness to 85% true thickness.

SAYONA
Authier Lithium DFS Technical Report Summary – Quebec, Canada

The spodumene-bearing pegmatite is principally defined by one single continuous intrusion or dyke, which contains local rafts or xenoliths of the amphibolitic host rock that can be a few metres thick and up to 200 m in length.

A total of 19,736 m of historical drilling was completed on the Property. Table 5-1 shows a plan view of the historical drillholes. All the historical drilling that predates Sayona was diamond core of NQ diameter.

Table 5-1 – Summary of drilling completed on the Property prior to the Sayona acquisition in 2016.

Period	Drillholes Series	No. of Diamond Drillholes (DDH)	Metres Drilled
Historical	GM-XX	5	1,176
	LG-XX	12	2,437
	AL-XX	31	3,433
	R-93-XX	33	3,700
Glen Eagle Resources	AL-10-XX	18	1,905
	AL-11-XX	27	4,051
	AL-12-XX	24	3,034
Total		**150**	**19,736**

5.2 HISTORICAL RESOURCE AND RESERVE ESTIMATES

In 2012, Glen Eagle conducted further testing on a 270 kg composite sample and achieved very attractive results, including an 88% metallurgical recovery to a 6.09% Li_2O concentrate. The results were achieved in batch flotation tests, after passing the concentrate through wet high-intensity magnetic separation (WHIMS) and two-stage cleaning, without mica pre-flotation. Bumigème Inc. used the results of this program to design a conventional process flowsheet incorporating crushing, grinding and flotation for the Authier NI 43-101 Preliminary Economic Assessment (2013). The flowsheet contemplated the processing of 2,200 tpd of ore at 85% metallurgical recovery, producing a 6% Li_2O spodumene concentrate. This assessment suggested the technical and commercial viability of developing the Deposit and reported Mineral Resources at the time, which were a combined Measured and Indicated historical resources of 7.67 Mt at 0.96% Li_2O (Table 5-2).

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SAYONA
Authier Lithium DFS Technical Report Summary – Quebec, Canada

Table 5-2 – Glen Eagle 2013 Historical Estimate (NI 43-101 compliant at 0.5% Li_2O cut-off).

Category	Tonnes	Grade (% Li_2O)	Contained Li_2O (t)
Measured	2,244,000	0.95	21,318
Indicated	5,431,000	0.97	52,681
Total	***7,675,000***	***0.96***	***73,999***
Inferred	1,552,000	0.96	14,899

Although the 2013 Glen Eagle Authier historical estimate was done according to industry's best practices following the CIM guidelines, from a block model estimated by inverse distance squared, using composited datapoints within a mineralized 3D wireframe model, the Authier Deposit estimate presented above is considered by the author as a historical estimate from a previous owner and should not be relied upon.

The author has updated the Authier Deposit resources and done additional sufficient work to classify and disclose current Mineral Resources. These current Mineral Resources are fully described in Chapter 11. The presence of the historical estimates is solely for comparison purposes.

In August 2016, Sayona completed the acquisition of the Authier Property for CAD4.0M. In September of the same year, Sayona drilled 19 DDH, for a total of 3,982 metres, prior to completion of a prefeasibility study undertaken by SGS.

From January to March 2017, 31 DDH were done, totalling 4,122 metres, drilled for definition and metallurgical testing. A prefeasibility study update was completed in December 2017 by Wave International Ltd.

From January to March 2018, 19 DDH were completed, for a total of 2,025 metres, to confirm lithium mineralization at depth. Following this program, an updated Joint Ore Reserves Committee (JORC) Mineral Resources was produced returning 17.18 Mt at 1.01% Li_2O in the Measured and Indicated category and 3.76 Mt @ 0.98% Li_2O in the Inferred category. Towards the end of 2018, Sayona completed a seven DDH program totalling 342.5 metres for condemnation purposes. A definitive feasibility study was completed for the Project in September 2018 by BBA Inc. The Project contemplated an open pit mine and 675,500 tpy flotation concentrator.

In October 2019, BBA Inc. produced an updated feasibility study for the Authier Project. The Project contemplated an open pit mine and 883,000 tpy flotation concentrator.

In September 2021, 25 DDH, totalling 3,908 metres, were completed on exploration and definition targets.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 73 5.3 HISTORICAL PRODUCTION The Authier project is a greenfield project. Because of this, no previous production has occurred linked to this project. Authier Lithium DFS Technical Report Summary – Quebec, Canada 74 6 GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT 6.1 REGIONAL GEOLOGY The Authier property is located in the southeast part of the Superior Province of the Canadian Shield craton, more specifically in the Southern Volcanic Zone of the Abitibi Greenstone Belt. The spodumene- bearing pegmatites observed on the Property are genetically related to the Preissac-La Corne batholith (Figure 6-1) located 40 km northeast of the city of Val-d’Or (Corfu, 1993; Boily, 1995; Mulja et al., 1995a). The Preissac-La Corne batholith is an Archean-age syn- to post-tectonic intrusive complex that intruded along the La Pause anticline into the volcano-sedimentary units of the Malartic Composite Group. The rocks of the Malartic Group are metamorphosed to the greenschist to lower amphibolite metamorphic grade and are bounded to the north by the Manneville fault and by the Cadillac-Larder Lake fault to the south. The units comprising the Malartic Group are mafic to ultramafic metavolcanic rocks (serpentinized peridotites, amphibolitic mafic flows) and metasedimentary units (biotite schists derived from greywackes). The Preissac-La Corne batholith comprises early-stage metaluminous intrusive suites, dioritic to granodioritic in composition, and four late-stage peraluminous monzogranitic plutons: Preissac, La Corne, and La Motte and Moly Hill plutons. Late Proterozoic-age diabase dykes crosscutting all the lithologies can also be observed in the region (Boily, 1995; Mulja et al., 1995; Desrocher and Hubert, 1996). The pegmatite dykes and other aplitic dykes and veins observed in the region are genetically derived from the late peraluminous plutons. More than one thousand intrusions of mineralized, but mostly barren, pegmatite dykes have been mapped in the vicinity of the Preissac-La Corne batholith. These intrusions crosscut all of the units of the Malartic Group and intrusive lithologies of the batholith, with the exception of the late Proterozoic diabase dykes. The pegmatites and the aplitic intrusions occur in two distinct morphologies: tabular, generally strongly dipping dykes with sharp contacts, and irregularly shaped dykes, often comprised of mixed pegmatitic and aplitic lithologies in contact with the country rocks. The dykes can be up to hundreds of metres in length with a thickness varying from a few centimetres to tens of metres, with the majority having less than 1 m in thickness. The pegmatites can be classified by their spatial distribution within and around the lithologies of the Preissac-La Corne batholith. The pegmatites occurring within, or in, the vicinity of the La Motte and La Corne plutons are generally mineralized in beryl and columbite-tantalite as opposed to the pegmatites observed in association with the Preissac pluton, which are mostly un-mineralized. The spodumene- bearing pegmatites almost exclusively cross-cut lithologies located outside the late-stage plutons of the Preissac-La Corne Batholith and can be uniform or present internal zoning enriched in spodumene. The hydrothermal veins mineralized in molybdenite occur inside, near the edges, of the intrusives related to the Preissac and Moly Hill plutons.

Authier Lithium DFS Technical Report Summary –
Quebec, Canada


695000
700000
705000
710000
715000
5370000
5365000
5360000
5355000
N
LaMotte Pluton
AUTHIER PROPERTY
Marbridge Mine
Preissac, Moly Hill Pluton
0 2,5 5 km
UTM Nad 83 zone 17
LEGEND
Basalts
Basalts
Basalts & Mafic Volcaniclastics
Diabases
Diabases
Diabases
Diabases
Diabases
Felsic Volcaniclastics
Felsic Volcanics
Felsic Volcanics
Gabbros
Gabbros/Magnetite Basalts
Granites
Granites/Monzogranites
Granites/Monzogranites
Granites/Monzogranites
Granodiorites
Hornblende Monzonites
Hornblendites/Amphibolites
Intermediate Volcaniclastics & Sediments
Mafic/Intermediate Volcanics
Mg Basalts
Mg Basalts & Ultramafics
Mg Basalts & Volcanics
Mg Ultramafics
Pillow Basalts
Quartz Felsic Intrusives
Quartz Veins
Sediments
Semi-Massive Sulphides
Spodumene Pegmatites
Tonalites
Tonalites/Monzogranites
Ultramafics
Sayona Claims
Geological Contacts
Lakes
Rivers
Roads
SGS

Figure 6-1 – Regional geology map.

6.2 LOCAL GEOLOGY

The project primarily encompasses extensive sections of massive to spinifex ultramafic flows from the Preissac pluton. The pegmatites occur within basaltic flows and komatiites, while being adjacent to a felsic intrusive towards the western boundary. Below is a concise overview of these rock types present within the project area and Figure 6-2 illustrates the stratigraphic column of the local geology.

Numerous small pegmatites, generally composed of quartz monzonite, are intruding the volcanic stratigraphy, including the larger Authier spodumene-bearing pegmatite, which is the focus of study. This pegmatite is principally defined by a single, continuous intrusion, or dyke, that contains local rafts, or xenoliths, of the amphibolitic host rock, which are a few meters thick and up to 200m in length at shallow levels within the western zone. Based on the information gathered from the drilling, the pegmatite intrusion is more than 1,100 m in length with an average thickness of 25 m, ranging from 4 to 60 m, and dipping 35 to 50 degrees to the north. It outcrops in a small, 50 m by 20 m, area at the central-eastern sector that orients east-west and is mostly covered by up to 10 m of overburden reaches depths of up to 270 m below surface in drilling to date.

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Authier Lithium DFS Technical Report Summary –
Quebec, Canada


VOLCANIC AND INTRUSIVE ROCKS
PEGMATITE — mineralised spodumene bearing, beryl and columbite-tantalite, quartz monzonite
PEGMATITE — un-mineralised, quartz-monzonite
BASALT — basaltic metavolcanics, ultramafic peridotitic metavolcanics, chlorite, magnesium
KOMATIITE —
FELSIC INTRUSIVE—quartz, feldspar, biotite
Sayona Mining
Authier Lithium Project
La Motte, Quebec, Canada
Stratigraphy of the Authier Lithium Project

Figure 6-2 – Stratigraphy of the Authier Lithium Project.

A second spodumene-bearing pegmatite, not visible from surface, was intersected by diamond drill hole AL-16-10 at a shallow depth, between 15 m and 22 m, approximately 400 m north of the main pegmatite. Follow-up drilling in early 2017 and 2018 outlined this new mineral body, the Authier North pegmatite, which has a strike extension of 500 m east-west, 7 m average width, and dips gently 15 degrees to the

76

Authier Lithium DFS Technical Report Summary –
Quebec, Canada

north. The Authier North pegmatite appears at 15 m to 25 m vertical depth and is open in all directions. Figure 6-5 is a photograph showing spodumene mineralization from the new shallow pegmatite intersected by drillhole AL 16-10.

The volcanic assemblages predominantly comprise ultramafic (peridotitic) metavolcanic flows, with a smaller presence of basaltic metavolcanics and Komatiites. The basaltic formations exhibit a range of appearances, varying from fine to coarse-grained textures, characterized by either massive or variolitic structures. Pillowed structures are frequently observed within these formations. Furthermore, it is common for basaltic rocks to contain chlorite and exhibit a high magnesium content. The Komatiite is often aphanitic in appearance and blueish or greenish in color. Spinifex to massive texture is common along with strong magnetism, however, this is variable at the contacts.

The Authier Pegmatite is adjacent to a Felsic Intrusive formation situated towards its western boundary. This unit exhibits varying shades of gray and pink, dependent on its composition. The intrusive primarily consists of quartz, with occasional occurrences of feldspar and biotite. Contact zones between these rock formations often exhibit irregular or diffuse boundaries.

6.3 PROPERTY GEOLOGY

The Property geology comprises intrusive units of the La Motte pluton to the north and Preissac pluton to the south, with volcano-sedimentary lithologies of the Malartic Group in the centre (Figure 6-3). The volcano-sedimentary stratigraphy is generally oriented east-west and ranges between 500 m and 850 m in thickness (north-south). The volcanic units comprise principally ultramafic (peridotitic) metavolcanic flows with less abundant basaltic metavolcanics. Several highly metamorphosed metasedimentary units, described as hornblende-chlorite-biotite schists, occur on the south-central portion of the Property, generally in contact with the La Motte pluton to the north (Karpoff, 1994).

The northern border of the Preissac pluton, composed of granodiorite and monzodiorite, runs east-west along the southern edge on the Property. To the north, muscovite monzogranitic units of the La Motte pluton cover the Property. Numerous small pegmatites, generally composed of quartz monzonite, are intruding the volcanic stratigraphy, including the larger Authier spodumene-bearing pegmatite, which is the focus of study.

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Authier Lithium DFS Technical Report Summary –
Quebec, Canada


703000
704000
705000
706000
707000
708000
709000
N
Diabases
LaMotte Batholith
Monzogranites, Monzonites, Granites, Granodiorites
Sediments
Mg Basalts & Ultramafics
Mg Ultramafics
Spodumene Pegmatites
Granites/Monzogranites
Hornblende Monzonites
0 500 1 000 m
UTM Nad83 zone 17
Intermediate Volcaniclastics & Sediments
Felsic/Intermediate Volcanics
5363000
5362000
5361000
5360000
5359000

Figure 6-3 – Local geological map.

6.4 MINERALIZATION

The lithium mineralization observed at the Authier project is mainly spodumene within pegmatite intrusive dykes. There are also trace amounts of beryllium, molybdenum, tantalum, niobium, cesium, and rubidium.

Detailed logging of drill core suggests that the main pegmatite at Authier is composed of several internal phases related to intrusive placement and progressive cooling. The outside border of the pegmatite in contact with the host rocks has been identified as a transition zone or border zone. This transition zone is often significantly less mineralized in spodumene and is characterized by a centimeter-scale fine- to medium-grained chill margin, followed by a medium- to coarse-grained decimeter to meter-scale zone. The transition zone often includes fragments of the host rock and can also be intermixed with the material from the core zone.

The main intrusive phase observed in the pegmatite is described as a core pegmatitic zone, characterized by large centimeter-scale spodumene crystals and white feldspar minerals. The core pegmatitic zone shows internally different pegmatitic phases, characterized by different spodumene crystal lengths, ranging from coarse-grained (earlier) to fine-grained (later). The contacts between different spodumene-

78

Authier Lithium DFS Technical Report Summary – Quebec, Canada 79 bearing pegmatite phases are transitional and well defined at core logging scale. Higher lithium grades are correlated with higher concentrations of larger spodumene crystals. Late-mineral to post-mineral aplite phases cut earlier spodumene–bearing mineralization, causing local diminishing of lithium grade. The core zone hosts the majority of the spodumene mineralization at Authier. Figure 6-4 is a photograph that illustrates the transition and core zones from drillhole AL-10-03. The spodumene-bearing pegmatite is principally defined by one single continuous intrusion, or dyke, that contains local rafts, or xenoliths, of the amphibolitic host rock, which are a few metres thick and up to 200 m in length at shallow levels within the western zone. The main pegmatite outcrops in a small, 50 m by 20 m, area at the central-eastern sector that orients east-west and is mostly covered by up to 10 m of overburden. Based on the information gathered from the drilling, the pegmatite intrusion is more than 1,100 m in length and can be up to 60 m thick. The intrusion is generally oriented east-west, dips to the north at angles ranging between 35° and 50° and reaches depths of up to 270 m below surface in drilling to date. A second spodumene-bearing pegmatite, not visible from the surface, was intersected by diamond hole AL-16-10 at shallow levels, between 15 m and 22 m downhole depth, approximately 400 m north of the main pegmatite. Follow-up drilling in early 2017 and 2018 outlined this new body, the Authier North pegmatite, which has a strike extension of 500 m east-west, 7 m average width, gently dipping 15 degrees to the north. The Authier North pegmatite appears at shallow levels, 15 m to 25 m vertical depth, and is open in all directions. Figure 6-5 is a photograph showing spodumene mineralization from the new shallow pegmatite intersected by drillhole AL 16-10. Figure 6-4 – Drill core from hole AL-10-03, showing core and transition zones. Authier Lithium DFS Technical Report Summary – Quebec, Canada 80 Figure 6-5 – Drill core from hole AL-16-10, showing spodumene mineralization in the new Authier North pegmatite. 6.5 DEPOSIT TYPES The deposit type for the lithium mineralization occurring on the Authier Property is a granitic pegmatite type, more specifically the rare-element pegmatites subtype, due to the presence of spodumene. Rare-element pegmatites typically occur in metamorphic terrains and are commonly peripheral to larger granitic plutons which, in many cases, represent the parental granite from which the pegmatite was derived. The late Archean pegmatites of the Superior Province are typically located along deep fault systems that, in many areas, coincide with major metamorphic and tectonic boundaries. Most pegmatites range in size from a few metres to hundreds of metres long and from centimetric-scale to several hundred metres wide, and even more for a few known cases. Rare-element pegmatites can have complex internal structures where the internal units in complex pegmatites consist of a sequence of zones, mainly concentric, which conform roughly to the shape of the pegmatite, but differ in mineral assemblages and textures. From the margin inward, these zones consist of a border zone, a wall zone, intermediate zones, and a core zone. The border zone is generally thin and typically aplitic or fine-grained in texture. The wall zone, composed mainly of quartz-feldspar-muscovite, is wider and coarser grained than the border zone and marks the beginning of coarse crystallization characteristic of pegmatites. Intermediate zones, where present, are more complex mineralogically and contain a variety of economically important minerals such as sheet mica, beryl and spodumene.

Authier Lithium DFS Technical Report Summary –
Quebec, Canada

In the intermediate zones of some pegmatites, individual crystal size can reach metres to tens of metres. The core zone consists mainly of quartz, either as solid masses or as euhedral crystals.

Rare-element pegmatites, typically associated with granitic intrusions, are distributed in zonal patterns around such intrusions. In general, the pegmatites most enriched in rare metals and volatile components are located farthest from intrusions (Figure 6-6).

Rare-element pegmatites are generally considered to form by primary crystallization from volatile-rich siliceous melt related to highly differentiated granitic magmas.

The lithology of the source rocks for these melts is a major control on the ultimate composition of subsequently formed rare-element pegmatites (Cerny, 1993; Sinclair, 1996).


Li, Cs,
Be, Ta, Nb
Li, Be,
Ta, Nb
Be, Nb, Ta
Be
Barren
zone
granite
0
~1
km
Increasing albitization,
volatile enrichment,
complexity of zoning,
extent of replacement

Figure 6-6 – Schematic representation of regional zonation of pegmatites source (Image from Sinclair 1996 [modified from Trueman and Cerny 1982]).

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Authier Lithium DFS Technical Report Summary –
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7 EXPLORATION

7.1 GENERAL

Exploration drilling conducted by Sayona Quebec is divided into three phases, which occurred in 2016, 2017 and 2018 respectively. These are summarized individually.

7.2 SAYONA QUÉBEC DRILLING 2016

Sayona Québec completed a Phase 1 diamond drilling program at the Authier Property, including 18 holes for 3,967 m (Figure 7-1), which had the following objectives:

- Converting the Inferred Mineral Resources to be Measured and Indicated through further drilling.
- Exploring for extensions to the existing Mineral Resources and other potential mineralization within the tenement package.
- Collecting geotechnical data for incorporation in the Authier prefeasibility study.
- Collecting additional drill core for any additional metallurgical testing that may be required to complete a definitive feasibility study.


3D Wireframe solids
(100) Barren Pegmatite Solid
(110) Mineralised Pegmatite (Authier Main1)
(201) Mineralised Pegmatite (Authier Main2)
(301) Mineralised Pegmatite (Authier North)
(999) Internal Waste (Hoste Rock xenoliths)
Drilling
201020-2012 (Glen Eagle)
2016-2017 (Sayona)
2018 (Sayona)
Historical Drilling
Z
X
Y
50 m

Figure 7-1 – Drillhole collar location in isometric view and plan view.

Holes were typically drilled perpendicular to the strike of the mineralized pegmatite to provide high confidence in the grade, strike, and vertical extensions of the mineralization.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 83 The final diamond drillholes (Table 7-1) have all intersected high-grade spodumene mineralization, including: Table 7-1 – Phase 1 Sayona drillhole collar location and intercept information (Downhole intersections in metres). Drillhole East North RL Azimuth Dip Depth From To Thickness Grade (m) (m) (m) (% Li2O) AL-16-001 707,525 5,360,175 330 180 -45 87 12 74 62 1.35 including 27 43 16 1.65 AL-16-002 707,525 5,360,245 330 180 -45 111 50 99 49 1.18 including 81 98 17 1.49 AL-16-003 707,600 5,360,500 331 180 -55 267 170 197 27 1.46 including 181 192 11 1.66 213 223 10 1.24 including 218 221 3 1.63 AL-16-004 707,525 5,360,430 331 180 -55 246 156 206 50 1.13 including 157 168 11 1.40 200 205 5 1.89 AL-16-005 707,500 5,360,520 332 180 -55 294 197 202 5 1.44 218 243 25 1.08 including 218 232 14 1.18 AL-16-006 707,650 5,360,210 330 180 -45 105 16 60 44 1.02 including 16 35 19 1.45 AL-16-007 707,479 5,360,174 330 180 -45 90 4 44 40 1.27 including 13 33 20 1.47 AL-16-008 707,475 5,360,425 330 180 -60 234 162 198 36 0.93 including 163 173 10 1.32 AL-16-009 707,245 5,360,478 330 180 -60 249 192 230 38 1.10 including 192 215 23 1.35 AL-16-010 707,500 5,360,580 330 180 -55 330 15 22 7 1.36 including 17 19 2 2.24 236 241 5 1.36 258 266 8 0.85 including 264 266 2 1.42 AL-16-011 707,220 5,360,420 330 180 -65 204 135 181 46 1.26 including 137 161 24 1.62 AL-16-012 707,500 5,360,460 331 180 -55 240 161 208 47 1.05 including 167 194 27 1.31 AL-16-013 707,175 5,360,478 331 180 -60 234 184 208 24 1.25 216 224 8 0.91 AL-16-014 707,600 5,360,440 331 180 -55 241 148 193 45 1.08 including 149 157 8 1.36 171 189 18 1.34 203 207 4 1.65 AL-16-015 707,175 5,360,550 330 180 -60 279 242 262 20 1.32 including 248 259 11 1.61 AL-16-016 707,400 5,360,425 331 180 -60 252 158 186 28 1.20 including 162 180 18 1.39 AL-16-017 707,280 5,360,500 330 180 -60 240 190 235 45 1.28 including 190 213 23 1.77 AL-16-018 707,318 5,360,465 330 170 -55 264 197 201 4 0.99 206 213 7 0.95 218 228 10 1.20 including 219 225 6 1.48 Note: Downhole widths are not true widths Authier Lithium DFS Technical Report Summary – Quebec, Canada 84 The highlights of the 2016 drilling program include: • Fourteen new drillholes successfully tested the deep extensions of mineralization on the main Authier pegmatite. • Holes AL-16-01, 02, 06 and 07 successfully tested the geometry of the Authier pegmatite at shallow levels in the eastern and central sectors to upgrade the resource categories from Indicated to Measured. • Hole AL-16-16 intersected a thick zone of spodumene mineralization in the gap zone, between eastern and western zones of the main pegmatite. • Holes AL-16-03, 04, 05, 08, 10, 12 and 14 extended the lithium mineralization in the eastern sector of the main Authier pegmatite, beyond 200 m of vertical depth. • In addition, hole AL-16-10 intercepted a new pegmatite at shallow levels between 15 m and 22 m downhole depth, which is not visible from the surface and located 400 m north of the main Authier pegmatite. • Holes AL-16-09, 11, 13, 15, 17 and 18 extended the lithium mineralization in the western sector of the main Authier pegmatite, beyond 200 m of vertical depth. The mineralization remains open in all directions. 7.3 SAYONA QUÉBEC DRILLING 2017 Sayona Québec completed a Phase 2 diamond drilling program at the Authier Property, including 31 holes for 4,117 m (Figure 7-1), having the following objectives: • Defining the mineralized boundaries and lifting the resource categories in zones in the western sector that were drilled during the 2016 drill program. The 2016 drilling program in the west zone highlighted a number of new high-grade intersections between 120 m to 220 m vertical depth, such as hole AL-16-11, which returned 46 m of 1.26% Li2O from 135 m, including 24 m of 1.62% Li2O from 137 m. • Testing for mineralization in the eastern strike extension at both shallow and deeper levels at a similar vertical level to hole AL-16-14, which intercepted 45 m of 1.08% Li2O from 148 m, including 8 m of 1.36% Li2O from 149 m and 18 m of 1.34% Li2O from 171 m. • Testing for a vertical extension of the mineralization in the gap zone to follow up hole AL-16-16, which intersected 28 m of 1.20% Li2O from 158 m, including 18 m of 1.32% Li2O from 149 m. • Assessing the resource potential of the new northern pegmatite, which intersected 7 m of 1.36% Li2O from 15 m in Sayona’s 2016 drilling. The Phase 2 diamond drillholes are detailed as follows (Table 7-2):

SAYONA
Authier Lithium DFS Technical Report Summary –
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Table 7-2 – Phase 2 Sayona drillhole collar location and intercept information (downhole intersections in meters).

Drillhole	East	North	RL	Azimuth	Dip	Depth	From (m)	To (m)	Thickness (m)	Grade (% Li_2O)
AL-17-01	707,210	5,360,520	332	180	-60	283	242	252	10	NS
AL-17-02	707,080	5,360,460	331	180	-65	253	165	197	32	1.15
including							177	184	7	1.44
and							186	192	6	1.37
AL-17-03	707,000	5,360,500	330	180	-60	268	222	233	11	1.07
including							226	231	5	1.42
							236	240	4	1.00
AL-17-04	706,900	5,360,425	335	180	-70	264	166	177	11	0.88
including							166	169	3	1.26
							214	225	11	1.03
including							218	222	7	1.26
AL-17-05	706,800	5,360,425	345	180	-75	303	199	205	6	1.09
							224	243	19	1.26
including							224	233	9	1.69
AL-17-06	706,900	5,360,360	332	180	-55	240				NS
AL-17-07	706,803	5,360,356	339	180	-55	246	210	211	1	0.64
							214	219	6	0.89
including							215	216	1	1.48
AL-17-08	706,802	5,360,310	335	180	-45	219	165	173	8	1.07
including							167	170	3	1.31
AL-17-09	707,500	5,360,630	339	180	-55	90	26	31	5	0.84
including							28	29	1	2.34
AL-17-10	707,500	5,360,680	340	180	-55	78	20	21	1	0.62
AL-17-11	707,450	5,360,615	337	180	-55	48	23	29	6	1.32
including							24	27	3	1.76
AL-17-12	707,550	5,360,615	339	180	-55	72	27	32	5	0.90
including							30	31	1	1.71
AL-17-13	707,720	5,360,440	333	180	-55	228	153	156	3	1.17
including							154	156	2	1.32
							163	189	26	1.26
including							169	184	15	1.42
AL-17-14	707,780	5,360,440	332	180	-55	213	169	189	20	0.95
including							170	180	10	1.19
AL-17-15	707,780	5,360,250	330	180	-55	81	11	14	3	1.02
including							12	13	1	1.40
AL-17-16	707,700	5,360,210	329	180	-50	87	8	15	7	0.76

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Drillhole	East	North	RL	Azimuth	Dip	Depth	From (m)	To (m)	Thickness (m)	Grade (% Li_2O)
including							10	11	1	1.10
AL-17-17	707,830	5,360,250	327	180	-60	57	22	23	1	1.13
AL-17-18	707,400	5,360,610	336	180	-55	39	22	26	4	0.82
AL-17-19	707,350	5,360,610	336	180	-55	45	11	19	8	0.88
including							11	15	4	1.27
AL-17-20	707,450	5,360,680	338	180	-55	51				NS
AL-17-21	707,550	5,360,680	342	180	-90	69				NS
AL-17-22	707,400	5,360,525	334	180	-60	271	227	256	29	0.92
including							232	245	13	1.10
including							248	249	4	1.46
AL-17-23	707,600	5,360,615	339	180	-55	36	16	24	9	0.82
including							21	24	3	1.53
AL-17-24	707,323	5,360,628	336	180	-55	39	12	15	3	0.56
including							12	13	1	1.13
AL-17-25	707,308	5,360,671	336	180	-65	42				NS
AL-17-26	707,890	5,360,265	333	180	-65	60	27	39	13	0.73
including							27	31	4	0.95
including							37	39	2	1.33
AL-17-27	707,890	5,360,345	333	180	-65	87				NS
AL-17-28	707,720	5,360,345	331	180	-65	181				NS
AL-17-29	707,935	5,360,341	333	180	-45	71				NS
AL-17-30	707,833	5,360,286	333	180	-45	66	16	19	3	0.84
							30	40	10	1.04
including							30	33	3	1.26
including							35	39	4	1.16
AL-17-31	707,740	5,360,615	333	180	-65	30				NS

Note: Downhole widths are not true widths
NS: Not Significant Results

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The highlights of the 2017 drilling program include:

- Extension of the mineralization within the main pegmatite orebody by 150 m to the east, up to 300 m to the west within the deeper levels, and 200 m to the west at shallower levels and at depth in the gap zone.
- The east-west strike length of the main deposit has now been extended from 850 m to 1,100 m, with an average thickness of 25 m, ranging from 4 m to 55 m, dipping at 40 to 50 degrees to the north. The orebody remains open to the east, west and at depth.
- Delineation of the Authier North pegmatite, which has 670 m of drilling completed in 13 holes. The northern pegmatite has a narrow and gently dipping geometry between 10 m and 25 m vertical depth, not visible from the surface, and downhole intersections typically averaging 5 m to 8 m in width. The pegmatite remains open in all directions. Sayona Québec aims to delineate a resource at shallow levels that would be amenable to open-cut mining at a low stripping ratio.

Drilling has successfully defined a 300 m western extension of the main Authier pegmatite at between 110 m and 220 m vertical depth, including:

- AL-17-02: 32 m of 1.15% Li_2O, including 7 m of 1.44% Li_2O.
- AL-17-05: 19 m of 1.26% Li_2O, including 9 m of 1.69% Li_2O.
- AL-17-08: 8 m of 1.07 % Li_2O from 165 m, including 3 m of 1.31% Li_2O from 167 m.

AL-17-02 and AL-17-05 demonstrated similar widths and grades to those in the deeper, Phase 1 holes, which included:

- AL-16-13: 24 m of 1.25% Li_2O from 184 m and 8 m of 0.91% Li_2O from 216 m.
- AL-16-15: 20 m of 1.32% Li_2O from 242 m, including 11 m of 1.61% Li_2O from 248 m.

The results indicate a potential western plunge of the high-grade mineralization at deeper levels within the western sector. The higher-grade mineralization below the economic open-cut pit depths could be amenable to future underground mining (Figure 7-2).

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E707050E
Topography
Overburden
AL-11-04
AL-11-07
AL-11-08
Li2O_pct
Drilling:
2010-2012 (Glen Eagle)
2016-2017 (Sayona)
2018 (Sayona)
Historical Drilling
3D Wireframe Solids
(100) Barren Pegmatite Solid
(110) Mineralised Pegmatite (Authier Main1)
(201) Mineralides pegmatite solid (Authier Main2)
(301 Mineralised Pegmatite (Authier North)
(999) Internal Waste (Host Rock xenoliths)
20 m
Z=400
Z=300
Z=200
Z=100
Z=0

Figure 7-2 – Section 707050 m E looking west, demonstrating the extension of mineralization.

AL-17-01, AL-17-06 and AL-17-07 (Section 706,800 m East, see Figure 7-3) have intercepted narrow zones of low-grade to barren pegmatite, which has been affected by a large north-south fault cross-cutting the mineralization in the Beaver Dam area on Section 707560 m East. The pegmatite pinches within the fault zone but shows no significant evidence of post-mineral displacement.

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E706800E
Topography
Overburden
AL-11-26
AL-17-008
AL-17-007
AL-17-005
Drilling:
2010-2012 (Glen Eagle)
2016-2017 (Sayona)
2018 (Sayona)
Historical Drilling
20 m

Figure 7-3 – Section 706800 m E looking west, intersecting narrow zones of low grade to barren mineralization.

AL-17-22 intersected a thick zone of spodumene mineralization in the gap zone, 29 m of 0.92% Li_2O, confirming an 85 m down-dip extension of the exploratory Phase 1 drillhole AL-16-16, which intersected 28 m of 1.20% Li_2O from 158 m, including 18 m of 1.39% Li_2O from 162 m. AL 17-22 has confirmed an extension of the resource down to approximately 200 m in the gap zone (see Figure 7-4).

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E707400E
Topography
Overburden
R-93-04
AL-16-016
Drilling:
2010-2012 (Glen Eagle)
2016-2017 (Sayona)
2018 (Sayona)
Historical Drilling
3D Wireframe Solids
(100) Barren Pegmatite Solid
(110) Mineralised Pegmatite (Authier Main1)
(201) Mineralides pegmatite solid (Authier Main2)
(301 Mineralised Pegmatite (Authier North)
(999) Internal Waste (Host Rock xenoliths)
20 m

Figure 7-4 – Section 707400 m E looking west (Gap Zone) showing the dip extension of mineralization.

Holes AL-17-13 (section 707725 m East, Figure 7-5) and AL-17-14 (section 707775 m East) in the eastern deep zone have extended mineralization 150 m to the east. Hole AL-17-13 yielded 26 m of 1.26% Li_2O from 163 m, including 15 m of 1.42% Li_2O from 169 m, and is located 120 m east of AL-16-14, which intercepted mineralized pegmatite from a vertical depth of 120 m and is expected to result in an 80 m deepening of the current pit outline.

Hole AL-17-28, a 100 m step forward from AL-17-13, intercepted low-grade pegmatite that was affected by a fault zone, which caused a local pinching of the main Authier pegmatite.

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E707725E
Topography
Overburden
Drilling:
2010-2012 (Glen Eagle)
2016-2017 (Sayona)
2018 (Sayona)
Historical Drilling
3D Wireframe Solids:

Figure 7-5 – Section 707725 m E looking west.

Hole AL-17-16 intercepted a narrow zone of mineralized pegmatite, 7 m of 0.76% Li_2O, within a wider zone of low-grade to barren pegmatite at shallow levels. It is interpreted that the mineralization has been pinched with respect to the wider pegmatite intercepted by the following holes:

- AL-17-30: 10 m of 1.04% Li_2O from 30 m, including 3 m of 1.26% Li_2O from 30 m.
- AL-17-26: 13 m of 0.73% Li_2O from 27 m, including 2 m of 1.33% Li_2O from 37 m.

Hole AL-17-17 intercepted the narrow, lower portion of the eroded pegmatite, 1 m of 1.03% Li_2O, immediately below 12 m of overburden being collared 35 m south (same section) of AL-17-30.

Holes AL-17-30 and AL-17-26, separated 65 m east-west, intercepted the main pegmatite slightly deeper than AL-17-15 and AL-17-17. The narrow mineralization intercepted by AL-17-15 was extended 165 m down-dip by AL-17-14, which yielded 20 m of 0.95% Li_2O from 169 m, including 10 m of 1.19% Li_2O from 170 m, from a vertical depth of 135 m and collared 185 m north in the same section.

Holes AL-17-27 and AL-17-29, the easternmost holes, intercepted narrow barren pegmatite in fault zones. The geometry of the pegmatite at narrow levels pinches and swells, but it is considered open and further drilling is required to test the easternmost strike extent.

During Phase 2, drilling began to define the geometry of the new northern pegmatite, located 400 m north of the main Authier pegmatite. During the Phase 1 drilling, AL-16-10 intersected 7 m of 1.36% Li_2O from 7 m in a step-back hole targeting deeper mineralization in the main pegmatite. Drilling from the Phase 2

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program has now defined additional mineralization over 300 m in strike length and the system remains open in all directions.

Such a mineralized zone was built using a reference east–west line, 35 m north of AL-16-11, in a 50 m by 50 m drilling grid. The most significant holes are:

- AL-17-11: 6 m of 1.32% Li_2O from 23 m, including 3 m of 1.76% Li_2O from 24 m.
- AL-17-12: 5 m of 0.90% Li_2O from 27 m, including 1 m of 1.71% Li_2O from 30 m.
- AL-17-19: 8.27 m of 0.88% Li_2O from 10.7 m, including 4.27 m of 1.27% Li_2O from 10.7 m.
- AL-17-23: 8 m of 0.86% Li_2O from 16 m, including 3 m of 1.53% Li_2O from 21 m.

Fifty-meter step-back holes AL-17-10 (Figure 7-6), AL-17-20, AL-17-21, AL-17-24, and AL-17-25, as well as scout hole AL-17-31, intercepted narrow and low-grade to barren pegmatite. While the grades were lower than anticipated, Sayona Québec believes the system has good potential to host further mineralization. Zones within the pegmatite occur as coarse-grained, narrow, high-grade mineralization, suggesting potential for a large feeder system at depth. Further drilling will be required to test the down-dip extensions of the pegmatite, which has only been drilled to shallow levels.



Figure 7-6 – Hole AL-17-10 in the Northern Pegmatite which intersected 7 m of 1.36% Li_2O from a downhole depth of 15 m (vertical depth of 12 m), including 2 m of 2.24% Li_2O from 17 m.

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7.4 SAYONA QUÉBEC DRILLING 2018

Sayona Québec completed a Phase 3 diamond drilling program at the Authier Property, including 33 holes for 3,282.6 m (Figure 7-7) and having the following objectives:

- Converting the Inferred mineral resources to Measured and Indicated and upgrading Ore Reserves for the UDFS.
- Exploring for extensions to the existing mineral resources and other potential mineralization within the tenement package.
- Collecting geotechnical data for incorporation into the UDFS and 5,000 kg of core for pilot metallurgical testing.
- Condemnation drilling in areas planned for infrastructure.


3D Wireframe solids
(100) Barren Pegmatite Solid
(110) Mineralised Pegmatite (Authier Main1)
(201) Mineralised Pegmatite (Authier Main2)
(301) Mineralised Pegmatite (Authier North)
(999) Internal Waste (Hoste Rock xenoliths)
AL-17-036
50 m
X=706800
X=706900
X=707000
X=707100
X=707200
X=707300
X=707400

Figure 7-7 – Drillhole collar location plan view, highlighting (light blue) the Metallurgical Pilot Plan drillholes completed during Phase 3 drilling at Authier Project.

7.5 RESOURCE EXPANSION AND EXPLORATION DRILLING

A total of 19 diamond core holes (NQ diameter), for 2,170 m, were completed as part of the Phase 3 drilling program.

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A number of diamond drillholes have intercepted high-grade spodumene mineralization with the best intercepts including:

- AL-18-09: 25 m of 1.48% Li_2O from 79 m, including 6 m of 1.77% Li_2O from 80 m and 6 m of 1.78% Li_2O from 94 m.
- AL-18-10: 6 m of 1.26% Li_2O from 97.4 m, including 4 m of 1.52% Li_2O from 98.4 m.
- AL-18-16: 37 m of 1.03% Li_2O from 255 m, including 11 m of 1.24% Li_2O from 266 m and 3 m of 1.67% Li_2O from 281 m.
- AL-18-17: 33 m of 1.18% Li_2O from 160 m, including 10 m of 1.25% Li_2O from 166 m and 3 m of 1.75% Li_2O from 190 m.

Drilling has successfully demonstrated depth extensions of the mineralization at the main Authier pegmatite. Infill drilling successfully targeted areas of low drilling density with the objective of upgrading the resource categories. A number of holes testing the eastern extensions of the main Authier pegmatite at shallow levels were stopped due to the presence of a fault zone but warrant further testing in a future drilling program.

A potential third deep pegmatite dyke was intercepted at a depth of 300 m and returned low-grade mineralization due to the replacement of spodumene by phengite. Further drilling will be required to test the potential of this system, especially at shallower levels.

Drilling has successfully extended the mineralization at the Authier North pegmatite from 300 m to 500 m in strike length and at depth. The system remains open in all directions. The mineralization remains open in all directions.

7.6 DRILLHOLE RESULTS BY SECTOR

7.6.1 Main Authier Pegmatite

The following summarizes the key outcomes of the resource expansion and exploration drilling program within Phase 3 drilling:

- AL-18-01 and AL-18-02 were stopped before hitting the target due to a fault zone.
- AL-18-09, 18-04, 18-05, 18-06 and 18-07 tested the eastern extension of the main Authier pegmatite at shallow levels, intercepting narrow zones of weak lithium mineralization.
- AL-18-08 and AL-18-09 filled the gaps within the East zone of the main Authier pegmatite resource from 40 m to 70 m vertical depth. AL-18-09 yielded 25 m of 1.48% Li_2O from 79 m, including 6 m of 1.77% Li_2O from 80 m and 6 m of 1.78% Li_2O from 94 m.
- AL-18-10 intercepted a narrow lithium-mineralized zone that filled the gap of the main Authier pegmatite resource in the central part, including 6 m of 1.26% Li_2O from 97.4 m, including 4 m of 1.52% Li_2O from 98.4 m.

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- AL-18-12 drilled within a NNE fault zone intercepted narrow and weak lithium anomalies in the west zone.
- AL-18-16 at the deep west zone of the main Authier pegmatite intercepted a wide deep extension of the pegmatite at a vertical depth of 235 m to 270 m, 75 m step back of hole AL-16-15 (20 m of 1.32% Li_2O from 242 m). A potential third pegmatite dyke was intercepted at a vertical depth of 300 m with 25 m downhole width, which returned no significant spodumene mineralization due the replacement of spodumene by phengite. Additionally, AL-18-16 intercepted the Authier North pegmatite with lithium mineralization at shallow levels.
- AL-18-17, an infill hole at the East zone of the main Authier pegmatite, intercepted a wide mineralized pegmatite zone of 33 m of 1.18% Li_2O from 160 m, including 10 m of 1.25% Li_2O from 166 m and 3 m of 1.75% Li_2O from 190 m (Figure 7-7).

Sayona Québec believes that the main Authier pegmatite is still open in all directions. The geometry of the mineralized pegmatite at shallow levels in both east and west extensions seem affected by post-mineral faulting, and further drilling should be conducted at mid-to-deep levels to test along strike extension of the main pegmatite. The deep extensions of the main pegmatite are demonstrating excellent grades and widths.

7.6.2 Northern Pegmatite

Holes AL-18-13, AL-18-14 and AL-18-16 extended the mineralization from 250 m to 500 m in strike extension; AL-18-13, AL-18-18 and AL-18-19 were infill holes. The Authier North pegmatite is narrow, gently dipping to the north, and is still open along strike.

The resource expansion and exploration drillhole results as part of Phase 3 diamond drilling (Table 7-3) are detailed as follows:

Table 7-3 – Sayona Phase 3 Metallurgical Pilot Plan drillhole collar location and intercept information (downhole intersections in meters).

Drillhole	East	North	RL	Azimuth	Dip	Depth	From (m)	To (m)	Thickness (m)	Grade (%Li_2O)
AL-17-32	707,520	5,360,175	329	180	-45	98	13	78	65	1.29
including							27	48	21	1.54
AL-17-33	707,520	5,360,240	331	180	-45	120	53	99	46	1.28
including							54	66	12	1.50
AL-17-34	707,550	5,360,240	331	177	-45	96	56	91	35	1.09
AL-17-35	707,425	5,360,225	330	177	-45	74	5	42	37	0.98
including							27	42	15	1.10
AL-17-36	707,150	5,360,350	330	180	-52	112	67	81	14	1.47
							83	95	12	1.57
							104	112	8	1.49
AL-17-37	707,218	5,360,418	330	180	-65	186	139	146	7	1.15
							151	167	16	0.54
AL-17-38	707,375	5,360,300	330	180	-45	85	34	52	18	0.96
							54	60	6	1.32
							63	65	2	1.30

Note: Downhole widths are not true widths

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7.6.3 Condemnation Holes

In 2018, seven diamond core holes, NQ diameter for 342.65 m, were completed in the zone north of the Authier deposit to test and discard potential mineralized pegmatite within the planned infrastructure zone. The areas tested were selected based on geological mapping and sampling, close to outcropping pegmatite, which returned low-grade lithium anomalies after surface rock chip sampling or nearby historical drilling (Figure 7-8). All of the holes intercepted narrow zones of low-grade to barren pegmatite dykes at different depths. Sampling has been performed to confirm the low-grade to barren character of the pegmatites dykes and results will be made available.

The condemnation drillholes results of Phase 3 diamond drilling (Table 7-4) are detailed as follows:

Table 7-4 – Sayona Phase 3 Metallurgical Pilot Plan drillhole collar location and intercept information (downhole intersections in metres).

Drillhole	East	North	RL	Azimuth	Dip	Depth	From (m)	To (m)	Thickness (m)	Grade (%Li_2O)
AL-18-20	707,348	5,360,950	340	180	-50	48				NS
AL-18-21	707,037	5,360,304	341	180	-50	42				NS
AL-18-22	706,039	5,360,905	341	180	-50	51				NS
AL-18-23	706,115	5,360,890	340	180	-50	51				NS
AL-18-24	706,107	5,361,328	342	180	-50	49				NS
AL-18-25	706,446	5,361,165	341	180	-50	51				NS
AL-18-26	706,450	5,360,970	340	180	-50	51				NS

Note: Downhole widths are not true widths
NS: Not significant results

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N
AL-18-24
AL-18-25
AL-18-21
AL-18-26
AL-18-22
AL-18-23
AL-18-20
References
DDH
2016-2017 Sayona
2010-2012 Glen-Eagle
2018 Sayona
Historical
110 Authier Main1
201 Authier Main2
301 Authier North
CLaim Boundaries

Figure 7-8 – Drillhole collar location plan view, highlighting (red) Condemnation drillholes completed during Phase 3 drilling at the Authier Property.

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8 SAMPLE PREPARATION, ANALYSES AND SECURITY

8.1 REVERSE CIRCULATION PROCEDURES, SAMPLE PREPARATION AND ANALYSES

The following section presents the sample preparation, analysis and security procedures followed during the various drilling campaigns. These procedures were reviewed by SGS in 2012, while preparing the preliminary economic assessment of the Authier Lithium Project, and subsequently reviewed by Sayona Québec in 2016 during the prefeasibility study.

8.1.1 ALS Minerals 2010 Procedures

All samples received at ALS in 2010 from the Project were digitally inventoried using bar codes, then weighed. Samples with excess moisture were dried. Samples were crushed in a jaw and/or roll crusher to 70% passing 9 mesh. Crushed material was split in a rifle splitter to obtain a 250 g subsample, which was then pulverized to 85% passing 200 mesh using either a single component flying disk mill, or a two-component ring and puck mill.

The analyses were conducted at the ALS laboratory, an accredited laboratory under ISO/IEC 17025 standards, located in North Vancouver, British Columbia. Two analytical methods were used for samples from the Authier Lithium Deposit. The first analytical method used by ALS was the 38 elements analysis, not including lithium, using lithium metaborate fusion, followed by inductively coupled plasma mass spectrometry (ICP-MS) (ALS code ME-MS81). The method used 0.2 g of the pulverized material and returned different detection limits for each element. The second analytical protocol used by ALS was the ore grade lithium four-acid digestion with inductively coupled plasma – atomic emission spectrometry (ICP-AES) (ALS code Li-OG63). The Li-OG63 analytical method uses approximately 0.4 g of pulp material and returned a lower detection limit of 0.01% Li.

SGS Geological Services conducted independent check sampling of selected drill core from the Project. The analyses of the check samples were conducted at SGS Canada Inc. Minerals Services laboratory located in Toronto, Ontario (SGS Minerals), which is an accredited ISO/IEC 17025 laboratory. The analytical method used by SGS Minerals is the ore grade analysis using sodium peroxide fusion with induced coupled plasma optical emission spectrometry (ICP-OES) finish methodology with a lower detection limit of 0.01% lithium (SGS code ICP90Q). This method uses 20 g of pulp material.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 99 8.1.2 AGAT Laboratories 2011-2012 Procedures Samples received at AGAT Laboratories in 2011-2012 were processed according to the following procedures at the AGAT preparation facilities in Sudbury, Ontario. All samples were inspected and compared to the chain of custody (COC) and logged into the AGAT laboratory management system then weighed. Drying was undertaken at 60°C on all samples. Sample material was crushed in a Rocklabs Boyd or a TM Terminator Jaw Crusher to 75% passing 10 mesh (2 mm). The crushed material was split with either a rifle splitter or a rotary splitter to obtain a 250 g subsample, which was then pulverized to 85% passing 200 mesh (75 µm) using TM and TM-2 pulverizers. The analyses were conducted at the AGAT laboratory, an accredited laboratory under ISO/IEC 17025 standards, located in Mississauga, Ontario. The analytical protocol used at AGAT is the ore grade lithium four-acid digestion with ICP-OES (AGAT code 201079) -Li. The analytical method uses approximately 0.5 g of pulp material and uses a lower detection limit of 0.0001% lithium. 8.1.3 SGS 2016-2017 Sampling Procedures Drill core samples collected during the 2016 diamond drilling program were transported directly by a courier truck, contracted by Sayona Québec, to the SGS laboratory preparation facilities in Sudbury, Ontario for sample preparation. Procedures followed were based upon industry best practice. All samples were inspected and compared to the chain of custody and logged into the SGS laboratory management system. Samples were then weighed and dried. Samples were crushed to 75% passing 10 mesh (2 mm), split to obtain a 250 g subsample, which was pulverized to 85% passing 200 mesh (75 µm). Samples were then shipped to SGS Mineral Services laboratories in Lakefield, Ontario, for analysis. Analyses of all 2016 drilling samples were conducted at the SGS laboratory located in Lakefield, Ontario, which is an accredited laboratory under ISO/IEC 17025 standards accredited by the Standards Council of Canada. The analytical protocol used at SGS Lakefield was method GE ICP90A 29 element analysis – sodium peroxide fusion that involved the complete dissolution of the sample in molten flux for ICP-AES analysis. The detection limits for lithium are 10 ppm (lower) and 10,000 ppm (upper). No geophysical or handheld tools were used. 8.2 QA / QC PROCEDURES 8.2.1 Quality Assurance and Quality Control Procedure by Glen Eagle Over and above the laboratory quality assurance quality control protocol (QA/QC) routinely conducted by ALS using pulp duplicate analysis, Glen Eagle implemented an internal QA/QC protocol consisting of the insertion of reference material, i.e., analytical standards and blanks, on a systematic basis, with the Authier Lithium DFS Technical Report Summary – Quebec, Canada 100 samples shipped to ALS. The company also sent pulps from selected mineralized intersections to SGS Minerals for reanalysis. SGS Geological Services did not visit the ALS or SGS Minerals facilities or conduct an audit of the laboratories. 8.2.1.1 Analytical Standards Two different standards were used by Glen Eagle for the internal QA/QC program: one low-grade lithium (Low-Li) and one high-grade lithium (High-Li) standard. Both standards were custom-made reference materials from mineralized material coming from the main pegmatite intrusion at the Authier Property. To evaluate their expected values, both Low-Li and High-Li standards were analyzed 15 times each at the SGS Minerals laboratory in Toronto and 15 times each at the ALS laboratory in North Vancouver, British- Colombia. The analytical protocol used at SGS Minerals was the mineral grade sodium peroxide fusion with ICP-OES finish described in Section 8.1.1. The analytical protocol used at ALS was the ore grade lithium four-acid digestion with ICP-AES finish, also described in Section 8.1.1. For the Low-Li standard, the analytical results returned from SGS Minerals for the 15 samples averaged 0.63% Li2O versus an average of 0.61% Li2O for the 15 samples submitted to ALS. For the High-Li standard, the average of the 15 samples analyzed at SGS Minerals returned 2.91% Li2O versus an average of 2.88% Li2O for the 15 samples processed at ALS. Each laboratory showed relatively consistent analytical results from one sample to another for each standard analyzed. The averages for each standard also show a good correlation between SGS Minerals and ALS. The results from the analysis of these 30 samples for each Low-Li and High-Li were used to determine the expected values, based upon a mean value from the 30 samples, and the QA/QC warning/failure thresholds, i.e., ±2 standard deviations and ±3 standard deviations, respectively. Table 8-1 shows the results for each standard using both analytical protocols.

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Table 8-1 – Results from Custom Low-Li and High-Li standards.

Glen Eagle Resources Inc. – Authier Project – Standards Certifications			
	Low-grade Standard (% Li_2O)		
	ALS Data	SGS Data	All Data
Count	15	15	30
Mean	0.614	0.629	0.622
Std. Dev	0.042	0.012	0.031
Min	0.588	0.603	0.588
Median	0.605	0.624	0.619
Max	0.764	0.646	0.764
QA/QC Thresholds	Warning Range	Lower Limit	0.559
	(2 x Std Dev)	Higher Limit	0.684
	Failure Limit	Lower Limit	0.528
	(3 x Std Dev)	Higher Limit	0.715
	High-grade Standard (% Li_2O)		
	ALS Data	SGS Data	All Data
Count	15	15	30
Mean	2.884	2.911	2.898
Std. Dev	0.067	0.031	0.053
Min	2.756	2.820	2.756
Median	2.874	2.907	2.907
Max	3.090	2.950	3.090
QA/QC Thresholds	Warning Range	Lower Limit	2.792
	(2 x Std Dev)	Higher Limit	3.003
	Failure Limit	Lower Limit	2.739
	(3 x Std Dev)	Higher Limit	3.056

8.2.2 2010-2012 Reference Materials Results

In 2010, Glen Eagle sent samples to ALS Minerals in Vancouver, British Columbia and, starting in 2011, to AGAT in Mississauga, Ontario. During this period, 31 High-Li and 32 Low-Li were inserted into the sampling procedure. A graphic representation of reference materials (RM) quality control failures and the labelling results are included in Figure 8-1. The red lines represent three times the standard deviation (±3σ). Of a total of 63 RM samples tested since 2010, seven RM samples (11%) produced results exceeding ±3σ. Similarly, only two RM samples (3%) produced results exceeding 10% of the expected value. Almost all RM analyses fell under the 10% difference from the expected RM value.

8.2.2.1 Z Scores

The Z scores were also calculated and plotted (Figure 8-1). The z-score is the difference between the observed RM result and the expected result divided by the expected standard deviation:

z-score = (x - μ) / s,

Where:

x is the observed assay;

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μ is the expected assay for the RM;

s is the expected standard deviation for the RM.


Authier Reference Materials Z-Score
+3σ
-3σ
Z-Score
Sample Count
STD Hi
STD Low
Authier Percent of Expected for Li2O % Results for RMs
+10%
-10%
Z-Score
Sample Count
Std Hi
Std Low

Figure 8-1 – RM (STD High, STD Low) results.

8.2.2.2 ALS Minerals 2010 Reference Materials Results

In 2010, Glen Eagle sent samples to ALS Minerals of Vancouver. In Figure 8-2, the red lines represent the absolute limits of three times the standard deviations (±3σ) and the absolute percentage differences from the RM expected values. Of a total of 31 RM analyses, two RM (6%) produced results exceeding ±3σ the expected value. Additionally, no RM produced results exceeding 10% the RM expected value. Possible mislabels are included in this analysis.

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ALS 2010 Authier RM Z-Score
+3σ
-3σ
Z-Score
Sample Number
ALS 2010 Percent of Expected for Li2O
% Results for RMs
+10%
-10%
Absolute % difference
Sample Number

Figure 8-2 – ALS 2010 RM Z-score & percentage from expected RM value.

8.2.2.3 AGAT 2011-2012 Reference Materials Results

Beginning in 2011, Glen Eagle sent samples to AGAT Laboratories in Mississauga for analysis. In Figure 8-3 3, the red lines represent the absolute limits of three times the standard deviations (±3σ) and the absolute percentage differences from the RM expected values. Out of a total of 32 RM, five RM (15%) produced results exceeding ±3σ the expected value. Additionally, two RM produced results exceeding 10% of the expected value. Possible mislabels are included in this analysis. SGS Geological Services is of the opinion that certain RMs were mislabelled at that time.

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AGAT 2011-2012 Authier RM Z-Score
+3σ
-3σ
Z-Score
Sample Number
AGAT 2011-2012 Percent of Expected
for Li2O % Results for RMs
+10%
-10%
Absolute % difference
Sample Number

Figure 8-3 – AGAT 2011-2012 RM Z-score & percentage from expected RM value.

8.2.3 Quality Assurance and Quality Control Procedures by Sayona Québec

In addition to the laboratory QA/QC protocol routinely conducted by SGS using standards and pulp duplicate analysis, Sayona Québec applied a QA/QC protocol involving a review of laboratory-supplied internal QA/QC and in-house controls consisting of the insertion of in-house reference standards, i.e., high- and low-grade, prepared with material from the Project and certified by lab round-robin, and samples of barren material (blanks), on a systematic basis with the samples shipped to SGS. Sample sizes are considered appropriate with regard to the grain size of the sampled material.

8.2.3.1 Analytical Standards

Two different standards were used by Sayona Québec for the internal QA/QC program: one Low-Li and one High-Li standard. The samples were the same standards used by Glen Eagle for the 2010-2012 drilling programs. Both standards were custom-made references produced from mineralized material from the main pegmatite intrusion at the Authier Property. Both Low-Li and High-Li standards were analyzed 15 times each at the SGS Minerals laboratory in Toronto, Ontario, and 15 times each at the ALS laboratory in North Vancouver, British-Colombia.

The analytical protocol used at SGS Minerals was the mineral grade sodium peroxide fusion with ICP-OES finish described in Section 8.1.1. The analytical protocol used at ALS was the ore grade lithium four-acid digestion with ICP-AES finish, also described in Section 8.1.1.

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For the Low-Li standard, the analytical results returned from SGS Minerals for the 15 samples averaged 0.63% Li_2O versus an average of 0.61% Li_2O for the 15 samples submitted to ALS. For the High-Li standard, the average of the 15 samples analyzed at SGS Minerals returned 2.91% Li_2O versus an average of 2.88% Li_2O for the 15 samples processed at ALS. Each laboratory shows relatively consistent analytical results from one sample to another for each standard analyzed. The averages for each standard also show a good correlation between SGS Minerals and ALS. The results from the analysis of the 30 samples for each Low-Li and High-Li are used to determine the expected values, based upon a mean value from the 30 samples, and the QA/QC warning/failure thresholds, i.e., ±2 standard deviations and ±3 standard deviations, respectively. Table 8-2 shows the results for each standard using both analytical protocols.

Table 8-2 – Results from custom Low-Li and High-Li standards – Sayona Québec 2016.

Li Standard(s)					No. of Samples	Calculated Values			
Standard	Method	Exp Method	Exp Value	Exp SD		Mean Li	SD	CV	Mean Bias
High_Li	FS_ICPES	FS_ICPES	1.346	0.025	29	1.412	0.032	0.022	4.91%
Low_Li	FS_ICPES	4A_ICPES	0.289	0.014	25	0.301	0.005	0.018	4.56%

8.2.4 2016 Reference Materials Results

The 2016 QA/QC follow-up was conducted by Rock Solid Data Consultancy Pty., mandated by Sayona Québec, which prepared a report that included performance of reference material (Sayona Québec and SGS).

In 2016, Sayona Québec included the two standards at random intervals during sampling, at a rate of approximately 1:20 samples. All results for both the High-Li and Low-Li reported above the expected values and fell within ±10% from expected value. The results show a consistent bias with a mean of +4.91% for High-Li and +4.56% for Low-Li. The bias might be attributed to the difference between the SGS method by which the standard samples were analyzed (SGS GE_ICP90A) and the methods used for deriving the expected value for the standards (SGS ICP90Q and ALS Li-OG63).

In Figure 8-4 and Figure 8-5, orange lines represent the ±3σ from the expected value and the red lines represent ±10% of the expected value. The results for the 29 High-Li and 25 Low-Li samples are summarized in Table 8-2.

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'Authier High Li' (Exp: 1.346 %): Li by FS ICPES
Exp Max=1.481
3xExp SD=1.421
CalcMean= 1.412
Exp= 1.346
3xExp SD=1.271
Exp Min=1.211
Li %
Instance

Figure 8-4 – RM (STD High) results Sayona Québec 2016.


'Authier Low Li' (Exp: 0.288 %): Li by FS ICPES
3xExp SD=0.330
2xExp SD=0.316
CalcMean= 0.301
Exp= 0.288
2xExp SD=0.260
3xExp SD=0.246
Li %
Instance

Figure 8-5 – RM (STD Low) results Sayona Québec 2016.

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8.2.4.1 Company Blank Material

Sayona Québec used one non-certified silica blank during the 2016 and 2017 drilling campaigns to test for potential sample contamination during sampling, preparation, and analysis processes. The material was "Special Kitty Litter" purchased from Walmart and was stored in airtight plastic tubs to prevent contamination. Each sample consisted of approximately 200 g of material scooped with a dedicated mug into the plastic sample bags. The blanks were included at routine intervals during sampling at a rate of approximately 1:20 samples. The blanks were analyzed for lithium by SGS using the sodium peroxide fusion ICPOES (GE_ICP90A) method.

The expected value and standard deviation for the blank were set to 0.001% lithium, which is the detection limit for the analysis method. The control limits were set as ±3σ from the expected value.

The blank material performed well with all samples <0.003% and no outliers reported. The results for the 57 blank samples are summarized in the Table 8-3 and Figure 8-6.

Table 8-3 – Blank Summary – Sayona Québec 2016.

Li Standard(s)					No. of Samples	Calculated Values			
Standard	Method	Exp Method	Exp Value	Exp SD		Mean Li	SD	CV	Mean Bias
Blk_SpKi Litter	FS_ICPES	FS_ICPES	0.001	0.001	57	0.000	0.001	0.000	na


'Blk_SpKi Litter' (Exp: 0.001 %): Li by FS_ICPES
Li %
Instance
3xExp SD=0.004
2xExp SD=0.003
Exp= 0.001
CalcMean= 0.000
2xExp SD=-0.001
3xExp SD=-0.002

Figure 8-6 – Blank Performance – Sayona Québec 2016.

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8.2.4.2 Sayona Québec Duplicates 2016

Sayona Québec did not collect duplicate samples during the 2016 drill campaign. The SGS Lakefield laboratory reported two types of laboratory duplicates in their batches, a coarse duplicate, and a pulp repeat.

8.2.5 2017 Reference Materials Results

The 2017 QA/QC follow-up was conducted by Rock Solid Data Consultancy Pty., mandated by Sayona Québec, which included performance of reference material of both Sayona Québec and SGS.

In 2017, Sayona Québec included the two standards at random intervals during sampling at a rate of approximately 1:20 samples, the same procedure as 2016. The Sayona Québec blank material, the SGS blank and low-grade SGS laboratory standard (RTS-3A) performed well with all samples within control limits.

The two Sayona Québec standards, High-Li, and Low-Li, and SGS laboratory standards, NBS183, NIST97B and SY-4, exhibited a bias shift in the results reported during April 2017 compared to the results reported in March 2017. All results for laboratory standard NBS183, reported during April 2017, fell below 3σ from the expected value, which is in contrast to the results for March 2017 and for the 2016 drilling campaign, where all results reported within ±3σ from the expected value. The apparent bias could be due to laboratory calibration error and will be controlled by Sayona Québec through pulp check assaying in both the same lab and another lab during the Phase 3 drilling program.

In the charts that follow, the orange lines represent the ±3σ from the expected value and the red lines represent ±10% from expected value. The results for the 17 High-Li and 19 Low-Li samples are summarized in Table 8-4.

Table 8-4 – Results from custom Low-Li and High-Li standards – Sayona Québec 2017.

Li Standard(s)					No. of Samples	Calculated Values			
Standard	Method	Exp Method	Exp Value	Exp SD		Mean Li	SD	CV	Mean Bias
High_Li	FS_ICPES	UN_UN	1.346	0.025	17	1.360	0.051	0.038	1.05%
Low_Li	FS_ICPES	UN_UN	0.288	0.014	19	0.289	0.010	0.035	0.29%

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'Authier High Li': Li by FS ICPES
Li %
Instance
3xExp SD=1.421
2xExp SD=1.396
CalcMean= 1.360
Exp= 1.346
2xExp SD=1.296
3xExp SD=1.271

Figure 8-7 – RM (STD High) results.


'Authier Low Li': Li by FS ICPES
Li %
Instance
3xExp SD=0.330
2xExp SD=0.316
CalcMean= 0.289
Exp= 0.288
2xExp SD=0.260
3xExp SD=0.246

Figure 8-8 – RM (STD Low) results.

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High Li and NBS183: Li by FS ICPES: 1/10/2016 to 30/04/2017
Li %
Date
3xExp SD=2.004
2xExp SD=1.974
Exp= 1.914
2xExp SD=1.854
3xExp SD=1.824
3xExp SD=1.421
2xExp SD=1.396
Exp= 1.346
2xExp SD=1.296
3xExp SD=1.271
Authier_High_Li
SGSNBS183
Date Range

Figure 8-9 – Authier High-Li and SGS NBS183 performance 2016-2017.

8.2.5.1 Company Blank Material

Sayona Québec utilized one non-certified silica blank during the 2016 and 2017 drilling campaign to test for potential sample contamination during sampling, preparation, and analysis processes. The material was "Special Kitty Litter" purchased from Walmart and was stored in airtight plastic tubs to prevent contamination. Each sample consisted of approximately 200 g of the material scooped with a dedicated mug into the plastic sample bags.

The blanks were included at routine intervals during sampling at a rate of approximately 1:20 samples. The blanks were analyzed for Li by SGS sodium peroxide fusion ICP-OES (GE_ICP90A).

The expected value and standard deviation for the blanks were set to 0.001% lithium, which is the detection limit for the analysis method. The control limits are set as ±3σ from the expected value.

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The blank material performed well with all samples <0.003% and no outliers reported. The results for the 44 blank samples are summarized in Table 8-5 and Figure 8-10. Orange lines in the figure represent the ±3σ from the expected value and the red lines represent ±2σ from the expected value.

Table 8-5 – Blank summary – Sayona Québec 2017.

Li Standard(s)					No. of Samples	Calculated Values			
Standard	Method	Exp Method	Exp Value	Exp SD		Mean Li	SD	CV	Mean Bias
Blank	FS_ICPES	FS_ICPES	0.000	0.001	44	-0.001	0.001	0.000	0.00%


'Blk Spkl Litter': Li by
FS_ICPES
Li %
0.004
0.003
0.002
0.001
0.000
-0.001
-0.002
-0.003
-0.004
3xExp SD=0.003
2xExp SD=0.002
Exp= 0.000
CalcMean= -0.001
2xExp SD=-0.002
3xExp SD=-0.003
Instance

Figure 8-10 – Blank performance – Sayona Québec 2017.

8.2.5.2 Sayona Québec Duplicates 2017

Sayona Québec did not collect duplicate samples during the 2017 drill campaign. The SGS Lakefield laboratory reported two types of laboratory duplicates in their batches, a coarse duplicate, and a pulp repeat.

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8.2.6 Sayona Québec 2018 Reference Materials Results

The 2018 QA/QC follow-up was conducted by Rock Solid Data Consultancy Pty., mandated by Sayona Québec. The report included performance of reference materials for both Sayona Québec and SGS. The sampling data was managed by Rock Solid Data and stored in a custom-relational SQL database.

The report is based on quality control data associated with 2,154 m of NQ diamond drilling (DD) from 19 drillholes (AL-18-001 to AL-18-019). A total of 364 half-core samples were collected from mineralized intersections between January and March 2018. Available quality control data include two company standards and one company blank as well as laboratory duplicates, blanks, and standards. Sayona Québec did not collect duplicate samples during the report period.

The drill and quality control samples were submitted to SGS Lakefield, where they were analyzed for lithium and 27 additional elements by sodium peroxide fusion ICP-OES with HCl finish (GE_ICP91A). The lower detection limit for lithium is 0.001%. SGS reported a total of seven batches, between February 22 and March 27, 2018. The lithium analyses are the subject of this report and values are reported in percent.

The amount of drill samples, duplicates and standards reported during the sampling program are summarized in Table 8-6. Approximately 8% of all samples submitted to SGS are Sayona Québec standards and blanks. Laboratory standards and laboratory duplicates represent approximately 11% of the reported samples.

Table 8-6 – Authier 2018 SGS Lakefield batch summary statistics.

Number of Batches	Drill Samples	Drill Duplicates	Company Standards	Company Blanks	Laboratory Duplicates	Laboratory Standards and Blanks
7	364	0	13	20	20	28

During the Authier 2018 drilling campaign, Sayona Québec used two company standards and one blank to monitor the accuracy of the laboratory assay results. The company standards were a High-Li (approx. 1.4%) and a Low-Li (approx. 0.3%) standard.

The High-Li and Low-Li standards were custom-made from mineralized material from the main pegmatite intrusion at the Authier site and were used by Glen Eagle during their 2010-2012 drilling campaigns. The expected value and standard deviation for the standards were derived by Glen Eagle from 30 Lithium (Li_2O) analyses from SGS Toronto and ALS Vancouver. The 15 SGS Toronto analyses were by sodium peroxide fusion with ICP-OES finish (SGS code ICP90Q) and the 15 ALS Vancouver analyses were by ore grade lithium four acid digestion with ICP-AES finish (ALS code Li-OG63). The control limits were set as ±3σ from the expected value. For further details regarding the two standards, refer to document "March-

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01-2013_PEA_Glen-Eagle_rev_March-11.pdf". The two standards were included at routine intervals during sampling at a rate of approximately 1:30 samples. The standards were analyzed for lithium by sodium peroxide fusion ICP-OES with HCl finish (GE_ICP91A).

Sayona Québec used one non-certified blank, logged as Blk_Spki_Litter to test for potential sample contamination during sampling, preparation, and analysis processes. The Blank, Blk_SpKi_Litter was sourced from Walmart under the name "Special Kitty" Natural Clay Cat Litter. It was stored post purchase in airtight plastic tubs to prevent contamination.

The blanks were included at routine intervals during sampling at a rate of approximately 1:20 samples. Each sample consisted of approximately 200 g of the material scooped with a dedicated mug into the plastic sample bags. The blanks were analyzed for lithium by sodium peroxide fusion ICP-OES with HCl finish (GE_ICP91A).

8.2.6.1 Sayona Québec 2018 Standards Results

The lithium results for the company standards are summarized in Table 8-7, Figure 8-11 and Figure 8-12. A total of 13 standards were analyzed. All results for High-Li were within ±3σ from the expected value and all results for Low-Li were within ±2σ from the expected value.

Table 8-7 – Sayona Québec standard reference material summary.

Li Standard(s)					No. of Samples	Calculated Values			
Standard	Method	Exp Method	Exp Value	Exp SD		Mean Li	SD	CV	Mean Bias
High_Li	GE_ICP91A	-	1.346	0.025	6	1.366	0.023	0.002	1.50%
Low_Li	GE_ICP91A	-	0.288	0.014	7	0.294	0.008	0.003	2.25%

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'Authier High Li' (Exp: 1.346 % 'UN UN'): Li by FS ICPES
3xExp SD=1.421
2xExp SD=1.396
CalcMean= 1.366
Exp= 1.346
2xExp SD=1.296
3xExp SD=1.271
Li %
Instance

Figure 8-11 – Authier High-Li performance.


'Authier Low Li' (Exp: 0.288 % 'UN UN'): Li by FS ICPES
3xExp SD=0.330
2xExp SD=0.316
CalcMean= 0.294
Exp= 0.288
2xExp SD=0.260
3xExp SD=0.246
Li %
Instance

Figure 8-12 – Authier Low-Li performance.

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8.2.6.2 Sayona Québec 2018 Blank Results

During the report period a total of 20 blank samples were analyzed. Results for the blanks are summarized in Table 8-8 and Figure 8-13.

Table 8-8 – Sayona Québec blank summary.

Li Standard(s)					No. of Samples	Calculated Values			
Standard	Method	Exp Method	Exp Value	Exp SD		Mean Li	SD	CV	Mean Bias
Blank	GE_ICP91A	-	-	-	20	0.004	0.001	0.161	-


'Blk SpKl Litter': Li by FS ICPES
0.005
0.004
0.003
0.002
0.001
Li %
Instance
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20

Figure 8-13 – Sayona Québec blank performance.

8.2.6.3 Sayona Québec Duplicates 2018

Sayona Québec did not collect duplicate samples during the 2018 drill campaign. The SGS Lakefield laboratory reported two types of laboratory duplicates in their batches, a coarse duplicate, and a pulp repeat.

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8.3 SAMPLE SHIPMENT AND SECURITY

8.3.7 AGAT Laboratories 2011-2012 Procedures

Samples received at AGAT Laboratories in 2011-2012 were processed according to the following procedures at the AGAT preparation facilities in Sudbury, Ontario. All samples were inspected and compared to the chain of custody (COC) and logged into the AGAT laboratory management system then weighed. Drying was undertaken at 60°C on all samples. Sample material was crushed in a Rocklabs Boyd or a TM Terminator Jaw Crusher to 75% passing 10 mesh (2 mm). The crushed material was split with either a rifle splitter or a rotary splitter to obtain a 250 g subsample, which was then pulverized to 85% passing 200 mesh (75 µm) using TM, TM-2 pulverizers.

The analyses were conducted at the AGAT laboratory, an accredited laboratory under ISO/IEC 17025 standards, located in Mississauga, Ontario. The analytical protocol used at AGAT is the ore grade lithium four-acid digestion with ICP-OES (AGAT code 201079) -Li. The analytical method uses approximately 0.5 g of pulp material and uses a lower detection limit of 0.0001% lithium.

8.3.8 SGS 2016-2017 Sampling Procedures

Drill core samples collected during the 2016 diamond drilling program were transported directly by a courier truck, contracted by Sayona Québec, to the SGS laboratory preparation facilities in Sudbury, Ontario for sample preparation. Procedures followed were based upon industry best practice. All samples were inspected and compared to the chain of custody and logged into the SGS laboratory management system.

8.4 CORE HANDLING PROCEDURES

8.4.1 Sayona Drilling Summary

Sayona Québec has completed three drilling programs at the Authier Property, including:

- Phase 1 program in October/November 2016 of 18 holes, totalling 3,967 m. Following the drilling program, Sayona completed an upgrade of the resource and completed a Prefeasibility Study, dated February 2017;
- Phase 2 diamond drilling program in May 2017 of 31 holes totaling 4,117 m; and
- Phase 3 diamond drilling program in November/December 2017, which comprised seven diamond holes (PQ and HQ) for 769.5 m and the collection of five tonnes of core for pilot metallurgical testing; January / March 2018, which comprised 19 holes, NQ diameter, totaling 2,170.45 m; April 2018, involving condemnation drilling, six holes, NQ diameter, for 342.65 m.

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The drilling performed by Sayona since acquiring the Authier Property from Glen Eagle is 81 holes for 11,367.5 m. From this database, 199 drillholes were used for the solid modelling and updated Mineral Resource Estimate (MRE). All holes completed by Sayona in both programs have been diamond core drillholes (DDH) using HQ or NQ core diameter size with a standard tube and bit. Core diameter for metallurgical drilling was done using PQ core for 680 m and HQ core for 89.5 m. Condemnation drilling was done using NQ core diameter.

Core was oriented using a Reflex ACT III tool for Phase 1 and Phase 2, whereas Phase 3 diamond core was not oriented.

The drilling programs were planned and managed by Sayona's Qualified Person, assisted by one of Sayona's project geologists. In addition, Sayona contracted Services Forestiers et d'Exploration GFE (GFE) for the permitting and logistic support of the drilling program. GFE provided the office, core logging and storage facilities to Sayona, which are located less than 4 km southeast from the main pegmatite dyke, near the town of La Motte.

All drill core handling was done on-site with logging and sampling processes conducted by employees and contractors of Sayona.

Drill core of HQ size was placed in wooden core boxes and collected twice a day at the drill site and then transported to the core logging facilities. The drill core was first aligned and measured by a technician or the geologist for core recovery. After a summary review of the core, it was oriented and geologically and geotechnically logged, including rock type, spodumene abundance, mica abundance, rock quality designation (RQD), orientation data (alpha and beta angles) for structures (faults, fractures, etc.). Point load tests (one each, 10 m average) have also been undertaken. The logging of the geological features was predominately qualitative. Parameters such as spodumene abundance are visual estimates by the logging geologist.

The observations of lithology, structure, mineralization, sample number and location were noted by the geologists and geotechnicians in hard copy and an excel spreadsheet, and then recorded in a Microsoft® Access digital database. Copies of the database are stored on an external hard drive for security. Sampling intervals were defined by a geologist. Before sampling, the core was photographed using a digital camera after meter marks and sample intervals have been clearly marked on the core. The core was photographed dry and wet. The core boxes were identified with the box number, hole ID, from and to using aluminum tags. The entire target mineralization type core, i.e., spodumene pegmatite, and surrounding barren host rock has been logged, sampled, and assayed.

The footwall and hanging wall barren host rock has been summary logged. Main rock units, i.e., pegmatite and host rock, are competent with average core recovery of around 99%. High competence of the core tends to preclude any potential issue of sampling bias and sampling is considered representative.

Sampling intervals were determined by the geologist, marked, and tagged based on observations of the lithology and mineralization. The typical sample length is 1.0 m, starting 2 m to 3 m above and below the

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contact of the pegmatite with the barren host rock. In general, at least two host rock samples were collected from each side from the contact with the pegmatite. High- to low-grade lithium-bearing mineralization, i.e., spodumene, is visible during geological logging and sampling.

The drill core samples were split into two halves with one half-placed in a new plastic bag along with the sample tag; the other half was placed in the core box with the second sample tag for reference. The third sample tag was archived on-site. The samples were then catalogued and placed in rice bags or sealed pails for shipping. The sample shipment forms were prepared on-site with one copy inserted into one of the shipment bags and one copy kept for reference.

Full core was sent to the laboratory for PQ and NQ diameter samples taken for the metallurgical drilling program.

As with the 2017 and 2016 samples, the 2018 samples were transported on a regular basis by a courier truck contracted by Sayona, directly to the SGS facilities in Lakefield, Ontario. Sample preparation and assaying techniques are within industry standards and appropriate for this type of mineralization.

All core drilling before 2016 was NQ core diameter size only, standard tubes and bit, and not oriented.

8.5 SPECIFIC GRAVITY MEASUREMENTS

8.5.1 Specific Gravity of Mineralized Material

As part of the 2010 independent data verification program, SGS Geological Services conducted specific gravity (SG) measurements on 38 mineralized core samples collected from drillholes AL 10-01 and AL-10-11 (see Table 8-9). The measurements were performed using the water displacement method, i.e., weight in air divided by volume of water displaced, on representative half-core pieces weighing between 0.67 kg and 1.33 kg, with an average of 1.15 kg, yielding an average SG value of 2.71 t/m³.

Table 8-9 – Specific gravity measurements statistical parameters (2010 Program).

	Unit	Mineralized Material
Count	#	38
Mean	t/m³	2.71
Std Dev	t/m³	0.01
Minimum	t/m³	2.64
Median	t/m³	2.71
Maximum	t/m³	2.81

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In 2017, Sayona Québec performed a density validation program on both mineralized and non-mineralized material. Core samples were sent to ALS in Val-d'Or, Québec, which did the measurements using the same water displacement method. The results of these tests are presented Table 8-10.

Table 8-10 – Specific gravity measurements statistical parameters (2017 Program).

	Unit	Non-mineralized Material	Mineralized Material
Count	#	14	15
Mean	t/m^3	2.90	2.70
Std Dev	t/m^3	0.07	0.05
Minimum	t/m^3	2.77	2.62
Median	t/m^3	2.91	2.70
Maximum	t/m^3	2.99	2.86

8.6 QUALIFIED PERSON COMMENTARY

It is the Author's opinion, based on a review of all possible information, that the sample preparation, analyses and security used on the Project by Sayona currently meets acceptable industry standards and the drill data can and has been used for geological and resource modeling, and resource estimation of classified mineral resources. It is suggested QAQC be implemented on all sampling programs including soil and rock (grab, channel, trench, etc.).

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9 DATA VERIFICATION

9.1 GENERAL

Sayona Québec conducted the current mineral resource estimate (MRE) for the Authier Deposit using an updated, validated database, which incorporates diamond drilling programs completed by Sayona in 2016, 2017 and 2018. The database also includes validated historical drilling data from the Glen Eagle programs between 2010 and 2012. The Glen Eagle drilling database was also validated by SGS Geological Services for the MRE released on November 19, 2013, by Glen Eagle.

The validation did not return any significant issues. The AL-10-XX, AL-11-XX and AL-12-XX collar coordinates present in the database were taken from signed originals and authorized copies of surveyed collar data from independent land surveying companies.

As part of the data verification (see Section 2.2.2 for further reference), the analytical data from the database has been validated with values reported in the laboratories' analytical certificates. The total laboratory certificates verified amounts to a minimum of 20% of the overall laboratory certificates of the Property. There were no relevant errors or discrepancies noted during the validation.

The database used to produce the MRE is derived from a total of 225 holes from across the entire Authier Property, including:

- 81 historical holes.
- 69 drilled by Glen Eagle between 2010 and 2012.
- 75 drilled by Sayona Québec between 2016 and 2018.

The database contains the survey collar location, lithology, and analytical results.

The database cut-off date is August 31, 2021. The author is of the opinion that the final drillhole database is adequate to support the MRE.

From this database, 199 drillholes were used for the solid modelling and MRE.

There is a total of 5,049 assay intervals in the database used for the current MRE and 2,456 of them are contained inside the mineralized solids.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 121 9.2 CHECK SAMPLING OF 2010 ASSAY RESULTS BY SGS GEOLOGICAL SERVICES As part of the 2010 data verification program, SGS Geological Services completed independent analytical checks of drill core duplicate samples taken from Glen Eagle’s 2010 diamond drilling program. SGS Geological Services also conducted analysis of twin holes completed by Sayona Québec to validate the historical analytical data. Finally, verification of the laboratories’ analytical certificates and validation of the Project digital database supplied by Glen Eagle were verified for errors or discrepancies. Thirty mineralized drill core duplicates were collected from holes AL-10-01 and AL-10-11 by SGS Geological Services. The comparison of the 2010 original and duplicate analytical values suggests a small analytical bias toward the original samples processed by ALS. The 2010 Glen Eagle pulp duplicate program also came to this conclusion. The 2010 analytical bias was not very significant, with the duplicate samples returning an average Li2O value 7.9% higher compared to the original samples. 9.3 CHECK SAMPLING OF 2011-2012 ASSAY RESULTS BY SGS GEOLOGICAL SERVICES SGS Geological Services completed analytical checks of drill core duplicate samples taken from selected Glen Eagle 2011-2012 diamond drillholes on the Authier Deposit as part of the independent data verification program. SGS Geological Services also conducted verification of the laboratories analytical certificates and validation of the database supplied by Glen Eagle for errors and discrepancies. During the July 30, 2012, site visit by the author, Maxime Dupéré (P.Geo.), a total of 38 mineralized core duplicates from the Authier pegmatite were collected from holes AL-11-01, AL-11-16 and AL-12-20, and submitted for analysis at SGS Minerals’ laboratory in Lakefield (SGS Lakefield), Ontario, Canada which is an accredited ISO/IEC 17025 laboratory. This has been reviewed and verified by Ehouman N’Dah, P,Geo., the QP for this Report. The analytical method used by SGS Lakefield is the ore grade analysis using sodium peroxide fusion with induced coupled plasma optical emission spectrometry (ICP-OES) finish methodology with a lower detection limit of 0.01% Li (SGS code ICP90Q). This method uses 20 g of pulp material. Blanks were inserted respectively at the beginning and the end of the sample series. Two non-commercial reference materials were also inserted in the sample series: High-grade lithium (High-Li) and Low-grade lithium (Low-Li). Figure 9-1 shows the correlation plots for the check data versus the original data. A summary of the statistical analysis conducted on the data is shown in Table 9-1. There is a good assay correlation for Li2O. The correlation coefficient is above 0.9. The average Li2O grade of the duplicate assays is 13% higher than the original samples. The sign test shows that the proportion Authier Lithium DFS Technical Report Summary – Quebec, Canada 122 of pairs with an old sample value greater than the new sample value is 8 out of 43. The sign test clearly showed a bias at a 95% confidence level. In comparison to the previous check samplings done by SGS Geological Services, results show a clear variability of assay results between laboratories. It is SGS Geological Services, and the author’s, opinion that this difference in favour of the 2010 samples for ALS and the one in favour of the old assay results from the 2012 sampling (AGAT) is less than 15% and is considered acceptable. Recommendations will be made to mitigate this difference in the recommendation section. Figure 9-1 – Correlation plot for independent check samples. 0.000 0.500 1.000 1.500 2.000 2.500 3.000 - 0.50 1.00 1.50 2.00 2.50 3.00 D u p li c a te L i 2 O ( % ) Original Li2O (%) Check Assays Results Comapraison

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Table 9-1 – Summary statistical analysis of original and check assay results.

Criteria	Count	Original < Duplicate	Original > Duplicate
All samples	43	35	8
		81%	19%
> 0.75%	35	30	5
		86%	14%
> 0.75% & <= 1.5%	31	28	3
		90%	10%
> 1.5%	4	2	2
		50%	50%

9.4 TWINNING OF HISTORICAL DRILLHOLES

As part of the Stage 3 drilling program in December 2017, Sayona Québec drilled seven diamond core holes for 769.5 m, PQ diameter, to collect 5.5 tonnes of pegmatite material for the pilot plant program.

All PQ drillholes were from the same drilling pad as both of Sayona Québec's historical holes; PQ holes were sampled metre by metre (full core). The diamond core was assayed and stage-crushed to the appropriate particle size to feed the pilot plant. The samples were processed and assayed at SGS Lakefield for lithium using sodium peroxide fusion, followed by ICP-OES analysis and whole rock analysis (major elements) using X-ray fluorescence (XRF76V) with majors by lithium metaborate fusion. No internal or laboratory QA/QC was applied for the metallurgical sampling as the aim of the analysis was to estimate composition of the two composite pilot plant feed samples, which represented Years 0 to 5 and Years 5+ of the operation.

Comparisons between holes were performed, when possible, based upon holes that were collared and positioned, i.e., azimuths and dip, close enough to the original. Table 9-2 shows the results obtained.

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Table 9-2 – Comparative results for metallurgical pilot plant drillholes vs. original drillholes - Authier Property.

Drillhole	From (m)	To (m)	Thickness (m)	Grade (% Li_2O)	Relative Difference (%)
AL-17-32	13	78	65	1.29	4.55
AL-16-01	12	74	62	1.35	
AL-17-33	53	99	46	1.28	8.14
AL-16-02	50	99	49	1.18	
AL-17-34	56	91	35	1.09	15.05
AL-14	49.38	99.36	49.98	1.27	
AL-17-35	4.7	42	37.3	0.98	NC (1)
AL-12-09	6	33	27	0.85	
AL-17-36	67	81	14	1.47	NC (2)
	83	95	12	1.57	
	104	112	8	1.49	
AL-10-01	72	112.5	40.5	1.38	
AL-17-37	139	146	7	1.15	NC (3)
	151	167	16	0.54	
AL-16-11	135	175	40	1.39	
AL-17-38	34	52	18	0.96	NC (4)
	54	60	6	1.32	
	63	65	2	1.30	
R-93-06	36.58	70.10	33.52	1.12	

Table 9-2 shows a good correlation between AL-17-32 vs. AL-16-01 and AL-17-33 vs. AL-16-02, which were collared less than 5 m from original and drilled at the same azimuth and dip. The correlation is fair for AL-17-34 vs. AL-14.

Note that NC means no comparison done due to technical or operational differences:

- NC (1): No comparison was made between AL-17-35 and AL-12-09 because both holes were drilled at different azimuths and dips;
- NC (2): No comparison was made between AL-17-36 and AL-10-01 because 2 m portions of pegmatite cores from AL-17-36 were used during the pilot plant setup and assays were not reported for such intervals;
- NC (3): No comparisons were made between AL-17-37 and AL-16-11 because 2 m portions of pegmatite cores from AL-17-37 were used during pilot plant setup and assays were not reported for such intervals;
- NC (4): No comparison was made between AL-17-38 and R-93-06 because 2 m portions of pegmatite cores from AL-17-38 were used during pilot plant setup and assays were not reported for such intervals.

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Considering the grade and geometry variability observed in the Authier pegmatite intrusive body, the results of the metallurgical drillhole program showed a fair to good correlation between the metallurgical versus recent and historical drillholes.

Sayona Québec has not conducted twinning of historical drillholes as part of the Phase 1 (2016) and Phase 2 (2017) drilling programs.

Before Sayona Québec's acquisition, and to validate the historical drilling data, SGS Geological Services recommended that Glen Eagle complete twin holes of selected historical drillholes from the AL-XX and the R-93-XX series. In 2010, following SGS Geological Services recommendations, Glen Eagle completed three twin drillholes to verify the historical R-93-XX drillholes series. Holes R-93-01, R-93-13, and R-93-25 were twinned with holes Al-10-11, AL-10-06 and Al-10-01, respectively.

Hole AL-10-11 intersected the mineralized interval at a distance varying between 1 m and 5 m from hole R-93-01. Hole AL-10-11 returned 0.87% Li_2O over 35.90 m, which is 3.68% lower compared to the original mineralized interval of 0.90% Li_2O over the 43.28 m intersected in hole R-93-01.

Hole AL-10-06 intersected two mineralized intervals at a distance varying between 4 m and 4.5 m from hole R-93-13. The first mineralized interval intersected by hole AL-10-13 returned 1.17% Li_2O over 8.55 m, which is 9.36% lower compared to the original mineralized interval of 1.29% Li_2O over the 8.08 m intersected in hole R-93-13. The second mineralized interval intersected by hole AL-10-06 returned 0.83% Li_2O over 8.30 m, which is 27.31% lower compared to the original mineralized interval of 1.14% Li_2O over 9.75 m that was intersected in hole R-93-13.

Hole AL-10-01 intersected the mineralized interval at a distance less than 7.5 m from hole R-93-25. Hole AL-10-01 returned 1.35% Li_2O over 51.25 m, which is 8.46% higher compared to the original mineralized interval of 1.25% Li_2O over the 49.38 m that was intersected in hole R-93-25.

Due to localization difficulties encountered in the field by Sayona Québec, the twin drillholes planned for the AL-XX drillhole series were collared too far, more than 15-20 m, from the historical holes, to be considered valid for data verification. After reviewing all the drill data, two holes, one by the recent Glen Eagle drilling (Al-10-15) and one from the R93-XX series (R93-12), intersected mineral intervals near enough holes from the AL-XX series to be considered valid for data verification.

Hole AL-10-15 intersected a mineralized interval at a distance less than 4.5 m from hole AL-18. Hole AL-10-15 returned 1.20% Li_2O over 15.4 m, which is 75.3% higher compared to the original mineralized interval of 0.69% Li_2O over 15.24 m that was intersected in hole AL-18.

Hole R-93-12 intersected a mineralized interval at a distance less than 5 m from hole AL-24. Hole R-93-12 returned 0.81% Li_2O over 12.19 m, which is 11.8% lower compared to the original mineralized interval of 0.92% Li_2O over 11.52 m that was intersected in hole AL-24.

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Hole AL-12-09 intersected one mineralized interval at a distance varying between 1.5 m and 5 m from hole AL-16. The mineralized interval intersected by hole AL-12-19 returned 0.81% Li_2O over 27 m, which is 22.1% lower compared to the original mineralized interval of 1.01% Li_2O over the 27.4 m that was intersected in hole AL-16 (Figure 9-2).


Li2O% BM
0.00 <= Li2O < 0.25
0.25 <= Li2O < 0.50
0.50 <= Li2O < 0.75
0.75 <= Li2O < 1.00
1.00 <= Li2O < 1.50
1.50 <= Li2O < 3.00
-1.00 <= Li2O < 0.00
AL-16 (from 6.1 m): 1.005% Li2O over 27.4 m
AL-12-09 (from 6.0 m): 0.805% Li2O over 27.0 m
Section S707425E

Figure 9-2 – Oblique view showing results for twin holes Al-16 and AL-12-09.

Hole AL-12-14 intersected one mineralized interval at an average distance of less than 8.5 m from hole AL-19. The mineralized interval intersected by hole AL-12-19 returned 0.74% Li_2O over 36 m, which is 43.4% lower compared to the original mineralized interval of 1.15% Li_2O over the 35.1 m that was intersected in hole AL-19.

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Li2O% BM
0.00 <= Li2O < 0.25
0.25 <= Li2O < 0.50
0.50 <= Li2O < 0.75
0.75 <= Li2O < 1.00
1.00 <= Li2O < 1.50
1.50 <= Li2O < 3.00
-1.00 <= Li2O < 0.00
Section S70750E
AL-19 (from 135.64 m): 1.1483% Li2O over 35.1 m
AL-12-14 (from 132 m): 0.7391% Li2O over 36.0 m
AL-12-14
AL-19

Figure 9-3 – Oblique view showing results for twin holes Al-19 and AL-12-14.

Considering the grade and geometry variability observed in the Authier pegmatite intrusive body, the results of the twin drillhole program showed a fair to good correlation between the recent and historical drillholes, except between historical R-93-13 and AL-10-06 as well as historical AL-19 and AL-12-14, lower mineralized intercepts of which returned Li_2O grade differences in excess of 30% and 40% differences, respectively. No systematic analytical bias was outlined. Based upon the results of the twin hole drill program, SGS Geological Services considers the historical drill data to be of acceptable quality to be included in the final drillhole database of the Project. Table 9-3 summarizes the overall results of the 2010-2012 twin hole drilling program.

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Table 9-3 – Comparative results from the 2010-2012 twin hole drill program at Authier.

Hole ID	From	To	Length	Weighted Average Li_2O (%)	Relative Percent Difference (%)
R-93-01	35.97	79.25	43.28	0.90	3.75
Al-10-11	38.55	74.45	35.90	0.87	
R-93-13	7.16	15.24	8.08	1.29	9.82
Al-10-06	6.55	15.10	8.55	1.17	
R-93-13	31.09	40.84	9.75	1.14	31.63
Al-10-06	32.70	41.00	8.30	0.83	
R-93-25	76.20	125.58	49.38	1.25	8.11
Al-10-01	72.00	123.25	51.25	1.35	
AL-18	96.62	111.86	15.24	0.69	54.72
Al-10-15	81.00	96.40	15.40	1.20	
Al-24	79.34	90.86	11.52	0.92	12.59
R-93-12	96.93	109.12	12.19	0.81	
AL-16	6.10	33.53	27.43	1.01	22.10
AL-12-09	135.64	170.69	27.00	0.81	
AL-19	135.64	170.69	35.05	1.15	43.40
AL-12-14	132.00	168.00	36.00	0.74	

The final database includes the historical and the 2010-2012 drilling data compiled from the Glen Eagle exploration programs. Table 9-3 lists the data contained in the final drillhole database. Although the sign test clearly showed a bias at a 95% confidence level with a 7.9% difference in favour of the duplicate (SGS) Li2O results, SGS Geological Services is of the opinion that the final drillhole database is adequate to support mineral resources estimation.

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10 MINERAL PROCESSING AND METALLURGICAL TESTING

10.1 INITIAL CHARACTERIZATION AND SCOPING STUDIES

10.1.1 Overview

Initial testwork on the Authier Deposit was undertaken by the Québec Department of Natural Resources in 1969. Flotation tests were carried out on a bulk composite sample prepared from split drill core. Results confirmed the ore was amenable to concentration by flotation and the tests produced spodumene concentrates assaying between 5.13% and 5.81% Li_2O with lithium recovery ranging from 67% to 82%.

In 1991, Raymor Resources Ltd. conducted bench-scale metallurgical testing on mineralized pegmatite samples from the Property. An 18.3 kg sample grading 1.66% Li_2O was tested at the Centre de Recherche Minérale (CRM, now COREM) in Québec City. The testwork produced a spodumene concentrate grading 6.30% Li_2O with lithium recovery of 73%.

In 1997, Raymor Resources Ltd. completed testing at CRM on two samples from a pegmatite dyke on the Property: 1) 18-t sample grading 1.32% Li_2O; and 2) 12-t sample grading 1.10% Li_2O. Metallurgical testing on the first sample produced a concentrate grading 5.61% Li_2O with 61% lithium recovery. Magnetic separation was used in the testing to remove iron-bearing silicate minerals. The second sample returned a final concentrate grade of 5.16% Li_2O with 58% recovery.

In 1999, metallurgical testing was conducted at COREM on a 40-t mineralized pegmatite sample from the main intrusion at the Authier Property. Figure 10-1 shows the test pit from which the sample was taken. The testing program was conducted as part of a pre-feasibility study. Results showed spodumene concentrate grades ranging from 5.78% to 5.89% Li_2O with lithium recoveries ranging from 68% to 70% from a sample with head grade of 1.14% Li_2O. A sample with head grade of 1.35% Li_2O produced a 5.96% Li_2O concentrate at 75% recovery.

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Figure 10-1 – Authier bulk test pit.

Table 10-1 gives an overview of recent metallurgical testing programs operated by SGS Canada Inc. at their facilities in Lakefield, Ontario.

Table 10-1 – Recent Authier metallurgical testing programs.

Year	Owner	Sample Size	Testwork
2012	Glen Eagle	270 kg	Flotation testing
2016	Sayona Québec	430 kg	HLS and flotation testing
2017		52 kg	HLS and flotation testing
		66 kg sample	HLS and flotation testing
		120 kg sample	HLS
2018		5 t sample	Pilot plant program
2019		Pilot plant sample	Batch optimization testing

Figure 10-2 shows the locations in The Deposit from which the historical metallurgical testing samples were taken.

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Looking SE
References
Met Test 01 – Bulk - 1999
Pre- Sayona drillholes
Sayona´s drillholes (2016 and 2017)
Met Test 02 – GER – 2012- Sample Location
Met Test 03 / 04 / 05 – 2016 & 2017 SYA Sample Location
Met Test 06 – 2017 SYA Sample Location
Met Test 07 – 2017 SYA Sample Location
Pit UPFS 2017
N

Figure 10-2 – Drillhole locations for the various metallurgical testing samples.

Glen Eagle Resources Inc. undertook a testing program in 2012 on a 270 kg sample as part of a Preliminary Economic Assessment (PEA) of the Project. Batch testwork produced a concentrate grading 6.09% Li_2O with 88% lithium recovery after two stages of cleaning (without mica pre-flotation). After four stages of cleaning and passing the concentrate through a Wet High-Intensity Magnetic Separator (WHIMS) at 15,000 gauss a concentrate grading 6.44% Li_2O was produced with 85% lithium recovery.

In 2016, Sayona completed a metallurgical testing program using drill core from 23 historical holes totalling 430 kg, representing the entire Deposit geometry (including 5% dilution). Concentrate grades varied from 5.38% to 6.05% Li_2O with a lithium recovery ranging from 71% to 79%. Results indicated that ore dilution had a negative impact on flotation performance.

In 2017, two representative samples were prepared, and flotation testing was undertaken to examine the impact of the presence of dilution and the use of site water. Testwork demonstrated the ability to produce concentrate grading 6.0% Li_2O with lithium recovery greater than 80%.

The majority of the testing for the Project has focused on spodumene recovery by froth flotation. In 2016-17, Sayona performed several heavy-liquid separation (HLS) test programs to assess the viability of producing a coarse spodumene concentrate using dense media. Testwork and studies were undertaken and showed that dense media separation (DMS) was not a viable process option for the Authier Deposit.

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A pilot plant testwork program was undertaken in 2018 at SGS Canada Inc. as part of the feasibility study. The aim of the testwork was to confirm the spodumene concentration flowsheet, operational parameters, efficiencies, and reagent consumptions. Roughly 5 t of drill core was used to prepare two composite samples representing: 1) years 0-5, and 2) years 5+ of operation. Testwork included batch and locked-cycle tests and continuous piloting.

In late 2018, an optimization batch testwork program was undertaken at SGS. Testing was performed using sub-samples from the two pilot plant composites. Tests examined the effect of spodumene conditioning, and spodumene collector optimization.

10.2 METALLURGICAL LABORATORY TEST-WORK PROGRAM AND METALLURGICAL RESULTS

10.2.1 Glen Eagle Resources Inc. Testwork (2012)

In 2012, Glen Eagle Resources Inc. operated a testwork program at SGS Canada Inc. in Lakefield, Ontario on samples from the Authier Deposit. A 270 kg representative sample was prepared from three drillholes (DH) along the strike length of the Deposit. The average grade of the sample was 1.23% Li_2O (Table 10-2), which was higher than the 1.02% Li_2O resource grade outlined in the 2012 Glen Eagle 43-101 PEA.

Table 10-2 – Feed sample chemical analysis (2012 testing).

Analysis	Grade (%)
Li	0.57
Li_2O	1.23
SiO_2	74.90
Al_2O_3	15.80
Na_2O	4.22
K_2O	3.08
Fe_2O_3	0.59
CaO	0.18
MgO	0.07
P_2O_5	0.02
MnO	0.10
Cr_2O_3	0.02
LOI	0.40

Mineralogical analysis (Table 10-3) showed major components of the sample to be albite (37%), quartz (27%), microcline (16%), spodumene (15%), and muscovite (5%).

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Table 10-3 – Mineralogical analysis of the feed sample.

Mineral	Weight (%)
Albite	37.20
Quartz	26.50
Microcline	16.20
Spodumene	14.90
Muscovite	4.80
Total	**99.6**

10.2.1.1 Grindability

Bond rod mill work index (RWI) and Bond ball mill work index (BWI) were determined to be 12.3 kWh/t and 15.6 kWh/t, respectively (Table 10-4). BWI was tested using a closing screen size of 150 µm.

Table 10-4 – Grindability results (2012).

Sample	RWI (kWh/t)	BWI (kWh/t)
2012 Composite	12.30	15.60

10.2.1.2 Bench-scale Flotation Tests

SGS completed ten batch flotation tests based on a conventional spodumene flotation flowsheet. Variables investigated during the program included grind size, collector types, and the use of mica pre-flotation.

Stage-grinding and scrubbing were performed in a Denver flotation cell at pH 11 (using NaOH) and in the presence of lignin sulphonate (D618). De-sliming was by settling and decantation. Final concentrate was passed through a WHIMS for upgrading and iron rejection.

The testwork showed that a 6.0% Li_2O concentrate could be produced with lithium recovery greater than 80%. Test F8 showed the best flotation performance (conditions shown in Table 10-5) and resulted in the production of a spodumene concentrate grading 6.09% Li_2O (and 1.57% Fe_2O_3) with 88% lithium recovery after two cleaning stages without the use of mica pre-flotation.

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Table 10-5 – Test F8 test conditions (2012).

Test	Objective	Grind (P100)	Reagent Dosage (g/t)				
			Fuel Oil	NaOH	Na_2CO_3	D618	FA-2
F8	Test without mica flotation	-210 µm	0	275	50	450	675

Table 10-6 – Test F8 bench-scale flotation results.

Product	Weight (%)	Assay (%)		Dist. (%)	
		Li_2O	Fe_2O_3	Li	Fe
Non-mag final concentrate	16.1	6.44	1.06	85	24
4th Cleaner concentrate	16.7	6.29	1.58	86	37
3rd Cleaner concentrate	17.1	6.21	1.58	87	38
2nd Cleaner concentrate	17.6	6.09	1.57	88	39
1st Cleaner concentrate	18.4	5.89	1.57	89	40
Rougher concentrate	18.7	5.81	1.56	89	41
Rougher and scav. conc	21.8	5.07	1.52	90	46

Optimal flotation performance was achieved with stage-grinding to -150 µm and without mica pre-flotation. De-sliming was undertaken using dispersant at pH 11. Spodumene flotation was performed at pH 8 using a fatty acid collector.

10.3 SAYONA QUÉBEC METALLURGICAL TESTING (2016)

In 2016, nine composite samples weighing 358 kg were shipped to SGS Canada Inc. in Lakefield, Ontario for metallurgical testing. The composites were prepared using historical drill core samples. Drill core was selected to produce a sample with similar average grade and mineralogy to the Deposit as a whole. In addition, 5% ore dilution from the hanging wall was added.

10.3.1 Feed Characterization

Sample AMET1 was the main composite tested and the remaining eight composites were considered variability samples. The head assays of the nine composite samples are shown in Table 10-7. Head grades varied between 0.88% Li_2O to 1.12% Li_2O.

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Table 10-7 – Composite sample assays (2016).

AMET	Assay (%)												
	Li	Li_2O	SiO_2	Al_2O_3	Fe_2O_3	MgO	CaO	Na_2O	K_2O	P_2O_5	MnO	LOI	Sum
1	0.52	1.12	73.90	15.70	0.81	0.62	0.34	4.42	2.83	0.03	0.11	0.67	99.4
2	0.44	0.95	72.20	15.00	0.83	0.35	0.32	4.73	2.85	0.03	0.09	0.47	96.9
3	0.41	0.88	74.20	15.60	0.59	0.19	0.21	4.88	3.13	0.02	0.09	0.57	99.5
4	0.51	1.10	72.60	15.30	1.20	1.25	0.49	4.06	2.89	0.03	0.11	0.80	98.8
5	0.51	1.10	73.60	15.30	0.95	0.98	0.47	4.17	3.06	0.02	0.10	0.70	99.4
6	0.49	1.05	73.30	15.50	0.91	0.89	0.42	4.34	3.04	0.04	0.10	0.68	99.2
7	0.52	1.12	71.20	15.00	0.67	0.21	0.17	4.50	2.80	0.03	0.09	0.50	95.2
9	0.48	1.03	73.50	15.10	1.03	1.09	0.42	3.96	3.08	0.02	0.09	0.83	99.1
10	0.41	0.88	74.00	15.30	0.66	0.19	0.20	4.48	3.15	0.03	0.09	0.60	98.7

Mineralogy of the nine composite samples is shown in Table 10-8. Major components of the samples were plagioclase, quartz, K-feldspar, spodumene and muscovite. Spodumene content in the AMET1 sample was 13.3% and ranged from 9.6% to 13.7% in the variability samples. Minor quantities of several iron-bearing silicate minerals were detected (e.g., biotite, amphibole).

Table 10-8 – Mineralogical analysis (2016).

	Mineral	AMET Sample No.								
		1	2	3	4	5	6	7	9	10
Mineral Composition (%)	Spodumene	13.30	11.00	9.60	12.40	11.10	11.80	13.70	13.40	10.80
	Quartz	24.80	27.40	24.80	27.30	25.40	25.50	26.70	28.50	27.40
	Plagioclase	38.50	38.80	40.70	34.20	35.90	37.50	37.80	33.20	38.30
	K-Feldspar	18.60	18.70	21.50	17.90	21.00	18.60	19.10	19.20	20.60
	Muscovite	1.88	1.77	1.58	2.49	1.83	1.96	1.68	2.19	1.84
	Biotite	1.02	0.55	0.44	0.69	0.55	2.08	0.33	0.12	0.30
	Tourmaline	0.29	0.22	0.34	0.28	0.24	0.22	0.26	0.20	0.13
	Amphibole	1.29	1.11	0.48	3.21	2.77	2.12	0.06	2.39	0.43
	Chlorite	0.18	0.10	0.21	1.34	0.92	0.06	0.18	0.64	0.14
	Other	0.23	0.28	0.31	0.24	0.21	0.17	0.11	0.22	0.10
	Total	**100**	**100**	**100**	**100**	**100**	**100**	**100**	**100**	**100**

10.3.2 Grindability

Grindability test results are shown in Table 10-9. Bond abrasion tests were performed on five samples. Abrasion index (AI) ranged from 0.968 g to 1.066 g and fell in at least the 98th percentile in the SGS database which classified the composite samples as very abrasive. BWI was performed on four samples and ranged from 14.2 kWh/t to 14.9 kWh/t classifying the composites as hard.

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Table 10-9 – Grindability results (2016).

Sample	AI (g)	BWI (kWh/t)
AMET1	1.03	14.20
AMET3	1.01	-
AMET4	-	14.80
AMET6	1.07	14.50
AMET9	0.97	14.90
AMET10	1.03	-

10.3.3 Heavy-liquid Separation

Bench-scale HLS tests were performed on five of the AMET samples. Samples were stage-crushed, and the -6.4 mm / +0.86 mm size fraction was tested.

The results indicated that DMS was not a viable option. Using a heavy liquid with sg of 2.95 g/cm^3, the testwork was unable to produce a 6.0% Li_2O concentrate (the highest grade achieved was 4.7% Li_2O). For upgrading tests (separation at 2.7 g/cm^3), results suggest that it was possible to reject more than 40% of the feed mass with lithium losses of between 6% and 15%.

10.3.4 Bench-scale Flotation Tests

Testwork was undertaken on composite sample AMET1. Flotation charges were prepared with grind sizes ranging from 100% passing 300 µm to 75 µm. The results showed optimal grind size to be 100% passing 150 µm. Magnetic separation was performed ahead of flotation in a rougher (5,000 gauss) – scavenger (10,000 gauss) arrangement to reject iron-bearing silicate minerals. Results showed less than 1.5% lithium losses to the magnetic concentrate.

Table 10-11 summarizes the optimized flotation test results for AMET1 sample. Bench-scale results indicated that achieving a concentrate grade of 6.0% Li_2O was difficult and attributed to poor spodumene liberation (68.6% in case of the AMET1 composite). Results show that test F8 produced a concentrate grading 6.07% Li_2O with 71% lithium recovery. Test F15 achieved a concentrate grade of 5.88% Li_2O with 80% recovery. Both of the tests were operated with mica flotation. Based on the results, a locked-cycle test was operated (based on the F15 conditions) and resulted in the production of a 5.65% Li_2O concentrate with lithium recovery of 82%.

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Table 10-10 – Summary of batch test conditions for tests F8 and F15 on AMET1 sample.

Test	Grind	Dosage (g/t)							
	(µm)	H_2SO_4	NaOH	Na_2CO_3	Armac C	F100	FA-2	Na Silicate
F8	212	1,200	250	56	75	400	575	50
F15	150	0	125	338	50	400	580	0

Table 10-11 – Summary of batch flotation tests F8 and F15 on AMET1 sample.

Test	Assay (% Li2O)	Rec. (%)	Observations / Comments
F8	6.07	71.1	Mica flotation with Armac C at pH ~2.5, coarser grind produced >6.0% Li_2O.
F15	5.88	80.3	Mica flotation with Armac C at pH 10.5. Conc. grade 5.9% Li_2O, rec. >80%.

Testwork results showed spodumene liberation did not exceed 74% in any size fraction. The optimal grind size was found to be 100% passing 150 µm and achieving high-grade spodumene concentrate (>6.0% Li_2O) at high recoveries (>80%) was challenging and attributed to poor spodumene liberation.

10.4 SAYONA QUÉBEC METALLURGICAL TEST PROGRAMS (2017)

Several metallurgical testing programs were undertaken at SGS Canada Inc. in Lakefield, Ontario during 2017 to investigate:

- The effect of head grade and dilution on flotation performance (August 2017);
- Impact of grind size and the use of site water on flotation performance (October 2017); and
- HLS testing (October and December 2017).

10.4.1 Bench-scale Flotation (August 2017)

Two composite samples were prepared from a total of 52 kg of drill core from four holes distributed about the ore body. The sample intervals were selected to provide representative: 1) grade (as compared to the resource), and 2) grain size domains (as identified in the core logs: coarse, medium, and fine). A high-grade (HG) composite and a low-grade (LG) composite were prepared based on the drill core lithia content. Sub-samples from the HG and LG composites were combined to produce an average composite (AG) grading roughly 1.0% Li_2O. Waste (dilution) material was included in certain test samples. Assays for each composite sample are given in Table 10-12. Note the relatively high Fe_2O_3 content (9.39%) in the waste composite.

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Table 10-12 – Composite assays for the August 2017 test program.

Sample	Assay (%)												
	Li	Li_2O	SiO_2	Al_2O_3	Fe_2O_3	MgO	CaO	Na_2O	K_2O	P_2O_5	MnO	LOI	Sum
HG	0.71	1.53	74.90	15.30	0.50	0.05	0.15	3.86	2.57	0.02	0.11	0.65	98
LG	0.20	0.43	74.40	15.40	0.60	0.17	0.21	5.98	2.68	0.03	0.10	0.56	100
AG	0.46	0.98	74.70	15.40	0.55	0.11	0.18	4.92	2.63	0.03	0.10	0.60	99
Waste	0.00	0.00	45.60	6.34	9.39	24.50	7.56	0.35	0.02	0.02	0.17	5.66	100

Tests were operated to confirm flotation response at a coarser grind size than previously tested and to demonstrate the impact of head grade and the presence of dilution on metallurgical performance. Tests were undertaken on the HG, LG, and AG samples with grind sizes of 150 um and 180 um. Tests were also operated on AG samples which were diluted with waste rock.

Samples were stage-ground to the appropriate grind size and passed through a WHIMS at 5,000 gauss and 12,000 gauss. De-sliming was performed with F100 dispersant at pH 11. Mica flotation employed Aero 3030C collector. Spodumene flotation was undertaken using 630 g/t FA-2 collector with three stages of cleaning. Table 10-13 summarizes the batch results for the August 2017 testwork program.

Table 10-13 – August 2017 metallurgical testing – Flotation test results.

Test	Details	Head	Conc. Grade (%)		Li Rec.
		(% Li_2O)	Li_2O	Fe_2O_3	(%)
F1	HG, 150 um	1.47	6.22	1.75	83.9
F2	HG, 180 um	1.50	6.45	1.87	86.2
F3	LG, 150 um	0.42	5.52	2.21	66.1
F4	LG, 180 um	0.42	5.36	2.59	49.5
F5	AG, 150 um, diluted	0.97	5.41	2.58	79.8
F6	AG, 150 um, undiluted	0.99	6.32	1.75	82.6
F7	AG, 180 um, diluted	0.99	5.43	2.62	78.1
F8	AG, 180 um, undiluted	1.00	6.31	1.84	85.2

Test results indicated that the LG composite was unable to produce 6.0% Li_2O concentrate while the HG composite achieved the target grade (6.0% Li_2O) and recovery (>80%) with a coarser grind (P100 of 180 µm). All concentrates had relatively high iron content ranging from 1.75% to 2.65% Fe_2O_3.

10.4.2 Bench-scale Flotation (October 2017)

A 66 kg sample was prepared from drill cores to provide a sample with representative grade and grain size as identified in the core logging process: coarse, medium, and fine. The composite assays are shown in

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Table 10-14. The composite sample head grade was 1.08% Li_2O. HLS and flotation tests were undertaken on the composite sample.

Table 10-14 – Composite assays for the October 2017 test program.

Sample	Assay (%)									
	Li	Li_2O	SiO_2	Al_2O_3	Fe_2O_3	MgO	CaO	Na_2O	K_2O	MnO
Oct. Comp.	0.51	1.08	74.60	15.40	0.70	0.12	0.17	4.26	3.22	0.08

Figure 10-3 shows the grade-recovery curves for the four tests from the October 2017 testing program. All tests were able to produce greater than 6.0% Li_2O concentrate at roughly 80% recovery. Tests using site water showed slightly better results than tests using tap water.


7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Li2O Assay %
F1 (-180 micron, tap water)
F2 (-150 micron, site water)
F3 (-180 micron, site water)
F4 (-150 micron, site water)
65
70
75
80
85
90
Li Recovery %

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Figure 10-3 – Grade-recovery curves for the October 2017 testwork.

10.4.3 Heavy Liquid Separation (October 2017)

The aim of the October 2017 HLS testing program was to confirm the results obtained in the 2016 program. The feed sample used for testing was the same sample as for the October 2017 bench-scale flotation tests (Table 10-15). Samples were stage-crushed, and the -6.4 mm / +0.86 mm size fraction was tested. There was slight improvement in the HLS results as compared to the 2012 testwork program. Using a heavy liquid with sg of 2.95 produced a concentrate grade of 6.16% Li_2O but with low lithium recovery of 13.9% (Table 10-15). The results indicated that DMS was not a viable option for the Project.

Table 10-15 – HLS combined sinks results (October 2017).

HL SG	Weight	Assays (%)		Dist. (%)
(g/cm³)	(%)	Li_2O	Fe_2O_3	Li
3.10	0.8	6.91	1.16	5.0
3.00	1.4	6.66	1.10	8.7
2.95	2.4	6.16	1.08	13.9
2.90	2.8	5.95	1.06	15.4
2.80	8.8	4.56	0.99	37.2
2.70	21.0	3.21	0.88	62.4
2.60	53.3	1.48	0.63	72.7

10.4.4 Heavy Liquid Separation (December 2017)

The objective of the December 2017 HLS testing program was to test various size fractions. A 120-kg composite sample was prepared from seven DH across the Authier Deposit. The sample was prepared to reflect the average life-of-mine lithium grade and a representative spodumene grain size across the Deposit. The composite assays are shown in Table 10-16.

Table 10-16 – Composite assays for the December 2017 test program.

Sample	Assay (%)							
	Li	Li_2O	SiO_2	Al_2O_3	Fe_2O_3	CaO	Na_2O	K_2O
Composite	0.53	1.14	74.20	15.50	0.69	0.21	4.27	3.22

Historical HLS testwork for the Project examined a top crush size of 6.35 mm. Samples for the current study were crushed to a top size of 6.35 mm, 4.75 mm, and 3.35 mm. Sub-samples of each were screened

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at 1,000 µm, 850 µm and 500 µm. Undersize fractions were not tested. The objective was to test finer size fractions to determine if improved separation could be achieved due to increased spodumene liberation.

Results showed that concentrates grading >6.0% Li_2O could be produced using heavy liquid with an sg of 3.0 g/cm^3 with low lithium recoveries ranging from 7% to 13% (extrapolation of the data shows the potential for up to ca. 18% lithium recovery).

Tests undertaken using heavy liquid with an sg of 2.7 g/cm^3 showed the potential to upgrade flotation feed. Results showed mass pull ranging from 50% to 62% with 88% to 93% lithium recovery (combined screen undersize and HLS sinks). The grade of the flotation feed stream ranged from 1.6% to 2.0% Li_2O. The testwork results coupled with an economic analysis indicated that DMS was not a viable option for the Authier Project.

10.5 PILOT PLANT OPERATION

10.5.1 Sayona Québec Pilot Plant Program (2018)

A pilot plant testwork program was undertaken at SGS Canada Inc. from December 2017 to May 2018. SGS received a roughly 5-t sample of drill core from the Authier Deposit for testing. The samples were crushed and analysed on a metre-by-metre basis. Two composite samples were prepared to represent 1) Years 0-5 and 2) Years 5+ of operation. The pilot plant feed samples were crushed to 100% passing 3.36 mm. An 80-kg sub-sample from each composite was set aside for batch testing. The testwork program included: feed characterization, grindability tests, batch tests, locked-cycle tests, and continuous pilot plant operation.

10.5.1.1 Feed Characterization

Chemical analysis of the two composite pilot plant feed samples is shown in Table 10-17. The head grades of the two composite samples were 1.01% Li_2O and 1.03% Li_2O, respectively. The only significant differences in chemical composition were slightly elevated concentrations of iron and magnesium in Composite 1.

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Table 10-17 – Chemical compositions of the pilot plant feed samples.

Analysis	Composite 1	Composite 2
	Years 0-5	Years 5+
Li	0.47	0.48
Li_2O	1.01	1.03
SiO_2	73.50	74.90
Al_2O_3	15.60	15.60
Fe_2O_3	0.79	0.56
MgO	0.39	0.10
CaO	0.25	0.17
Na_2O	4.69	4.56
K_2O	2.72	2.95
MnO	0.10	0.09
sg	2.71	2.71

Samples of each composite were analyzed by X-ray diffraction (XRD). Results of semi-quantitative mineralogical analysis are shown in Table 10-18. Feldspars, quartz and spodumene are the major constituents in the samples. The presence of hornblende, clinochlore and biotite in Composite 1 correspond to elevated concentrations of iron and magnesium in the sample Table 10-17).

Table 10-18 – Semi-quantitative XRD results (Rietveld Analysis).

Mineral	Composite 1	Composite 2
	Years 0-5	Years 5+
	(wt %)	(wt %)
Albite	36.2	33.9
Quartz	31.1	34.8
Spodumene	11.3	9.7
Microcline	9.6	11.0
Muscovite	4.0	9.3
Hornblende	3.4	-
Biotite	1.6	1.2
Clinochlore	2.7	-
Total	**100**	**100**

Grindability

Table 10-19 summarizes the grindability testwork results obtained during the pilot plant program. Six drill core samples were selected for variability grindability testing. Bond low-energy impact crushing work index (CWI) ranged from 12.1 kWh/t to 19.5 kWh/t (moderately soft to medium range). Bond BWI was measured for the six aforementioned samples and for the two composite pilot plant feed samples. BWI ranged from 12.7 kWh/t to 15.8 kWh/t with an average of 14.6 kWh/t ranking the samples as moderately

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soft to moderately hard. AI ranged from 0.806 g to 1.009 g. The material tested is highly abrasive and fell in the 95-98th percentile in the SGS abrasion index database.

Table 10-19 – Summary of grindability results.

Sample	Hole no.	CWI (kWh/t)	BWI (kWh/t)	AI (g)
1.00	AL-17-034 47-49 m	13.0	12.7	0.9
2.00	AL-17-034 54-56 m	14.7	14.5	0.8
3.00	AL-17-037 167-171 m	12.1	15.8	1.0
4.00	AL-17-036 81-83 m	15.8	15.8	1.0
5.00	AL-17-036 102-104 m	19.5	15.2	1.0
6.00	AL-17-038 53-54 m	15.0	14.9	1.0
PP1	Composite 1 - Yr 0-5	-	13.7	-
PP2	Composite 2 - Yr 5+	-	14.1	-

Bench-scale Flotation Tests

Over forty bench-scale batch tests were operated to confirm and optimize the flowsheet and reagent schemes prior to piloting. Batch tests were undertaken on each composite and included: stage-grinding, magnetic separation (5,000 gauss and 10,000 gauss), de-sliming, mica flotation, and spodumene flotation. Initial batch tests focused on replicating the results from October 2017 testwork. The flowsheet was modified as the testwork program progressed to incorporate successful variations to optimize the flowsheet. The optimized flowsheet, based on tests F37 to F43, is presented in Figure 10-4.

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1
80 Mesh Screen
Stage-Grinding
2
High Density Scrubbing
De-Sliming Cyclone 1
Mag Sep 5k and 10k Gauss
Mag
Mids
Non-Mag
3
Mica Conditioning
Mica Rougher Flotation
Mica Scaveneger Flotation
4
5
De-Sliming Cyclone 2
High Density Scrubbing
High Density Conditioning
Spod. Ro. Flotation
High Density Conditioning
Spod. Ro. Scav. Flotation
7
6
1st Cleaner
8
2nd Cleaner
3rd Cleaner
9
Product Legend
1 Crushed Feed
2 Slimes 1
3 WHIMS Mag Conc
4 Mica Conc.
5 Slimes 2
6 Li Ro Scav Conc
7 Li Ro Scav Tails
8 Li Cleaner Tails
9 Li Final Conc.

Figure 10-4 – Optimized batch flowsheet.

For the optimized tests, sub-samples of Composites 1 or 2 were stage-ground to 100% passing 180 µm. The stage-ground feed was scrubbed and de-slimed by decantation. The de-slimed material was processed through a lab-scale WHIMS at 5,000 gauss and 10,000 gauss. Mica flotation was undertaken on the non-magnetic fraction. Rougher and scavenger flotation was undertaken using Armac T collector. The mica scavenger tailings were scrubbed at high density, de-slimed, and conditioned at a pulp density of roughly 65% w/w solids with Sylfat FA-2 spodumene collector. Rougher and scavenger flotation were undertaken with, typically, three stages of cleaning. Reagent dosages for the optimized batch tests operated on Composite 1 or Composite 2 are shown in Table 10-20. Armac T dosage ranged from 100 g/t to 110 g/t and FA-2 dosage ranged from 780 g/t to 1,080 g/t. Table 10-20: Reagent dosages for selected batch tests.

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Table 10-20 – Reagent dosages for selected batch tests.

Feed	Test	Dosage (g/t)					
		NaOH	Na_2CO_3	Armac T	F100	FA-2	Na Silicate
Composite 1	F34	250	300	110	250	1,080	0
	F37	388	150	110	250	1,080	0
	F40	312	125	110	250	780	0
Composite 2	F30	275	175	100	250	1,080	25
	F42	375	162	110	250	980	0
	F43	450	512	110	250	980	0

Figure 10-5 shows the grade-recovery curves for selected batch tests. The results show that 80% lithium recovery was achieved at a concentrate grade of 6.0% Li_2O for both composite samples.


Li2O Assay %
Li Recovery %
F34 Composite 1
F37 Composite 1
F41 Composite 1
F30 Composite 2
F32 Composite 2
F43 Composite 2

Figure 10-5 – Batch test grade-recovery curves.

Table 10-21 shows the detailed results for the optimized batch tests.

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Table 10-21 – Selected batch test results for Composite 1 and Composite 2.

Test No.	Combined	Weight		Assays (%)											Distribution (%)									
Objective	Product	g	%	Li	Li_2O	SiO_2	Al_2O_3	K_2O	Na_2O	CaO	MgO	MnO	P_2O_5	Fe_2O_3	Li	SiO_2	Al_2O_3	K_2O	Na_2O	CaO	MgO	MnO	P_2O_5	Fe_2O_3
F34 (Comp 1)	3rd Li Con	267.4	13.6	2.77	5.96	63.7	24.7	0.87	0.80	0.38	0.65	0.16	0.05	1.65	80.4	11.7	21.3	4.4	2.3	12.2	21.1	18.7	32.4	24.9
Studying the Effect of Higher Temp in Conditioning	Li 2nd Cl Con	280.1	14.2	2.71	5.84	63.9	24.5	0.94	0.89	0.37	0.64	0.16	0.05	1.63	82.5	12.3	22.1	4.9	2.7	12.5	21.9	19.2	33.0	25.8
	Li 1st Cl Con	296.9	15.0	2.62	5.63	64.3	24.2	1.04	1.06	0.36	0.63	0.15	0.05	1.59	84.4	13.1	23.1	5.8	3.4	12.9	22.8	19.8	33.9	26.6
	Li Ro Con	348.0	17.7	2.30	4.95	65.6	22.9	1.31	1.62	0.34	0.58	0.14	0.04	1.43	87.0	15.7	25.7	8.6	6.0	14.1	24.6	20.9	36.4	28.1
	Li Ro+Sc Con	379.0	19.2	2.14	4.62	66.3	22.3	1.43	1.89	0.33	0.56	0.13	0.04	1.35	88.2	17.3	27.3	10.2	7.7	15.0	25.6	21.5	37.1	28.9
	Mica Con	58.0	2.9	0.26	0.56	58.4	23.6	6.80	2.62	0.22	1.59	0.12	0.03	2.67	1.6	2.3	4.4	7.4	1.6	1.5	11.2	3.1	4.2	8.8
	Mica Ro+Sc Con	122.3	6.2	0.23	0.50	63.9	20.0	5.62	3.50	0.30	1.62	0.09	0.05	2.20	3.1	5.4	7.9	12.9	4.6	4.5	24.0	4.7	13.6	15.2
	Li Ro Tail	1,306.0	66.2	0.02	0.04	78.2	13.3	2.76	5.76	0.17	0.05	0.01	0.01	0.13	2.8	70.2	56.1	67.6	80.4	26.9	7.2	6.2	31.7	9.5
	Li Ro+Sc Tail	1,275.0	64.6	0.01	0.03	78.3	13.3	2.76	5.78	0.17	0.04	0.01	0.01	0.12	1.7	68.7	54.6	66.0	78.7	26.0	6.2	5.6	30.9	8.6
	10A Mags Con	36.0	1.8	0.62	1.32	48.2	17.5	2.05	1.34	1.24	5.60	3.99	0.04	16.14	2.4	1.2	2.0	1.4	0.5	5.3	24.1	61.8	3.4	32.3
	5A Mags Con	16.0	0.8	0.50	1.08	47.9	16.7	1.39	1.59	0.86	3.18	6.07	0.04	20.20	0.9	0.5	0.9	0.4	0.3	1.6	6.2	42.4	1.6	18.2
	F34 Total Slimes	161.2	8.2	0.27	0.58	67.4	15.8	3.16	4.95	2.55	1.02	0.09	0.04	1.64	4.7	7.5	8.2	9.6	8.5	49.2	20.1	6.3	15.0	15.0
	Head (calc.)	1,973.0	100.0	0.47	1.00	73.7	15.7	2.70	4.74	0.42	0.42	0.12	0.02	0.90	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0
	Head (Dir.)			0.47	1.01	73.5	15.6	2.72	4.69	0.25	0.39	0.10	0.03	0.79										
F37 (Comp 1)	3rd Li Con	257.1	13.0	2.86	6.16	63.3	24.6	0.88	0.75	0.36	0.76	0.18	0.05	1.61	77.7	11.1	20.3	4.2	2.0	9.4	23.7	21.3	22.6	24.6
Armac T in mica, and higher density in conditioning	Li 2nd Cl Con	270.8	13.6	2.80	6.04	63.5	24.4	0.95	0.83	0.35	0.75	0.18	0.05	1.60	80.2	11.8	21.2	4.8	2.4	9.7	24.8	21.9	23.1	25.7
	Li 1st Cl Con	286.3	14.4	2.71	5.84	63.8	24.1	1.05	0.97	0.34	0.74	0.17	0.05	1.57	82.1	12.5	22.2	5.6	2.9	9.9	25.8	22.4	23.7	26.7
	Li Ro Con	347.0	17.5	2.31	4.97	65.6	22.6	1.37	1.64	0.31	0.66	0.14	0.04	1.36	84.7	15.6	25.2	8.9	6.0	10.9	27.7	23.0	25.8	28.1
	Li Ro+Sc Con	375.0	18.9	2.19	4.72	66.2	22.1	1.47	1.85	0.30	0.63	0.14	0.04	1.31	86.8	17.0	26.7	10.3	7.3	11.5	28.6	23.6	26.8	29.1
	Mica Ro Con	42.0	2.1	0.28	0.60	53.2	18.6	6.09	2.50	0.31	1.67	0.10	0.06	2.18	1.2	1.5	2.5	4.8	1.1	1.3	8.5	1.9	4.6	5.5
	Mica Ro+Sc Con	79.2	4.0	0.28	0.59	45.2	16.1	4.13	1.78	0.67	3.54	0.86	0.05	7.21	2.3	2.5	4.1	6.1	1.5	5.4	34.0	31.3	6.6	34.0
	Li Ro Tail	1,337.0	67.4	0.03	0.07	83.0	14.5	2.96	6.16	0.48	0.09	0.01	0.02	0.16	4.3	75.9	62.2	73.8	87.1	65.8	14.7	8.8	52.5	13.0
	Li Ro Scav Tail	1,309.0	66.0	0.02	0.03	6.3	1.4	0.24	0.47	0.36	0.06	0.00	0.00	0.08	2.2	5.7	5.8	5.8	6.6	47.2	9.9	2.8	6.5	6.0

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Authier Lithium DFS Technical Report Summary – Quebec, Canada

Test No.	Combined	Weight		Assays (%)											Distribution (%)									
Objective	Product	g	%	Li	Li_2O	SiO_2	Al_2O_3	K_2O	Na_2O	CaO	MgO	MnO	P_2O_5	Fe_2O_3	Li	SiO_2	Al_2O_3	K_2O	Na_2O	CaO	MgO	MnO	P_2O_5	Fe_2O_3
	10A Mags	50.0	2.5	0.62	1.33	88.1	22.6	4.04	5.83	3.06	2.59	1.46	0.04	5.70	3.3	3.0	3.6	3.8	3.1	15.7	15.8	33.9	3.7	17.1
	5A Mags	22.0	1.1	0.61	1.31	146.6	35.3	7.30	10.93	6.35	2.67	0.18	0.07	4.42	1.4	2.2	2.4	2.9	2.5	13.9	7.0	1.8	2.6	5.7
	Total Slimes	170.8	8.6	0.30	0.64	66.9	15.1	2.76	5.02	3.52	0.82	0.06	0.03	1.15	5.4	7.8	8.3	8.8	9.1	61.1	16.9	4.6	9.0	11.6
	Head (calc.)	1,984.0	100.0	0.48	1.03	73.7	15.7	2.70	4.77	0.50	0.42	0.11	0.03	0.85	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0
	Head (Dir.)			0.47	1.01	73.5	15.6	2.72	4.69	0.25	0.39	0.10	0.03	0.79										
F40 (Comp 1)	3rd Li Con	265.7	13.4	2.80	6.03	64.8	24.8	0.86	0.82	0.30	0.42	0.13	0.06	1.36	78.8	12.0	21.4	4.3	2.3	10.7	13.6	16.0	27.9	20.3
600 g/t Collector Dosage	Li 2nd Cl Con	273.3	13.8	2.76	5.94	65.0	24.6	0.91	0.89	0.30	0.42	0.13	0.06	1.35	79.8	12.3	21.9	4.6	2.6	10.9	13.9	16.3	28.1	20.7
	Li 1st Cl Con	287.8	14.5	2.67	5.74	65.3	24.3	0.99	1.04	0.29	0.41	0.13	0.06	1.32	81.3	13.1	22.7	5.4	3.2	11.2	14.5	16.7	28.9	21.3
	Li Ro Con	336.0	17.0	2.33	5.03	66.7	23.0	1.24	1.64	0.27	0.38	0.11	0.05	1.19	83.1	15.6	25.1	7.8	5.9	12.3	15.6	17.1	30.6	22.3
	Li Ro + Sc Con	383.0	19.3	2.10	4.52	67.7	22.0	1.43	2.03	0.26	0.37	0.10	0.05	1.10	85.2	18.0	27.4	10.2	8.3	13.5	17.1	17.8	32.2	23.7
	Mica Ro Con	63.0	3.2	0.23	0.50	72.3	19.5	6.34	3.97	0.31	1.65	0.08	0.07	1.82	1.5	3.2	4.0	7.5	2.7	2.7	12.7	2.2	7.2	6.5
	Mica Ro+Sc Con	131.8	6.7	0.23	0.50	44.2	12.7	3.54	2.17	0.42	2.13	0.21	0.04	4.05	3.2	4.1	5.4	8.8	3.0	7.4	34.2	12.6	9.0	30.0
	Li Ro Tail	1,278.0	64.6	0.03	0.06	77.2	13.1	2.67	5.85	0.31	0.07	0.01	0.02	0.14	3.6	68.6	54.6	64.0	79.8	53.5	11.3	6.8	46.2	9.7
	Li Ro+Sc Tail	1,232.0	62.2	0.01	0.03	3.3	0.7	0.12	0.25	0.18	0.04	0.00	0.00	0.04	1.6	2.8	3.0	2.8	3.2	30.4	5.3	1.1	3.2	2.8
	10A Mags	50.0	2.5	0.78	1.67	193.0	48.7	8.96	13.07	3.57	4.73	2.60	0.09	10.48	4.1	6.7	7.9	8.4	7.0	23.9	28.8	60.4	8.1	29.4
	5A Mags	24.0	1.2	0.77	1.66	345.2	81.5	16.66	25.37	6.29	4.93	0.40	0.15	9.71	2.0	5.9	6.5	7.6	6.6	20.5	14.6	4.6	6.4	13.3
	Total Slimes	183.3	9.3	0.30	0.65	68.3	15.8	3.04	5.04	2.08	0.89	0.07	0.03	1.57	5.9	8.7	9.4	10.4	9.8	51.0	19.9	5.7	9.6	16.1
	Head (calc.)	1,980.0	100.0	0.48	1.03	72.7	15.5	2.69	4.74	0.38	0.42	0.11	0.03	0.90	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0
	Head (Dir.)			0.47	1.01	73.5	15.6	2.72	4.69	0.25	0.39	0.10	0.03	0.79										
F30 (Comp 2)	3rd Li Con	271.9	13.9	2.75	5.92	64.7	24.3	0.98	0.93	0.23	0.13	0.14	0.04	1.10	79.9	12.1	21.8	4.7	2.8	8.8	18.0	18.4	20.5	22.9
Slight changes to F12	3rd Li Con	281.5	14.4	2.72	5.86	64.8	24.2	1.02	0.97	0.23	0.13	0.14	0.04	1.10	81.9	12.5	22.4	5.0	3.1	9.0	18.8	18.8	21.1	23.8
	Li 2nd Cl Con	300.1	15.3	2.62	5.64	65.2	23.8	1.16	1.12	0.22	0.13	0.13	0.04	1.08	83.9	13.5	23.6	6.1	3.8	9.5	20.5	19.2	21.8	24.9
	Li 1st Cl Con	333.0	17.0	2.42	5.21	66.0	23.1	1.39	1.41	0.22	0.13	0.12	0.04	1.03	85.9	15.1	25.3	8.2	5.3	10.2	22.8	19.5	23.0	26.2
	Li Ro Con	401.0	20.5	2.02	4.36	67.7	21.5	1.77	2.01	0.21	0.13	0.10	0.03	0.90	86.8	18.7	28.4	12.5	9.1	11.8	26.3	19.8	25.6	27.7

147

Authier Lithium DFS Technical Report Summary – Quebec, Canada

Test No.	Combined	Weight		Assays (%)											Distribution (%)									
Objective	Product	g	%	Li	Li_2O	SiO_2	Al_2O_3	K_2O	Na_2O	CaO	MgO	MnO	P_2O_5	Fe_2O_3	Li	SiO_2	Al_2O_3	K_2O	Na_2O	CaO	MgO	MnO	P_2O_5	Fe_2O_3
	Li Ro+Sc Con	457.0	23.3	1.80	3.87	68.8	20.6	1.93	2.36	0.20	0.12	0.09	0.03	0.83	87.8	21.6	30.9	15.5	12.1	13.2	28.8	20.6	27.7	29.2
	Mica Ro Con	46.0	2.3	0.26	0.56	58.2	24.7	7.24	2.44	0.18	0.33	0.10	0.07	2.03	1.3	1.8	3.7	5.9	1.3	1.2	7.7	2.2	6.1	7.1
	Mica Ro+Sc Con	87.0	4.4	0.28	0.60	61.2	22.7	6.85	2.82	0.23	0.35	0.10	0.09	1.72	2.6	3.6	6.5	10.4	2.7	2.8	15.6	4.2	14.5	11.4
	Li Ro. Tail	1,256.0	64.2	0.02	0.04	78.4	13.0	2.95	5.48	0.16	0.02	0.01	0.02	0.13	2.4	67.7	53.9	65.3	77.3	28.5	14.8	6.6	47.4	12.5
	Li Ro+Sc Tail	1,201.1	61.4	0.01	0.02	78.5	13.0	2.95	5.50	0.16	0.02	0.01	0.02	0.12	1.4	64.8	51.4	62.3	74.2	27.1	12.2	5.8	45.3	11.0
	10A Mags	29.6	1.5	0.86	1.84	52.8	18.2	1.96	1.78	0.51	1.00	4.52	0.04	16.24	2.7	1.1	1.8	1.0	0.6	2.2	15.1	64.6	2.2	36.8
	5A Mags	16.6	0.8	0.79	1.70	55.4	18.3	1.71	2.00	0.51	0.75	5.76	0.04	12.90	1.4	0.6	1.0	0.5	0.4	1.2	6.3	46.2	1.3	16.4
	Head (calc.)	1,958.0	100.0	0.48	1.03	74.3	15.5	2.90	4.55	0.36	0.10	0.11	0.03	0.67	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0
	Head (Dir.)			0.48	1.03	74.9	15.6	2.95	4.56	0.17	0.10	0.09	0.02	0.56										
F42 (Comp 2)	3rd Li Con	288.0	14.4	2.77	5.96	64.7	24.1	0.98	1.02	0.21	0.10	0.14	0.04	1.01	81.0	12.7	22.4	4.9	3.3	9.7	13.2	19.7	28.4	22.8
F39 but with Composite 2	Li 2nd Cl Con	298.0	14.9	2.71	5.84	64.9	23.9	1.04	1.11	0.21	0.10	0.14	0.04	1.00	82.1	13.2	23.0	5.4	3.7	10.0	13.9	20.0	28.9	23.4
	Li 1st Cl Con	312.0	15.5	2.63	5.65	65.2	23.6	1.12	1.24	0.21	0.10	0.13	0.04	0.99	83.1	13.8	23.7	6.1	4.3	10.4	14.9	20.3	29.5	24.2
	Li Ro Con	363.0	18.1	2.28	4.91	66.8	22.2	1.38	1.79	0.20	0.10	0.12	0.03	0.90	84.1	16.5	26.0	8.7	7.2	11.9	16.7	20.8	30.8	25.4
	Li Ro+Sc Con	409.0	20.4	2.06	4.44	67.7	21.3	1.55	2.12	0.21	0.10	0.11	0.03	0.84	85.6	18.9	28.1	11.0	9.6	13.4	19.0	21.5	33.0	26.8
	Mica Ro Con	80.8	4.0	0.23	0.50	104.9	21.3	5.49	6.64	0.30	0.18	0.04	0.06	0.58	1.9	5.8	5.5	7.7	5.9	3.9	6.8	1.7	11.3	3.7
	Mica Ro+Sc Con	196.0	9.7	0.22	0.48	50.2	10.9	2.58	3.03	0.17	0.20	0.18	0.03	1.78	4.4	6.7	6.9	8.8	6.6	5.4	17.9	16.9	13.0	27.2
	Li Ro. Tail	1,243.0	62.0	0.02	0.05	75.5	12.8	2.88	5.31	0.25	0.05	0.01	0.01	0.12	2.7	63.9	51.1	62.2	73.1	49.0	27.3	6.4	30.8	11.3
	Li Ro+Sc Tail	1,198.0	59.7	0.01	0.02	1.5	0.3	0.07	0.11	0.10	0.01	0.00	0.00	0.01	1.2	1.2	1.3	1.4	1.4	18.4	5.4	0.5	1.4	1.0
	10A Mags	39.1	1.9	0.93	2.00	266.7	65.1	13.69	17.93	4.81	1.49	2.74	0.16	8.45	3.7	7.1	8.2	9.3	7.8	30.1	26.6	52.4	15.2	25.9
	5A Mags	15.8	0.8	0.88	1.89	604.4	141.7	32.19	42.51	11.37	2.80	0.70	0.35	11.11	1.4	6.5	7.2	8.9	7.4	28.7	20.2	5.4	13.6	13.7
	Total Slimes	165.8	8.3	0.30	0.64	68.6	16.0	3.54	4.83	1.78	0.34	0.07	0.04	1.14	5.0	7.7	8.5	10.2	8.9	47.1	25.6	5.9	15.0	14.7
	Head (calc.)	2,007.0	100.0	0.49	1.06	73.2	15.5	2.86	4.50	0.31	0.11	0.10	0.02	0.64	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0
	Head (Dir.)			0.48	1.03	74.9	15.6	2.95	4.56	0.17	0.10	0.09	0.02	0.56										
F43 (Comp 2)	3rd Li Con	278.0	13.8	2.81	6.05	64.4	24.2	0.92	0.95	0.22	0.10	0.12	0.04	1.04	79.0	12.1	21.6	4.4	2.9	5.9	12.0	16.7	28.6	21.7
F41 but with Composite 2	Li 2nd Cl Con	291.0	14.4	2.74	5.90	64.7	23.9	1.00	1.06	0.22	0.10	0.12	0.04	1.03	80.6	12.7	22.4	5.0	3.4	6.1	12.9	17.1	29.0	22.5

148

SAYONA
Authier Lithium DFS Technical Report Summary –
Quebec, Canada

Test No.	Combined	Weight		Assays (%)											Distribution (%)									
Objective	Product	g	%	Li	Li_2O	SiO_2	Al_2O_3	K_2O	Na_2O	CaO	MgO	MnO	P_2O_5	Fe_2O_3	Li	SiO_2	Al_2O_3	K_2O	Na_2O	CaO	MgO	MnO	P_2O_5	Fe_2O_3
	Li 1st Cl Con	312.0	15.4	2.61	5.62	65.1	23.5	1.12	1.25	0.22	0.11	0.11	0.04	1.01	82.3	13.7	23.5	6.0	4.3	6.5	14.3	17.6	30.0	23.6
	Li Ro Con	366.0	18.2	2.26	4.86	66.7	22.1	1.40	1.81	0.21	0.11	0.10	0.03	0.92	83.7	16.5	26.0	8.9	7.3	7.6	16.9	18.5	32.9	25.2
	Li Ro+Sc Con	414.0	20.5	2.03	4.37	67.7	21.2	1.58	2.14	0.21	0.11	0.09	0.03	0.87	85.0	18.9	28.2	11.3	9.7	8.5	19.2	18.9	34.1	26.8
	Mica Ro Con	82.4	4.1	0.23	0.50	74.3	15.6	4.08	4.68	0.23	0.14	0.03	0.05	0.46	1.9	4.1	4.1	5.8	4.2	1.9	5.1	1.3	10.8	2.8
	Mica Ro+Sc Con	166.0	8.2	0.22	0.48	44.6	10.1	2.37	2.65	0.17	0.20	0.18	0.03	2.03	3.8	5.0	5.4	6.8	4.8	2.7	14.5	15.2	12.5	25.3
	Li Ro Tail	1,252.0	62.0	0.02	0.04	77.0	13.0	2.95	5.46	0.27	0.05	0.01	0.01	0.14	2.5	65.1	52.3	64.0	74.6	32.3	25.7	6.7	33.2	12.8
	Li Ro+Sc Tail	1,205.0	59.7	0.01	0.02	2.4	0.5	0.10	0.17	0.12	0.01	0.00	0.00	0.01	1.2	2.0	2.0	2.1	2.3	13.7	4.8	0.6	2.2	1.1
	10A Mags	50.3	2.5	0.92	1.98	217.1	53.8	11.06	14.29	11.39	1.49	2.25	0.11	7.15	4.7	7.4	8.7	9.6	7.9	55.3	32.5	56.7	13.7	27.0
	5A Mags	27.9	1.4	0.90	1.94	330.6	78.1	17.74	23.28	20.06	1.86	0.35	0.15	6.20	2.5	6.2	7.0	8.6	7.1	54.0	22.5	4.9	10.9	13.0
	Total Slimes	183.3	9.1	0.29	0.62	66.3	15.3	3.36	4.67	3.83	0.34	0.06	0.03	1.02	5.3	8.2	9.0	10.6	9.4	67.7	27.3	5.6	13.1	14.0
	Head (calc.)	2,018.0	100.0	0.49	1.05	73.4	15.4	2.86	4.54	0.51	0.11	0.10	0.02	0.66	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0
	Head (Dir.)			0.48	1.03	74.9	15.6	2.95	4.56	0.17	0.10	0.09	0.02	0.56										

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Locked-cycle Tests

A locked-cycle test was performed on each composite sample. The conditions for the tests were based on batch tests F41 and F43. The flowsheet for the locked-cycle tests in shown in Figure 10-6. Feed samples were stage-ground to 100% passing 180 µm. Reagent dosages for the tests are given in Table 10-22. The only differences in the test conditions were the slight increase in Armac T dosage from 110 g/t (Composite 1) to 120 g/t (Composite 2) and the addition of MIBC (10 g/t) ahead of mica flotation for Composite 2.


Spodumene Flotation Flowsheet
180 mic Screen
De-Sliming Cyclone
Mag Sep
scrubbing
pH 10.5
pH Adj Tank
Armac T 70g/t
Armac T 30g/t
Mica Ro. Flotation
Mica Scav. Flotation
De-watering Cyclone
De-Sliming Cyclone
High Density Scrubber F220 Dispersant 250g/t, SodaAsh 400 g/t PH 12, Temp 22'C
High Density Cond. 70% FA-2 1000 g/t Temp. 30'C
Spod. Ro. Flotation
25g/t FA-2
1st Cleaner
5g/t FA-2
2nd Cleaner
5g/t FA-2
3rd Cleaner
Product Legend
1 Spodumene Flot Feed
2 Slimes
3 Iron Silicate
4 Mica Concentrate
5 Water Recovery
6 Scrubbing Slimes
7 Li Ro Tail
8 1st cleaner Tail
9 Li Final Conc.

Figure 10-6 – Locked-cycle flowsheet (Composite 1).

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Table 10-22 – Reagent dosages for the locked-cycle batch tests.

Feed	Dosage (g/t)					
	NaOH	Na_2CO_3	Armac T	MIBC	F100	FA-2
Composite 1	150	600	110	0	250	1,035
Composite 2	150	600	120	10	250	1,035

Table 10-23 shows the detailed results for the locked-cycle batch tests. Results on Composite 1 and Composite 2 showed an average concentrate grade of 5.85% Li_2O at 84% recovery, and 5.86% Li_2O at 83% recovery, respectively.

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Table 10-23 – Locked-cycle test results.

Composite 1 | Projected Balance Cycles B to F																			
Combined	Weight		Assays %										Global Distribution %							
Product	g	%	Li	Li_2O	SiO_2	Al_2O_3	K_2O	Na_2O	CaO	MgO	Fe_2O_3	Li	SiO_2	Al_2O_3	K_2O	Na_2O	CaO	MgO	Fe_2O_3
Li 3rd Cl Conc	1,709.6	14.5	2.72	5.86	63.3	24.5	0.98	0.77	0.42	0.93	1.81	83.8	12.5	22.7	5.3	2.3	14.7	33.6	31.4
Li 1st Cl Tail	417.1	3.5	0.58	1.24	72.9	16.7	3.01	4.57	0.17	0.34	0.57	4.3	3.5	3.8	4.0	3.4	1.5	3.0	2.4
Li Ro Tail	8,106.6	68.7	0.02	0.04	77.7	13.3	2.80	5.76	0.17	0.05	0.05	2.8	72.7	58.5	71.6	83.4	28.5	9.3	4.1
Slime 2	571.6	4.8	0.33	0.72	69.2	15.1	2.71	5.11	2.79	0.60	0.74	3.4	4.6	4.7	4.9	5.2	32.6	7.2	4.3
Mica Ro. Conc.	134.5	1.1	0.26	0.55	57.3	23.8	6.87	2.65	0.24	1.31	2.72	0.6	0.9	1.7	2.9	0.6	0.7	3.7	3.7
Mica Scav. Conc.	304.8	2.6	0.24	0.52	59.2	22.7	6.84	2.61	0.25	1.66	2.66	1.3	2.1	3.8	6.6	1.4	1.6	10.7	8.2
Mag Sep	173.2	1.5	0.57	1.24	42.2	16.9	1.54	0.78	1.34	6.55	21.86	1.8	0.8	1.6	0.8	0.2	4.8	24.0	38.3
Slime 1	376.3	3.2	0.28	0.59	67.5	16.0	3.28	4.92	2.06	1.07	2.00	1.9	2.9	3.3	3.9	3.3	15.9	8.5	7.6
Total Feed	11,793.7	100.0	0.47	1.01	73.5	15.6	2.69	4.74	0.42	0.40	0.84	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0
Direct Feed			0.47	1.01	73.5	15.6	2.72	4.69	0.25	0.39	0.79								
Combined Slimes		8.0	0.31	0.67	68.5	15.4	2.94	5.03	2.50	0.78	1.24	5.3	7.5	7.9	8.8	8.5	48.4	15.7	11.9
Combined Mag Sep		1.5	0.57	1.23	42.2	16.9	1.54	0.78	1.34	6.55	21.86	1.8	0.8	1.6	0.8	0.2	4.8	24.0	38.3

Composite 2 | Projected Balance Cycles B to F																			
Combined	Weight		Assays %										Global Distribution %							
Product	g	%	Li	Li_2O	SiO_2	Al_2O3	K_2O	Na_2O	CaO	MgO	Fe_2O_3	Li	SiO_2	Al_2O_3	K_2O	Na_2O	CaO	MgO	Fe_2O_3
Li 3rd Cl Conc	1,701.4	14.6	2.72	5.85	65.1	24.5	0.93	0.93	0.26	0.10	1.09	82.8	12.8	23.0	4.7	3.0	10.5	12.8	24.3
Li 1st Cl Tail	366.7	3.1	0.42	0.90	74.9	15.6	3.08	4.91	0.16	0.10	0.40	2.7	3.2	3.2	3.4	3.4	1.4	2.7	1.9
Li Ro Tail	7,480.1	64.1	0.02	0.05	77.9	13.0	2.88	5.51	0.17	0.06	0.16	3.0	67.4	53.7	63.9	77.7	30.9	31.7	15.2
Slime 2	252.5	2.2	0.41	0.88	67.0	14.8	2.46	4.89	4.85	0.28	0.41	1.9	2.0	2.1	1.8	2.3	29.6	5.3	1.4
Mica Ro. Conc.	396.0	3.4	0.17	0.37	62.9	21.9	7.03	2.93	0.15	0.26	1.42	1.2	2.9	4.8	8.3	2.2	1.4	7.7	7.3
Mica Scav. Conc.	623.9	5.3	0.17	0.37	73.0	15.8	5.17	3.97	0.19	0.15	0.45	1.9	5.3	5.5	9.6	4.7	2.9	7.2	3.6
Mag Sep 10A	115.2	1.0	0.97	2.10	54.8	17.9	2.49	2.04	0.44	1.16	16.39	2.0	0.7	1.1	0.9	0.4	1.2	9.9	24.6
Mag Sep 5A	99.6	0.8	0.84	1.81	56.9	19.5	1.94	2.31	0.54	0.97	9.19	1.5	0.7	1.1	0.6	0.4	1.3	7.2	11.9

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Slime 1	627.4	5.4	0.26	0.57	69.8	16.2	3.70	4.96	1.37	0.33	1.19	3.0	5.1	5.6	6.9	5.9	20.7	15.5	9.8
Total Feed	11,662.7	100.0	0.48	1.03	74.1	15.5	2.89	4.55	0.36	0.11	0.66	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0
Direct Feed			0.48	1.03	74.9	15.6	2.95	4.56	0.17	0.10	0.56								
Combined Slimes		7.5	0.31	0.66	69.0	15.8	3.34	4.94	2.37	0.32	0.97	4.8	7.0	7.7	8.7	8.2	50.3	20.9	11.1
Combined Mag Sep		1.8	0.91	1.96	55.7	18.7	2.23	2.16	0.49	1.07	13.05	3.5	1.4	2.2	1.4	0.9	2.5	17.1	36.6

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Continuous Pilot Plant Tests

The concentrator pilot plant was operated by SGS Canada Inc. in Lakefield, Ontario. Pilot plant operation commenced on April 5, 2018, and concluded on April 26, 2018, in a series of 13 campaigns (operational shifts). Three feed samples were tested: a low-grade commissioning sample, Composite 1 and Composite 2. The commissioning sample was initially fed to the pilot plant to confirm mechanical reliability, robust operating procedures, and analytical laboratory capabilities. Once commissioning was complete, the two composite pilot plant samples were processed through the plant. The plant operated for over 100 h and processed over 5 t of feed material.

The pilot plant flowsheet for campaign PP06 is shown in Figure 10-7. The circuit was fed at a rate of 50 kg/h of crushed ore (-3.36 mm) to a rod mill in closed-circuit with a 180 µm vibrating screen. The screen undersize fed a dewatering hydrocyclone. The cyclone underflow fed the magnetic separation circuit which consisted of a LIMS and WHIMS unit in series. The magnetic concentrates were combined and sent to tailings. The non-magnetic fraction fed a de-sliming cyclone. The slimes were sent to tailings while the underflow stream fed the mica-conditioning tank where sodium hydroxide and Armac T collector were added. The conditioning tank overflowed to feed three Denver A5 mica rougher cells. The rougher tails fed a second conditioning tank where supplemental Armac T was added prior to three Denver A5 mica scavenger cells. The mica rougher and scavenger concentrates were combined and sent to tailings.

The mica scavenger tails were de-watered and fed to the attrition scrubber where sodium hydroxide and dispersant were added prior to de-sliming. The cyclone underflow was collected and thickened (to 60% w/w solids) and fed to spodumene conditioning. The thickening stage was implemented due to the small-scale of the pilot-scale hydrocyclone (1") which were prone to plugging under the testing conditions.

The slurry was conditioned with FA-2 collector and soda ash in a 20-L tank with double impeller. The conditioning tank overflowed to feed four Denver A5 spodumene rougher cells. Rougher tailings were discarded. The first and second cleaners were both single Denver D12 machines. Soda ash was added to spodumene flotation cells as required to maintain the pulp pH at 8.5. Final concentrate was collected separately on a shift basis.

Reagent dosages for the optimized pilot plant campaigns are shown in Table 10-24. For the optimized conditions, Armac T dosage ranged from 112 g/t to 220 g/t and FA-2 dosage ranged from 656 g/t to 1,106 g/t.

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Crushed
Feed
-3.36 mm
Screen
180 µm
Cyclone #1
LIMS
Magnetic
Separation
Tails
WHIMS
50 kg/h
Rod Mill
Tails
Desliming
Cyclone #2
Tails
Cyclone #3
De-sliming
Cyclone #4
Mica
Conditioning
Mica
Flotation
Mica Conc
(Tails)
High-Density
Scrubbing
Thickener
Tails
65 wt% solids
High-Density
Conditioning
Rougher Tails
1st Cleaner Tails
Spodumene
Flotation
2nd Cleaner Tails
Spodumene
Concentrate
Filtration

Figure 10-7 – Pilot plant flowsheet (PP-06).

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Table 10-24 – Reagent dosages for selected pilot plant tests.

Test	Feed	P_{80}	Dosage (g/t)				
		(µm)	Na_2CO_3	Armac T	MIBC	F100	FA-2
PP-11S	Composite 1	188	576	130	21	254	693
PP-11F		188	576	130	21	254	693
PP-12F		189	543	220	21	266	656
PP06	Composite 2	180	402	112	19	242	1,065
PP-07S1		182	600	121	19	264	1,106
PP-07S2		182	600	212	19	264	1,106

Note: NaOH consumption was not measured during pilot plant operation

Pilot plant mass balance data was reconciled using Bilmat software. Reconciled data for the selected campaigns is summarized in Table 10-25. For the optimized flowsheets, pilot plant operation on Composite 1 produced concentrate ranging from 5.9% to 6.0% Li_2O with recoveries ranging from 67% to 71%. Fe_2O_3 content in the spodumene concentrates ranged from 1.70% to 1.89%. For Composite 2, concentrate grade ranged from 5.8% to 6.2% Li_2O with lithium recovery from 73% to 79%. Iron content in the spodumene concentrates ranged from 0.96% to 1.16% Fe_2O_3.

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Table 10-25 – Selected pilot plant mass balances.

Composite 1 | PP-11S Mass Balance																	
Stream	Mass Pull (%)	Assay (%)															
		Li_2O		SiO_2		Al_2O_3		Fe_2O_3		MgO		CaO		Na_2O		K_2O	
		Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.
Feed	100	1.06	1.08	72.9	73.3	15.7	15.9	0.89	0.82	0.39	0.42	0.30	0.23	4.67	4.69	2.66	2.69
Combined Mag Con	3.7	2.11	2.11	58.8	58.8	19.5	19.5	6.29	6.42	3.44	3.39	0.69	0.70	2.16	2.16	2.52	2.52
Combined Mica Con	3.6	0.21	0.21	67.7	67.7	17.9	17.9	0.98	0.98	0.50	0.50	0.22	0.22	3.45	3.45	6.44	6.43
Combined Slimes	14.5	0.69	0.69	70.1	70.0	15.9	15.9	1.60	1.64	0.65	0.64	0.72	0.79	5.02	5.02	3.19	3.18
Spod Ro Tails	65.6	0.20	0.21	76.6	76.6	13.7	13.6	0.27	0.26	0.08	0.07	0.17	0.19	5.54	5.57	2.64	2.61
Spod Cl Conc	12.6	5.95	5.96	62.3	62.3	24.5	24.5	1.70	1.71	0.77	0.76	0.39	0.41	0.80	0.81	1.08	1.08

Streams	Mass Pull (%)	Recovery (%)							
		Li_2O	SiO_2	Al_2O_3	Fe_2O_3	MgO	CaO	Na_2O	K_2O
Feed	100	100	100	100	100	100	100	100	100
Combined Mag Con	3.7	7.3	3.0	4.6	26.2	32.8	8.6	1.7	3.5
Combined Mica Con	3.6	0.7	3.4	4.1	4.0	4.7	2.7	2.7	8.8
Combined Slimes	14.5	9.4	14.0	14.7	26.3	24.4	35.5	15.6	17.4
Spod Ro Tails	65.6	12.4	68.9	57.0	19.6	13.1	36.8	77.8	65.2
Spod Cl Conc	12.6	70.2	10.7	19.6	24.0	25.0	16.5	2.2	5.1

PP-11F Mass Balance																	
Stream	Mass Pull (%)	Assay (%)															
		Li_2O		SiO_2		Al_2O_3		Fe_2O_3		MgO		CaO		Na_2O		K_2O	
		Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.
Feed	100	1.01	0.99	73.5	72.8	15.5	15.6	0.62	1.10	0.29	0.43	0.27	0.26	4.70	4.69	2.73	2.71
Cyclone #1 O/F	2.9	0.62	0.62	70.4	70.4	16.3	16.3	2.54	2.48	0.76	0.75	0.41	0.41	5.04	5.04	3.30	3.30
Cy#1 U/F	97.1	1.03	0.99	73.6	73.2	15.5	15.6	0.57	0.98	0.27	0.41	0.26	0.25	4.69	4.68	2.71	2.71
Combined Mag Con	3.6	1.41	1.42	74.4	74.4	16.0	16.0	0.61	0.60	0.22	0.22	0.21	0.21	4.67	4.67	2.32	2.32
Non Mags	93.5	1.01	1.01	73.6	73.5	15.5	15.5	0.56	0.49	0.28	0.28	0.26	0.22	4.69	4.74	2.73	2.66
Cyclone #2 O/F	2.9	0.64	0.65	72.5	72.5	15.7	15.7	0.73	0.72	0.47	0.46	0.32	0.32	5.14	5.14	3.14	3.14
Cy#2 U/F	90.6	1.02	1.01	73.6	73.8	15.5	15.5	0.56	0.61	0.27	0.26	0.26	0.22	4.68	4.70	2.71	2.65

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PP-11F Mass Balance																	
Stream	Mass Pull (%)	Assay (%)															
		Li_2O		SiO_2		Al_2O_3		Fe_2O_3		MgO		CaO		Na_2O		K_2O	
		Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.
Combined Mica Con	18.6	0.16	0.16	73.3	73.5	14.8	14.8	0.58	0.54	0.41	0.37	0.19	0.21	4.23	4.22	4.65	4.74
Mica Tail	72.0	1.25	1.27	73.7	74.2	15.7	15.7	0.55	0.46	0.23	0.22	0.28	0.22	4.79	4.79	2.21	2.19
Cyclone #3 O/F	1.9	1.12	1.12	69.5	69.5	16.5	16.5	1.16	1.16	0.68	0.67	0.91	0.95	4.96	4.96	2.54	2.54
Cy#3 U/F	70.1	1.25	1.29	73.8	74.3	15.6	15.7	0.54	0.53	0.22	0.22	0.26	0.21	4.79	4.83	2.20	2.17
Cyclone #4 O/F	1.4	1.12	1.12	61.7	61.7	14.5	14.5	0.76	0.76	0.66	0.65	5.10	7.16	4.32	4.32	2.02	2.02
Cy#4 U/F	68.7	1.25	1.29	74.1	74.0	15.7	15.8	0.53	0.61	0.21	0.22	0.16	0.22	4.80	4.82	2.21	2.14
Ro Con	16.2	5.34	5.29	63.3	63.3	23.7	23.6	1.62	1.53	0.78	0.74	0.33	0.35	1.18	1.19	1.42	1.44
Spod Ro Tail	56.5	0.25	0.26	76.6	76.6	13.7	13.7	0.27	0.25	0.08	0.07	0.12	0.18	5.66	5.57	2.46	2.56
1st Cl Con	13.8	5.73	5.74	62.7	62.7	24.3	24.3	1.69	1.66	0.82	0.79	0.35	0.36	0.91	0.93	1.15	1.17
1st Cl Tail	2.4	3.11	3.14	66.7	66.7	20.7	20.7	1.23	1.24	0.58	0.59	0.22	0.22	2.73	2.72	2.96	2.94
Spod Cl Con	12.2	5.90	5.91	62.4	62.3	24.5	24.6	1.74	1.72	0.84	0.86	0.36	0.38	0.78	0.76	1.04	1.03
2nd Cl Tail	1.6	4.46	4.49	65.0	65.0	22.4	22.4	1.32	1.33	0.63	0.64	0.26	0.26	1.85	1.84	1.99	1.98
Spod Feed	72.7	1.39	1.25	73.6	73.7	16.0	15.7	0.57	0.56	0.24	0.21	0.17	0.21	4.66	4.64	2.23	2.37
Combined Slimes	9.1	0.81	0.81	69.5	69.5	15.9	15.9	1.41	1.38	0.64	0.63	1.22	1.56	4.94	4.94	2.89	2.89

Streams	Mass Pull (%)	Recovery (%)							
		Li_2O	SiO_2	Al_2O_3	Fe_2O_3	MgO	CaO	Na_2O	K_2O
Feed	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0	100.0
Cyclone #1 O/F	2.9	1.8	2.8	3.1	11.9	7.7	4.5	3.1	3.5
Cy#1 U/F	97.1	98.2	97.2	96.9	88.1	92.3	95.5	96.9	96.5
Combined Mag Con	3.6	5.0	3.6	3.7	3.5	2.8	2.8	3.6	3.1
Non Mags	93.5	93.2	93.6	93.2	84.6	89.5	92.7	93.3	93.4
Cyclone #2 O/F	2.9	1.8	2.8	2.9	3.3	4.7	3.4	3.1	3.3
Cy#2 U/F	90.6	91.4	90.7	90.3	81.2	84.9	89.3	90.2	90.1
Combined Mica Con	18.6	2.9	18.6	17.8	17.4	26.5	13.3	16.8	31.7
Mica Tail	72.0	88.4	72.2	72.5	63.8	58.4	76.0	73.4	58.4

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Streams	Mass Pull (%)	Recovery (%)							
		Li_2O	SiO_2	Al_2O_3	Fe_2O_3	MgO	CaO	Na_2O	K_2O
Cyclone #3 O/F	1.9	2.1	1.8	2.0	3.5	4.4	6.4	2.0	1.7
Cy#3 U/F	70.1	86.4	70.4	70.6	60.3	54.0	69.6	71.4	56.6
Cyclone #4 O/F	1.4	1.6	1.2	1.3	1.7	3.3	27.4	1.3	1.1
Cy#4 U/F	68.7	84.8	69.2	69.2	58.5	50.7	42.2	70.1	55.6
Ro Con	16.2	85.5	14.0	24.8	42.1	44.0	20.3	4.1	8.5
Spod Ro Tail	56.5	13.9	58.9	50.0	24.6	15.2	25.6	68.1	50.9
1st Cl Con	13.8	78.1	11.8	21.6	37.4	39.1	18.2	2.7	5.8
1st Cl Tail	2.4	7.5	2.2	3.2	4.8	4.9	2.0	1.4	2.6
Spod Cl Con	12.2	70.9	10.3	19.2	33.9	35.5	16.6	2.0	4.7
2nd Cl Tail	1.6	7.2	1.4	2.3	3.4	3.6	1.6	0.6	1.2
Spod Feed	72.7	99.4	72.8	74.8	66.8	59.2	45.8	72.1	59.4
Combined O/F	9.1	7.3	8.6	9.3	20.5	20.0	41.6	9.6	9.6

PP-12 Mass Balance

Stream	Mass Pull (%)	Assay (%)															
		Li_2O		SiO_2		Al_2O_3		Fe_2O_3		MgO		CaO		Na_2O		K_2O	
		Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.
Feed	100.0	0.99	0.97	73.3	72.9	15.6	15.6	0.80	1.09	0.38	0.43	0.28	0.26	4.64	4.68	2.75	2.77
Cyclone #1 O/F	3.9	0.56	0.56	69.3	69.3	16.3	16.3	2.46	2.41	0.86	0.85	0.43	0.43	5.06	5.06	3.39	3.39
Cy#1 U/F	96.1	1.01	0.99	73.4	73.2	15.5	15.6	0.74	0.96	0.36	0.41	0.27	0.24	4.62	4.64	2.72	2.73
Combined Mag Con	2.5	2.00	2.00	57.7	57.7	19.6	19.6	7.44	6.93	3.77	3.63	0.75	0.76	2.03	2.03	2.58	2.58
Non Mags	93.5	0.98	0.92	73.8	73.9	15.4	15.4	0.55	0.49	0.27	0.26	0.26	0.21	4.69	4.75	2.72	2.72
Cyclone #2 O/F	2.9	0.56	0.56	72.5	72.5	15.6	15.6	0.63	0.63	0.44	0.44	0.30	0.30	5.17	5.17	3.18	3.18
Cy#2 U/F	90.6	0.99	0.95	73.9	74.0	15.4	15.4	0.55	0.51	0.26	0.24	0.26	0.21	4.67	4.73	2.71	2.69
Combined Mica Conc	16.2	0.15	0.15	72.9	73.0	14.9	14.9	0.69	0.68	0.44	0.43	0.19	0.21	4.18	4.16	4.81	4.81
Mica Tail	74.4	1.18	1.27	74.1	74.6	15.5	15.5	0.52	0.47	0.22	0.20	0.27	0.22	4.78	4.71	2.25	2.20
Cyclone #3 O/F	1.8	1.01	1.01	67.9	67.9	16.3	16.3	1.31	1.31	0.80	0.80	1.39	1.49	4.87	4.87	2.64	2.64
Cy#3 U/F	72.6	1.18	1.27	74.2	74.8	15.5	15.6	0.50	0.60	0.21	0.22	0.25	0.21	4.78	4.75	2.24	2.24

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PP-12 Mass Balance

Stream	Mass Pull (%)	Assay (%)															
		Li_2O		SiO_2		Al_2O_3		Fe_2O_3		MgO		CaO		Na_2O		K_2O	
		Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.
Cyclone #4 O/F	1.6	1.05	1.05	64.9	64.9	15.0	15.0	0.83	0.83	0.69	0.69	3.93	5.06	4.53	4.53	2.24	2.24
Cy#4 U/F	71.0	1.19	1.33	74.5	73.9	15.5	15.5	0.50	0.53	0.20	0.21	0.16	0.22	4.78	4.68	2.24	2.19
Ro Con	15.5	5.39	5.61	62.8	62.9	23.9	23.9	1.71	1.63	0.79	0.82	0.37	0.38	1.06	1.08	1.41	1.43
Spod Ro Tail	59.8	0.30	0.30	76.8	76.8	13.8	13.9	0.24	0.22	0.08	0.08	0.12	0.18	5.54	5.60	2.48	2.48
1st Cl Con	13.4	5.76	5.55	62.3	62.4	24.4	24.3	1.80	1.70	0.82	0.81	0.40	0.41	0.82	0.85	1.08	1.09
1st Cl Tail	2.1	3.11	3.12	66.1	66.1	21.0	21.0	1.15	1.15	0.62	0.62	0.18	0.18	2.54	2.52	3.50	3.48
Spod Cl Con	11.2	5.91	5.89	62.0	61.9	24.5	24.6	1.87	1.90	0.85	0.85	0.42	0.44	0.71	0.69	0.95	0.94
2nd Cl Tail	2.2	4.99	5.03	63.9	63.9	23.5	23.5	1.44	1.46	0.69	0.69	0.26	0.26	1.37	1.35	1.73	1.72
Spod Feed	75.4	1.35	1.25	73.9	73.7	15.9	15.7	0.54	0.56	0.23	0.21	0.17	0.21	4.62	4.64	2.26	2.37
Combined Slimes	10.2	0.71	0.72	69.3	69.3	15.9	15.9	1.49	1.47	0.70	0.70	1.10	1.29	4.98	4.98	3.02	3.02

Streams	Mass Pull (%)	Recovery (%)							
		Li_2O	SiO_2	Al_2O_3	Fe_2O_3	MgO	CaO	Na_2O	K_2O
Feed	100	100	100	100	100	100	100	100	100
Cyclone #1 O/F	3.9	2.2	3.7	4.1	12.0	8.9	6.1	4.3	4.9
Cy#1 U/F	96.1	97.8	96.3	95.9	88.0	91.1	93.9	95.7	95.1
Combined Mag Con	2.5	5.1	2.0	3.2	23.5	25.2	6.9	1.1	2.4
Non Mags	93.5	92.7	94.3	92.7	64.5	65.9	87.1	94.6	92.8
Cyclone #2 O/F	2.9	1.6	2.9	2.9	2.3	3.4	3.1	3.2	3.4
Cy#2 U/F	90.6	91.0	91.4	89.8	62.2	62.5	84.0	91.4	89.4
Combined Mica Con	16.2	2.4	16.2	15.6	13.9	18.6	10.9	14.6	28.5
Mica Tail	74.4	88.6	75.2	74.2	48.3	43.9	73.1	76.7	60.9
Cyclone #3 O/F	1.8	1.9	1.7	1.9	3.0	3.9	9.1	1.9	1.8
Cy#3 U/F	72.6	86.7	73.5	72.3	45.4	40.0	64.0	74.8	59.2
Cyclone #4 O/F	1.6	1.7	1.4	1.5	1.6	2.8	22.0	1.5	1.3

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Streams	Mass Pull (%)	Recovery (%)							
		Li_2O	SiO_2	Al_2O_3	Fe_2O_3	MgO	CaO	Na_2O	K_2O
Cy#4 U/F	71.0	85.1	72.2	70.8	43.7	37.2	41.9	73.3	57.9
Ro Con	15.5	84.6	13.3	23.8	33.0	32.5	20.5	3.5	8.0
Spod Ro Tail	59.8	18.3	62.7	53.2	17.8	12.2	25.0	71.5	54.0
1st Cl Con	13.4	77.9	11.4	20.9	29.9	29.0	19.0	2.4	5.3
1st Cl Tail	2.1	6.7	1.9	2.9	3.1	3.5	1.4	1.2	2.7
Spod Cl Con	11.2	66.8	9.5	17.6	25.9	25.0	17.0	1.7	3.9
2nd Cl Tail	2.2	11.1	1.9	3.3	4.0	4.0	2.1	0.7	1.4
Spod Feed	75.4	102.9	76.0	77.0	50.8	44.7	45.4	75.1	62.0
Combined O/F	10.2	7.4	9.7	10.5	18.9	19.0	40.3	11.0	11.3

Composite 2 | PP-06 Mass Balance

Stream	Mass Pull (%)	Assay (%)													
		Li_2O		SiO_2		Al_2O_3		Fe_2O_3		CaO		Na_2O		K_2O	
		Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.
Feed	100	1.1	1.08	74.6	74.5	15.5	15.7	0.64	0.58	0.22	0.16	4.53	4.60	2.85	2.88
Combined Mag Con	2.5	2.3	2.28	64.2	64.2	19.3	19.3	4.82	4.90	0.31	0.31	2.67	2.67	2.32	2.32
Combined Mica Con	13.6	0.2	0.15	75.9	75.9	14.0	14.0	0.44	0.45	0.11	0.12	4.08	4.07	4.79	4.78
Combined Slimes	11.8	0.8	0.75	70.5	70.5	16.0	16.0	1.52	1.56	0.80	0.91	4.77	4.76	3.46	3.45
Spod Ro Tails	59.8	0.2	0.19	77.5	77.9	13.7	13.4	0.22	0.21	0.12	0.14	5.42	5.49	2.69	2.73
Spod Cl Con	12.3	6.2	6.08	65.2	64.8	24.4	24.6	1.22	1.30	0.23	0.25	0.88	0.83	1.01	0.96

Streams	Mass Pull (%)	Recovery (%)						
		Li_2O	SiO_2	Al_2O_3	Fe_2O_3	CaO	Na_2O	K_2O
Feed	100	100	100	100	100	100	100	100
Combined Mag Con	2.5	5.4	2.1	3.1	18.6	3.4	1.5	2.0
Combined Mica Con	13.6	2.0	13.8	12.3	9.5	7.0	12.2	22.9
Combined Slimes	11.8	8.5	11.1	12.2	28.0	42.9	12.4	14.3
Spod Ro Tails	59.8	11.6	62.2	53.1	20.5	33.7	71.5	56.5
Spod Cl Con	12.3	72.6	10.7	19.3	23.5	13.0	2.4	4.3

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PP-07S1 Mass Balance

Stream	Mass Pull (%)	Assay (%)													
		Li_2O		SiO_2		Al_2O_3		Fe_2O_3		CaO		Na_2O		K_2O	
		Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.	Adj.	Meas.
Feed	100	1.0	1.05	74.4	75.1	15.5	15.7	0.62	0.50	0.24	0.15	4.60	4.57	2.89	2.92
Combined Mag Con	2.3	1.9	1.94	61.6	61.6	19.4	19.4	6.03	6.35	0.38	0.39	2.58	2.58	2.46	2.46
Combined Mica Con	13.2	0.2	0.17	73.0	72.9	15.5	15.5	0.54	0.56	0.13	0.14	4.24	4.24	5.24	5.23
Combined Slimes	9.9	0.6	0.58	69.3	69.2	16.0	16.0	1.21	1.27	1.14	1.49	4.93	4.93	3.61	3.61
Cyclone #4 U/F	74.6	1.1	1.23	75.7	75.3	15.4	15.4	0.39	0.38	0.13	0.15	4.68	4.75	2.40	2.41
Flot Feed	79.0	1.2	1.59	75.3	74.5	15.7	16.1	0.42	0.42	0.13	0.15	4.57	4.40	2.39	2.34
Ro Con	17.0	5.4	5.07	66.1	66.5	23.4	23.1	1.09	1.09	0.22	0.21	1.44	1.59	1.41	1.54
Spod Ro Tails	62.1	0.1	0.10	77.8	78.4	13.5	13.2	0.24	0.28	0.11	0.13	5.42	5.59	2.65	2.67
Cl Tails	4.4	3.6	3.55	69.1	69.0	20.6	20.6	0.96	0.96	0.20	0.20	2.66	2.57	2.17	2.11
Spod Cl Con	12.5	6.0	5.93	65.1	64.9	24.4	24.4	1.13	1.22	0.22	0.24	1.01	0.97	1.15	1.10

Streams	Mass Pull (%)	Recovery (%)						
		Li_2O	SiO_2	Al_2O_3	Fe_2O_3	CaO	Na_2O	K_2O
Feed	100	100	100	100	100	100	100	100
Combined Mag Con	2.3	4.7	1.9	2.9	22.3	3.7	1.3	2.0
Combined Mica Con	13.2	2.4	12.9	13.1	11.4	7.2	12.1	23.8
Combined Slimes	9.9	6.1	9.3	10.3	19.3	48.2	10.7	12.4
Cyclone #4 U/F	74.6	86.7	75.9	73.7	47.0	40.9	75.9	61.8
Flot Feed	79.0	103.5	80.0	79.6	53.8	44.6	78.5	65.1
Ro Con	17.0	95.6	15.1	25.5	29.6	15.6	5.3	8.3
Spod Ro Tails	62.1	7.9	65.0	54.1	24.2	29.0	73.2	56.8
Cl Tails	4.4	16.8	4.1	5.9	6.8	3.7	2.6	3.3
Spod Cl Con	12.5	78.8	11.0	19.7	22.8	11.9	2.8	5.0

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Stream	Mass Pull (%)	PP-07S2 Assay (%) Li$_2$O Adj.	Li$_2$O Meas.	SiO$_2$ Adj.	SiO$_2$ Meas.	Al$_2$O$_3$ Adj.	Al$_2$O$_3$ Meas.	Fe$_2$O$_3$ Adj.	Fe$_2$O$_3$ Meas.	CaO Adj.	CaO Meas.	Na$_2$O Adj.	Na$_2$O Meas.	K$_2$O Adj.	K$_2$O Meas.
Feed	100	1.0	1.10	74.5	74.2	15.5	15.6	0.58	0.49	0.21	0.15	4.64	4.58	2.80	2.90
Combined Mag Con	2.4	2.0	1.98	61.9	61.9	19.6	19.6	5.86	6.11	0.39	0.40	2.58	2.58	2.54	2.54
Combined Mica Con	14.0	0.2	0.19	74.4	74.4	15.2	15.2	0.27	0.28	0.12	0.13	4.55	4.56	4.83	4.79
Combined Slimes	11.8	0.7	0.67	71.6	71.6	16.0	16.0	1.16	1.21	0.68	0.77	4.96	4.97	3.52	3.50
Cyclone #4 U/F	71.7	1.2	1.38	75.4	75.8	15.4	15.5	0.37	0.38	0.14	0.15	4.67	4.65	2.30	2.23
Flot Feed	76.3	1.3	1.51	75.2	74.9	15.6	15.9	0.39	0.43	0.14	0.15	4.59	4.49	2.30	2.28
Ro Con	17.9	5.1	4.88	67.1	67.4	22.7	22.4	1.07	1.04	0.23	0.23	1.61	1.69	1.44	1.48
Spod Ro Tails	58.4	0.1	0.08	77.6	77.7	13.4	13.1	0.19	0.19	0.12	0.14	5.50	5.71	2.56	2.60
Cl Tails	4.5	2.9	2.84	70.8	70.7	19.0	19.0	0.78	0.78	0.18	0.18	3.25	3.18	2.31	2.29
Spod Cl Con	13.4	5.8	5.78	65.9	65.7	24.0	24.1	1.16	1.20	0.25	0.26	1.05	1.03	1.15	1.13

Streams	Mass Pull (%)	Recovery (%) Li$_2$O	SiO$_2$	Al$_2$O$_3$	Fe$_2$O$_3$	CaO	Na$_2$O	K$_2$O
Feed	100	100	100	100	100	100	100	100
Combined Mag Con	2.4	4.9	2.0	3.1	24.4	4.6	1.3	2.2
Combined Mica Con	14.0	2.7	14.0	13.7	6.6	8.2	13.7	24.1
Combined Slimes	11.8	8.0	11.4	12.2	23.5	38.6	12.7	14.9
Cyclone #4 U/F	71.7	84.4	72.6	71.0	45.6	48.6	72.3	58.8
Flot Feed	76.3	97.6	77.0	76.6	51.6	52.5	75.5	62.6
Ro Con	17.9	91.9	16.2	26.3	32.8	19.7	6.2	9.2
Spod Ro Tails	58.4	5.7	60.8	50.3	18.8	32.8	69.2	53.3
Cl Tails	4.5	13.1	4.3	5.6	6.1	3.9	3.2	3.8
Spod Cl Con	13.4	78.8	11.8	20.7	26.7	15.8	3.0	5.5

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Continuous pilot plant operation produced roughly 400 kg of spodumene concentrate. Concentrate from each campaign (operating shift) was individually collected. The spodumene concentrate produced during pilot plant campaign PP-11 was analyzed by QEMSCAN. The mineralogical composition of the concentrate sample is presented in Table 10-26.

Table 10-26 – Mineralogical analysis of PP11 spodumene concentrate.

Mineral	Composite 1 Years 0-5 (wt %)
Spodumene	77.9
K-Feldspar	7.1
Plagioclase	5.5
Quartz	3.3
Biotite	2.2
Muscovite	1.0
Amphibole/Pyroxine	0.8
Fe-Al Silicate	0.7
Chlorite	0.8
Other	0.7
Total	**100**

Summary of 2018 Pilot Plant Testwork Program

The 2018 pilot plant program confirmed the flowsheet and design parameters for the Authier Lithium Project process plant. Testwork confirmed:

- Grind size (P80) of 180 µm;
- WHIMS was necessary to remove iron-bearing silicate minerals prior to flotation;
- Mica flotation in a rougher-scavenger arrangement;
- High-density conditioning with fatty acid collector was required to achieve >75% recovery;
- Two stages of spodumene cleaning were needed to achieve spodumene concentrate grade of 6.0% Li$_2$O with >75% lithium recovery.

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10.5.2 Sayona Québec Batch Optimization Test Program (2018)

A sub-sample of each of the two pilot plant feed samples (Composite 1 and Composite 2) were tested during the optimization test program undertaken at SGS in 2018. The program included sample preparation, stage-grinding, wet high-intensity magnetic separation, and flotation.

The main objectives of the program were to:

- Determine optimal pulp density during spodumene conditioning; and
- Test the effect of spodumene collector dosage on concentrate lithium grade and recovery.

The lithium grades of Composite 1 and Composite 2 were similar, at 1.03% Li_2O and 1.08% Li_2O, respectively. The iron content in Composite 1 was higher (0.77% Fe_2O_3) than that of Composite 2 (0.46% Fe_2O_3). The metallurgical target was the production of a concentrate grading 6.0% Li_2O with 80% lithium recovery.

The samples were stage-ground to a K80 of 180 µm. WHIMS was undertaken on the flotation feed. A preliminary flotation test was conducted on Composite 1 using similar conditions to those used in optimized laboratory flotation tests during the pilot plant program. The results of the test were similar to those of the baseline test, producing a 3rd cleaner concentrate grading 6.03% Li_2O with 77.2% lithium recovery.

Multiple batch tests were undertaken, and the mica tailings streams were homogenized to form a single spodumene flotation feed sample to eliminate variations due to the upstream processes. Lithium losses to the combined slimes, magnetic concentrate, and mica concentrate were similar for both Composite 1 and Composite 2, averaging 6.1%, 3.3%, and 2.6%, respectively.

The spodumene flotation tests on Composite 1 and Composite 2 evaluated the impact of conditioning pulp density and collector dosage on flotation performance. The results for both samples showed a significant improvement in concentrate lithium recovery was obtained when the conditioning pulp density was increased from 50% to 55% solids. Further increases in pulp density resulted in more marginal increases in lithium recovery for both composites (Figure 10-8 and Figure 10-9).

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Li2O Grade %
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
60.0
65.0
70.0
75.0
80.0
85.0
90.0
95.0
100.0
Li Stage Recovery %
F4: 50% Pulp Density
F1: 55% Pulp Density
F2: 60% Pulp Density
F3: 65% Pulp Density

Figure 10-8 – Effect of pulp density during spodumene conditioning (Composite 1).


Li2O Grade (%)
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
60.0
70.0
80.0
90.0
100.0
Li Stage Recovery (%)
F3-spod 2, PD: 65%
F2-spod 2, PD: 60%
F2-spod 1, PD: 55%
F4-spod 2, PD: 50%

Figure 10-9 – Effect of pulp density during spodumene conditioning (Composite 2).

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 167 A conditioning pulp density of 60% w/w solids was selected for the tests evaluating collector dosage; from the results of these tests, it was determined that a spodumene collector dosage of 800 g/t was sufficient to produce a concentrate grading >6% Li2O with high lithium recovery (>75%) from both composites. The iron content was higher in the spodumene concentrates produced in the flotation tests on Composite 1 (average 1.70% Fe2O3) compared to those produced in the flotation tests on Composite 2 (average 1.12% Fe2O3). 10.6 QUALIFIED PERSONS COMMENTARY Extensive (feasibility-level) batch and pilot-scale test work has been undertaken on mineralized samples from the Authier deposit. The historical test work results confirm that Authier ore is amenable to concentration using conventional spodumene concentration methods (i.e., froth flotation). Authier Lithium DFS Technical Report Summary – Quebec, Canada 168 11 MINERAL RESOURCE ESTIMATES 11.1 DATA USED FOR ORE GRADE ESTIMATION 11.1.1 Exploratory Data Analysis Exploratory data analysis for lithium (%Li2O) was completed on both original analytical data and composite data contained within the modelled mineralized solids. The coordinates of the drillholes were measured in the field in UTM coordinates. In 2018, a high precision LiDAR topographic surface was completed by Sayona. All drillhole collars were draped to the LiDAR surface. The database used for the current MRE comprises data for 192 surface drillholes, totalling 31,123.82 metres, completed in the Deposit area between 1993 and 2018. The database totals 5,049 drill core assay samples representing 6,608.31 metres of drilling. Drill core was assayed mostly for pegmatite occurrences and surrounding host rock, both hanging and footwall. A database validation process was done for any inconsistencies (gaps & overlaps) of length, grade, lithological records, drillhole locations collar and aberrant downhole surveys. Table 11-1 shows the database available data statistics. Table 11-1 – Database statistics. Database Description Record Number Holes 192 Surveys 1,289 Assays 5,049 Intervals 203 Lithologies 2,738 Alterations 589 Mineralization 592 11.1.2 Analytical Data There is a total of 5,049 assay intervals in the database used for the current MRE and 2,406 of them are contained inside the mineralized solids (Authier Main1 (110), Authier Main2 (201) and Authier North (301)). Drill core was assayed mostly for pegmatite occurrences and surrounding host rock, both hanging wall and footwall. Table 11-2 shows the range of Li2O values from the analytical data inside the mineralized solids.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 169 Table 11-2 – Range of analytical data inside mineralized solids. Assays in 2020 Authier Envelope Li2O (%) Min Value - Max Value 2.77 Average 1.01 Length Weighted Average 1.00 Sum of Length 3,234 Variance 0.24 Standard Deviation 0.49 % Variation 0.48 Median 1.00 First Quartile 0.66 Third Quartile 1.37 Count* 2,405 Count Missing (-1) 1 Assays received in Li values were transformed into Li2O values using the conversion factor of 2.153. This conversion factor was used upon conversations with Sayona and peers, according to sources such as the Ministry of Petroleum and Mines of British Columbia: https://www2.gov.bc.ca/gov/content/industry/mineral-exploration-mining/british-columbia-geological- survey/mineralinventory/documentation/minfile-coding- manual?keyword=element&keyword=conversion#appendices The core holes drilled on the Project are generally oriented south (163° to 194°), perpendicular to the general orientation of the pegmatite intrusions, and have a weak to moderate deviation towards the west (Figure 11-3). Their spacing is typically 25 m with larger spacing of 50 m spacing between sections 706750 mE and 707975 mE. The drillhole dips range from 43° to 75° with an average of 50° and the drillhole intercepts range from approximately 70% of true width to near true width of the mineralization. 11.1.3 Mineralized Intervals Data Mineralized intervals were selected for the modelling of the 3D wireframe. A minimum grade of 0.4% Li2O over a minimum drillhole interval length of 2 m was generally used as a guideline to define the width of mineralized interpretations on sections, i.e., polygons. Only Pegmatite intervals were kept even if there Authier Lithium DFS Technical Report Summary – Quebec, Canada 170 were good results either on the footwall or hanging wall side of the pegmatite body. Some lower-grade pegmatite intervals were kept for geological continuity. Mineral intervals that were not retained during the creation of the interpretation on sections were discarded. A special attention was made to discriminate the spodumene-bearing pegmatite from the baren pegmatite intervals. A separate solid was created for the barren pegmatite. It is usually present, but not always, at the footwall and at the hanging wall. 11.1.4 Composites Data Block model grade interpolation was conducted on composited analytical data. A 1.5 m composite calculated length has been selected based on the average thickness of 1 m (2016-2018) assay lengths and previous 1.5 m assays lengths. Approximately 24% of the assay data has an average1.5 m assayed length and 45% of assays are between 1 m and 1.5 m. Compositing is conducted within the downhole mineralized intervals that were also used for 3D solid creation. A maximum of 1.5 m and a minimum of 0.25 m was applied to composite creation settings. Calculated length composites are created by finding the appropriate length of the composites to fit entirely the mineralized intervals. The calculated length was established for every interval trying to be as close as possible to the specified 1.5 m lengths. No capping was applied on the composite analytical data. Table 11-3 shows the statistics of the analytical composites used for the interpolation of the resource block model and Figure 11-1 and Figure 11-2 show the related histograms for Li2O. Figure 11-3 and Figure 11-4 display the spatial distribution of the composites in plan and longitudinal view respectively (hole collars are shown as blue circles and sample composites are shown as black diamonds).

Authier Lithium DFS Technical Report Summary – Quebec, Canada 171 Table 11-3 – Statistics for the 1.5-m composites for Li2O. Descriptive Statistics Li2O(%) Min Value - Max Value 2.61 Average 0.70 Length Weighted Average 0.70 Sum of Length 4,936 Variance 0.32 Standard Deviation 0.57 % Variation 0.81 Median 0.71 First Quartile 0.08 Third Quartile 1.16 Count 3,321 Count Missing - * Histogram does not show the very low-grade composites associated to the internal Waste (999) and the barren pegmatite (100) solids Figure 11-1 – Histograms of the composites. Authier Lithium DFS Technical Report Summary – Quebec, Canada 172 Figure 11-2 – Histograms of the Authier mineralised solid original samples compared to the composites. Figure 11-3 – Plan view showing the spatial distribution of the composites.

Authier Lithium DFS Technical Report Summary –
Quebec, Canada


Drilling
2010-2012 (Glen Eagle)
2016-2017 (Sayona)
2018 (Sayona)
Historial Drilling
Li2O% BM
-1.00 <= Li2O < 0.00
0.00 <= Li2O < 0.25
0.25 <= Li2O < 0.45
0.45 <= Li2O < 0.75
0.75 <= Li2O < 1.00
1.00 <= Li2O < 1.50
1.50 <= Li2O < 3.00
3.00 <= Li2O < 4.50
50 m
Z
X

Figure 11-4 – View showing the distribution of the composites (looking north).

11.1.5 Specific Gravity

An average specific gravity of 2.71 t/m^3 was used to calculate tonnage from the volumetric estimates of the block model. The average specific gravity is derived from the 38 specific gravity measurements (Table 11-4) taken by SGS from representative mineralized core samples from the 2010 drilling campaign. In 2017, 15 additional specific gravity measurements were added. The new total of 53 measurements were used to verify the specific gravity that is still 2.71 t/m^3.

Table 11-4 – Specific gravity statistics on Authier.

Authier Project - Spodumene pegmatite S.G. (t/m^3)	
Count	53
Mean	2.711
Std Dev	0.006
Relative Std Dev	0.25%
Minimum	2.62
Median	2.71
Maximum	2.86

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11.2 GEOLOGICAL INTERPRETATION

In 2021, the update of the 2017-2018 geological interpretation helped with updating the 3D wireframe solids of the mineralization. For the purpose of modelling, sections (looking east) were generated every 25 m, with intermediate sections where it was necessary to tie in the solids. The modelling was first completed on sections to define mineralized polygons using the lithologies and analytical data for lithium. A minimum grade of 0.4% Li_2O over a minimum drillhole interval length of 2 m was generally used as a guideline to define the width of mineralized interpretations (Figure 11-9). The final 3D wireframe model was constructed by meshing the defined mineralized interpretations based on the geological interpretation. Host rock and internal waste were considered and dealt with during modelling.

The updated interpretation continues to show the Main zone, with an E-W strike and dipping between 30° (Main2 3D wireframe solid) to 55° (upperpart of Main 1 3D wireframe solid), averaging -45° towards the north (Figure 11-8 & Figure 11-9). The Authier North 3D wireframe solid is not connected to the Main zone and forms a flat shallow north dipping structure at about 15-20°.

Local smaller 3D wireframe solids of significant sized xenolith material (waste) located inside the Main 3D solid were also modelled.

The Main and North 3D wireframe solids were cut by the latest 2018 overburden/bedrock contact surface. (See below).

There is also the presence of a barren pegmatite body mostly surrounding, sporadically, the main zone. Assay results indicate no or very low lithium values. This solid was also modelled for additional knowledge of the Deposit.

In fall 2021, BBA did a review of the barren host rock surrounding the Authier pegmatite. A total of four solids were made and given to SGS for added knowledge. These solids are not part of the resource modelling and act as added knowledge. Figure 11-5 to Figure 11-8 show the interpretation of the mineralized solids.

11.2.6 Topographic and Overburden/Bedrock Contact Surfaces

In 2018, a high precision LiDAR topographic surface was flown by Sayona. All drillhole collars were draped to the surface. An overburden/bedrock interface 3D surface has been generated and updated with 2017-2018 data by triangulating the lower intercept of the overburden-coded lithology from the drillhole dataset. This overburden/bedrock contact surface was used to cut the Main and North 3D solids.

174

Authier Lithium DFS Technical Report Summary – Quebec, Canada 175 Figure 11-9 shows the final 3D wireframe solids in isometric view. The different colors of the 3D wireframe solids do not represent any specific parameters and are used to help the visual differentiation. Figure 11-5 – Section E706800 (looking west) interpretations of the mineralized solids. Authier Lithium DFS Technical Report Summary – Quebec, Canada 176 Figure 11-6 – Section E707050 (looking west) interpretations of the mineralized solids. Figure 11-7 – Section E707400 (looking west) interpretations of the mineralized solids.

Authier Lithium DFS Technical Report Summary –
Quebec, Canada


E707500E
Topography
Overburden
Z=400
Z=300
Z=200
Z=100
Z=0
AL-15
AL-17-009
AL-16-005
AL-16-010
Drilling:
2010-2012 (Glen Eagle)
2016-2017 (Sayona)
2018 (Sayona)
Historical Drilling
3D Wireframe Solids
(100) Barren Pegmatite Solid
(110) Mineralised Pegmatite (Authier Main1)
(201) Mineralides pegmatite solid (Authier Main2)
(301 Mineralised Pegmatite (Authier North)
(999) Internal Waste (Host Rock xenolits)
20 m
Z
Y

Figure 11-8 – Section E707500 (looking west) interpretations of the mineralized solids.


3D Wireframe Solids
Waste
Authier Main 1
Authier Main2
Authier North
Waste
North
Main 2
Main 1
Drilling
2010-2012 (Glen Eagle)
2016-2017 (Sayona)
2018 (Sayona)
Historical Drilling
50 m
Z
X
Y

Figure 11-9 – Isometric view of the final mineralized solids.

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11.3 RESOURCE ESTIMATE METHODOLOGY, ASSUMPTIONS AND PARAMETERS

Completion of the current updated Mineral Resource Estimate involved the assessment of a drillhole database, which included all data for drilling completed through early 2018, an updated three-dimensional (3D) geologically controlled wireframe model, revised pit optimization parameters from BBA, review of the classification of the Mineral Resource Estimate (Measured, Indicated, and Inferred) and review of available written reports.

Inverse Distance Squared (ID^2) restricted to a geologically controlled wireframe model was used to Interpolate Li_2O (%) grades into a block model. The Mineral Resource Estimate takes into consideration that the current Deposit will be mined by open-pit mining methods.

To complete an updated Mineral Resource Estimate for the Deposit, a database comprising a series of comma delimited spreadsheets containing drillhole and channel information was provided by Sayona Québec. The database included diamond drillhole collar data (NAD83 / UTM Zone 17), survey data, assay data, and lithology data. The data was then imported into the GeoBase database management software operated in Access®. Once importation was completed a validation process was done for any inconsistencies of length, grade, lithological records, and aberrant deviation records. The Database was then imported in the SGS proprietary geological modelling and resource estimation software called Genesis© for statistical analysis, QA/QC verification, block modelling and resource estimation and classification.

Historical drillholes remain present in the database. Some twin drilling and sampling were done previously and permitted the use of the historical data.

This section reports the results of the October 6, 2021, updated Mineral Resource Estimate (MRE) for the Authier lithium Project. The Mineral Resource update is using the digital database supplied by Sayona (as of August 21, 2021) which includes drillhole data completed by Sayona and previous owners since 2009. The effective date of the Authier MRE is October 6, 2021. Additional density results of the surrounding waste rock material were considered in this study.

The MRE is derived from a computerized resource block model. The construction of the block model starts with the modelling of 3D wireframe solids of the mineralization using drillhole Li_2O% analytical results and lithological data. The solids from the past Mineral Resource estimation were updated to fit the new data and interpretations were changed in certain sections of the Deposit given the new data from the 2017-2018 infill drilling and exploration. The analytical data contained within the wireframe solids was normalized to generate fixed length analytical composites. The composite data was used to interpolate the block grades. Blocks were regularly spaced on a defined grid, filling the 3D selected wireframe solids. An optimized pit shell model, using the pit optimization software Whittle©, was produced by SGS Geological Services in 2021. The interpolated blocks located below the bedrock/overburden interface,

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within the optimized pit shell and above a determined cut-off grade, constitute the Mineral Resources. The blocks are then classified based on confidence levels using proximity to composites, composite grade variance and mineralized solid geometry. The 3D wireframe modelling, block model, and MRE were completed by SGS based on information provided by Sayona.

11.4 MINERAL GRADE ESTIMATION AND GRADE INTERPOLATION METHODOLOGY

11.4.1 Geostatistical Study 2018-2020

In 2018 (revised in 2020) SGS revised the geostatistical study of the Main1 3D wireframe solid. To determine the continuity and distribution of the Li_2O grades, the 1.5 m composites were submitted to a variography study. The variography study helped in the determination of the search ellipse criteria and for the kriging parameters for the block interpolation process.

The composites show a normal distribution (Figure 11-1) with a relatively low coefficient of variation (standard deviation to the Mean) of 52%. A variogram was generated for the Main zone orientation (including the Main2) dip north.

The resulting model variogram for the Main zone (2020) can be shown with the following function (Table 11-5):

Table 11-5 – Variography settings.

Name	Variable	Type	Sill	Longest Range	Median Range	Shortest Range	Azimuth	Dip	Spin
2020Main1	Li_2O	Nugget	0.3	0	0	0	0	0	0
2020Main1	Li_2O	Exponential	0.2	15	15	5	90	0	-55
2020Main1	Li_2O	Exponential	0.5	20	20	10	90	0	-55

Where N represents a nugget effect of 30% and maximum continuity of 60 m* is found along both the strike and the dip orientations (-55°). The shortest range is found across the mineralization with a range of 15 m* towards the south and 35° of dip (Figure 11-12).

* Exponential component ranges are three times longer than in this table in reality, i.e., First Exponential component: 45 m, 45 m, 15 m. Second Component: 60 m, 60 m, 30 m.

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11.4.2 Resource Block Modelling

A block size of 3 m (NE-SW) by 3 m (NW-SE) by 3 m (vertical) was selected for the resource block model of the Authier Project based on drillhole spacing, width and general geometry of mineralization, but primarily by the selected SMU from the feasibility study. The 3 m vertical dimension corresponds to the bench height of a potential small open-pit mining operation. The 3 m NE-SW dimension corresponds to about the selected degree of selectivity Sayona is wanting to achieve during mining. It also accounts for the variable geometry of the mineralization in that direction. The 3 m NW SE block dimension accounts for the average minimum width of the mineralization modelled at Authier. The resource block model contains 473,962 blocks located inside the mineralized solids (Authier Main1(110), Authier Main2 (201), Authier North (301)) totalling 7,993,779.19 m3 and two barren solids (Internal waste (999), Barren Pegmatite (100)) totalling 2,539,939.33 m3, for a total volume (mineralized and unmineralized) of 10,533,712.52 m3 (Authier Main1, Authier Main2 and Authier North solids only). The Block model was created with block fractions ranging from 0 to 1. Table 11-6 summarizes the parameters of the block model limits.

Table 11-6 – Resource block model parameters.

Direction	Block Size (m)	Block Model Origin (Block Edge)	Number of Blocks	Coordinates (Block Edges) Min (m)	Coordinates (Block Edges) Max (m)
NE-SW (x)	3	706,699.5	407	706,699.5	707,920.5
NW-SE (y)	3	5,359,998.5	235	5,359,998.5	5,360,703.5
Elevation (z)	3	-51.5	133	-51.5	347.5

11.4.3 Block Model Interpolation

The retained grade interpolation for the Authier lithium resource block model is the ID^2 methodology. The interpolation process was conducted using three successive passes with more inclusive search conditions from one pass to the next until most blocks were interpolated for each mineralized zone, including the barren pegmatite.

Variable search ellipse orientations were used to interpolate the blocks. The general dip direction and strike of the mineralized pegmatite were modelled on each section and then interpolated in each block (Figure 11-10). During the interpolation process, the search ellipse was orientated following the orientation grid (Figure 11-10). The orientation grid generated the interpolation direction, azimuth-dip (dip direction) and spin (strike direction) for each block, hence better representing the dip and orientation of the mineralization.

The first pass was interpolated using a search ellipsoid distance of 50 m (long axis) by 50 m (intermediate axis) and 25 m (short axis) with an average orientation of 90° azimuth (local grid), -55° dip and 0° spin

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which represents the general geometry of the pegmatites in the Deposit. Using search conditions defined by a minimum of five composites, a maximum of 15 composites and a maximum of two composites per hole (minimum of three holes), 40% of the blocks were estimated. For the second pass, the search distance was twice the search distance of the first pass and composite selection criteria were kept the same as for the first pass. A total of 79% of the blocks were interpolated following the second pass. Finally, the search distance of the third pass was increased to 300 m (long axis) by 300 m (intermediate axis) by 150 m (short axis) and again the same composites selection criteria were applied. The purpose of the last interpolation pass was to interpolate the remaining un-estimated blocks mostly located at the edges of the block model, representing 21% of the blocks. Figure 11-10 illustrates the three search ellipsoids used for the different interpolation passes. Figure 11-11 shows the results of the block model interpolation in oblique view.


50 m
Z
X
Y

Figure 11-10 – Search ellipsoids and orientation grid used in the interpolation process.

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Low grade blocks
bekonging to internal Waste
(Host Rock xenoliths)
Li2O_pct
-1.00 <= Li2O pct < 0.00
0.00 <= Li2O pct < 0.30
0.30 <= Li2O pct < 0.45
0.45 <= Li2O pct < 0.75
0.75 <= Li2O pct < 1.00
1.00 <= Li2O pct < 1.50
1.50 <= Li2O pct < 3.00
3.00 <= Li2O pct < 4.50
Drilling:
2010-2012 (Glen Eagle)
2016-2017 (Sayona)
2018 (Sayona)
Historical Drilling
Low grade blocks belonging to Barren
pegmatite solid NOT VISIBLE
50 m
Z
X
Y
Low grade blocks belonging to Barren
pegmatite solid

Figure 11-11 – Isometric and plan views of the interpolated block model (ID[2]).

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 183 Figure 11-12 – Section E706800 (looking west) view of the interpolated block model (ID2). Figure 11-13 – Section E707050 (looking west) view of the interpolated block model (ID2). Authier Lithium DFS Technical Report Summary – Quebec, Canada 184 Figure 11-14 – Section E707400 (looking west) view of the interpolated block model (ID2). Figure 11-15 – Section E707500 (looking west) view of the interpolated block model (ID2).

Authier Lithium DFS Technical Report Summary – Quebec, Canada 185 Figure 11-16 – Bench (Z202) view of the interpolated block model (ID2). 11.4.4 Statistical Validation of the Interpolation Process In order to validate the interpolation process, the block model was compared, statistically, to the assays and composites. The distribution of the assays, composites and blocks are normal and show a similar average value with decreasing levels of variance (Figure 11-18 to Figure 11-22). The assays and composites have respective averages of 0.79% Li2O and 0.69% Li2O with variances of 0.34 and 0.32. The resulting interpolated blocks have an average value of 0.74% Li2O with a variance of 0.20% (Figure 11-17) Authier Lithium DFS Technical Report Summary – Quebec, Canada 186 Figure 11-17 – Variogram of the 1.5 m composites for Li2O% grades.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 187 Figure 11-18 – Histogram of blocks (ID2) vs. composites vs. assays. Figure 11-19 – Boxplot of blocks (ID2) vs. composites vs. assays. Authier Lithium DFS Technical Report Summary – Quebec, Canada 188 Figure 11-20 – Swath plot (X) of blocks vs. composites vs. volume. Figure 11-21 – Swath plot (Y) of blocks vs. composites vs. volume.

Authier Lithium DFS Technical Report Summary –
Quebec, Canada


Li2O_pct
Z
Vol
Comp
Bm
Volume

Figure 11-22 – Swath plot (Z) of blocks vs. composites vs. volume.

Table 11-7 – Statistical comparison of assay, composite, and block data statistics report.

Statistics Li_2O(%)	Blocks	Composites	Assays
Min Value	0	0	0
Max Value	2.18	2.61	2.76
Average	0.74	0.69	0.79
Length Weighted Average	-	0.70	0.79
Sum of Length		4,936	4,331
Variance	0.20	0.32	0.34
Standard Deviation	0.44	0.57	0.58
% Variation	0.60	0.81	0.74
Median	0.84	0.71	0.80
First Quartile	0.30	0.08	0.22
Third Quartile	1.08	1.16	1.26
Count	473,962	3,321	3,251

Furthermore, the block values were compared to the composite values located inside the interpolated blocks (Figure 11-23). This enables us to test for possible over- or under-evaluation of the grade by the search parameters by testing the local correlation.

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bm_Li2O_pct
Li2O_pct
CompVsBm_2_Li2O_pct
y=0.7723x + 0.1634
R=0.8681

Figure 11-23 – Block values versus composites inside those blocks comparison.

11.5 MINERAL RESOURCE CLASSIFICATION

The Mineral Resources at Authier Lithium are classified into Measured, Indicated, and Inferred categories. The Mineral Resource classification follows the S-K §229.1304 definitions and guidelines and is based on the density of analytical information, the grade variability and spatial continuity of mineralization. The Mineral Resources were classified in two successive stages: automatic classification followed by manual editing of final classification results.

The resource classification at Authier Lithium has been applied based on the following criteria;

- Search volume
- Internal structure of the mineralized zone (whether traceable between drillholes)
- Distance to samples (proxy for drill hole spacing)
- Number of samples
- Extrapolation of mineralization

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The first automatic classification stage is focused on composites (and drillholes) rather than blocks. The classification process focuses on each composite respecting a minimum number of nearby composites from a minimum number of holes located within a search ellipsoid of a given size and orientation. For the Measured resource category, the search ellipsoid was 50 m (strike) by 50 m (dip) by 25 m with a minimum of seven composites in at least three different drillholes (maximum of two composites per hole) An ellipse fill factor of 55% was applied to the Measured category i.e., that only 55% of the blocks were tagged as Measured within the search ellipse. For the Indicated category, the search ellipsoid was twice the size of the Measured category ellipsoid using the same composite selection criteria. An ellipse fill factor of 55% was applied to the Indicated category. All remaining blocks were considered to be in the Inferred category.

This automatic classification, centred on composites, is preferred to the more classical method of classification, centred on blocks, in a sense that it is significantly limiting the spotted dog effect.

The second classification stage involved the manual addition of indicated block clusters into the Measured category. The objective was to smooth the spotted dog effect most evident in the Measured category; and also, to consider the geological continuity and grade. The second stage consisted of the reassignment of selected Indicated blocks within the Measured category general area into the Measured category. The second classification stage also involved the manual transfer of Indicated blocks clusters into the Inferred category. The objective was to assign a more appropriate classification to areas where the density and quality of geological information was insufficient.

Figure 11-24 to Figure 11-29 show the block model automatic classification on different sections and benches and the final manual classification of the blocks on sections, plan views and isometric view with respective categories (categories: Measured – red, Indicated – blue, and Inferred – grey).

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Block Classification
Measured
Indicated
Inferred
Internal Waste
Y=5360600
Y=5360500
Y=5360400
Y=5360300
Y=5360200
50 m
X=706800
X=706900
X=707000
X=707100
X=707200
X=707300
X=707400
X=707500
X=707600
X=707700
X=707800

Figure 11-24 – Classified block model on bench (Z202).


E706800E
Topography
Overburden
AL-11-26
AL-17-008
AL-17-007
AL-17-005
Block Classification
Measured
Indicated
Inferred
Drilling:
2010-2012 (Glen Eagle)
2016-2017 (Sayona)
2018 (Sayona)
Historical Drilling
Z=400
Z=300
Z=200
Z=100
Z=0
20 m

Figure 11-25 – Classified block model on section E706800.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 193 Figure 11-26 – Classified block model on section E707050. Figure 11-27 – Classified block model on section E707400. Authier Lithium DFS Technical Report Summary – Quebec, Canada 194 Figure 11-28 – Classified block model on section E707500. Figure 11-29 – Block model final classification in plan and isometric views.

SAYONA
Authier Lithium DFS Technical Report Summary –
Quebec, Canada

11.6 CLASSIFIED MINERAL RESOURCE ESTIMATES

The Mineral Resources of Authier Lithium are reported using an open-pit mining perspective. Due to the significant depth extent of the resource block model, it is considered that not all the interpolated blocks could meet the requirement of a reasonable prospect of economic extraction stated in the SEC guidelines for resources estimation. To define the Mineral Resources of Authier lithium, SGS created and used an optimized pit shell, that was done in the Whittle software, which corresponds to the ultimate pit shell in the present study at a revenue factor of 1. The final Mineral Resources include the resource blocks located within the optimized pit shell, below the overburden/bedrock interface and above the cut-off grade of 0.55% Li_2O established by Sayona and BBA. See The following table describes the Authier Mineral Resource Statement exclusive of Mineral Reserves. Mineral Reserves are described in the next section. The final MRE exclusive of Mineral Reserves within the open pit are reported at a cut-off of 0.55% Li_2O and total 0.22 Mt, with an average grade of 0.80% Li_2O in the Measured category, and 3.2 Mt, with an average grade of 0.98% Li_2O in the Indicated category, for a combined total of 3.4 Mt at an average of 0.96% Li_2O in the Measured and Indicated categories. An additional 6.3 Mt, with an average grade of 0.98% Li_2O in the Inferred category is also present at Authier Lithium. The effective date of the Authier MRE is October 6, 2021, and Table 11-9 shows the Authier Mineral Resource Statement exclusive of Mineral Reserves.

Table 11-9 – Authier Mineral Resource statement at effective date of October 6, 2021 based on USD \$977/t Li_2O, exclusive of Mineral Reserves.

Authier – Total Open Pit Constrained Mineral Resource Statement				
Category	Tonnes (Mt)	Grade (% Li_2O)	Cut-Off Grade (% Li_2O)	Met Recovery %
Measured	0.23	0.8	0.55	78
Indicated	3.18	0.98	0.55	78
Measured and Indicated	3.40	0.96	0.55	78
Inferred	6.35	0.98	0.55	78

Notes:

1. Mineral Resources are 100% attributable to the property. Sayona has 100% interest in Authier.

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2. Mineral Resources are exclusive of Mineral Reserves.
3. The Mineral Resource was estimated by Maxime Dupéré from SGS, Qualified Person under S-K §229.1304 who assumes responsibility.
4. Mineral Resources do not have demonstrated economic viability. The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.
5. The Inferred Mineral Resource in this estimate has a lower level of confidence that applied to an Indicated Mineral Resource and is not converted to a Mineral Reserve. It is reasonably expected that the majority of the Inferred Mineral Resource could be upgraded to an Indicated Mineral Resource with continued exploration.
6. Numbers in the table might not add precisely due to rounding.
7. Resources are within the Pit :Authier20210821_977.dxf,; and under the optimised pit design (5m Contour)
8. Bulk density of 2.71 t/m³ is used.
9. Effective date October 6, 2021.
10. Only block centroids had to be inside the pit to be considered.
11. The Mineral Resource estimate has been assembled using the regulation S-K §229.1304 of the United States Securities and Exchange Commission (SEC). Mineral Resources, which are not Mineral Reserves, do not have demonstrated economic viability. Inferred Mineral Resources are exclusive of the Measured and Indicated Resources.

* Rounded to the nearest thousand.

Table 11-10 for optimization parameters.

The purpose of pit optimization is to determine the best scenario of pit limits that satisfy business objectives for the Mineral resources. By selecting a revenue factor of 1, the results were used to determine the most comprehensive and available mineral resources available for extraction. Pit optimization was completed with the Whittle mining software. Inferred resources were considered during this optimization.

The pit optimization was developed based on the integration of the costs and parameters associated with the concentration of the ore and production and selling of a 6.0% Li_2O spodumene concentrate.

The input parameters used for the Resource pit optimization are presented in Table 11-10 – Parameters used by SGS for the Resource pit optimization.Note that the selling prices, costs, and technical parameters

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used were based on the best available information at the time of the study, including adjusted costs from the 2019 UDFS and geotechnical information from Journeaux Assoc.'s (Journeaux) report (2018).

The final MRE within the open pit are reported at a cut-off of 0.55% Li_2O and total 6.04 Mt, with an average grade of 0.988% Li_2O in the Measured category, and 8.10 Mt, with an average grade of 1.03% Li_2O in the Indicated category, for a combined total of 14.1 Mt at an average of 1.01% Li_2O in the Measured and Indicated categories. An additional 3.00 Mt, with an average grade of 1.00% Li_2O in the Inferred category is also present at Authier Lithium. The effective date of the Authier MRE is October 6, 2021, and Table 11-8 shows the final resource classifications. The MRE described in this paragraph are resources inclusive of mineral reserves, as they were calculated during the UDFS.

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Table 11-8 – Authier Mineral Resource statement at effective date of October 6, 2021 based on USD $977/t Li_2O, inclusive of Mineral Reserves.

Authier – Open-pit Constrained Mineral Resource Statement				
Category	Tonnes* (Mt)	Grade (% Li_2O)	Cut-Off Grade (% Li_2O)	Met Recovery %
Measured	6.04	1%	0.55	78%
Indicated	8.01	1%	0.55	78%
Measured and Indicated	***14.14***	***1%***	0.55	78%
Inferred	2.99	1%	0.55	78%

Notes:

1. Mineral Resources are 100% attributable to the property. Sayona has 100% interest in Authier.
2. Mineral Resources are inclusive of Mineral Reserves.
3. The Mineral Resource was estimated by Maxime Dupéré from SGS, who serves as Qualified Person under S-K §229.1304 regulations.
4. Mineral Resources do not have demonstrated economic viability. The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.
5. The Inferred Mineral Resource in this estimate has a lower level of confidence that applied to an Indicated Mineral Resource and is not converted to a Mineral Reserve. It is reasonably expected that the majority of the Inferred Mineral Resource could be upgraded to an Indicated Mineral Resource with continued exploration.
6. Numbers in the table might not add up precisely due to rounding.
7. Pit used: Authier20210821_977.dxf
8. Bulk density of 2.71 t/m^3 is used.
9. Effective date October 6, 2021.
10. Only block centroids had to be inside the pit to be considered.
11. The Mineral Resource estimate has been assembled using the regulation S-K §229.1304 of the United States Securities and Exchange Commission (SEC). Mineral Resources, which are not Mineral Reserves, do not have demonstrated economic viability. Inferred Mineral Resources are exclusive of the Measured and Indicated Resources.

* Rounded to the nearest thousand.

The following table describes the Authier Mineral Resource Statement exclusive of Mineral Reserves. Mineral Reserves are described in the next section. The final MRE exclusive of Mineral Reserves within the open pit are reported at a cut-off of 0.55% Li_2O and total 0.22 Mt, with an average grade of 0.80% Li_2O in the Measured category, and 3.2 Mt, with an average grade of 0.98% Li_2O in the Indicated category, for a combined total of 3.4 Mt at an average of 0.96% Li_2O in the Measured and Indicated categories. An additional 6.3 Mt, with an average grade of 0.98% Li_2O in the Inferred category is also present at Authier Lithium. The effective date of the Authier MRE is October 6, 2021, and Table 11-9 shows the Authier Mineral Resource Statement exclusive of Mineral Reserves.

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Table 11-9 – Authier Mineral Resource statement at effective date of October 6, 2021 based on USD $977/t Li_2O, exclusive of Mineral Reserves.

Authier – Total Open Pit Constrained Mineral Resource Statement				
Category	Tonnes (Mt)	Grade (% Li_2O)	Cut-Off Grade (% Li_2O)	Met Recovery %
Measured	0.23	0.8	0.55	78
Indicated	3.18	0.98	0.55	78
Measured and Indicated	3.40	0.96	0.55	78
Inferred	6.35	0.98	0.55	78

Notes:

1. Mineral Resources are 100% attributable to the property. Sayona has 100% interest in Authier.
2. Mineral Resources are exclusive of Mineral Reserves.
3. The Mineral Resource was estimated by Maxime Dupéré from SGS, Qualified Person under S-K §229.1304 who assumes responsibility.
4. Mineral Resources do not have demonstrated economic viability. The estimate of Mineral Resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.
5. The Inferred Mineral Resource in this estimate has a lower level of confidence that applied to an Indicated Mineral Resource and is not converted to a Mineral Reserve. It is reasonably expected that the majority of the Inferred Mineral Resource could be upgraded to an Indicated Mineral Resource with continued exploration.
6. Numbers in the table might not add precisely due to rounding.
7. Resources are within the Pit :Authier20210821_977.dxf,; and under the optimised pit design (5m Contour)
8. Bulk density of 2.71 t/m³ is used.
9. Effective date October 6, 2021.
10. Only block centroids had to be inside the pit to be considered.
11. The Mineral Resource estimate has been assembled using the regulation S-K §229.1304 of the United States Securities and Exchange Commission (SEC). Mineral Resources, which are not Mineral Reserves, do not have demonstrated economic viability. Inferred Mineral Resources are exclusive of the Measured and Indicated Resources.

* Rounded to the nearest thousand.

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Table 11-10 – Parameters used by SGS for the Resource pit optimization.

Parameters	Value	Unit	References
Sales Revenues			
Concentrate Price	977	USD/tonne	Sayona
(6% Li_2O: 2.81% Li)	1221.25*	CAD/tonne	Sayona
Operating Costs			
Mining Mineralized Material	6.26	CAD/t milled	BBA
Mining Overburden	5	CAD/t	BBA
Mining Waste	5.26	CAD/t	BBA
Process, General and Administration	5.71	CAD/t milled	BBA
Freight Mine to Refinery	61.09	CAD/Conc.	Sayona
Metallurgy and Royalties			
Concentration Recovery	78	%	JQCI
Royalties on claims	15.23	CAD/t conc.	Sayona
Geotechnical Parameters			
Pit Slopes	43° and 54°	Degrees	BBA
Mineralized Material Density	2.71	t/m³	SGS Canada Inc.
Waste Material Density	2.94	t/m³	BBA
Overburden	1.9	t/m³	BBA
Cut-Off Grade	0.55	% Li_2O	Sayona

**Exchange rate: 0.75*

The breakeven Resource cut-off grade (COG) is calculated considering costs for processing, G&A, and other costs related to concentrate production and transport. Based on a 6.0% Li_2O concentrate selling price of US$977 per tonne, the COG would be 0.32% Li_2O. However, due to metallurgical recovery limitations, a COG of 0.55% Li_2O was selected based on iterative analysis.

Figure 11-30 and Figure 11-31 show the block model according to Li_2O grade in isometric view of the block model with the selected optimized pit shell. Figure 11-32 shows the classified block model in isometric view of the block model with the selected optimized pit shell.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 201 Figure 11-30 – Optimized pit shell and block model (no waste/barren material included) in plan and isometric views. Figure 11-31 – Optimized pit shell and block model (waste/barren material included) in plan and isometric views). Authier Lithium DFS Technical Report Summary – Quebec, Canada 202 Figure 11-32 – Optimized pit shell and classified block model in plan and isometric views. 11.7 POTENTIAL RISKS IN DEVELOPING THE MINERAL RESOURCE 11.7.1 Sensitivity Analysis A limited sensitivity analysis was conducted using different estimation methods, from Ordinary Kriging (OK) to Inverse Distance Cubed (ID3). The Sensitivity analysis outlined that the OK Mineral Resources and grades are affected by smoothing and that the ID3 estimation is the one with the highest average grades (Figure 11-33). Overall, the ID2 and ID3 are relatively close in terms of tonnage and average grades.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 203 Figure 11-33 – Grade tonnage curve depending on type of estimation. Drilling by Sayona has shown that the main Authier pegmatite is reasonably predictable in both grade and geological continuity, given the consistency of mineralized widths and grades along the strike extension tested so far. Additional review of the geological model highlighted the presence of sterile pegmatite, mostly at the upper contact and the lower contact of the Main pegmatite dyke. The resource expansion achieved by Sayona on the Authier mineralized pegmatite has been basically at depth and along strike. At mid to deep levels (beyond 100 metres down surface) Sayona’s drilling has consistently intercepted mineralized pegmatite returning widths ranging from 20 to 40 metres and average grades equal to or higher than 1% Li2O, even in areas untested by previous owners. The combination of an extensional east – west structural array together with a competent brittle ultramafic metamorphic host rock allowed the placement of a wide single mineralized pegmatite body. There is a limited number of areas at shallow and deep levels that returned little or no mineralized pegmatite due to faulting interpreted as syn-mineral and post-mineral. However, the core part of the Authier pegmatite is not significantly affected by such faulting. Authier Lithium DFS Technical Report Summary – Quebec, Canada 204 This combination of characteristics makes the main Authier mineralized pegmatite predictable in both, geology and grade and allows SGS to expand the mineralization included in both Measured and Indicated resource categories based on geological continuity.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 205 12 MINERAL RESERVES ESTIMATES 12.1 RESERVE ESTIMATE METHODOLOGY, ASSUMPTIONS, PARAMETERS AND CUT-OFF-VALUE The original Mineral Reserve estimate was completed in March 2023 and is based on the November 2021 block model prepared by SGS. This block model was reviewed by the QP for this report and used to report the Mineral Resources presented in Chapter 11 of this report. The Mineral Reserve estimate presented in this report was reviewed by Philippe Chabot, P.Eng., who serves as the QP for this report and has an effective date of March 27, 2023. The Mineral Reserve estimate has changed for this updated definitive feasibility study (UDFS) relative to the DFS that was prepared by BBA with an effective date of February 2019. The Authier Lithium ore will now be sent to the North American Lithium (NAL) spodumene concentrator located in La Corne, Québec to be blended with the NAL run-of-mine (ROM) ore. The ROM ore will be stockpiled and loaded into highway trucks that will transport the ore to the NAL site during weekdays. At the NAL site, the ore will be combined with the NAL ore and fed to the crusher. The life-of-mine (LOM) production plan has been reviewed to reflect the new processing strategy and the annual ore production has been reduced from the previous 833,000 tpy to approximately 530,000 tpy. The waste and overburden piles, as well as mine equipment fleet, workforce, and cost estimates, were updated based on the revised LOM plan. The Project LOM plan and subsequent Mineral Reserve estimate are based on an ore selling price of 120 CAD/t. A memorandum of understanding (MOU) was developed between the Authier operation and NAL operation, in which NAL agrees to buy 100% of the Authier ore material at a selling price of 120 CAD/t, delivered to the NAL ore pad area. The effective date of the Mineral Reserve estimate is March 27, 2023, and based on an exchange rate of 0.75 USD:1.00 CAD. Development of the LOM plan included pit optimization, pit design, mine scheduling and the application of modifying factors to the Measured and Indicated portion of the in-situ Mineral Resource. Tonnages and grades are reported as ROM feed at the NAL crusher and account for mining dilution, geological losses, and operational mining loss factors. 12.2 RESOURCE BLOCK MODEL The resource model for the Project was provided to BBA by SGS Canada via a web link. The resource model was supplied in a file called “20211117Authier.csv”. The model was supplied with the 3D Authier Lithium DFS Technical Report Summary – Quebec, Canada 206 wireframes used to define the different lithological zones. The overburden surface was also provided. This model was reviewed and validated by Ehouman N’Dah, P.Geo., who serves as the QP for this report. The block model file provided contained the mineralized zones and the waste material. The resource estimate considers a parent block size of 3 m x 3 m x 3 m. The resource model considers a constant pegmatite density of 2.71 t/m³. 12.3 TOPOGRAPHY DATA Sayona provided BBA with a LiDAR topographic survey completed in 2016 by Geoposition arpenteurs géomètres (LiDAR, 2016). Topographic contours were provided at 0.5 m intervals for the Project site in the UTM NAD 83 coordinate system. This surface was used as the reference datum for the Mineral Reserves estimate. 12.4 MINING BLOCK MODEL Based on the resource model described above, BBA created a mining block model to be used for mine design and planning purposes. The resource model was sub-celled along the boundaries of the different lithologies. Overburden material was assigned a constant density of 1.90 t/m³. The waste densities were provided in the resource model from SGS. The sub-celled model was then regularized to the parent block size of 3 m x 3 m x 3 m, with tonnages and grades coded for each type of material. Resource classification was conserved from the resource model. The final sub-celled mining block model is called “2008.dm” created from the Deswik© Project “6015032 R00.dcf”. The model was then exported to MineSight© for mine planning as “3005.csv”. 12.5 MINE AND PLANT PRODUCTION SCENARIOS 12.5.1 Modifying Factors For the conversion of Mineral Resources to Mineral Reserves, it is necessary to apply a variety of modifying factors. These will be discussed in the following subsections.

Authier Lithium DFS Technical Report Summary – Quebec, Canada

12.5.1.1 Metallurgical Recoveries

ROM ore is subject to a variety of metallurgical recovery factors, once feed material enters the crusher. Refer to Chapter 13 of this report and to the ''Definitive Feasibility Study Report for the North American Lithium Project'' (BBA, 2023) for additional details regarding these parameters.

12.5.1.2 Mill Cut-off Grade Calculation

The breakeven cut-off grade (COG) is calculated considering costs for processing, G&A, and other costs related to concentrate production and transport. Based on a 6.0% Li_2O concentrate selling price of 850 USD per tonne, the COG would be 0.32% Li_2O. However, due to metallurgical recovery limitations, a metallurgical COG of 0.55% Li_2O was selected based on iterative analysis.

12.5.1.3 Mining Dilution and Mining Ore Losses

The Project hosts spodumene-bearing pegmatite dykes. The main dyke, which represents most of the resource, dips approximately 25° to 50° and has a varying thickness between 4 m and 55 m. A second minor dyke is located just to the north of the main dyke, dips approximately 15° and has an average thickness of 7 m.

As an industrial mineral, the specification of the final product must meet relatively tight tolerances for Li_2O content, as well as contaminants, such as iron. The contaminant grade in the final product is directly linked to the quantity of diluting host waste rock in the mill feed.

Dilution is the quantity of non-economically viable material that will be sent to the mill during mining activities. Ore losses are the quantity of economically viable material that will be sent to the waste rock stockpiles. Typical causes for dilution and ore losses include blast movement, improper identification of ore and waste zone limits (i.e., grade control), and selectivity limitations of loading equipment.

A detailed dilution model was developed and coded into the mining block model. This was then used throughout the mine planning process.

BBA used Deswik's Stope Optimizer tool (Deswik.SO) to generate shapes of continuous mineralization with a minimum lithium content. This approach provided an automated method of evaluating on a local scale, whether the combination of a particular dyke width, pegmatite grade and distance to the next dyke, i.e., waste separation, could result in producing a mill feed above a diluted COG of 0.55% Li_2O. Mineable

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shapes were created by the tool. Mineralized material that did not pass this selectivity test were considered as ore losses.

Three scenarios of varied dilution skin were generated, and a dilution skin of 0.75 m was retained. Based on this methodology and the final pit design, the mining ore losses are approximately 2.3% and the mining dilution is approximately 9.0% dilution. To account for operational errors and additional re-handling, an additional mining ore losses factor of 2.0% was applied, for a total ore losses factor of 4.3%.

12.5.2 Pit Optimization

12.5.2.1 Inputs

The purpose of pit optimization is to determine the ultimate pit limits that satisfy business objectives. By running a series with a sensitivity on selling prices (revenue factor), the results can also be used to determine the most economical mining phases. Pit optimization was completed using the Pseudoflow command with the Deswik mining software. Inferred resources were not considered as potential ROM ore feed.

This report's financial evaluation is based on the selling of ore material to the NAL operation. However, the pit optimization was developed based on the integration of the costs and parameters associated with the concentration of the ore and production and selling of a 6.0% Li_2O spodumene concentrate.

The input parameters used for the pit optimization are presented in Table 12-1. Note that the selling prices, costs, and technical parameters used were based on the best available information at the time of the study, including adjusted costs from the 2019 UDFS and geotechnical information from Journeaux Assoc.'s (Journeaux) report (2018).

Table 12-1 – Pit optimization parameters for the Authier Lithium Project.

Item	Value	Unit	Notes
Revenue			
Concentrate price	850	USD/t of conc.	Average of Roskill Real Contract 2023-2030: USD 857/t conc. (December 2021)
Concentrate grade	6.0%	Li_2O	
Transportation cost	59.69	USD/t of conc.	Previous estimate for Authier
Royalty	Based on each claim		
Economics			
Currency	-	Canadian Dollars	
Exchange rate	0.76	USD/CAD	

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Discount rate	8.0%		
Cost basis			
Mining			
Mining cost - overburden	5.4	CAD/t mined	BBA estimate. Assuming contract mining
Mining cost - ore	8.73	CAD/t mined	
Mining cost - waste	6.91	CAD/t mined	
Processing & G&A			
Cost	39.31	CAD/t milled	
Operating parameters			
Ore production	1,682	tpd	
Overall Mill Recovery	74.10%		Incl. ore sorter losses and mill recovery
Geotechnical parameters			
OSA - north wall	53	°	Based on BBA adjustment to Journeaux's report;
OSA - south wall	42	°	-4° to accommodate ramp
OSA - east and west walls	48	°	Assumed by BBA for transition between North and South walls
OSA - overburden	14	°	Journeaux
Limits and constraints			
Lease	Claims_Authier_Actifs.dxf		Sayona stated that discussions with MERN were held concerning the suspended claims and will be reactivated when needed.
	Claims_Authier_Suspended.dxf		
Setbacks	No setback	m	

The optimized parameters do not necessarily correspond with the final design parameters used in the UDFS. A pit optimization has been run using the final Project's costs and revenue parameters. The resulting optimized pit shell has been compared to the initial selected pit shell and deemed sufficiently close to consider the initial selected pit shell adequate.

12.5.2.2 Results

The optimizer estimates best, average- and worst-case discounted values. The best case requires that each shell be mined sequentially while the worst case mines the deposit on a bench-by-bench basis. The best case is generally impracticable as shell increments can be very small and therefore not minable by themselves. The worst case is always achievable but gives much lower discounted cash flows. In practice, a compromise between the two cases is generally achieved by staging the pit using suitable pushbacks. The average case discounted values are used as a measure to compare optimization results. A discount rate of 8% and ROM feed rate of 0.53 Mtpy have been used in this analysis. The values returned by the optimizer do not include capital investments and are only used as a relative indicator of the sensitivity of the Project to changes in costs.

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The revenue factor 0.86 pit shell was selected as a guide for the final pit limits. This selection was based on maximizing project reserves while respecting a relatively high NPV. This pit shell contained approximately 11.3 Mt of ROM ore feed and is within 10% of the highest average case discounted cash flow.

Table 12-2 – Pit optimization results.

Revenue Factor Shell	ROM Feed (Mt)	Grade (% Li_2O)	Waste (Mt)	Strip Ratio n/a	DCF_{BEST} (M$)	DCF_{WORST} (M$)	DCF_{AVG} (M$)
0.4	0.45	1.2	0.20	0.4	41.42	41.42	41.42
0.42	0.67	1.1	0.35	0.5	56.43	56.25	56.34
0.44	0.91	1.1	0.64	0.7	72.19	71.71	71.95
0.46	1.15	1.1	0.95	0.8	86.62	85.71	86.17
0.48	1.62	1.0	1.46	0.9	110.76	108.79	109.78
0.5	1.94	1.0	1.88	1.0	125.24	122.21	123.72
0.52	2.06	1.0	2.03	1.0	129.96	126.48	128.22
0.54	2.17	1.0	2.21	1.0	134.35	130.39	132.37
0.56	2.41	1.0	2.56	1.1	142.47	137.42	139.95
0.58	2.58	1.0	2.95	1.1	148.26	142.4	145.33
0.6	2.73	1.0	3.2	1.2	152.43	145.85	149.14
0.62	3.66	1.0	7.25	2.0	179.89	167.04	173.46
0.64	3.77	1.0	7.65	2.0	182.61	168.81	175.71
0.66	3.88	1.0	8.00	2.1	184.87	170.16	177.52
0.68	3.99	1.0	8.39	2.1	187.17	171.41	179.29
0.7	4.12	1.0	8.94	2.2	189.6	172.54	181.07
0.72	4.19	1.0	9.22	2.2	190.76	172.92	181.84
0.74	4.54	1.0	11.20	2.5	196.48	174.26	185.37
0.76	4.64	1.0	11.76	2.5	197.99	174.37	186.18
0.78	7.69	1.0	32.82	4.3	220.1	165.16	192.63
0.8	8.22	1.0	36.96	4.5	224.17	159.08	191.62
0.82	8.4	1.0	38.21	4.6	225.33	156.84	191.08
0.84	11.08	1.0	59.25	5.3	232.08	117.6	174.84
0.86	11.35	1.0	61.40	5.4	233.02	112.81	172.91
0.88	11.59	1.0	63.63	5.5	233.73	107.45	170.59
0.90	11.72	1.0	64.52	5.5	234	105.15	169.57
0.92	11.82	1.0	65.48	5.5	234.19	102.41	168.3
0.94	11.96	1.0	66.64	5.6	234.38	99.11	166.75
0.96	12.11	1.0	67.85	5.6	234.5	96.03	165.26
0.98	12.27	1.0	69.27	5.6	234.56	91.71	163.14
1.00	12.39	1.0	70.4	5.7	234.57	88.31	161.44

These results are presented graphically in Figure 12-1.

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Pit Optimization Results
Tonnage (Mt)
Discounted Cash Flow (M$)
Revenue Factor
Ore
Waste
Best Case DCF
Worst Case DCF
Average Case DCF

Figure 12-1 – Pit optimization results.

With the exception of the revenue factors, BBA did not perform a sensitivity analysis on other parameters. It is recommended that pit optimization sensitivity be conducted on the following parameters:

- Metallurgical recovery;
- Overall pit slopes;
- Dilution and ore losses.

12.5.3 Mine Design

12.5.3.1 Geotechnical Parameters

The geotechnical requirements for the UDFS pit design were prepared by Journeaux and their recommendations were provided in a report titled “Open Pit Slope Design Authier Lithium Project Feasibility Study”. Recommendations were provided for the overall slope angle (OSA), inter ramp angle (IRA), bench face angle (BFA) and catch bench width.

BBA performed an internal review of the Journeaux (2018) report and provided additional recommendations to ensure stability of the pit walls:

- Increase the berm width from 7.2 m to 8.2 m.

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- Integrate a 16.4 m geotechnical berm on the southwest wall where the pit wall height exceeded 120 m.

For design purposes, the following IRA, BFA and catch berm width with triple-bench arrangement were retained and are summarized by sector in Table 12-3.

Table 12-3 – Pit design geotechnical parameters.

Pit Slope Sector	IRA (°)	BFA (°)	Berm Width (m)
North	57.7	80.0	8.2
South	47.3	65.0	8.2
Transition	52.4	72.5	8.2
Overburden	14.0	14.0	10.0*

**only at bedrock contact*

BBA recommends that further geotechnical work be undertaken prior to advancing to the next stage of the Project.

An illustration of the different slope zones is presented in Figure 12-2. Journeaux did not specify the parameters for the transition zone. BBA has assumed that the values for the transition zone are between the north and south wall values.

Pit Design Parameters

The detailed mine design was carried out using the selected pit shell as a guide. The proposed pit design includes the practical geometry required in a mine, including pit access and haulage ramps to all pit benches, pit slope designs, benching configurations, smoothed pit walls and catch benches. The major design parameters used are described in Table 12-4 and Table 12-5.

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NORTH WALL TYPICAL SECTION
NORTH WALL
Transition
SOUTH WALL
Transition
SOUTH WALL TYPICAL SECTION
0
100m
200m
300m
400m
500m
Scale 1:5000

Figure 12-2 – Pit slope design sectors.

Table 12-4 – Pit design parameters.

Item	Value			Unit
	North Wall	South Wall	Transition	
Overburden				
Berm Width	0			m
Bench Face Angle (BFA)	14			degree
Set back at the bedrock/OB contact	10			m
Rock				
Bench Height	6	6	6	m
Benching Arrangement	Triple	Triple	Triple	m
Berm Width	8.2	8.2	8.2	m
Inter-Ramp Angle (IRA)	57.7	47.3	52.4	degree
Bench Face Angle (BFA)	80.0	65.0	72.5	degree

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Table 12-5 – In-pit haul roads design parameters.

Item	Value	Unit	Notes
Road Width (dual lane)	23	m	Based on 60-65 tonne class haul truck
Road Width (single lane)	17	m	Bottom benches
Max. no. of benches at single lane	9	n/a	Based on 6 m bench height
Maximum Grade - Overburden	10	%	
Maximum Grade - Hard Rock	10	%	
Benches without ramp access at bottom	1	n/a	

The design outlines a pit of ~1,000 m in length (east-west), an average of 640 m width (north-south) and down to a final pit depth of 200 m. Figure 12-3 presents plan and isometric views of the ultimate Authier Lithium pit.



Figure 12-3 – Ultimate Authier Lithium pit – plan and isometric views.

12.6 MINERAL RESERVE ESTIMATE

The Project LOM plan and subsequent Mineral Reserve estimate are based on an ore selling price of $120 CAD/t. A memorandum of understanding (MOU) was developed between the Authier operation and NAL operation, in which NAL agrees to buy 100% of the Authier ore material at a selling price of $120 CAD/t, delivered to the NAL ore pad area. The effective date of the Mineral Reserve estimate is March 27, 2023, and based on an exchange rate of $0.75 USD:$1.00 CAD.

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Development of the LOM plan included pit optimization, pit design, mine scheduling and the application of modifying factors to the Measured and Indicated portion of the in-situ Mineral Resource. Tonnages and grades are reported as ROM feed at the NAL crusher and account for mining dilution, geological losses, and operational mining loss factors.

Table 12-6 summarizes the Proven and Probable Mineral Reserve estimate for the Project.

Table 12-6 – Authier Lithium Project Mineral Reserve estimate at Effective Date of March 27, 2023 at CAD$120/t.

Authier Lithium Project Ore Reserve Estimate (0.55% Li_2O cut-off grade)				
Category	Tonnes (Mt)	Grades (%Li_2O)	Cut-off Grade % Li_2O	Met Recovery %
Proven Ore Reserves	6.2	0.93	0.55	73.6
Probable Ore Reserves	5.1	1.00	0.55	73.6
Total Ore Reserves	**11.2**	**0.96**	**0.55**	73.6

Notes:

1. Mineral Reserves are measured as dry tonnes at the crusher above a diluted cut-off grade of 0.55% Li_2O.
2. Mineral Reserves result from a positive pre-tax financial analysis based on an ore selling price of 120 CAD/t and an exchange rate of USD0.75:CAD1.00. The selected optimized pit shell is based on a revenue factor of 0.86 applied to a base case selling price of USD850/t of spodumene concentrate.
3. The reference point of the Mineral Reserves is the NAL crusher feed.
4. In-situ Mineral Resources are converted to Mineral Reserves based on pit optimization, pit design, mine scheduling and the application of modifying factors, all of which supports a positive LOM cash flow model. According to CIM Definition Standards on Mineral Resources and Reserves, Inferred Resources cannot be converted to Mineral Reserves.
5. The Mineral Reserves estimate for the Project have been developed under the supervision of Mr. Philippe Chabot, P.Eng., an employee of Sayona in the position of Vice President Operations and a Qualified Person as defined by regulation S-K §229.1304 of the United States Securities and Exchange Commission (SEC).
6. The Mineral Reserve estimate is valid as of March 27, 2023.
7. Totals may not add up due to rounding for significant figures.

12.6.1 Assessment of Reserve Estimate Risks

The author is of the opinion that no other known risks including legal, political, or environmental, would materially affect potential development of the Mineral Reserve estimate, except for those already discussed in this report.

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12.7 MATERIAL DEVELOPMENT AND OPERATIONS

The Authier project is a greenfield project with operations slated to commence in the future. As such, no material development and/or operations have occurred.

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13 MINING METHODS

13.1 MINE DESIGN

13.1.1 Pit Design Parameters

The detailed mine design was carried out using the selected pit shell as a guide. The proposed pit design includes the practical geometry required in a mine, including pit access and haulage ramps to all pit benches, pit slope designs, benching configurations, smoothed pit walls and catch benches. The major design parameters used are described in Table 13-1 and Table 13-2.

Table 13-1 – Pit design parameters.

Item	Value			Unit
	North Wall	South Wall	Transition	
Overburden				
Berm Width	0			m
Bench Face Angle (BFA)	14			degree
Set back at the bedrock/OB contact	10			m
Rock				
Bench Height	6	6	6	m
Benching Arrangement	Triple	Triple	Triple	m
Berm Width	8.2	8.2	8.2	m
Inter-Ramp Angle (IRA)	57.7	47.3	52.4	degree
Bench Face Angle (BFA)	80	65	72.5	degree

Table 13-2 – In-pit haul roads design parameters.

Item	Value	Unit	Notes
Road Width (dual lane)	23	m	Based on 60-65 tonne class haul truck
Road Width (single lane)	17	m	Bottom benches
Max. no. of benches at single lane	9	n/a	Based on 6 m bench height
Maximum Grade - Overburden	10	%	
Maximum Grade - Hard Rock	10	%	
Benches without ramp access at bottom	1	n/a	

The design outlines a pit of ~1,000 m in length (east-west), an average of 640 m width (north-south) and down to a final pit depth of 200 m. Figure 13-1 presents plan and isometric views of the ultimate Authier Lithium pit.

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Figure 13-1 – Ultimate Authier Lithium pit – plan and isometric views.

13.2 GEOTECHNICAL AND HYDROLOGICAL CONSIDERATIONS

13.2.1 Geotechnical Considerations

The geotechnical requirements for the UDFS pit design were prepared by Journeaux and their recommendations were provided in a report titled "Open Pit Slope Design Authier Lithium Project Feasibility Study". Recommendations were provided for the overall slope angle (OSA), inter ramp angle (IRA), bench face angle (BFA) and catch bench width.

BBA performed an internal review of the Journeaux (2018) report and provided additional recommendations to ensure stability of the pit walls:

- Increase the berm width from 7.2 m to 8.2 m.
- Integrate a 16.4 m geotechnical berm on the southwest wall where the pit wall height exceeded 120 m.

For design purposes, the following IRA, BFA and catch berm width with triple-bench arrangement were retained and are summarized by sector in Table 13-3.

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Table 13-3 – Pit design geotechnical parameters.

Pit Slope Sector	IRA (°)	BFA (°)	Berm Width (m)
North	57.7	80	8.2
South	47.3	65	8.2
Transition	52.4	72.5	8.2
Overburden	14	14	10.0*

**only at bedrock contact*

BBA recommends that further geotechnical work be undertaken prior to advancing to the next stage of the Project.

An illustration of the different slope zones is presented in Figure 13-2. Journeaux did not specify the parameters for the transition zone. BBA has assumed that the values for the transition zone are between the north and south wall values.


NORTH WALL TYPICAL SECTION
NORTH WALL
Transition
Transition
SOUTH WALL
SOUTH WALL TYPICAL SECTION
0
100m
200m
300m
400m
500m
Scale 1:5000

Figure 13-2 – Pit slope design sectors.

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13.2.2 Dewatering

The hydrogeological study, completed in 2018 by Richelieu Hydrogéologie Inc., demonstrated that the mining activities will not affect the quality of the water.

Dewatering applies to the management of groundwater that, if not diverted from the pit or pumped from it, would impede mining operations, or add to operating costs, notably for access to ore, blasting, and wear and tear on machinery. Dewatering requirements for the Project were estimated by Technosub, a supplier of mine dewatering equipment. The pumping system has been designed in three stages to consider the increasing water inflow over the life of mine (LOM) (surface and underground combined) estimated in the hydrogeological report.

The underground and surface water inflows are currently being reviewed. It is recommended to re-evaluate the dewatering requirements according to the revised water inflow.

13.2.3 Hydrogeological Considerations

A hydrogeological study, conducted by Richelieu Hydrogéologie Inc., started in December 2016, and currently includes the installation of 27 observation wells (piezometers), groundwater sampling campaigns, the achievement of variable head permeability tests and tracer profile testing as well as groundwater level surveys. The hydrostratigraphic units identified at the Authier Property are the following:

- Bedrock, a regional aquifer of a standard to low permeability.
- Glacial till, an aquitard discontinuously covering the bedrock.
- Fluvio-glacial sand and gravel (esker), a highly permeable aquifer, covering the till.
- Glacio-lacustrine sand (aquifer) and silt (aquitard), covering the till unit and, partly, the fluvioglacial unit.
- Organic layer, a thin and discontinuous aquitard.

Following the water level surveys that were done for all piezometers installed on the site property, the following observations could be made: the groundwater level in the area of the Property is in the order of 329 m and the general direction of flow is towards the southwest under a horizontal hydraulic gradient of 0.02.

During the mine life, the groundwater flow, from beneath the waste rock pile, will be directed towards the pit then, at natural flow, it will be directed towards the southwest. Water will be collected by the drainage ditch surrounding the waste rock pile and directed to the water basins.

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The effects of mine dewatering on residential wells are deemed negligible. The effect of the Project on the environment would be, in the worst-case scenario, a reduced groundwater outflow to the local surface water network and to the wetlands. A reduced flow of brooks or drying of wetlands could then occur into the area of influence.

The southern part of the St-Mathieu-Berry Esker is enclosed into the area of influence of the mine. However, this part of the esker is not connected to the main part of the esker which is being tapped by the drinking facilities of the city of Amos and also by the Eska water bottling society. Both portions of the esker are separated by a bedrock lump.

In the esker, the groundwater generally flows towards the north, except in the Project area where it is heading south and southeast and to the Harricana River watershed. The southern portion of the esker, located in the Project area, is in a different watershed than the remainder of the esker. However, because it is located at a lower altitude than the esker and isolated from it by a bedrock, the Authier Project will not threaten, in any way and under any circumstances, the water quality of this esker.

13.2.4 Ore Rehandling Area

Authier Lithium ore will be transported to the North American Lithium (NAL) site for processing. As such, all ore mined from the pit will be temporarily stockpiled on an ore rehandling area situated to the north of the pit. The ore will then be loaded onto highway transport trucks for transport to the NAL site. Ore transportation will only occur during the day, only on weekdays (i.e., Monday to Friday).

13.2.5 Haul Roads

To give more flexibility to the mining operation, mining haul roads have been designed to accommodate 2-way traffic for 60 t class haul trucks even though the recommended haul truck is the 40-t class haul truck. Roads will incorporate drainage ditches as well as a safety berm when a drop of more than 3 m exists beyond the road edge. Single-lane haul routes are proposed in some locations (e.g., last benches of phases or the final pit). Table 13-4 lists the specified haul road dimensions used for the updated definitive feasibility study (UDFS).

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Table 13-4 – Road design parameters.

Parameters	Unit	Dual Lane	Single Lane
Haul Truck	-	60 t class	60 t class
Operating Width	m	5.7	5.7
Running Surface Multiplier	factor	3	2
Running Surface Width	m	17	11.5
Tire Diameter	m	2.7	2.7
Berm Height : Tire Ratio	ratio	0.5	0.5
Berm Height	m	1.3	1.3
Berm slope xH:1V Ratio	ratio	1.3H:1.0V	1.3H:1.0V
Berm Width (Top)	m	0.5	0.5
Berm Width (Bottom)	m	4	4
No. of Berms - Surface Road	number	2	2
No. of Berms - Pit Ramp	number	1	1
No. of Berms - Pit Slot	number	0	0
Ditch Depth	m	0.75	0.5
Ditch slope xH:1V Ratio	ratio	1.0H:1.0V	1.0H:1.0V
Ditch Width (Bottom)	m	0.5	0.5
Ditch Width (Top)	m	2	1.5
No. of Ditches - Surface Road	number	0	0
No. of Ditches - Pit Ramp	number	1	1
No. of Ditches - Pit Slot	number	2	2
Overall Width - Surface Road	m	25	19.5
Overall Width - Pit Ramp	m	23	17
Overall Width - Pit Slot	m	21	14.5
Maximum Grade - Permanent Road	%	10	10
Maximum Grade - Temporary Road	%	12	12
Haul Road Drainage Crossfall	%	2	2

13.2.6 Explosives Storage

One magazine of explosives will be brought on site by the explosive provider. The magazine will house priming explosives, such as caps and detonating cords. A small number of explosives and boosters will be delivered directly to site as part of the contract mining operations. Further details are provided in Chapter 15 of this Report.

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13.3 MINING FLEET AND MANNING

13.3.1 Contract Mining

Mining activities will be conducted by a mining contractor for the entire LOM. The mining contractor will be responsible for:

Mine equipment fleet (production fleet, auxiliary fleet and support equipment);

Mine equipment operator;

Mine operations supervision;

Mine equipment maintenance;

Tree clearing and grubbing;

Overburden removal and bench preparation;

Drilling, blasting, loading and hauling of ore and waste material;

Mine dewatering;

Overall site maintenance;

Ore re-handling (loading transport trucks for ore transfer between Authier and NAL).

13.3.2 Roster

The mine will operate 365 days per year with two 12-hour shifts per day. It is expected that mining contractor equipment operators, mechanics and supervisors will work on a seven-working-day / seven-rest-day schedule. All other mining contractor staff, as well as Sayona's on-site staff, will work regular 40-hour work weeks.

The total mine labour force is only six employees. Most management, technical services and other labour force are taken on by the NAL operation (e.g., mine manager, HSE coordinator, etc.). The rest of the workforce will be provided by the mining contractor and other contract service providers.

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13.3.3 Mine Maintenance

The mining contractor is expected to provide their own maintenance building and execute all maintenance on their equipment.

13.3.4 Mine Technical Services

The mine technical services team will consist of a senior engineer supported by a mining engineer, mining technicians, and a senior geologist supported by geology technicians. Some of these staff are shared with the NAL operation.

13.3.5 Drilling

Drilling and blasting activities represent a crucial process when developing and sustaining a hard-rock mining operation. The performance and efficiency of this primary rock fragmentation process can heavily impact the mining dilution and ore losses, as well as other downstream activities, such as loading, hauling, crushing, and grinding.

Blast fragmentation curves were developed based on rock characterization, types of explosives, blast patterns and powder factors. An ore P_{80} particle size of 300 mm was targeted.

All hard rock material will be drilled with 3.5" diameter holes by top hammer drill rigs. Production blasts will be on 6 m bench heights. The drillhole patterns in ore and waste material are presented in Table 13-5.

Table 13-5 – Drilling ore and waste patterns.

Drill Pattern		Ore	Waste
Bench Height	m	6	6
Hole Diameter	in.	3.5	3.5
Hole Diameter	mm	89	89
Burden	m	2.8	3
Spacing	m	2.8	3
Sub-Drill	m	0.6	0.6

Pre-split drillholes will be drilled every 1.50 m along the pit walls to improve the pit wall quality.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 225 13.3.6 Blasting Production drillholes will be loaded with a bulk emulsion explosive, whereas pre-split drillholes will be loaded with a continuous packaged emulsion. The production blasts will be detonated with an electronic blasting system. Electronic detonators offer greater flexibility and precision for the blast sequence, which can, in turn, improve rock fragmentation and diggability, and better control the blast movement. Based on the drilling patterns listed above and blast fragmentation curves for host rock and pegmatite, by using an emulsion blasting agent with an average density (in the hole) of 1.15 g/cm3, the powder factor will vary from 0.21 kg to 0.26 kg of explosives per tonne of rock. 13.3.7 Loading A maximum of two 10.5 t-capacity hydraulic backhoe excavators and one 10.0 t-capacity production wheel loader will be required. These equipment units are compatible with the haul truck selected. The excavators will be used to load all material from the pit. Especially in ore, the excavators can selectively mine the ore material to better control dilution and ore losses. The wheel loader will be used to reclaim material from the ore stockpile into the transportation trucks. In case of breakdown of an excavator in the pit, this equipment could be used to mine waste material. 13.3.8 Hauling A maximum of eight 40 t-capacity rigid haul trucks will be required throughout the mine life. It should be noted that the ramp width was evaluated considering a larger truck, in case the mining contractor would like to use other trucks. The ore will be hauled to the ore stockpile just north of the ultimate pit limit. The waste rock, overburden and organic material will be hauled and stockpiled on the waste rock storage facility (WRSF). The overburden and organic material will be used to progressively rehabilitate the WRSF over the life of the Project (see Chapter 18 for more details). The hauling equipment fleet requirements were estimated based on the quantities of material to be transported in each period and the representative haul cycle times. The haul cycle times were estimated with the MS Haulage simulation software. Authier Lithium DFS Technical Report Summary – Quebec, Canada 226 13.3.9 Auxiliary The auxiliary equipment fleet will consist of a variety of support equipment. A 265 hp bulldozer will be required on the waste stockpile. A 14 ft moldboard motor grader will be required for preparing and grading the haul roads. A 50 t auxiliary excavator will be required for pit wall scaling and other secondary work around the pit (e.g., pit dewatering activities, ditches, rock breaking, etc.). The operation will also need a water / sand spreader for watering the roads in the summer for dust suppression and spreading sand for better traction in the winter. Finally, tower lights, an equipment transporter, a fuel and lube truck, and pick-up trucks will be needed. All estimated mine equipment requirements over the mine life are presented in Table 13-6. 13.4 MINE PLAN AND SCHEDULE A LOM plan with a 1,560 tpd crusher capacity was completed for the Authier UDFS using MineSight©’s Mine Plan Schedule Optimizer (MPSO). Details are presented below. 13.4.1 Strategy & Constraints The following constraints and objectives were considered during the development of the LOM plan: Mine plan aligned with NAL mine production plan (BBA, 2023). To be combined with NAL ore and feed to the NAL concentrator; Project ramp-up in Q3 2025; Annual mill feed of approximately 530 ktpy; No long-term stockpile; Maximum mining rate of approximately 6 Mtpy; Mill feed grade ≥0.8% Li2O; Mine planning strategy: maximize NPV.

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13.4.2 Results

The run of mine (ROM) ore feed contained in the final pit is sufficient for a mine life of 22 years. Due to the phase designs, very little waste material is mined to supply the mill in the first two years. This strategy keeps the mining activities to a minimum, allowing the operation to improve its mining practices and equipment needs and, consequently, keeps mine operating costs low.

The overall pit has a variable strip ratio. The annual mining productivity gradually increases to 6.0 Mt in Year 5, and gradually decreases from Year 13 to the end of the mine life.

Table 13-7 presents the mine plan summary and Figure 13-3 shows the Authier Lithium LOM production profile.

Figure 13-4 to Figure 13-14 show isometric views of the Authier Lithium pit evolution over time, according to the production profile.

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Table 13-6 – Mine equipment requirements over the LOM.

Equipment	Pre-Prod	Production										
	2023	2023	2024	2025	2026	2027	2028	2029	2030	2031-2035	2036-2040	2041-2044
Production Equipment												
Haul Truck – 40-t	2	2	2	2	3	6	7	7	7	8	8	2
Excavator – 10-t capacity	1	1	1	1	1	2	2	2	2	2	2	2
Wheel Loader – 10-t capacity	1	1	1	1	1	1	1	1	1	1	1	1
Drill – 3.5 in.	1	1	1	1	1	2	2	2	2	2	2	1
Auxiliary Equipment												
Bulldozer	1	1	1	2	2	2	2	2	2	2	2	2
Motor Grader	1	1	1	1	1	1	1	1	1	1	1	1
Auxiliary Excavator	1	1	1	1	1	1	1	1	1	1	1	1
Wheel Dozer	0	1	1	1	1	1	1	1	1	1	1	1
Water Truck / Sand Spreader	1	1	1	1	1	1	1	1	1	1	1	1
Support Equipment												
Fuel & Lube Truck	1	1	1	1	1	1	1	1	1	1	1	1
Service Truck	1	1	1	1	1	1	1	1	1	1	1	1
Pick-Up Trucks	3	3	3	3	3	3	3	3	3	3	3	3
Tower Lights	6	6	6	6	6	6	6	6	6	6	6	6

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 229 Table 13-7 – Authier Lithium LOM plan. Physicals Unit Pre-Prod Life-of-Mine 2025 2025 2026 2027 2028 2029 2030 2031-2035 2036-2040 2040-2046 Total Total Moved (kt) 395. 1,350 2,415 2,427 3,035 6,521 6,517 32,636 26,891 8,643 90,829 Total Expit (kt) 395 1,089 1,883 1,893 2,494 5,983 5,979 29,986 24,245 5,656 79,604 Expit Waste Rock (kt) 138 466 1,289 1,019 447 4,363 4,303 26,730 21,600 2,668 63,023 Expit Overburden (kt) 257 362 61 341 1,508 1,082 1,138 607 0 0 5,356 Expit Ore to Ore Rehandling Area (kt) 0 261 533 534 540 538 538 540 2,647 2,631 11,225 Expit Ore to Ore Rehandling Area (% Li2O) 0.000 0.973 0.939 0.944 0.920 0.851 0.904 0.928 0.966 1.042 0.964 Rehandling (kt) 0 261 533 534 540 538 538 2,649 2,645 2,987 11,225 Stripping Ratio (twaste:tRoM) 0.00 1.00 2.00 3.00 4.00 5.00 6.00 10.32 8.17 0.89 6.09 Authier Lithium DFS Technical Report Summary – Quebec, Canada 230 Figure 13-3 – Authier Lithium LOM production profile. 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 O re G ra d e ( % L i 2 O ) M a te ri a l Q u a n ti ti e s (k t) Year Ore Waste Rock Overburden Rehandling Ore Grade

Authier Lithium DFS Technical Report Summary – Quebec, Canada 231 Figure 13-4 – Isometric view of 2025 pre-production period. Figure 13-5 – Isometric view of 2025 production period. Authier Lithium DFS Technical Report Summary – Quebec, Canada 232 Figure 13-6 – Isometric view of 2026. Figure 13-7 – Isometric view of 2027.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 233 Figure 13-8 – Isometric view of 2028. Figure 13-9 – Isometric view of 2029. Authier Lithium DFS Technical Report Summary – Quebec, Canada 234 Figure 13-10 – Isometric view of 2030. Figure 13-11 – Isometric view of 2031-35.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 235 Figure 13-12 – Isometric view of 2036-2040. Figure 13-13 – Isometric view of 2041-2046. Authier Lithium DFS Technical Report Summary – Quebec, Canada 236 Figure 13-14 – Isometric view at the end of 2046.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 237 14 PROCESSING AND RECOVERY METHODS The current Project considers mining Authier ore for shipment to the North American Lithium (“NAL”) concentrator for processing. There is a memorandum of understanding that the NAL operation will purchase the Authier ore; therefore, no details on the recovery methods are provided in this Report. Authier Lithium DFS Technical Report Summary – Quebec, Canada 238 15 INFRASTRUCTURE The proposed new site infrastructure for the Project include: • Run of mine (ROM) and loadout pad; • Administrative building; • Dry room; • Fuel storage; • Lay down area for mining contractor equipment shop; • Explosive magazine; • A waste rock stockpile; • A mine wastewater treatment plant; • Site access road; • Mine hauling and service roads; and • Mine water management infrastructure, including, ditches, basins, pipelines, and pumping stations. Given that the ore will be processed at North American Lithium (NAL), the site no longer requires a tailings storage facility. A preliminary site layout is presented in Figure 15-6 and shows the operational requirements for the site, light and heavy vehicle traffic flows, site access, pit access, water management infrastructure and ore and waste rock stockpiles. 15.1 WASTE ROCK STORAGE FACILITY The following standards and regulations were used for the design of the waste rock storage facility (WRSF) and its related water management structures: • Directive 019 specific to the mining industry in Québec; • Metal and Diamond Mining Effluent Regulations (MDMER) in Canada; • Loi sur la sécurité des barrage (The Dam Safety Law applied in Québec) (LSB) and the associated regulation (RSB); • The Dam Safety Guideline produced by the Canadian Dam Association (2007); • Manuel de conception des ponceaux (MTQ, 2004); • Règlement sur la santé et la sécurité du travail dans les mines, Loi sur la santé et la sécurité du travail - Québec (2014) (Québec health and safety regulations);

Authier Lithium DFS Technical Report Summary – Quebec, Canada 239 • The Québec and/or the Canadian Legal framework applied to the environment and water sectors. 15.1.1 General Project Description Following the 2019 feasibility study, several project modifications and constraints have been considered while redesigning the WRSF: • Waste rock is considered metal leaching. For this reason, the pile foundation and cover will need to be engineered as impervious layers. • Runoff water will be considered potentially contaminated by metals and total suspended solids (TSS). Site water management infrastructure (ditches and basins) will need to be designed with engineered impervious features. • Ore will not be processed at the Authier site; therefore, no tailings will be produced, and the disposal approach is no longer required. • Site inorganic overburden and organic material will be handled inside the limit of the waste rock stockpile footprint. Inorganic overburden will be used as the foundation layer of the impervious structure. For closure, both inorganic overburden and organic material will be progressively used as waste rock stockpile cover. • On the western side of the considered waste rock pile location, two fish habitats have been confirmed. Infrastructure had to be located outside these protected habitats. • On the western side, the footprint of the facility should not be expanded over the limits of the La Motte municipality. • At the eastern side, the footprint of the facility cannot be expanded towards the Saint-Mathieu- Berry Esker. The Waste rock stockpile must stay inside the eastern limit of the 2019 footprint. • If possible, as per risk management, avoid locating water management basins directly and in close proximity, upstream of the mine open pit. • The life of mine (LOM) was reviewed from 15 to 22 years. • Based on the listed project changes and considering the LOM extension, open-pit and mining plan modifications, the volumetric requirement of the waste rock pile has been estimated at around 75% of the 2019 designed disposal facility capacity. Maintaining similar facility crest elevation, the resulting footprint will also be reduced. During the execution of the Updated Definitive Feasibility Study (UDFS), different arrangements and locations for the waste rock, overburden, and organics stockpiles, as well as associated water management infrastructure, were studied by BBA. The final infrastructure location is provided in Figure 15-1. • The updated location has been defined as per the following steps: o Analysis of site characteristics: geotechnical baseline data, site watersheds, surface drainage, environmental restricted areas. Authier Lithium DFS Technical Report Summary – Quebec, Canada 240 o Volumetric compliance for waste storage: the targeted combined volume was around 31 Mm³ of material (waste rock, overburden, and organics). The resulting design intends to manage all materials in the same footprint. o The overburden and organics will be temporarily stored in the waste rock footprint until its eventual reuse for progressive mine closure. o Analysis of the environmental and social constraints of the selected waste storage facility footprint. This includes Sayona engagements with environmental authorities as stated in previous studies. 15.1.2 Design Update The waste materials that will be managed at Authier are waste rock, overburden, and organics. The expected LOM tonnages extracted from the mining plan are summarized in Table 15-1. Table 15-1 – Summary of the LOM waste material from Authier pit. Waste type Quantity Waste rock (WR) 63,000,000 t Overburden (OB) 4,609,354 t Organic material (ORG) * 740,646 t * Pit organic layer is assumed at 1 m thickness Results of the geochemical characterization of waste rock concluded: • Waste rock is not acid generating material. • A good amount of waste rock could be considered metal leaching (approximatively 70%). • Waste rock will not be considered as high-risk level mining waste. It is expected that an average of 30% of waste rock will be considered as inert. However, Sayona’s approach at this stage is to consider that all waste rock will be stored in the same stockpile. For these reasons, as per Directive 019, level A groundwater protection measures will have to be applied at the foundation of the waste rock stockpile. Based on the available geotechnical and hydrogeological investigation information, the current design assumes that the in-situ soils will not meet Québec Directive 019 requirements. To ensure aquifer protection, a geomembrane impervious structure is required. Furthermore, the facility closure plan should also consider the imperviousness of the stockpile final

Authier Lithium DFS Technical Report Summary –
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surface. At this stage of the Project, it is assumed that the pit overburden and organic material will form the cover structure. Material will be placed between 1% to 2% slope grades to ensure proper water drainage at the crest.

At the selected location, the waste rock stockpile foundation is characterized by the presence of rock outcrops. Moreover, in different locations, bedrock appears to be close to the surface. To install impervious liners, the foundation will require some preparation. It must include organic stripping, site grading earthworks and a layer of subgrade soil for the geomembrane. Soil cover will also be required as a protection layer for the impervious liner. Geotechnical investigations indicate that pit overburden material could be appropriate to form the geomembrane structure.

In summary, overburden and organic material will be used during construction and closure of the WRSF. The designed concepts allow management and storage of all Authier waste materials within the same footprint, as presented in Figure 15-1.


Overburden Layer
Thickness: 1.6m
Organic Material Layer
Thickness : 1.1m
Wasterock
Geomembrane foundation and cover
Thickness: 2.0m
Impervious
geomembrane
Stripped natural terrain

Figure 15-1 – Waste rock stockpile cross-section – Overall concept.

Material deposition will take place during different phases. A synchronized operation between pit development and waste rock stockpile construction must be planned. Remaining tonnages will be temporarily stored at the non-developed area of the waste rock stockpile footprint. Waste rock, overburden and organic material production have been extracted from the mining plan and are presented in Table 15-2.

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Table 15-2 – Authier waste LOM production.

Period	Waste Material Type			
	Waste Rock (Mt)	Overburden (estimated) (Mt)	Organic Material (estimated) (Mt)	Total (Mt)
YR1	0.6	0.53	0.09	1.22
YR2	1.31	0.03	0.01	1.35
YR3	1.01	0.31	0.05	1.37
YR4	0.43	1.31	0.21	1.95
YR5	4.38	0.92	0.15	5.45
YR6	4.26	1.02	0.16	5.44
YR7	5.49	0	0	5.49
YR8	5.49	0	0	5.49
YR9	4.93	0.47	0.07	5.47
YR10	5.44	0.02	0	5.46
YR11	5.47	0	0	5.47
YR12	5.48	0	0	5.48
YR13	4.95	0	0	4.95
YR14	5.04	0	0	5.04
YR15	4.07	0	0	4.07
YR16	1.99	0	0	1.99
YR17	0.86	0	0	0.86
YR18	0.51	0	0	0.51
YR19	0.44	0	0	0.44
YR20	0.38	0	0	0.38
YR21	0.3	0	0	0.3
YR22	0.17	0	0	0.17
Total	63	4.61	0.74	68.35

The waste rock stockpile footprint will be surrounded by four surface drainage ditches. Runoff is collected and directed to two water management basins. Ditches and basins will also consider a geomembrane structure in the design. Optimization of the facility construction and design should be completed in detailed engineering.

15.1.3 Design Summary

Authier waste rock, overburden and organic materials will be contained in the same storage facility. The design update was performed with the following parameters:

- Final overall slope angle: 2.5H:1V;

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- Bench slope angle: to be finalised in detailed engineering;
- Bench height: to be finalised in detailed engineering;
- Ramp width: 22 m;
- Access ramp slope: 10%;
- Waste rock placed density: 2.3 t/m³;
- Dry overburden placed density: 1.7 t/m³;
- Dry organic material placed density: 1.3 t/m³;
- The organic layer thickness was assumed to be 1 m, which corresponds to approximately 14% of the total soil excavated;
- Facility foundation condition has been established from the most recent geotechnical information collected by BBA in 2020;
- The pile has a footprint of approximately 75 ha, and a maximum height of ±83 m. The average height is about 72 m;
- Organic material will be stripped from the waste rock facility foundation and will be further used in the closure plan. The foundation layer thickness is assumed at 30 cm.

Table 15-3 summarizes the capacities of waste material to be managed.

Table 15-3 – Waste rock storage facility required capacity.

Parameter	Quantity
Overburden quantity	4.61 Mt
Overburden volume	2.71 Mm³
Tonnage of pit footprint organic material	0.74 Mt
Tonnage of stockpile footprint organic material*	0.38 Mt
Organic material volume	0.86 Mm³
Waste rock quantity	63.00 Mt
Waste rock volume	27.39 Mm3
Total stockpile capacity	30.96 Mm³

Extracted materials from the pit will be continuously placed on the waste rock stockpile. The construction sequence will require coordination between both pit and stockpile developments. Construction efforts will change every year as per material storage needs. Table 15-4 summarizes the LOM volumetric requirements of the WRSF.

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Table 15-4 – Waste rock stockpile volumetric LOM requirements.

Period	Waste Material Type			
	Waste rock	Overburden (estimated)	Organic Material (estimated)	Total
	(Mm³)	(Mm³)	(Mm³)	(Mm³)
(YR1)	0.26	0.31	0.07	0.64
(YR2)	0.57	0.02	0	0.59
(YR3)	0.44	0.18	0.04	0.66
(YR4)	0.19	0.77	0.16	1.12
(YR5)	1.9	0.54	0.11	2.56
(YR6)	1.85	0.6	0.13	2.58
(YR7)	2.39	0	0	2.39
(YR8)	2.39	0	0	2.39
(YR9)	2.14	0.27	0.06	2.47
(YR10)	2.37	0.01	0	2.38
(YR11)	2.38	0	0	2.38
(YR12)	2.38	0	0	2.38
(YR13)	2.15	0	0	2.15
(YR14)	2.19	0	0	2.19
(YR15)	1.77	0	0	1.77
(YR16)	0.87	0	0	0.87
(YR17)	0.37	0	0	0.37
(YR18)	0.22	0	0	0.22
(YR19)	0.19	0	0	0.19
(YR20)	0.17	0	0	0.17
(YR21)	0.13	0	0	0.13
(YR22)	0.07	0	0	0.07
Total	**27.39**	**2.71**	**0.57**	**30.67**

15.1.4 Stability Analysis for WRSF and Related Infrastructure

The following stability analyses have been performed considering different loading conditions. The geotechnical study focuses on the Authier waste rock stockpile and its related water management infrastructure. Figure 15-2 presents the analyzed sections. Stability analysis considers the stockpile and geomembrane structure constituent materials presented in Figure 15-1. Facility foundation stratigraphy was established from the factual data gathered by BBA in 2020 and by Richelieu in 2018. The following areas are identified:

- The foundation of the northwest area is mostly silt;
- The foundation of the west and south areas is till which mixes with sand and silt;
- The foundation of the southeast area is sandy till;

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- The foundation of the east (northeast) area is loose sand.

The properties of foundation soils and waste rock pile were estimated based on available geotechnical reports and typical data collected from literature, as well as several simplifying assumptions (see below). The geotechnical parameters used in this stability analysis are presented in Table 15-5.


705900
706200
706500
706800
707100
707400
707700
5361300
5361000
5360700
5360400
A
BASSIN C1
WRSF
SECTION A
SECTION B
SECTION D
BASSIN C2
SECTION C
B
C
D
50 0 100 200 300m

Figure 15-2 – Critical sections for stability analysis.

Table 15-5 – Geotechnical parameters of waste rock stockpile constituent materials.

Materials	γ (kN/m3)	C' (kPa)	Φ' (˚)	Su (kPa)	Ksat (m/s)
Waste rock	22	0	36	N/A	1×10-4
Foundation (compact to dense silty sand)	19	0	32	N/A	1×10-6
Compacted till	19	0	34	N/A	1×10-7
Foundation till	18	0	33	N/A	1x10-6
Foundation silt	16.5	0	32	N/A	1×10-9
MG56	21	0	35	N/A	N/A
Organic material	13	0	28	N/A	N/A
Rip rap	22	0	37	N/A	N/A

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The results of slope stability analysis under different loading conditions are presented in Table 15-6 for both global and local stability. The obtained factors of safety show that the stability of WRSF and basins (BC1 and BC2) in the proposed configurations meets the design criteria specified in the Ministère des Ressources naturelles et des Forêts (MRNF formerly MERN) (2017), and Directive 019 (Ministère du Développement Durable, de l'Environnement et des Parcs(MDDEP), 2012) in the context of this study. However, it is worthy to mention that stage construction might be recommended in the next design phase, this, if clayey soils are identified later at the site from additional geotechnical investigations. It should also be noted that the validity of various assumptions needs to be addressed by more detailed geotechnical tests during the detailed engineering design.

The stability of the waste rock pile at Authier has been analyzed in this study, based on some assumptions regarding the geotechnical properties of the foundation soils and waste rock. In total, four critical sections were chosen around the waste rock pile (A-A, B-B, C-C, D-D) and stability analyses were performed under the static and pseudo-static conditions, for both short-term and long-term (Figure 15-2).

A geomembrane will be used in different structures to prevent pollutants from migrating to the groundwater. The groundwater table was analyzed in section A-A showing that the groundwater table stays close to the foundation of the pile. The obtained groundwater table was applied as the critical condition in other sections. The modelling and analysis were carried out with several hypotheses. Basin BC2 in section B-B is mostly excavated in bedrock.

Table 15-6 – Factor of safety of slope stability analysis.

Section	Estimated FoS			
	After excavation (local stability)	End of construction (Short-term)	Long-term	Pseudo-static
	FoSmin = 1.2	FoSmin = 1.3 to 1.5	FoSmin = 1.5	FoSmin = 1.1
Section A-A – Basin BC1 Excavation	1.2	1.7		1.5
Section A-A – Basin BC1 Dyke	1.2	2.2		1.9
Section A-A – WR Stockpile		1.7	1.7	1.6
Section B-B – Basin BC2 Dyke-downstream			1.5	1.3
Section B-B – Basin BC2 Dyke-upstream			1.6	1.5
Section B-B – WR Stockpile		1.8	1.7	1.5
Section C-C		1.8	1.8	1.6
Section D-D		1.9	1.9	1.6

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15.1.5 Waste Rock Handling Methodology

Based on BBA's experience with projects of this size and the transportation distance of the waste, the handling of waste, overburden and organics is to be conducted using trucks from the pit to the WRSF.

15.2 WATER MANAGEMENT

15.2.1 Water Management Strategy

The general water management strategy developed for the Project aims to:

- Divert all non-contaminated water off-site (clean water) from non-perturbed areas surrounding the site;
- Manage water by collecting, draining, conveying, and containing runoff from all sources including:
    - Surface infrastructure;
    - Waste rock storage area.
- Treat all contaminated water before releasing it into the environment.
- Minimize the waste rock footprint to reduce water storage basin requirements.

It is understood, at this stage of the Project, that TSS material and nickel leachate are the key contaminants in the water. Removal of these parameters can be achieved by using sedimentation of contact water in ponds for partial TSS removal and by conditioning of the water with the addition of chemicals in order to generate metal hydroxides and to precipitate out metal hydroxides and TSS in filters and/or clarifiers prior to release into the environment. Any other contaminant should be treated using appropriate water treatment processes.

15.2.2 Projected Infrastructure for Water Management

The Authier water management infrastructure is composed of two clean water diversion ditches; four contact water collection ditches that surround the waste rock disposal area and other mining areas; two water storage basins (BC1 and BC2); pumping stations and conveyance pipelines and a water treatment plant (WTP). The main infrastructure is shown in Figure 15-3.

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705500
706000
706500
707000
707500
N
5361500
5361000
5360500
360000
BC1 Basin
Waste rock pile
Clean-water diversion ditchs
BC2 Basin
Pit Watershad
Infrastructures watershed
0 m
250 m
500 m
750 m

Figure 15-3 – Watersheds in developed conditions.

15.2.3 Design Criteria for Basins and Ditches

The environmental flood design criteria for basins are the following: The water management basins must be able to manage a 1,000-year recurrence 24-h rainfall combined with a 100-year recurrence snowmelt, as per Directive 019 (MDDEP), with the water from rainfall being stored and the snowmelt being treated simultaneously as it arrives at the basin. The criteria have been defined given that the waste rock is not acid-generating but considered metal-leachable.

Where retained structures are considered in the construction of basins, an emergency spillway and channel must be able to safely discharge the most severe flooding event, i.e., Inflow Design Flood (IDF). This is the Probable Maximum Flood (PMF) as specified in the Directive 019; freeboard requirements are as stipulated by Directive 019 (section 2.9.3.1) and the Canadian Dam Association (CDA) guidelines (section 6.4). At this stage of the Project, it is proposed that dykes be designed to have a freeboard of at least 1.0 m, measured between the impermeable dam crest (elevation of membrane anchor and not that of the running coarse) and the maximum water level during the design for Environmental Design Flood (EDF).

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The design criteria applying to the ditches of the WRSF are presented below and are based on a design rainfall of a 100-year recurrence as per Directive 019.

- Minimum depth 1.0 m;
- Minimum base width 1.0 m;
- Minimum freeboard m 0.3 m;
- Minimum longitudinal slope 0.001 m/m;
- Minimum velocity 0.5 m/s;
- Lateral slopes are defined according to the natural terrain;
- Riprap must be defined according to water velocities.

To consider the risks and impacts related to climate change, precipitations used for the design were increased by 18% (see Section 15.2.10).

15.2.4 Watersheds

The watersheds have been delineated to perform the design of ditches and basins. Figure 15-3 and Figure 15-4 show the watersheds of the mine site in natural (undeveloped) and developed conditions. Topographic information was gathered from Données Québec which gives access to LiDAR information at a resolution of 1 m.

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704000
706000
708000
5362000
5360000
5358000
N
400 200 0 400 800 1200 1600 2000 m

Figure 15-4 – Watersheds in undeveloped conditions for the Project area.

15.2.5 Operational Water Balance and Flux Diagrams

An operational water balance was performed for the different hydrological conditions. The following parameters were considered:

- Total annual precipitations are 903 mm with 651 mm of rainfall and 253 mm of snowfall (SNC Lavalin, 2018);
- It is assumed that the snowmelt occurs from mid-April to mid-May;
- The total annual lake evaporation is 460 mm (SNC-Lavalin, 2018);
- The potential evapotranspiration (ETP) is 364 mm (SNC-Lavalin, 2018). It is assumed that the stockpile and the mine pit have respective rates of 70% and 50% of the ETP;
- It is assumed that the ice cover of the basins is 1 m thick and forms from mid-December to mid-April;

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- The groundwater infiltration rate into the mine pit is 108 m³/h (SNC-Lavalin, 2018).

The resulting flow diagram and the main outcomes of the water balance are presented in Table 15-7 and Figure 15-5.

Table 15-7 – Main outputs of the operational water balance.

Parameter	Hydrological condition		
	Normal	Dry	Wet
	Value (m³)	Value (m³)	Value (m³)
Input	1,610,476	1,312,966	1,746,761
Underground water	946,080	946,080	946,080
Hydrological losses	441,483	412,832	463,262
Yearly volume of water released to the effluent	2,115,073	1,846,213	2,229,579

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Legend
Pumping line
Ditch
Effluent
Storage / pumping basin
Hydrological inputs
Waste Rock Pile (WRP)
Precipitation (+ 35 256 m³)
Sublimation (- 1 480 m³)
Emergency spillway
BC1
190 160 m³
Water supply from the mining infrastructures
Precipitation
WRP
223 936 m³
409 415 m³
Emergency spillway
BC2
1 156 276 m³
Precipitation (+ 72 862 m³)
Sublimation (- 3 059 m³)
1 859 430 m³
Water treatment unit
1 859 430 m³
Pit
Precipitation (+ 452 398 m³)
Evapotranspiration (- 91 080 m³)
Sublimation (- 18 992 m³)
Groundwater (+ 813 950 m³)

Figure 15-5 – LOM water balance for normal precipitation.

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15.2.6 Basins Sizing and Design

Based on the design criteria (Directive 019), and the water management approach previously described, the environmental design flood was established.

Two basins, BC1 and BC2 will be required to manage Authier contact water. BC1 and BC2 require a storage capacity of 53,270 m^3 and 114,034 m^3 respectively. Both basins should be impervious. A geomembrane liner has been considered at this stage of the Project.

Basin capacity has taken into consideration the operation of a water treatment plant having a capacity of 0.18 m^3/s.

Basin volumes will be attained partially through excavation and partially through the construction of dams. Dam height has been limited to roughly 4.0 m. Table 15-8 provides crest elevations for each basin as well as the elevations for each associated spillway.

Table 15-8 – Crest elevations.

Basin designation	Basin volume (m3)	Crest elevation (m)	Spillway elevation (m)	Freeboard (m)
BC1	53,270	330	328	1.5
BC2	114,034	338.5	337	1

15.2.7 Design of the Ditches

Four main ditches are designed to manage surface water from the waste rock stockpile facility. Two diches drain towards basin BC1 (BC1A, BC1B) and the other two towards BC2 (BC2A, BC2B). These ditches will also be lined with a geomembrane. Two deviation ditches are considered; they are located north and east of the WRSF. A trapezoidal transversal cross-section was considered for hydraulic calculations. Dimensions vary depending on the chainage station of each ditch section. Table 15-9 summarizes waste rock stockpile ditches dimensioning.

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Table 15-9 – Typical Cross-section to be used for the mine site ditches.

Ditch ID	Length	Discharge	Roughness coefficient	Base width	Lateral slope	Water depth	Velocity	Total depth [(1)]
	[m]	[m^3/s]	[$s/m^{1/3}$]	[m]	[H:1V]	[m]	[m/s]	[m]
BC1A	979.2	5.08	0.04	1.0	2	0.9	2.3	1.0 – 1.5
BC1B	228.4	1.16	0.04	1.0	2	0.4	2.3	1.0
BC2A	2,056.7	9.25	0.04	1.0 - 3.5	2	1.67	2.04	1.0 – 2.0
BC2B	77.5	1.06	0.04	1.0	2	0.41	1.42	1.0

15.2.8 Pumping Systems

At least three major pumping stations are required over the life of the Project. One to transfer water from BC1 to BC2, one for pumping water from BC2 to the treatment plant, and a dewatering pumping system is to be installed in the pit to basin BC2. Detailed design of the pumping stations will be done in the next stage of the Project. Pumping lines and requirements are summarized in Table 15-10.

Table 15-10 – Pumping system and lines.

Pumping System	Pumping requirement (m^3/s)	Pumping Line Length (m)
Pit	0.18*	1,610
BC1	0.18*	350
BC2	0.18*	60

15.2.9 Wastewater Treatment

Waste rock from the Authier mine is non-acid generating, but probably classified as metal-leaching; as such, in addition to conventional sedimentation within the designed ponds for TSS removal, a physico-chemical treatment approach will be required for treatment of metals. The cost estimates provided for the facility have been derived from wastewater treatment facilities from other similar projects. The required treatment capacity has been estimated to 0.18 m3/s (650 m3/h).

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15.2.10 Assessment of the Risk of Climate Change

In general, consequences of climate change are a new risk that needs to be addressed in water management plans and for the design of the water management infrastructures, e.g., basins and ditches. Mitigation measures and adaptation measures must be considered.

For the Authier Lithium project, the risk was analyzed based on available scientific data including recommendations put forward by the OURANOS consortium for the province of Québec. According to the simulations performed by OURANOS (https://www.ouranos.ca/climate-portraits/#/) for the Abitibi region, assuming Val-d'Or as a reference station, the projections (2041-2070 horizons) of climate change in terms of temperature increase and precipitation are based on a 'high level of greenhouse gas emissions' scenario (50th percentile) and shown in Table 15-11.

Table 15-11 – OURANOS Projections for temperature and precipitation.

Seasons	Temperature		Precipitations		
	Actual average value	Projected Variation	Actual average value	Projected Variation	Projected Variation
	(° C)	(°C)	(mm)	(mm)	(%)
Annual	2,0	+3,2	900	85	9
Winter	-14,0	+3,8	161	30	19
Spring	1,4	+2,6	188	32	17
Summer	16,3	+3,1	295	-5	-17
Autumn	4,2	+2,9	261	25	10

For the Authier Lithium project, the design for water collecting ditches has assumed an increase by 18% of the Intensity Duration-Frequency values that are available for the Amos weather station (Environment Canada). Also, to manage the risk, the mine pit was considered as a buffer in case of an extreme precipitation event beyond the design criteria. It is understood that during extreme events the mining operations will be temporarily stopped.

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15.3 ACCESS ROADS ON/OFF AND ROM PADS

15.3.11 Site Preparation and Pads

General site preparation will consist of clearing, grubbing, topsoil and overburden removal, rock excavation, backfilling and surface leveling for all site infrastructures. Access and hauling roads were designed based on project requirements and additional project constraints provided by Sayona.

Clearing and grubbing will be done in and around all infrastructure areas. Topsoil and overburden will be removed to provide a stable sub-base for roads and pads. A general overview of the Authier site can be found in the general arrangement plan in Figure 15-6. Site drainage will be achieved with the excavation of drainage ditches at the extremity of the infrastructure pads and on the side of the roads. A frost depth of 2.8 m is considered for building foundations not sitting on bedrock and for the underground piping network.


DITCH BC1-A
DERIVATION DITCH 1A
BASIN BC1
EMERGENCY SPILLWAY
WASTE ROCK STOCKPILE ELEV 415m
DITCH BC2-A
CHEMIN PREISSAC
DITCH BC2-B
EMERGENCY SPILLWAY
WATER TREATMENT PLANT
DERIVATION DITCH 1B
STOCKPILE/LOADOUT
ESKER SAINT-MATHIEU-BERRY LIMIT LINE
ELEV 340m
ELEV 335m
WASTE PILE HAUL ROAD (20m)
SERVICE ROAD
PIT ACCESS RAMP B
WTP ACCESS ROAD (8m)
ELEV 328m
PIT ACCESS RAMP A
PIT
FINAL EFFLUENT
MINE/FUEL/TRUCK SHOP
MAIN HAUL ROAD (20m)
LEGEND
KEY PLAN
PREISSAC
LA MOTTE
FENCE AND GATE
BLASTING MATERIALS WAREHOUSE
1 : 4000
FOR INFORMATION
BBA

Figure 15-6 – Site layout.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 257 The mine industrial area (MIA) will consist of granular pads to accommodate the structures identified in Section 15.1.1. MIA Infrastructure. The site entrance is located on Chemin des Pêcheurs to the east of the Property. The main access road has a total width of 20 m and is approximately 440 m long to the ROM loadout area. From this point to the mining infrastructure pad, the road transforms into a hauling road for about 1.300 m. For this portion of the road, an additional service road for regular vehicle transit is considered. The mine operations site access is controlled by an access gate located approximately at the intersection with the Chemin Preissac. On-site roads consist primarily of heavy-duty traffic haul roads for access between the mine operations pad, the waste rock stockpile, and the open pit. The total width of the haul roads is 20 m. A 770 m long and 7 m wide light-vehicle traffic service road also goes from the mine operations pad to the explosives magazine. Additional traffic gates could be installed at strategic points to control the circulation for safety issues. They will temporarily prevent traffic from entering the Property or leaving the industrial site. Traffic gates will be closed prior to blasting and standard operating procedures will be developed to sweep the road. Vehicular traffic is to be kept at least 300 m from the pit during blasting or otherwise managed. All roads and circulation areas are defined based on standard engineering practices and designed according to the subgrade conditions and the different vehicle load types. Factual geotechnical data indicate that roads and pads will be mainly built over soils composed by silt and sand and, in some areas, over rock outcrops. 15.3.12 Haul Roads Heavy vehicle (HV) haul roads will be laid out to provide access to the active pit, the waste rock stockpile area, the ore stockpile laydown pad, and the MIA. These are two-way roads, 20 m wide, with a geometry accommodating mining haul trucks. Light vehicles (LV) provide access to the pit and ROM dump area and will share the HV haul roads along with the heavy vehicles. Driving and communication standard operating procedures will be developed to manage HV / LV interaction on HV haul roads. Authier Lithium DFS Technical Report Summary – Quebec, Canada 258 15.3.13 Internal LV Roads and Car parking Internal LV roads will be constructed prior to the commencement of operations. Two-way LV roads will be constructed with a 7 m wide gravel surface. One LV car park, for 20 vehicles, will be provided adjacent to the administration building at the mine operations pad. The explosive magazine storage area will only be accessible via the main hauling road, 770 m after the security gate. It consists of a single-lane road suitable for LV traffic. 15.4 ELECTRICAL POWER SUPPLY AND DISTRIBUTION The expected power demand for is approximately 3 MW. For this amount of power, the local utility company, Hydro-Québec, will deliver the power directly at 600 V. Hydro-Québec will need to extend an existing 25 kV power line, located a few kilometres away, to the southeast of the site, and perform some upgrades on a portion of the existing line so it can deliver the required three-phase power. At the Authier site, the 25 kV will be stepped down to 600 V through a pad-mount transformer. For such a 600 V service entrance, Hydro-Québec supplies and installs all that is required at 25 kV as well as the step-down transformer. The Project will provide and install the required civil infrastructures to install the transformer and cabling according to Hydro-Québec requirements. On-site, near the step-down transformer, a prefabricated electrical room will house the 600 V switchboard which will be the source of all main 600 V feeders to the different site loads: truck shop, water treatment plant, offices, main gate, etc. This switchboard will be sized for more than the original expected power demand to simplify the addition of potential future loads. The site power distribution will be done mainly using cables in trays or buried underground. 15.5 WATER SUPPLY 15.5.1 Raw Water Raw water will be untreated and used for washrooms and emergency showers. It is proposed to be supplied either from site-treated effluent or from one or two well(s) located on-site. Raw water will be

Authier Lithium DFS Technical Report Summary – Quebec, Canada 259 pumped directly to a reservoir and then distributed to the various buildings for use via underground PVC piping installed below frost depth. Potable water will be distributed in bottles to the administrative building and the MIA. 15.5.2 Fire Water Fire water for the mine site will be drawn, initially, from the freshwater tank located on the mine infrastructure pad; if more supply is needed then BC2 basin will be used. The fire water pumping system will consist of both an electric delivery pump, to supply firefighting water to buildings throughout the mine site at the required pressure and flows, and a diesel driven electric start pump that will start in the event that power is unavailable to the electric pump, or it fails to start within a set time of a fire demand being registered. An electric “jockey” pump will be used to maintain pressure in the fire mains. The maximum fire water requirement has been estimated at 268 m³/h over a 2-hour period, with full replenishment required within 8 h. Water will be supplied to the freshwater tank from BC2 basin. Fire water will be distributed from the tank to the administrative building and the MIA via underground PVC piping installed below frost depth. 15.5.3 Sewage Sewage and domestic wastewater generated in the occupied areas of the MIA will be collected in underground PVC piping installed below frost depth and directed to a central collection tank located slightly to the west of the administration building. Effluent from the collection tank will be discharged into a buried disposal field. Solid waste from the collection tank will be collected on a regular basis by a local cartage contractor and disposed of at a local authority sewage treatment farm. 15.6 CONSTRUCTION MATERIALS 15.6.1 Fuel, Lube and Oil Storage Facility An external bunded fuel facility is proposed to hold two 50,000 L diesel storage tanks, a 10,000 L gasoline storage tank as well as bulk lubricant and coolant supplies, which will be moved into the maintenance workshop as required. All tanks and piping will be of steel construction. The diesel supply will be fitted with high flow reticulation to the HV refueling bay and both diesel and gasoline with low flow reticulation Authier Lithium DFS Technical Report Summary – Quebec, Canada 260 to a LV fuel dispenser. These quantities are deemed sufficient for more than a week of supply at peak operations. A dedicated, self-bunded, semi-trailer sized bay will be provided for fuel and bulk lube deliveries. A fuel truck will be used for fueling track-mounted equipment. 15.6.2 Explosives Magazine One explosives magazine will be brought on-site by the explosives provider. The magazine will house priming explosives, such as caps and detonating cords. A small number of explosives and boosters will be delivered direct to site as part of contract mining operations. The magazine will be strategically located in a fenced and gated area on the southwest corner of the Property to meet provincial and federal explosives regulations. A gravel road from the MIA will be built to access this area. As the proposed main supplier of explosives is near the mine, the magazine capacity will be kept at a minimum. 15.7 COMMUNICATIONS A factored allowance was made in this study for a site-wide communications system. No details have been developed around its components or implementation. Cell phone coverage is available at site. A site-wide radio system will be installed for the mining operation and emergency response. 15.8 SECURITY AND ACCESS POINT A guard house and gate will be erected at the entrance to the mine site, along the main access road. This area could also be the site of the weigh station, which will weigh incoming and outgoing ore transport trucks. The guard house will be a serviced, prefabricated building, similar in construction to a mobile home.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 261 15.9 ON-SITE INFRASTRUCTURE 15.9.1 Temporary Construction Management Facility At early stages of the Project, an area of approximately 1 ha should be provided for the establishment of a construction management building and car park. Construction facilities will be a pre-engineered re- locatable type of structure with temporary services (tank and pump for potable water delivered from off- site, self-contained wastewater collection facility for pump out and disposal off-site, temporary communications facility and temporary one-phase power line for construction power). Construction contractors for MIA buildings and services will be required to supply similar facilities for their management purposes and workforce requirements. At the completion of construction, these facilities will be reallocated to the operations and any disturbed area should be rehabilitated in accordance with the site environmental requirements. 15.9.2 Offsite Infrastructure The site will be accessed starting from Road 109, then the Chemin de Preissac and finally the Chemin de la Sablière. A 170 m road will be constructed between Chemin de la Sablière and the entrance of the mine site on Route du Nickel. Route du Nickel will be closed from the entrance of the mine site to the junction of Chemin de Preissac because the road is located within the footprint of the open pit mine. 15.9.3 General Earthworks The ROM loadout area and mine operations pad (including ancillary buildings and car park) are approximately 0.86 ha and 1.94 ha in size, respectively. The water treatment plant area is approximately 0.74 ha. At the commencement of construction, these areas will be cleared of vegetation and topsoil and graded. Pad peripheral surface water management ditches, where required, will be built. Drain water will be directed to site collection ponds. All trafficked areas (pads) will be designed with gravel pavements suitable for the foundation soils and the classes of vehicles using them. Sand and gravel backfill will be fabricated from rock excavations performed while building basins BC1 and BC2. This material will be placed and compacted to establish the required mine pads. Similarly, in-situ fabricated sand and gravel material will be used for construction of all site roads. Authier Lithium DFS Technical Report Summary – Quebec, Canada 262 15.9.4 General, Green and Regulated Waste Mine site waste including general, green, and regulated waste will be collected, recycled where applicable and disposed of according to its type. Domestic and general waste will be disposed of by licensed contractors, most likely at a local authority operated facility. Green waste will be recycled and utilized in regeneration works, where practicable and feasible. Regulated waste will be disposed of by licensed contractors, as per statutory requirements. 15.9.5 Ore Transportation The ore will be transported from Authier to NAL by four-axle trucks and four-axle trailers with lateral. The transportation capacity will be 38 t. The use of four-axle trailers will respect the Ministry of Transportation and Sustainable Mobility regulations for transport during the thaw period. 15.9.6 Administration Facility The proposed administration building will be located within the mine industrial pad and will be a light construction modular building with steel cladding and roofing. This building will be sized for a workforce of ten persons and will include offices for the limited staff, a first aid room, washrooms (M/F), communications and storeroom, dining room, and meeting rooms. The building will be compliant with the relevant Québec and Canadian Building Codes. A dry room will be annexed to the administration building. Part of the administration building could be built as part of the early works program and will serve as the construction office during the construction period.

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16 MARKET STUDIES AND CONTRACTS

16.1 PRODUCT SPECIFICATIONS

16.1.1 Type of Ore Processed from Hard Rock to Supply Lithium

According to Wood Mackenzie, the total supply is projected to grow at a CAGR of 14% from 2020 to 2030. Although lepidolite production will increase from 2020 to 2025 and new processes such as jadarite, clay and zinnwaldite will be introduced starting in 2023, spodumene concentrate will remain the dominant mineral concentrate output. Depending on the period, spodumene concentrate is expected to account for 73% to 87% of the total capacity of the mine. Significant exploration, necessary to support the growth of the demand, is underway to identify and then qualify resources and reserves to bring to production over the next years. Successful explorations and entry into service of new mines will be required to meet the growing lithium market demand by 2030, and more substantially by 2040, and replace mine capacity who reach end of life (Figure 16-1).


Mine Capacity by Type 2020-2040
+14.1 %
Kt (LCE)
2,600
2,400
2,200
2,000
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
682
691
820
1,164
1,489
2,112
2,195
2,419
2,464
2,544
2,544
2,446
2,444
2,440
2,408
2,378
2,366
2,260
2,148
2,160
2,145
2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040
Spodumene
Jadarite
Lepidolite
Zinnwaldite
Petalite
Clay

Figure 16-1 – Mine capacity by type (2020-2040) (kt LCE). Sources: Wood Mackenzie, PwC Analysis.

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16.1.2 Refined Production by Raw Materials

Based on the current spodumene operating plants and advanced projects by BMI, spodumene is projected to remain an important source of raw material from 2020 to 2040, and further projects will be required to meet market demand. From 2020 to 2030, the CAGR of spodumene is projected to grow at an 18% CAGR whereas over refined production is projected to grow at a 20% CAGR, supported strong brine growth and the acceleration of recycled lithium. Even when accounting for the recycled lithium volume, significant growth of refined production capacity is required to meet BMI's projected market demand, particularly from 2030 to 2040 (Figure 16-2).


Refined Production by Raw Material 2020-2040
+11.9 %
+20.5 %
Kt (LCE)
3,600
3,400
3,200
3,000
2,800
2,600
2,400
2,200
2,000
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
370
178
118
461
635
900
1,124
1,394
660
329
1,654
1,828
2,039
2,198
2,381
964
463
175
2,542
2,665
2,726
2,788
2,858
959
516
161
479
2,990
3,100
3,219
3,341
3,525
905
516
158
1,176
2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040
Spodumene
Lepidolite
Brine
Pegmatite
Brine/DLE
Other
Clay
Recycling

Figure 16-2 – Refined production by raw material (2020-2040) (kt LCE). Sources: Lithium-Price-Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis.

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16.1.3 Refined Production Capacity by Final Product

Lithium carbonate and lithium hydroxide will dominate refined production for lithium products. From 2020 to 2040, lithium hydroxide and lithium carbonate are projected to grow at a CAGR of 16% and 11% respectively. The production, based on the current in production or planned projects per the BMI forecast, are insufficient to meet market demand by 2040 (Figure 16-3).


Refined Production by Final Product 2020-2040
Lithium Carbonate
Lithium Hydroxide
Lithium Chloride
Lithium Sulfate
Kt (LCE)
372
494
740
1,005
1,210
1,563
2,022
2,563
2,967
3,330
3,667
3,871
4,017
4,090
4,192
4,240
4,254
4,276
4,279
4,284
4,289
10.8%
16.4%
258
101
656
1,712
1,845
1,988
2,087
2,012
2,102
2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040

Figure 16-3 – Refined production capacity by product (2020-2040) (kt LCE). Sources: Lithium-Price-Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis.

16.2 PRODUCT PRICING

16.2.1 Price Forecast

Sales from 2023 to 2026 are based on the greater of 113 kt of spodumene concentrate or 50% of spodumene concentrate sales at the Piedmont Lithium contract price and the remaining concentrate sales at BMI Q4 2022 spodumene market prices. From 2027 onwards, the entire concentrate sales are settled at BMI Q4 2022 spodumene market prices.

For the contracted volume to Piedmont Lithium Inc, a price of 810 USD/t (from the reference of 900 USD/t @ 6.0% Li_2O to adjusted value of 810 USD/t assuming 5.4% Li_2O and applied 10% price discount from 900 USD/T for lower grade) assumed over 2023-26, while the remainder of the concentrate production

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uses market prices. From 2027 and beyond, Sayona is reverting back to market prices for the entire production as it seeks to pursue a lithium transformation project on-site, leveraging prior investments, in line with its commitments with the Government of Québec related to its acquisition of NAL.

16.2.2 Spodumene Price Forecast

The prices for spodumene concentrate and battery-grade lithium are expected to remain high relative to historic prices, driven mainly by the demand for lithium for EV batteries.

According to BMI, the price of spodumene concentrate (6%) is expected to increase significantly from 2020 to 2024, reaching a peak of 5,525 USD/t. However, by 2026, the market price of spodumene is expected to decrease to below 2,000 USD/t, and gradually stabilize at a long-term price of 1,050 USD/t from 2033 onwards (Figure 16-4).


Chemical-grade Spodumene Concentrate (6%) Price Forecast 2020-2040
US $/t
6,000
5,500
5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040
Spodumene 6%

Figure 16-4 – Spodumene concentrate price forecast 2020-2040. Sources: Lithium-Price-Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis.

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16.2.3 Carbonate Price Forecast

According to BMI, the price for battery grade carbonate is expected to jump in 2023, driven by the fast growth of the EV industry. BMI price expectations imply a peak of 75,475 USD/t in 2024. After 2025, supply increase is projected to meet market demand, bringing down prices gradually through to 2032. From 2033 onwards, BMI projects an average carbonate price of 20,750 USD/t (Figure 16-5).


Battery-grade Lithium Carbonate Price Forecast 2020-2040
US $/t
Lithium Carbonate

Figure 16-5 – Battery-grade lithium carbonate price forecast 2022-2040. Sources: Lithium-Price-Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis.

16.2.4 Spodumene Price forecast – Relatively to carbonate price

When we analyse the variations in price for spodumene (6%) as a percentage of lithium carbonate, prices are observed to vary from 3.1% to 7.3% depending on the period. According to BMI, the price of spodumene is expected to ratio against lithium products in 2024. In the long-term, BMI projects the spodumene to lithium ratio to stabilize between 4% to 5% (Figure 16-6).

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Spodumene Price Forecast (as % of Carbonate Price) 2020-2040
%
As a % of carbonate

Figure 16-6 – Spodumene price forecast (as % of carbonate price) 2020-2040. Sources: Lithium-Price-Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis.

16.3 RISKS AND UNCERTAINTIES

The key risks with regards to the spodumene market:

- Resources are being deployed to find substitutes for lithium as lower cost raw material source for battery production.
- Lithium produced from brines can be less expensive to produce depending on concentration and extraction technology.
- New extraction methods from brines such as direct lithium extraction could increase the supply of lithium.

16.4 OPPORTUNITIES

The key opportunities with regards to the spodumene market are:

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- There is a growing demand for batteries in line with global decarbonization targets
- Hard rock processing into spodumene is a well-known process than is deployable with great certainty.
- Lithium refined from spodumene into carbonate or hydroxide is of high purity, and is desired for battery production.

16.4.1 Refined Lithium Demand by Product

According to Wood Mackenzie's analysis, changing consumer preferences, government policies facilitating lower emissions as well as EV manufacturers increasing the number of models which provides more options to consumers are the key drivers for this demand growth. Also, recent investments in battery recharge infrastructure support aggressive growth in demand for the different lithium products.

When observing demand for lithium by product, battery-grade lithium hydroxide (LiOH) and battery-grade lithium carbonate (Li_2CO_3) are the two most significant segments based on BMI's forecasts. Lithium hydroxide demand is expected to reach a 58% market share by 2040 compared to 42% for lithium carbonate (Figure 16-7).


Distribution of the market share – Demand (Adjusted) - 2020-2040
Cumulative %
LiOH
Li2CO3
26.1 % 34.0 % 39.4 % 41.1 % 43.3 % 45.0 % 46.6 % 47.0 % 48.3 % 49.9 % 52.0 % 52.6 % 53.0 % 53.6 % 53.9 % 54.7 % 55.2 % 57.7 % 57.7 % 57.7 % 57.7 %
73.9 % 66.0 % 60.6 % 58.9 % 56.7 % 55.0 % 53.4 % 53.0 % 51.7 % 50.1 % 48.0 % 47.4 % 47.0 % 46.4 % 46.1 % 45.3 % 44.8 % 42.3 % 42.3 % 42.3 % 42.3 %
2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040

Figure 16-7 – Refined demand by product (2020-2040). Sources: Lithium-Price-Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis.

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16.4.2 Refined Lithium Demand by End Use Segment

According to Benchmark Minerals Intelligence (BMI), market demand is expected to reach 5,814 thousand tons (short tons = 2,000 lb/ton) of lithium carbonate equivalent (LCE) in 2040, which is 17.4 times higher than the demand for lithium in 2020, which was 362 thousand tons (short tons = 2,000 lb/ton) of LCE.

On that basis, aggregate lithium demand will grow at a compound annual growth rate (CAGR) of 15% from 2020 to 2040. From 2020 to 2030, demand is expected to grow 1.5x faster than 2020-2040, with a CAGR of 22%. The rechargeable battery segment is the most important segment for lithium demand, making up more than 95% of total demand on a 20-year average and growing at a 17% CAGR over the period (Figure 16-8).


Lithium Demand by End-Use 2020-2040
Kt (LCE)
+14.9 %
+22.1 %
17.2 %
362 531 712 910 1,132 1,360 1,575 1,789 2,093 2,386 2,671 2,928 3,206 3,529 3,885 4,270 4,552 4,812 5,145 5,476 5,814
232 399 581 779 989 1,204 1,409 1,618 1,917 2,205 2,485 2,736 3,008 3,325 3,675 4,054 4,330 4,583 4,909 5,233 5,564
2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040
Glass & Ceramics
Air treatment
Battery
Lubricant/Grease
Medical
Metallurgy
Other

Figure 16-8 – Lithium demand by end use (2020-2040). Sources: Lithium-Price-Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis.

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16.5 CONTRACT SALES

A memorandum of understanding (MOU) was developed between Authier and NAL, whereby NAL agrees to buy 100% of the Authier ore material at a selling price of CAD120/tonne of ore, delivered to the NAL ore pad area. The MOU was developed based on a lithium grade of 0.80% Li_2O to 1.15% Li_2O.

16.6 MARKET ANALYSIS

16.6.1 Market Balance for Battery Grade

According to BMI, the market balance for battery grade lithium chemicals is expected to be in a deficit from 2021 to 2024. From 2025 to 2027, a slight surplus is expected as new production is brought online more rapidly than demand. However, from 2028 to 2040, a growing deficit is projected and is expected to reach 2,289 thousand tons (short tons = 2,000 lb/ton) of LCE in 2040 as demand for electric vehicles (EV) grows faster than supplier production.

Several new supply projects are expected to start in the next few years. These projects have been discounted based on the current stage of development. For example, an operating facility will be 100% captured in the supply forecast. The scenario includes theoretical brines and conversion projects that have not been discovered as of Q4 2022. In all cases, the lithium chemicals market enters a deficit in 2028, even when including all potential projects forecasted by BMI.

In May 2022, BMI projected that the industry would require more than 42 billion U.S. dollars of investment to meet market demand, a figure that has likely increased since then with the increasing demand projections (Figure 16-9).

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Net Balance (Supply vs Demand) for Battery Grade Lithium (2020-2040)
kt (LCE)
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
-500
-1,000
-1,500
-2,000
-2,500
-3,000
-3,500
-4,000
-4,500
-5,000
-5,500
-6,000
8
-70
-78
-9
-7
34
79
40
-53
-188
-291
-386
-541
-803
-1,098
-1,412
-1,563
-1,712
-1,926
-2,135
-2,289
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
Net Balance (Base)
Net Supply (Base)
Total Converter Demand (Base)

Figure 16-9 – et balance (supply vs demand) for battery grade lithium (2020-2040). Sources: Lithium-Price-Forecast-Q4-2022-Benchmark-Mineral-Intelligence, PwC Analysis.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 273 17 ENVIRONMENTAL STUDIES, PERMITTING, SOCIAL OR COMMUNITY IMPACTS 17.1 ENVIRONMENTAL BASELINE AND IMPACT STUDIES 17.1.1 Environmental Baseline Environmental baseline studies including literature review, field works, and laboratory analysis were conducted in 2012, and from 2017 to 2022, by Sayona Quebec and the previous owner. The information presented in this report has been validated by Sylvain Collard, P.Eng., of Sayona Quebec. 17.1.2 Topography The topography of the Authier Property is relatively flat. The average elevation is 350 m, varying from 320 m to 390 m. On a regional scale, the crest of the Esker of St-Mathieu-Berry overhangs the surrounding ground by approximately 50 m to 60 m, with a general down slope in a north direction except for its southern extension, just north of the mining property, which has a down slope in a south, southwest, and southeast direction. 17.1.3 Local Geomorphology The three main geological features are small and large bedrock outcrops, the Esker of St-Mathieu-Berry, and glacial lacustrine sediments. Outcrops represent approximately 5% of the area. However, over this, the bedrock is only covered by a thin layer of soil in one third of the Northern claims. The Esker of St-Mathieu-Berry is made up of glaciofluvial sand and gravel with a core of gravel and pebbles, deposited directly over the bedrock. It has a cross-section form of a bell and of a longitudinal crest extending over 25 km on a south-to-north orientation, with its southern limit starting in the northeast corner of the Property. The crest of the Esker of St-Mathieu-Berry overhangs the surrounding ground by 20 m to 30 m. Sand and gravel pits are exploited both in the northern and in the southern portions of the esker. The thick basal till, observed in the southwest corner of the Property, is described as continuous with an average thickness over 1 m and a content of less than 30% of fine particles (silt and clay). A total of ten water wells are located in a radius of 5 km from the centre of the ultimate and the closest well is located at 3 km. The overburden thickness varies regionally (radius of 5 km) with an average of 8.8 m (Richelieu Hydrogéologie, 2018). Authier Lithium DFS Technical Report Summary – Quebec, Canada 274 17.1.4 Soils Quality Soils quality studies were carried out in 2017, 2018, 2019 and 2020. All samples did not show indication of potential contamination on the Property for polycyclic aromatic hydrocarbon (PAH), hydrocarbons, and metals. 17.1.5 Hydrology The Authier Project is close to the water division of two important watersheds that divide the province of Québec: the Harricana River which reports to James Bay, and the Kinojevis River which reports to the St- Lawrence River. The Authier Project is located in the Kinojevis watershed. The Authier Property is located on Kapitagama Lake sub-watershed and Croteau Lake sub-watershed. There are no significant bodies of water or streams close to the future mine site, other than small streams and ponds. A hydrogeological study started in December 2016 and currently includes the installation of 27 observation wells (piezometers), groundwater sampling campaigns, the achievement of variable head permeability tests and tracer profile testing as well as groundwater level surveys 17.1.6 Underground Water Quality From 2017 to 2022, 14 to 27 wells were sampled. Samples collected were analyzed for a variety of parameters including metals, nutrients, major anions and cations, volatile compounds, polycyclic aromatic hydrocarbons and C10-C50 petroleum hydrocarbons. Some aluminum, manganese and mercury concentrations exceeded drinking water standards. Criteria for the protection of aquatic life were also exceeded for copper, mercury, and zinc. 17.1.7 Surface Water Quality Surface water was sampled in 2017, 2018 and 2019. Sampling of the surface water was conducted in five locations, i.e., four stations in the core study area and one outside the extended study area, along the mainstream draining the core study area. Some exceedances of criteria for protection of aquatic life were observed for aluminum, iron, copper, manganese, lead, and nickel.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 275 17.1.8 Sediments Sedimentation characterization was carried out in 2018, 2019 and 2020. Although several metal concentrations exceeded criteria in the two lakes under study, all the concentrations analyzed fall within the range of concentrations making up the geochemical background of sediments. 17.1.9 Vegetation and Wetlands Field surveys were carried out in 2012, 2017 and 2019. Terrestrial vegetation consists mainly of mixed and coniferous forest stands. Hardwood stands are scarce. Together, forest areas cover more than 80% of the study area. It should be noted that a significant portion of the study area has been totally or partially cut. Stands of fir and white spruce, mixed with white birch, dominate the forest landscape of the site. Other sites are occupied by black spruce, jack pine and larch, often in the company of white birch or trembling aspen. Wetlands were characterized in 2017, 2018 and 2019. Bogs and swamps are the main wetland classes characterized during the field surveys. Only a few bogs were located near the Project area. These bogs did not reveal any major particularities. Some low ecological value wetlands are located inside the limit of the open-pit and the waste rock dump areas. 17.1.10 Terrestrial and Avian Fauna Field inventory for snakes, salamanders and anurans was carried out in 2017 and 2018. Bird surveys were conducted in 2017 and 2019. A bat inventory was also completed in 2017. Finally, a small mammal and rodent inventory was conducted in 2017. No herpetofauna and no small mammal species at risk were observed. Three of the four bat species observed are at risk and are described hereafter. A total of 66 bird species were observed during the inventories. Nesting was confirmed for two species (Sharp-tailed Grouse and Cedar Waxwing). Species at risk observed are described hereafter. Authier Lithium DFS Technical Report Summary – Quebec, Canada 276 17.1.11 Fish and Fish Habitat Fish and fish habitats surveys were carried out in 2017 and 2019 on nine streams. Fish habitats have been observed for streams located at the open-pit location, downstream from the open-pit location, northwest of the waste rock dump location and downstream from the expected effluent discharge point. Results indicated that spawning and nursery/foraging habitats are of low quality in streams of the core study area due to, among other things, physicochemical conditions. Only one fish species was captured (i.e., Brook Stickleback). 17.1.12 Benthic Community The benthic community of the different stations sampled in 2012 is mostly composed of nematodes, annelids, insect larvae and mollusks. Results are showing between four and 34 different species with a variation of the number following the sampling stations. 17.1.13 Endangered Wildlife The Centre de Données sur le Patrimoine Naturel du Québec (CDPNQ) and Committee on the Status of Endangered Wildlife in Canada (COSEWIC) databases were consulted to identify any endangered species potentially present on the Property. It is important to mention that the absence of a species from a database or a field survey does not mean that the species is absent from the area of interest. Three at risk bat species were observed in the study area. The Hoary and Silver-haired bats are likely to be designated threatened or vulnerable in Québec (MFFP, 2019). They have no status at the federal level. The Little Brown bat is considered endangered and is listed in Appendix 1 of the Species at Risk Act in Canada. 17.2 MONITORING PROGRAM During the mine site future operations, a monitoring program will be implemented with some instrumentation (e.g., groundwater monitoring wells, surface water monitoring stations, etc.). The environmental monitoring program aims to ensure compliance with the environmental laws and regulations, conditions of the various permits and commitments that Sayona has made during the various meetings with stakeholders and public consultations. The monitoring program will be used to continue the environmental monitoring of the site after its rehabilitation and closure.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 277 17.2.1 Groundwater Monitoring Piezometers are already installed on the site and monitoring of groundwater quality has been done since 2017. Some piezometers are equipped with water level probes and measurements are done continuously. This monitoring will continue during construction, operation and after the closure of the site. Piezometers will be added before construction outside the affected areas, as many of the piezometers currently installed will have to be destroyed (i.e., footprint of the open-pit or the waste rock dump). 17.2.2 Effluent Monitoring The monitoring of the final effluent will comply with the requirements of Directive 019 on the mining industry and the requirements of the Metal and Diamond Mining Effluent Regulation. Monitoring will be carried out as soon as the final effluent is discharged and will continue for five years after closure. 17.2.3 Environmental Effects Monitoring Program Only the federal government requires monitoring of the biological environment, which is a requirement of the Metal and Diamond Mining Effluent Regulation (MMER). The Metal Mining Environmental Effects Monitoring Program includes characterization of effluents (including toxicity testing), and receiving environment (fish, fish tissues, benthos, sediments). 17.3 WASTE ROCK, ORE, AND WATER MANAGEMENT Waste rock, ore and water management are presented in Chapter 15 (Project Infrastructure). Only geochemical characterizations and their results are presented hereafter. Geochemical studies allow the classification of waste rock, ore, and tailings according to provincial authority’s regulations standard for acid rock drainage potential (ARD) and metal leaching potential and identify any chemical that could potentially affect the surface or groundwater quality. Several studies of the mineralogy and environmental risk classification of waste rocks have been caried out from 2017 to 2021 and concluded that acid mine drainage is unlikely to occur in the waste stockpile and the temporary ore pile, but there is a potential for nickel leaching. Authier Lithium DFS Technical Report Summary – Quebec, Canada 278 17.3.1 Preliminary Geochemical Characterization Sayona conducted a preliminary geochemical characterization study of ore, waste rock and tailings samples in 2017 (Lamont, 2017). A total of three ore samples and 52 waste rock samples were collected and tested. These samples were selected based on geological cross-sections through the Deposit in order to select samples that will represent the vertical and spatial variability of the lithological rock units. A total of two samples of concentrator tailings have also been tested. Samples were collected from metallurgical testing and are representative of the final tailings. The main conclusions of the preliminary geochemical characterization were: • All waste rock types, ore and tailings are not potentially ARD generating; • Ore and tailings are not “leachable” as per Directive 019 classification; • Main waste rock lithologies are “leachable” as per Directive 019 classification. Metal leaching is especially important for nickel. 17.3.2 Kinetic Geochemical Characterization Kinetic testing was carried out by CTRI in 2019-2020. Kinetic testing has been carried out on four composite samples using humidity cells, columns, and on-field barrels procedures. The kinetic tests, especially the barrels, showed that waste rock is not ARD, but nickel leaching is significant. Storage of leachable mining residues (including waste rock) require Level A sealing measures (e.g., geomembrane) for the protection of groundwater (Figure 17-1).

SAYONA
Authier Lithium DFS Technical Report Summary –
Quebec, Canada


MINE WASTE [1]
Is the mine waste considered as "low risk"
Yes
No sealing measure required
No
Is the mine waste: cyanidic, acid generating, leachable, radioactive or at high risk?
Yes
Yes
Is the mine waste considered as "high risk"?
Yes
Will the mine waste be treated [2] to modify its characteristics?
No
No
Level A sealing measures (Figure 7.2)
Level B sealing measures (Figure 7.3)

[1] Mine waste: includes both the tailings and the waste rock (as per Appendix II of the Directive).
[2] Treatment: process aiming at reducing the hazardousness of the mine waste.

Figure 17-1 – Decision flowsheet to determine the level of required protective measures (translation of Figure 2.3 of Directive 019, March 2012 version).

279

SAYONA
Authier Lithium DFS Technical Report Summary –
Quebec, Canada

17.3.3 Complementary Geochemical Studies

In order to document the feasibility of segregation of waste rock as "leachable" and "non leachable", various studies have been carried out:

- Analysis of 611 waste rock samples for total metals and sulfur contents;
- 3 D modelling of the nickel and sulfur distribution in the orebody;
- Comprehensive mineralogical studies of ten samples with different characteristics (nickel content, sulfur content, etc.) targeting nickel speciation;
- Static leaching tests on comprehensive mineralogical samples.
- The main conclusion of these studies was that segregation is not possible because:
- Nickel and sulfur in significant contents are not located in specific zones of the orebody;
- Nickel is contained in both silicates and sulfides;
- No relation has been observed between nickel leaching rates and nickel contents or sulfur contents.

17.3.4 Prediction of Water Quality

Based on results from preliminary geochemical study and kinetic testing geochemical study, (MDAG, 2021) has produced a modelling of the quality of the water percolating through the waste rock pile and the water from open-pit dewatering. The predicted values will be used for design of the wastewater treatment installations.

17.4 PROJECT PERMITTING

17.4.1 Provincial Requirements

In accordance with Québec's Mining Act and Environmental Quality Act, permits are required in order to build and operate the mine. A mining lease is required from the *Ministère des Ressources naturelles et des Forêts* (MRNF) (formerly MERN).

From a federal point of view, no Environmental Impact Assessment (EIA) is required as long as none of the physical activities (SOR/2012-147) would trigger the federal process.

Furthermore, some other permit and authorization will be required in connection with the mining activities.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 281 17.4.1.1 Mining Lease The mining lease is required to extract ore under the Mining Act. The application must be accompanied by, among other things, an approved closure and rehabilitation plan and a scoping and market study on processing in Québec. The deliverance of the mining lease is conditional on obtaining the approbation of the closure plan. According to the Quality Environmental Act a certificate of authorization is also required for construction and operation of the mine. A public consultation must also be part of the legal obligation and should last at least two months and include public open doors in the municipality where the Project is located. 17.4.1.2 Certificate of Authorization (Governmental Decree) The global certificate of authorization frames the environmental component of the Project, in respect to the Regulation respecting the environmental assessment and review of certain projects (CQLR, cQ2, r23.1). The projects listed in Schedule 1 are subject to the environmental impact assessment and review procedure under the Environment Quality Act (article 31.1). Therefore, Schedule 1 includes the establishment of a mine whose maximum daily capacity is equal to or greater than 2,000 metric tons. In 2018, a project notification was sent to the MELCC for an 1,850-tpd project. Due to the nature of the Project, and potential environmental issues, the MELCC has decided to use his discretionary power to make the Project subjected to the environmental assessment and review procedure. In May 2019, Sayona sent a revised Project notification for a 2,600-tpd project. In June 2019, the MELCC issued Guidelines for the EIA study of the Project. In January 2020, Sayona issued the EIA study. At the end of March 2020, the MELCC sent Sayona a first list of questions and commentaries. In December 2020, Sayona provided the MELCC with responses to the questions. In February 2021, the MELCC sent a second list of questions and commentaries to Sayona. In August 2021, Sayona acquired the NAL site. This site has operated between 2013 and 2018. In addition to the mine, a spodumene concentrator and a lithium carbonate hydrometallurgical NAL site are present at this site. Therefore, Sayona has decided to modify the Authier Project in order the transport the ore to the NAL site for processing. Authier Lithium DFS Technical Report Summary – Quebec, Canada 282 At the end of 2021, Sayona advised the MELCC that the Project has been modified in order to extract the ore at a 1,480-tpd rate for an extended life of mine (LOM) of 22 years. Mixing of NAL and Authier ores increase the overall lithium recovery. In November 2022, Sayona notified the MELCCFP that the company would like the Authier project to remain under the provincial environmental authorization procedure (BAPE) even if the production rate is lower than regulatory trigger. In November 2022, Sayona sent a new Project Notice to MELCCFP. In February 2023, MELCCFP notified Sayona that the Authier Lithium Project will be subjected to the BAPE procedure. In terms of social acceptability of the Authier Lithium Project and relations with stakeholders, Sayona has put in place a monitoring committee in accordance with the Mining Law and discussions are underway for the establishment of an Impact and Benefit Agreement with Abitibiwinni (Pikogan) and Lac Simon First Nations. In the coming months, several initiatives are planned to maximize socioeconomic benefits for all stakeholders. A revised ESIA will be produced in 2023. Following obtainment of the Governmental Decree, Sayona will have to obtain various permits for construction and operation of the mine. 17.4.1.3 Permits from MELCCFP Regional Office Following obtainment of the Governmental Decree, permits (ministerial authorization) will have to be delivered by the MELCCFP regional office. 17.4.2 Federal Requirements As per the Impact Assessment Act and the Physical Activities Regulations, a project is subject to the federal environmental impact assessment procedure if the mining or milling rates exceed 5,000 tpd. Therefore, the Authier Project is not subject to the federal procedure. 17.4.3 Other Authorizations Other permits or leases will have to be obtained depending on planned development activities at the site. Also, depending on RCM or municipal legislation, some permits may also be required from the RCM or the municipality.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 283 The Project is subject to a number of provincial, federal and, in some cases, municipal regulations. Main laws and regulations that are applicable are listed in Table 17-1. Table 17-1 – Provincial and federal acts and regulations. Acts and Regulations Provincial Environment Quality Act (c. Q-2) Regulation respecting the application of section 32 of the Environmental Quality Act (Q-2, r. 2) Regulation respecting the application of the Environment Quality Act (Q-2, r. 3) Regulation respecting the regulatory scheme applying to activities on the basis of their environmental impact (Q-2, r.23.1) Design code of a storm water management system eligible for a declaration of compliance (Q-2, r.9.01) Clean Air Regulation (Q-2, r. 4.1) Regulation respecting operation of industrial establishments (Q-2, r. 26.1) Snow, road salt and abrasives management regulation (Q-2, r. 28.2) Regulation respecting pits and quarries (Q-2, r. 7) Regulation respecting the declaration of water withdrawals (Q-2, r. 14) Regulation respecting mandatory reporting of certain emissions of contaminants into the atmosphere (Q-2, r. 15) Regulation respecting halocarbons (Q-2, r. 29) Regulation respecting hazardous materials (Q-2, r. 32) Regulation respecting the reclamation of residual materials (Q-2, r.49) Regulation respecting activities in wetlands, bodies of water and sensitive areas (Q-2, r.0.1) Protection policy for lakeshores, riverbanks, littoral Zones and floodplains (Q-2, r. 35) Water withdrawal and protection regulation (Q-2, r. 35.2) Land protection and rehabilitation regulation (Q-2, r. 37) Regulation respecting the charges payable for the use of water (Q-2, r. 42.1) Directive 019 sur l’industrie minière (2012) Protection and rehabilitation of contaminated sites policy (1998) Mining Act (c. M-13.1) Regulation respecting mineral substances other than petroleum, natural gas and brine (M-13.1, r. 2) Threatened or Vulnerable Species Act (c. E-12.01) Regulation respecting threatened or vulnerable wildlife species and their habitats (E-12.01, r. 2) Regulation respecting threatened or vulnerable plant species and their habitats (E-12.01, r. 3) Compensation Measures for the Carrying out of Projects Affecting Wetlands or Bodies of Water Act (M-11.4) Act respecting the conservation of wetlands and bodies of water (2017, chapter 14; Bill 132) Watercourses Act (c. R-13) Regulation respecting the water property in the domain of the State (R-13, r. 1) Conservation and Development of Wildlife Act (c. C-61.1) Regulation respecting wildlife habitats (C-61.1, r. 18) Act respecting the lands in the domain of the state (chapter T-8.1) Regulation respecting the sale, lease and granting of immovable rights on lands in the domain of the State (chapter T-8.1, r. 7) Sustainable Forest Development Act (chapter A-18.1) Regulation respecting the sustainable development of forests in the domain of the State (chapter A-18.1, r. 0.01) Regulation respecting forestry permits (chapter A-18.1, r. 8.) Building Act (c. B-1.1) Safety Code (B-1.1, r. 3) Construction Code (B-1.1, r. 2) Explosives Act (c. E-22) Regulation under the Act respecting explosives (E-22, r. 1) Cultural Heritage Act (c. P-9.002) Authier Lithium DFS Technical Report Summary – Quebec, Canada 284 Acts and Regulations Occupational Health and Safety Act (c. S-2.1) Regulation respecting occupational health and safety in mines (S-2.1, r. 14) Highway Safety Code (c. C-24.2) Transportation of Dangerous Substances Regulation (C-24.2, r. 43) Federal Impact Assessment Act (S.C. 2019, c. 28, s. 1) Physical Activities Regulations (SOR/2019-285) Designated Classes of Projects Order (SOR/2019-323) Information and Management of Time Limits Regulations (SOR/2019-283) Fisheries Act (R.S.C., 1985, c. F-14) Authorizations Concerning Fish and Fish Habitat Protection Regulations (SOR/2019-286); Metal Mining Effluent Regulations (SOR/2002-222) Canadian Environmental Protection Act (S.C. 1999, c. 33) PCB Regulations (SOR/2008-273) Environmental Emergency Regulations, 2019 (SOR/2019-51); Federal Halocarbon Regulations (SOR/2003-289) National Pollutant Release Inventory Species at Risk Act (S.C. 2002, c. 29) Canadian Wildlife Act (R.S.C., 1985, c. W-9) Wildlife Area Regulations (C.R.C., c. 1609) Migratory Birds Convention Act, 1994 (S.C. 1994, c. 22) Migratory Birds Regulations (C.R.C., c. 1035) Nuclear Safety and Control Act (S.C., 1997, c. 9) General Nuclear Safety and Control Regulations (SOR/2000-202) Nuclear Substances and Radiation Devices Regulations (SOR/2000-207) Hazardous Products Act (R.S.C., 1985, c. H-3) Explosives Act (R.S.C., 1985, c. E-17) Transportation of Dangerous Goods Act (1992) Transportation of Dangerous Goods Regulations (SOR/2001-286) 17.5 OTHER ENVIRONMENTAL CONCERNS The Project will create temporary and permanent modifications to the mine site. During the environmental assessment process, project activities, that may directly or indirectly affect the environmental (physical and biological) and social (human) components, have been identified. These activities could be conducted during one or all of the three phases of the Project: construction, operation, and closure (and restoration). 17.5.1 Air Quality Air emission modelling has been conducted in 2022 and Sayona Québec (Sayona) will put in place a dust management plan to limit most of the possible nuisance. Sayona will establish various mitigation measures, such as use of water to control dust on mining site roads and all gravel roads used for ore transportation to the North American Lithium (NAL), site as well as progressive revegetation of the waste rock pile.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 285 Moreover, Sayona will implement a complaint management protocol to allow citizens to express their concerns if the mining activities generate dissatisfaction. 17.5.2 Noise A noise modelling for the mining site was carried out in 2019 and updated in 2022. Given the size and remoteness of the Authier site, the soundscape should not be impacted, and the citizens should remain unbothered. However, the soundscape will be locally altered and may disturb some territory users. A noise modelling has also been produced in 2022 for the ore transportation to the NAL site. The study showed that with all mitigation measures in place the impact will be negligible. In order to limit noise, Sayona will implement various mitigation measures, such as blasting activities prohibited during evenings, weekends and at night, as well as no ore transportation on weekends and speed reduction on the small portion of the Route du Lithium. 17.5.3 Soils On-site activities may affect soil quality. Sayona will implement a procedure in the event of an oil, hazardous waste or hazardous material spill and carry out employee training. 17.5.4 Hydrology Water flows will be affected by mining operations. Therefore, the Project has been designed so that it has the smallest possible footprint and to avoid, as much as possible, any infringement on permanent watercourse. 17.5.5 Surface Water Quality To reduce unwanted effects on surface waters, Sayona will establish various mitigation measures including use of emulsion type explosives, placement of a geomembrane under the waste rock pile, the ditches and the water basins and installation of a treatment system capable of ensuring the discharge of effluents respecting Directive 019 norms and Metal and Diamond Mining Effluent Regulations (MDMER) norms, as well as aiming to respect, as far as possible, the Effluent Discharge Objectives that will be fixed Authier Lithium DFS Technical Report Summary – Quebec, Canada 286 by the Ministère de l’Environnement, de la Lutte contre les changements climatiques, de la Faune et des Parcs (MELCCFP; formerly MELCC). By applying all these mitigation measures, the water that will be discharged into the natural environment is expected to be harm-free for the environment. 17.5.6 Hydrogeology and Underground Water Quality Dewatering the pit will cause localized groundwater drawdown during the mine operation period. This drawdown will not affect any water users; therefore, no mitigation measures are required for this potential issue. However, a geomembrane will be installed under the waste rock pile, the ditches, and the water basins in order to protect groundwater quality. A hydrogeological study, conducted by Richelieu Hydrogéologie Inc., started in December 2016, and currently includes the installation of 27 observation wells (piezometers), groundwater sampling campaigns, the achievement of variable head permeability tests and tracer profile testing as well as groundwater level surveys. The hydrostratigraphic units identified at the Authier Property are the following: • Bedrock, a regional aquifer of a standard to low permeability. • Glacial till, an aquitard discontinuously covering the bedrock. • Fluvio-glacial sand and gravel (esker), a highly permeable aquifer, covering the till. • Glacio-lacustrine sand (aquifer) and silt (aquitard), covering the till unit and, partly, the fluvioglacial unit. • Organic layer, a thin and discontinuous aquitard. Following the water level surveys that were done for all piezometers installed on the site property, the following observations could be made: the groundwater level in the area of the Property is in the order of 329 m and the general direction of flow is towards the southwest under a horizontal hydraulic gradient of 0.02. During the mine life, the groundwater flow, from beneath the waste rock pile, will be directed towards the pit then, at natural flow, it will be directed towards the southwest. Water will be collected by the drainage ditch surrounding the waste rock pile and directed to the water basins.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 287 The effects of mine dewatering on residential wells are deemed negligible. The effect of the Project on the environment would be, in the worst-case scenario, a reduced groundwater outflow to the local surface water network and to the wetlands. A reduced flow of brooks or drying of wetlands could then occur into the area of influence. The southern part of the St-Mathieu-Berry Esker is enclosed into the area of influence of the mine. However, this part of the esker is not connected to the main part of the esker which is being tapped by the drinking facilities of the city of Amos and also by the Eska water bottling society. Both portions of the esker are separated by a bedrock lump. In the esker, the groundwater generally flows towards the north, except in the Project area where it is heading south and southeast and to the Harricana River watershed. The southern portion of the esker, located in the Project area, is in a different watershed than the remainder of the esker. However, because it is located at a lower altitude than the esker and isolated from it by a bedrock, the Authier Project will not threaten, in any way and under any circumstances, the water quality of this esker. 17.5.7 Terrestrial Vegetation In order to reduce negative effects of activities on the terrestrial vegetation, Sayona will establish various mitigation measures, such as adequate delimitation of construction areas to minimize the size of terrestrial vegetation affected, revegetation of affected construction areas with indigenous species after the work is completed and progressive reclamation of the waste rock pile. 17.5.8 Wetlands In order to reduce negative effects of activities on wetlands, Sayona will implement various mitigation measures, such as adequate delimitation of construction areas to minimize the wetlands surface affected and installation of culverts in areas where a road crosses wetlands to ensure that surface water circulates freely. Finally, a compensation plan has been developed to offset losses of wetlands under the Act respecting the conservation of wetlands and bodies of water. Authier Lithium DFS Technical Report Summary – Quebec, Canada 288 17.5.9 Ichthyofauna In order to reduce negative effects of activities on ichthyofauna, Sayona will establish various mitigation measures, such as adequate delimitation of construction areas to minimize the fish habitats affected, location of infrastructure outside fish habitats where feasible, conservation of a riparian strip with a width of at least 30 m will be preserved on the banks of watercourses and waterbodies and treatment of potentially contaminated waters, if needed, before being sent back into the aquatic environment. 17.5.10 Species of Interest Sayona will implement numerous mitigation measures in order to protect herpetofauna, chiropterofauna, avifauna and small mammals. Those mitigation measures will reduce negative effects of activities on species of interest according to their taxonomic group. 17.5.11 Cultural and Archaeological Heritage No mitigation measures or specific maximization is planned for the cultural and archaeological heritage, except if, during mining activities, a cultural or archaeological site is discovered. In this case, the managers will have to report it to the site supervisor and, if necessary, work will cease at this site until an evaluation is completed by archaeologists. The public will be informed. An archaeological potential study carried out in 2018 concluded that the archaeological potential is very low, or even non-existent. 17.6 SOCIAL AND COMMUNITY IMPACTS 17.6.1 Decarbonization Plan According to numerous scientists, to avoid the worst effects of climate change, global temperature rise must be limited to 1.5°C above pre-industrial levels. To tackle the issue, world leaders at the UN Climate Change Conference (COP21) signed the historic Paris agreement. One of its goals is to reduce global greenhouse gas emissions to limit the global temperature increase in this century to 2°C while pursuing efforts to limit the increase further to 1.5°C. To align with the Paris agreement objectives, different governments are making commitments to reduce their country’s greenhouse gas (GHG) emissions. In Canada, the Net-Zero Emissions Accountability Act (2021), enshrines in legislation Canada's commitment to achieve net-zero emissions by 2050. For its part,

Authier Lithium DFS Technical Report Summary – Quebec, Canada 289 the Québec government committed itself to reducing by 37.5% by 2030 its GHG emissions in relation to the 1990 level. In a February 2023 report, governmental agency Statistiques Canada calculated that the mining sector in the province of Québec was responsible for 2.6% of the direct GHG emissions of the province (Statistiques Canada, 2021). Incidentally, many mining companies are stepping up to lower their emissions on a path towards carbon neutrality. As such, Sayona is engaged to play a role in global GHG emission reduction by extracting battery material that supports the transition to a low carbon energy economy and fight against climate change (United Nations, 2020) while respecting the environment by aiming a low carbon footprint of its activities and applying best practices. With that in mind, the Company started developing a decarbonization plan for the Authier Lithium Project. The first steps of the plan’s development consisted in research and workshop sessions, which resulted in a preliminary roadmap identifying strategies for reducing the Project’s GHG emissions. As the technologies develop regarding GHG emissions reduction, the Company’s decarbonization plan will evolve and the related strategies will be adjusted. 17.6.2 Strategy A preliminary GHG emission level assessment over the life of the Authier Project showed that nearly 80% of the Project’s GHG emissions came from mining operations as well as ore transportation. In order to reduce its environmental impact by reducing its GHG emissions, the Project’s decarbonization plan will address primarily those two emission factors. It will focus on two initial approaches: 1. Deploying innovative technologies to reduce GHG emissions produced by vehicles. 2. Compensating for difficult-to-reduce emissions by investing in GHG offsets. 17.6.2.1 Innovative Technologies Sayona will aim at implementing innovative technologies to reduce the GHG emissions for the Authier Project resulting from the Project related vehicles, both for the mining operation and the ore transportation. Three specific initiatives will be studied as part of the company’s decarbonization plan: Authier Lithium DFS Technical Report Summary – Quebec, Canada 290 • Alternative fuels: Operating conventional vehicles with renewable diesel sourced through the local supply chain; Retrofitting vehicles to run on renewable natural gas RNG; Collaborating with an original equipment manufacturer (OEM) and hydrogen producer for a proof of concept. • Electrification: Deploying battery powered trucks for ore transportation to LAN; Evaluating the best option to electrify mine operation with a mix of battery, trolley, and plug-in equipment. • Vehicle design: Working with an OEM to design more energy efficient equipment; Transitioning to an equipment fleet with structurally different energy consumption profile. Sayona is looking at the different readily available 100% electric transportation truck and related infrastructures to implement a trial period. 17.6.2.2 GHG Emissions Compensation Because a complete reduction of the Authier Project’s GHG emission can not be foreseen with the current technology maturity, compensation investments will be considered in the decarbonization plan. There are two compensation efforts that will be evaluated: • Indirect compensation: Purchasing carbon credits from accredited/recognized organizations, with an emphasis on Québec based organizations; Invest in a local GHG reduction initiative. • Direct compensation: Restoring natural habitats, such as wetland, impacted by previous mining activities or other with a high sequestration potential; Creating and running a tree planting program with a focus on the Abitibi region. For Sayona, the decarbonization plan will be an opportunity for unifying venture for its team, its suppliers and its stakeholders going forward. 17.6.3 Population The Authier Project site is located in La Motte, in the administrative region of Abitibi-Témiscamingue. The Property is accessible by a rural road network (Preissac Road and Nickel Road) connecting to Route 109, located a few kilometres east of the site (approximately 5 km). Route 109 connects Rivière-Héva with Amos, then Matagami; then joins Route 117 at Rivière-Héva. The Project is located approximately 35 km south of the Abitibiwinni Community of Pikogan.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 291 The Abitibiwinni (Community of Pikogan) are the Algonquins of northern Abitibi. Today, Abitibiwinni is one of nine Algonquin communities in Québec. The community of residence of Abitibiwinni is known as Pikogan, a reserve established in 1956, 3 km north of the city of Amos. The Authier Project mine area is at the heart of the ancestral Abitibiwinni Aki territory, which the Abitibiwinni has never yielded. Community members continue to frequent this territory, including traditional hunting, fishing, and picking activities. The community lives approximately 35 km north of the Authier Project mine site and 3 km north of Amos, on the west bank of the Harricana River. Municipalities near the Authier Project site include: La Motte, Saint-Mathieu d’Harricana, Rivière-Héva, Preissac, and Amos. 17.6.4 Stakeholder Mapping Stakeholder identification was completed in 2017 using a mapping of the study area and a series of interviews with community stakeholders. The Project is located on the territory of the municipality of La Motte and on the territory recognized in the agreement signed between the Government of Québec and the Abitibiwinni First Nation. Thus, these two communities were targeted first for information and consultation meetings. The list of stakeholders was then completed by identifying the individuals or groups that could be directly or indirectly affected by the Authier Project. The main Community/Regional Stakeholders (non-exhaustive list) are as follows: • Abitibiwinni First Nation; • Municipality of La Motte; • Municipality of Saint-Mathieu-d’Harricana; • City of Amos; • Municipality of Rivière-Héva; • Municipality of Preissac; • Municipality of Saint-Marc-de-Figuery; • Regional County Municipality of Abitibi; • Comité citoyen pour le développement durable de La Motte; • Société de l’eau souterraine d’Abitibi-Témiscamingue (SESAT); • Groupe de recherche sur l’eau souterraine (GRES UQAT); • Organisme de bassin versant du Témiscamingue (OBVT); • Organisme de bassin versant Abitibi-Jamésie (OBVAJ); • Eska Inc. Authier Lithium DFS Technical Report Summary – Quebec, Canada 292 17.6.5 Land Uses The proposed mine site is entirely located on a forestry sector of public tenure which is not regulated by agreement. The main authorized uses for this forested area are production and harvesting of trees, outdoor activities, and agriculture. In the Project area, the activities found are as follows: • Timber harvesting. • Mining activities. • Exploitation of eskers and moraines. • Agricultural crop production. • Recreational (trails, campsites, ski resorts, etc.) and residential activities (residences, motels, cottages). • Ecological reserves. • Hunting, fishing, and trapping activities. 17.6.6 Potential Community Related Requirements and Status of Negotiations or Agreements 17.6.6.1 Community Relations Program A Community Relations Program has been developed to approach and engage local stakeholders. This program included information sessions and consultations with municipalities, land users, First Nation community, non-governmental environmental organizations, and recreational associations. Consultation and community engagement efforts that have been deployed throughout the Project development allowed Sayona to outline stakeholders’ main preoccupations and expectations. The objective of this program is to provide baseline information to address some of the communities’ concerns and take them into consideration in the permitting process and in the design of the operation phase. The involvement of stakeholders will continue throughout the various project stages. 17.6.6.2 Impacts and Benefits Agreement An Impacts and Benefits Agreement (IBA) will be signed with Abitibiwinni First Nation (AFN). The IBA will contain clauses concerning issues such as financial arrangements, business opportunities, hiring of AFN members living or not in Pikogan, adapted formation program, transportation, social worker,

Authier Lithium DFS Technical Report Summary – Quebec, Canada 293 establishment of various committees, environmental clauses, etc. The discussions between the AFN and Sayona are ongoing. An Agreement in Principle was concluded with AFN in December 2019 for the exploration phase of the Project. 17.6.6.3 Environmental Monitoring Committee The Environmental Monitoring Committee is composed of the following members: • Sayona; • AFN; • La Motte Citizens; • La Motte Senior Recreation Committee; • Regional Environmental Council; • Témiscamingue Watershed Organization; • Community Organization; • Centre-Abitibi Chamber of Commerce; • Harricana SADC; • Abitibi Local Centre for Development; • Eska Inc.; • Municipality of Preissac; • Municipality of La Motte; • Municipality of St-Matthieu d’Harricana; • Ministry of Natural Resources and Forests; • Abitibi MRC - Land Management; • Cegep of Abitibi-Témiscamingue. Meetings of this committee were held three times in 2019, three times in 2021 and twice in 2022. Annual reports from this committee will include: • A summary of the committee activities during the year. • Numbers of employees from La Motte and Preissac municipalities, from Pikogan and from Abitibi and Vallée de l’Or MRC. • Level of capital investments in Abitibi and in Québec province. • Level of operating costs spent in AFN, in Abitibi-Temiscamingue and in Québec province. Authier Lithium DFS Technical Report Summary – Quebec, Canada 294 Annual reports will be made public, and minutes of meetings will be made available on the Sayona internet site. 17.6.6.4 Sayona-Abitibiwinni First Nation Joint Committee In 2021 and 2022, Sayona held numerous meetings with Abitibiwinni Band Council and with the AFN Liaison Agent in order to discuss the various aspects of the Project. 17.6.6.5 Economic Spinoffs Committee Employment creation in this region is expected by the community; Sayona has committed to favor employing local population if qualifications are deemed equivalent to ensure direct social and economic benefits for the local population. Sayona also committed to giving subcontracting contracts to local companies, particularly for construction, deforestation, or transport, which will further stimulate the economy and direct benefits to the local economy. This commitment was made before the La Motte Community as well as the Abitibiwinni First Nation. For this purpose, Sayona initiated the creation of a local business register that also contains their contact information. This will facilitate local recruitment. 17.7 CLOSURE AND RECLAMATION PLAN A rehabilitation and closure plan are required as per the Mining Act. It must be approved before issuance of the mining lease, and a financial guarantee to fully implement the plan must be provided in three payments in the first two years following the approval of the plan. The closure plan was submitted in May 2018 and will be readjusted as Project changes needs. Progressive reclamation would be encouraged during the mining operation and will involve activities to reclaim, where possible, some parts of the waste rock stacking areas, exhausted borrow pits, etc. Rehabilitation would involve all activities after mining operations in accordance with the approved plan. Finally, monitoring would ensure that rehabilitation has been done successfully. Once all these steps are completed to the satisfaction of the MRNF, the land could be returned to the Crown.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 295 17.7.1 Overview In accordance with the Mining Act requirements, a detailed closure plan must be submitted to the MRNF. The closure plan includes the following activities: • Rehabilitate the waste rock pile by covering slopes and flat areas with geotextiles, compacted inorganic overburden, organic overburden, and vegetation. • Remove from the site all surface and buried pipelines. • Remove buildings and other structures. • Rehabilitate and secure the open pit. • Reclaim any civil engineering works. • Remove machinery, equipment, and storage tanks. • Complete any other work necessary for final rehabilitation and closure. 17.7.2 Post-Closure Monitoring The detailed post-closure monitoring program will be conducted for at least five years after the final activities are completed. It will include the following aspects: • Monitoring of final effluent and surface water quality. • Status of revegetation. • Inspection for slope of the open pit, waste rock pile, ditches, etc. • Monitoring of groundwater quality. 17.7.3 Costs Estimation A financial guarantee whose amount corresponds to the total anticipated cost of completing all the work set forth in its rehabilitation and restoration plan. The payment shall be provided in three installments constituting 50%, 25% and 25% of the total restoration costs. The first payment shall be provided within 90 days of receiving the approval of the restoration plan. The second and third installments (25%) are due on the anniversary date of the restoration plan approval. The total cost of closure and reclamation (and the guarantee) is estimated at $41.7M. This cost includes the direct and indirect costs of site rehabilitation as well as post-closure monitoring, engineering costs (30%) and the mandatory 15% contingency. Authier Lithium DFS Technical Report Summary – Quebec, Canada 296 It is noteworthy that the construction of the cover (overburden and geomembrane) over the waste rock pile corresponds to 89% of the total cost estimate. Installation of the cover will be carried out progressively.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 297 18 CAPITAL AND OPERATING COSTS This chapter summarizes the capital and operating cost estimates related to the Project. All costs presented in this Report are in Canadian dollars, unless otherwise specified. 18.1 SUMMARY OF CAPITAL COST ESTIMATE The capital cost estimate prepared for this study meets AACE Class 3 criteria, usually prepared to establish a preliminary capital cost forecast and assess the economic viability of the Project. This allows management, and / or the Project sponsor, to obtain authorization for funds for the Project’s next stages. As such, this estimate forms the initial control estimate against which subsequent phases will be measured and monitored. There are two significant changes to the capital cost estimate with respect to the previous study: 1. There is no longer a concentrator at the Authier site; and 2. The waste piles and water management infrastructure require a geomembrane under their bases due to the metal leaching potential of the waste rock material. Table 18-1 provides a summary by cost type for the initial capital costs. Table 18-1 – Initial capital costs summary. Item Total (M CAD) Mining (mining contractor, mining equipment and services) $5.80 Infrastructure $69.62 Wetland Compensation $1.50 Royalty Buyback $1.00 Total $77.92 Most of the capital for Authier is pre-production and in the first year and is not presented on an annual basis. This is not the case for sustaining capital and is presented on an annual basis in a later section. Authier Lithium DFS Technical Report Summary – Quebec, Canada 298 18.2 MINE CAPITAL EXPENDITURE The mining cost estimate includes all elements associated with mining activities, including mine preproduction, the ore rehandling wheel loader, and other services, dewatering, clearing, grubbing, surveying, and spare parts. The mining operations will be performed by a mining contractor. Table 18-2 – Initial capital cost estimate for mining. Item Total (M CAD) Preproduction 3.39 Equipment 2.41 Total 5.80 The capital expenditure is based on budgetary quotes received from equipment suppliers and mining contractors. 18.3 PLANT CAPITAL EXPENDITURE Plant capital costs have been assigned to the NAL project as the material mined from Authier will be transported and processed at that location. 18.4 INFRASTRUCTURE CAPITAL EXPENDITURE Infrastructure costs included in the capital cost estimate are summarized as follows: • Waste stockpile foundation work; • Water collection basins; • Water treatment plant; • Electrical work; • On-site roads; • Access road; • Owner’s costs; • EPCM services; • Commissioning;

Authier Lithium DFS Technical Report Summary – Quebec, Canada 299 • Overhead; • Other; • Contingency. Table 18-3 provides the infrastructure capital cost estimate. Table 18-3 – Infrastructure capital cost estimate. Item Total (M CAD) Waste Stockpile and Water Management $44.85 Electrical Work $0.84 On-site Roads $2.53 Access Road $0.65 Owner's Costs $2.44 EPCM Services $7.33 Commissioning $0.28 Overhead $0.22 Other $1.37 Contingency $9.08 Total $69.62 Contingency is an integral part of the estimate and can best be described as an allowance for undefined items or cost elements that will be incurred, within the defined Project scope, but that cannot be explicitly foreseen due to a lack of detailed or accurate information. Contingency analysis does not consider Owner’s costs, Project risk, currency fluctuations, escalation, or costs due to potential scope changes or labour stoppages. 18.5 PREPRODUCTION AND ENVIRONMENTAL COSTS Table 18-4 summarizes the initial capital cost estimate with the following sections providing further detail and relevant basis for the estimate. Authier Lithium DFS Technical Report Summary – Quebec, Canada 300 Table 18-4 – Project initial capital cost detailed summary. Item Total (M CAD) Mining $5.80 Preproduction Mining $3.39 Owner Equipment and Mine Services $2.41 Infrastructure $69.62 Waste Stockpile and Water Management $44.85 Electrical Work $0.84 On-site Roads $2.53 Access Road $0.65 Owner's Costs $2.44 EPCM Services $7.33 Commissioning $0.28 Overhead $0.22 Other $1.37 Contingency $9.08 Wetland Compensation $1.50 Wetland Compensation $1.50 Royalty Buyback $1.00 1 claim $1.00 Total $77.92 18.6 BASIS OF ESTIMATE 18.6.1 Estimate Overview and Qualifications The capital cost estimate has been compiled by BBA and includes estimates from different sources and allocations from the Owner’s team. The capital cost estimate includes all direct costs, indirect (Owner and other) costs, contingency, and other allowances. The estimate is based on the preliminary engineering and design completed to date. Budget quotations have been obtained for key equipment while materials and construction efforts are based on in-house data from similar projects and industry standard estimating factors. 18.6.2 Base Date The estimate is expressed in constant Canadian dollars with a base date of Q1 2023.

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18.6.3 Estimate Accuracy

The estimate accuracy is evaluated based on the level of scope definition and type of pricing obtained for each element. This estimate's accuracy level is expected to be between -20% to +20%.

Foreign exchange risk or new duties impact have not been included in the accuracy assessment.

This estimate of accuracy is also limited to the current scope. This accuracy level could be exceeded if the scope is varied by, for example, changing production rate, new environmental study results, or by major changes to assumptions regarding infrastructure.

18.6.4 Exclusions and Assumptions

The caveats, exclusions, and assumptions relevant to the capital estimate include, but are not limited to:

- Limited geotechnical data was available for the feasibility study;
- Hydrogeological inputs to the FS were nominal only;
- No infrastructure geotechnical investigations have been undertaken;
- Cost of schedule delays caused by scope changes, labour disputes, or environmental permitting activities are excluded;
- Project financing cost is excluded;
- Additional study costs prior to Project implementation are excluded, e.g., water studies, sampling, ongoing testing, drilling and resource development;
- VAT, import duties, surcharges and any other statutory fees are excluded;
- Any provisions for Project risks, outside of those related to design and estimating confidence levels, have not yet been evaluated;
- Mineral rights, rental fees and the purchase or use of the land are excluded;
- Escalation and impact of currency fluctuations has been excluded;
- Risk from new duties on material such as steel and aluminum on bulk material (e.g., structural, rebar and embedded metal in concrete, equipment, pipe, wire, etc.) is not included.

18.6.5 Wetlands Compensation

A CAD$1.5M compensation measure is expected to offset losses of wetlands under the Act respecting the conservation of wetlands and bodies of water.

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18.6.6 Royalty Buyback

A buyback of the 1% royalty on claim CDC2116146, for an amount of CAD$1.0M, is planned.

18.6.7 Closure and Reclamation

In accordance with the Mining Act of Québec, closure and reclamation requirements have been developed to return the Authier Lithium Project site to an acceptable condition, ensuring that the site is safe, and the surrounding environment is protected.

The cost of restoring the Authier Lithium site is estimated to be CAD$41.7M. As required by the Ministère des Ressources naturelles et des Forêts (MRNF, formerly MERN), this cost estimate includes the cost of site restoration, the post-closure monitoring as well as engineering costs (30%) and a contingency of 15%. In accordance with the regulations, Sayona intends to post a bond as a guarantee against the site restoration cost.

18.7 SUSTAINING CAPITAL

The total sustaining capital cost is estimated at CAD$74.4M through the mine life. The sustaining capital cost is composed of the following items, presented in Table 18-5.

Table 18-5 – Sustaining capital costs.

Year	Unit	2026	2027	2028	2029	2030	2031 –2035	2036 –2040	2041 –2047	Total
Mining	M CAD	$0.00	$0.00	$0.14	$0.14	$1.34	$1.48	$0.26	$0.41	$3.76
Infrastructure	M CAD	$29.84	$0.00	$9.12	$21.29	$0.00	$10.39	$0.00	$0.00	$70.64
Sustaining Capital Costs	**M CAD**	**$29.84**	**$0.00**	**$9.26**	**$21.43**	**$1.34**	**$11.88**	**$0.26**	**$0.41**	**$74.40**

18.7.1 Mining

The mine sustaining capital cost is attributable to the growing need for mine dewatering and clearing and grubbing as well as replacement for the ore-rehandling wheel loader.

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18.7.2 Infrastructure

Infrastructure sustaining costs include the expansion of the waste pile foundation and drainage ditches. Waste pile foundation has been sequenced in time for three reasons:

1. No need to prepare the whole area for Year 1.
2. Limit the amount of water to be treated with a larger area.
3. Delay capital expenditure.

18.7.3 Closure and Reclamation

The mine closure cost estimated is attributable to:

- The dismantling of the infrastructure, including restoration and the rehabilitation of the sector;
- The dismantling and demobilization of the water treatment system and the pumping station including restoration and rehabilitation of the area;
- Securing the site; and
- The management of residual materials.

18.8 SUMMARY OF OPERATING COST ESTIMATE

Table 18-6 summarizes the operating costs calculated for the life of mine (LOM) of the Project.

Table 18-6 – Summary LOM operating costs.

Cost Area	LOM (M CAD)	Unit (CAD/t Ore)	Unit (USD/t Ore)
Mining	$540.56	$48.16	$36.12
Water treatment management	$58.73	$5.23	$3.92
General and Administration	$20.97	$1.87	$1.40
Total operating costs	**$620.27**	**$55.26**	**$41.44**
Reclamation bond insurance payment	$7.65	$0.68	$0.51
Ore Transport and Logistics Costs	$223.36	$19.90	$14.92
Total operating and other costs	**$851.28**	**$75.84**	**$56.88**
Royalty deductions	$28.96	$2.58	$1.94
First Nation royalties	$27.04	$2.41	$1.81
Reclamation and closure costs	$41.71	$3.72	$2.79
Total Operating, Royalties, Reclamation and Closure Costs	**$948.99**	**$84.54**	**$63.41**

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18.9 MINE OPERATING COST

18.9.1 Mine and Geology

The operating costs have been estimated using parameters outlined in the previous sections of the Report. A mining contractor will carry out the majority of the mining and maintenance activities. Budgetary quotes were obtained from various mining contractors to estimate the operating costs.

The cost estimate was developed from first principles and was based on the following general inputs and assumptions:

- Diesel price of CAD$1.160/L.
- Mining costs, excluding fuel, mine dewatering, supervision and technical services, and pre-split drilling and blasting:
  - Ore: CAD$7.01/t mined.
  - Waste Rock: CAD$5.28/t mined.
  - Overburden: CAD$3.80 CAD/t minds.
- The mine operations salaries were provided by Sayona. BBA has not revised the data of the analysis.

Table 18-7 presents the estimated mining operating costs over the LOM and Table 18-8 presents the unit costs per cost category.

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Table 18-7 – LOM mining operating costs.

Description	Unit	2025	2026	2027	2028	2029	2030	2031–2035	2036–2040	2041–2046	LOM
Mining Contractor	M CAD	$5.66	$11.01	$10.59	$12.14	$31.31	$31.43	$165.32	$135.16	$35.73	$438.34
Owner Equipment	M CAD	$0.07	$0.14	$0.14	$0.14	$0.14	$0.14	$0.71	$0.71	$0.80	$2.99
Fuel	M CAD	$0.80	$1.57	$1.93	$2.08	$3.22	$3.27	$18.28	$17.93	$9.95	$59.04
Salaries	M CAD	$0.46	$0.92	$0.92	$0.92	$0.92	$0.92	$4.59	$4.59	$4.28	$18.51
Services	M CAD	$0.53	$1.08	$1.08	$1.09	$1.09	$1.11	$5.51	$5.59	$4.60	$21.69
Total Cost	M CAD	$7.53	$14.73	$14.66	$16.36	$36.68	$36.86	$194.41	$163.98	$55.35	$540.56
Total Unit Cost	**CAD/t mined**	**$6.92**	**$7.82**	**$7.74**	**$6.56**	**$6.13**	**$6.17**	**$6.48**	**$6.76**	**$9.79**	**$6.79**

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Table 18-8 – LOM mining operating cost breakdown.

Cost Category	LOM (CAD/t mined)	% of Total
Mining Contractor	$5.51	81%
Owner Equipment	$0.04	1%
Fuel	$0.74	11%
Salaries	$0.23	3%
Services	$0.27	4%
Total	**$6.79**	**100%**

18.10 PLANT OPERATING COST

Plant Operating Cost have been excluded as these form part of the NAL property operating costs.

18.11 G&A

The total general and administration (G&A) costs are estimated at CAD$20.97M for the life of the Project, for an average of CAD$1.87/t of ore. The G&A costs are relatively low due to the synergies with the North American Lithium (NAL) mine. The G&A costs include:

- Contract services (janitor, security, garbage disposal);
- Infirmary and safety equipment.
- Site communications.
- Training expenses.
- Taxes & municipality support.
- Additional environmental services.
- Insurances.
- Other general costs.

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19 ECONOMIC ANALYSIS

19.1 ECONOMIC BASE CASE, INPUTS AND ASSUMPTIONS

The economic analysis was performed using the following assumptions and basis:

- The economic analysis has been done on a Project basis and does not take into consideration the timing of capital outlays that have been completed prior to the date of this Report.
- The financial analysis was based on the Mineral Reserve Estimate presented in Chapter 15, the mine plan and assumptions detailed in Chapter 16, the marketing assumptions in Chapter 19, the capital and operating costs estimated in Chapter 21 and by taking into consideration key Project milestones as detailed in Chapter 24.
- Production of ore is scheduled to begin in the third quarter (Q3) of 2025 model Year 1. Mine operations are estimated to span a period of approximately 22 years.
- A discount rate of 8% has been applied for the NPV calculation.
- The ore price of CAD$120/t is established by a contractual procurement agreement between NAL and Authier Lithium and will last for the whole production period of Authier Lithium. Furthermore, to confirm that this price is justifiable, a transfer pricing analysis was performed which provides a feasible price range for Authier Lithium's ore of CAD$96/t (based on return of capital employed methodology) and CAD$137/t (based on return of total costs methodology).
- All products are assumed to be sold in the same year they are produced.
- Class-specific capital cost allowance rates are used for the purpose of determining the allowable taxable income.
- The economic analysis was performed on Proven and Probable Mineral Reserves as outlined in this Report.
- Tonnes of mined ore are presented as dry tonnes.
- Discounting starts in January 2025.
- Cash inflows and outflows start in March 2025 and are presented in constant Q1 2023 CAD, with no inflation or escalation factors considered.
- The accuracy levels ranged from -10% to +15%.

This financial analysis was performed on both a pre-tax and after-tax basis with the assistance of an external tax consultant. The general assumptions used for this financial model, are summarized in Table 19-1. Table 19-2 shows all project costs for the life of the Project.

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Table 19-1 – Authier Lithium operation – Financial analysis summary.

Item	Unit	Value	Unit	Value
Mine Life	year	22	year	22
Strip Ratio	t:t	6.1	t:t	6.1
Total Mill Feed Tonnage	Mt	11.2	Mt	11.2
Revenue				
Ore Selling Price	CAD/t ore	120	USD/t ore	90
Exchange Rate			USD:CAD	0.75
Project Costs				
Open Pit Mining	CAD/t ore	48.16	USD/t ore	36.12
Water Treatment and Management	CAD/t ore	5.23	USD/t ore	3.92
General and Administration (G&A)	CAD/t ore	1.87	USD/t ore	1.4
Reclamation Bond Insurance Payment	CAD/t ore	0.67	USD/t ore	0.5
Ore transport and logistic costs	CAD/t ore	19.9	USD/t ore	14.92
Project Economics				
Gross Revenue	CAD M	1347	USD M	1010.3
Total Operating Cost Estimate	CAD M	627.9	USD M	470.9
Reclamation Bond Insurance Payment	CAD M	7.6	USD M	5.7
Transportation and Logistics Cost	CAD M	223.4	USD M	167.5
Total Capital Cost Estimate	CAD M	77.9	USD M	58.4
Total Sustaining Capital Cost Estimate	CAD M	74.4	USD M	55.8
Reclamation and Closure Costs	CAD M	41.7	USD M	31.3
Royalty Deduction	CAD M	29	USD M	21.7
First Nation Royalties	CAD M	27	USD M	20.3
Non-discounted Cash Flow (Pre-Tax)	CAD M	280.4	USD M	210.3
Discount Rate	%	8%	%	8%
PRE-TAX NPV @ 8%	**CAD M**	**58.1**	**USD M**	**43.5**
Pre-Tax Internal Rate of Return (IRR)	**%**	**14.6%**	**%**	**14.6%**

Table 19-2 – Authier Lithium operation – Authier Lithium total project costs.

All Project Costs	CAD (M)	CAD/t Ore	USD (M)	USD/t Ore
Total Operating Cost Estimate	$628.00	$55.94	$471.00	$41.95
Transportation and Logistics Cost	$223.00	$19.90	$168.00	$14.92
Total Sustaining Capital Cost Estimate	$74.00	$6.63	$56.00	$4.97
Total Capital Cost Estimate	$78.00	$6.94	$58.00	$5.21
Reclamation and Closure Costs	$42.00	$3.72	$31.00	$2.79
Royalty Deduction	$29.00	$2.58	$22.00	$1.94
First Nation Royalties	$27.00	$2.41	$20.00	$1.81
Total Project Costs	**$1,101.00**	**$98.11**	**$826.00**	**$73.58**

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 309 19.2 PRODUCTS CONSIDERED IN THE CASH FLOW ANALYSIS Table 19-3 – Project cash flows on an annualized basis (CAD). Detailed Period/Fiscal Year Financials 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 LOM Total Authier Mine Production Summary Waste Rock (Mt) 0.1 1.1 1.2 0.7 2.4 4.3 4.9 5.4 5.2 5.2 5.4 5.5 5.2 5 4.6 3 1.4 0.7 0.5 0.4 0.3 0.2 0.1 63 Overburden (Mt) 0.3 0.4 0.2 0.9 1.3 1.1 0.6 0 0.2 0.3 0 0 - - - - - - - - - - - 5.4 ROM Ore to Plant (Mt) - 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.5 0.4 0.2 11.2 Stripping Ratio - 2.9 2.5 3.1 6.9 10.1 10.1 10.2 10.4 10.4 10.4 10.4 9.8 9.4 8.7 5.8 2.7 1.3 0.9 0.8 0.6 0.5 0.5 6.1 Revenues Ore Sales ($M) - 63.2 64 64.4 64.7 64.6 64.7 64.2 63.2 63.2 63.4 63 64 64.3 63.2 63 62.9 63.2 63.5 63.1 63.3 52.9 21 1347 Royalty Deduction ($M) - -1.4 -1.4 -1.4 -1.4 -1.4 -1.4 -1.4 -1.4 -1.4 -1.4 -1.4 -1.4 -1.4 -1.4 -1.4 -1.4 -1.4 -1.4 -1.4 -1.4 -1.1 -0.5 -29 Total Revenue ($M) - 61.9 62.6 63.0 63.3 63.2 63.3 62.8 61.9 61.8 62.0 61.7 62.7 62.9 61.8 61.6 61.6 61.8 62.1 61.8 62.0 51.8 20.5 1,318.1 Operating Expenditures Open Pit Mining ($M) - OWNER - 3.7 3.9 4.2 4.8 5.4 5.5 5.6 5.7 6 6 6 6 6.1 5.9 5.3 4.5 4.1 4 3.9 3 1.8 0.7 102.2 Open Pit Mining ($M) - CONTRACT - 11.2 10.8 11.4 21.7 31.4 32.3 33.1 32.7 32.7 33.4 33.4 31.8 31 28.6 19.9 11.4 7.5 6.4 6 5.5 4.4 1.7 438.3 Water Treatment/Management ($M) 0.5 1.5 1.5 1.5 2.3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 3 2.5 1 58.7 General and Administration ($M) 0.3 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 0.5 21 Reclamation Bond Insurance Payment ($M) - 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.2 7.5 Total Onsite Operating Costs ($M) 0.8 17.7 17.5 18.3 30.1 41.1 42.1 43.0 42.7 43.0 43.7 43.7 42.2 41.5 38.9 29.5 20.3 16.0 14.7 14.1 12.8 10.0 4.0 627.7 Ore Transport and Logistics Costs ($M) - 10.5 10.6 10.7 10.7 10.7 10.7 10.6 10.5 10.5 10.5 10.5 10.6 10.7 10.5 10.4 10.4 10.5 10.5 10.5 10.5 8.8 3.5 223.4 Authier Lithium DFS Technical Report Summary – Quebec, Canada 310 Detailed Period/Fiscal Year Financials 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 LOM Total Total Operating and Shipping Costs ($M) 0.8 28.2 28.1 29.0 40.8 51.8 52.8 53.6 53.2 53.5 54.2 54.2 52.8 52.1 49.3 40.0 30.7 26.5 25.3 24.6 23.3 18.7 7.5 851.1 Capital Expenditures Pre-production ($M) 67.9 10 - - - - - - - - - - - - - - - - - - - - - 77.9 Sustaining ($M) - 14.9 14.9 4.6 15.3 11.4 0.7 - 1.7 5.4 4.2 0.7 0.1 - - - 0.1 0.2 0.1 - - - - 74.4 Mine Closure Plan Financial Guarantee ($M) - 20.9 10.4 10.4 - - - - - - - - - - - - - - - - - - - 41.7 Total Capital Costs ($M) 67.9 45.8 25.3 15.1 15.3 11.4 0.7 - 1.7 5.4 4.2 0.7 0.1 - - - 0.1 0.2 0.1 - - - - 194.0 First Nation Royalties First Nation Royalties ($M) 0.1 1.3 1.2 1.3 1.3 1.3 1.3 1.3 1.3 1.3 1.3 1.3 1.3 1.3 1.3 1.3 1.3 1.3 1.3 1.3 1.3 1.1 0.4 27 Cumulative First Nation Royalties ($M) 0.1 1.4 2.6 3.9 5.2 6.5 7.8 9.1 10.4 11.6 12.9 14.2 15.4 16.7 18.0 19.2 20.5 21.8 23.0 24.3 25.6 26.6 27.0 27.0 Pre-Tax Cash Flow Pre-Tax Cash Flow ($M) -57.4 -7.9 7 20.1 9.2 -1.3 10.1 9.6 7.6 3.6 3.4 7.1 9.9 11.3 12.6 21.6 31 35.4 37.1 37.5 38.9 33.9 0.2 280.4 Cumulative Pre-Tax Cash Flow ($M) -57.4 - 65.3 - 58.3 - 38.2 - 28.9 - 30.2 - 20.2 - 10.6 -3.0 0.6 4.0 11.1 21.0 32.2 44.8 66.4 97.4 132.8 169.9 207.4 246.3 280.2 280.4 280.4 Taxes Federal Corporate Income Tax ($M) - 2 1.9 2.2 1 - - - - - - - 0.1 1 1.2 2.4 3.6 4 4.1 4.2 4.3 3.7 1.5 37.2 Provincial Corporate Income Tax ($M) - 1.5 1.5 1.7 0.8 - - - - - - - 0.1 0.7 0.9 1.9 2.8 3.1 3.2 3.2 3.3 2.8 1.1 28.5 Québec Mining Tax ($M) - 1 1.8 2.7 1 0.4 0.4 0.4 0.6 0.5 0.5 0.7 0.8 1.1 1.9 3.4 5.5 7.6 8.4 8.6 9.4 8.2 3.2 68.1 Total Taxes ($M) - 4.5 5.1 6.6 2.7 0.4 0.4 0.4 0.6 0.5 0.5 0.7 1.0 2.9 4.0 7.8 11.8 14.7 15.7 16.0 17.0 14.7 5.8 133.7 Post-Tax Cash Flow Post-Tax Cash Flow ($M) -57.4 - 12.5 1.8 13.4 6.4 -1.8 9.6 9 7 3 2.8 6.3 8.8 8.3 8.5 13.7 19 20.7 21.3 21.4 21.8 19.1 -5.6 144.7 Cumulative Post-Tax Cash Flow ($M) -57.4 - 69.9 - 68.1 - 54.7 - 48.2 - 50.0 - 40.4 - 31.4 - 24.5 - 21.5 - 18.7 - 12.4 -3.6 4.7 13.2 26.9 46.0 66.7 87.9 109.3 131.2 150.3 144.7 144.7

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Authier Lithium DFS Technical Report Summary – Quebec, Canada

19.3 FINANCIAL MODEL AND KEY METRICS

The financial evaluation results for the base case of the Project are presented in Table 19-4.

Table 19-4 – Financial analysis summary (pre-tax and after-tax).

	Description	Base Case	Unit
Pre-Tax	Non-Discounted Cashflow	$280.40	CAD (M)
	Net Present Value (8% disc.)	$58.10	CAD (M)
	Internal Rate of Return (IRR)	14.6%	%
After-Tax	Non-Discounted Free Cashflow	$144.70	CAD (M)
	Net Present Value (8% disc.)	$10.60	CAD (M)
	Internal Rate of Return (IRR)	9.4%	%

The pre-tax base case financial model resulted in an IRR of 14.6% and a NPV of CAD$58.1M with a discount rate of 8%. On an after-tax basis, the base case financial model resulted in an IRR of 9.4% and a NPV of CAD$10.6M, with a discount rate of 8%.

19.4 TAXES, ROYALTIES AND OTHER FEES

19.4.1 Royalties

The Project is subject to paying royalties to several parties. Furthermore, Sayona is engaging with First Nations with the consideration of paying both fixed and variable royalties based on project cash flows. Preliminary assumptions have been included in the financial projections for the Project.

19.4.2 Working Capital

The change in working capital is included in the calculation of both the pre-tax and after-tax cashflows. The major categories of working capital are:

- Accounts receivable;
- Accounts payable;

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- Deferred revenue;
- Inventory.

19.4.3 Taxation

The Project is subject to three (3) levels of taxation: federal corporate income tax, provincial corporate income tax, and provincial mining taxes. The taxation calculations for the Project were completed by PricewaterhouseCoopers (PwC).

The current Canadian tax system applicable to Mineral Resource income was used to assess the annual tax liabilities for the Project. This consists of federal and provincial corporate income taxes, as well as provincial mining taxes. The federal and provincial (Québec) corporate income tax rates currently applicable over the operating life of the Project are 15.0% and 11.5% of taxable corporate income, respectively. The marginal tax rates applicable under the Mining Tax Act in Québec are 16%, 22% and 28% of taxable income and are dependent on the profit margin. It has been assumed that the 20% processing allowance rate associated with transformation of the mine product to a more advanced stage within the province would be applicable in this instance. The tax calculations are based on the following key assumptions:

- The Project is held 100% by a corporate entity carrying on its activities solely in La Motte, Québec, and the after-tax analysis does not attempt to reflect any future changes in corporate structure or property ownership.
- Financing with 100% equity and, therefore, does not consider interest and financing expenses.
- Tax legislation, i.e., federal, provincial, and mining, will apply up to the end of the period covered by the calculations as currently enacted and considering currently proposed legislation.
- It is anticipated, based on the Project assumptions, that Authier will pay approximately CAD$133.7M of taxes over the life of the Project.

19.5 CONTRACTS

A memorandum of understanding (MOU) was developed between Authier and NAL, whereby NAL agrees to buy 100% of the Authier ore material at a selling price of CAD$120/tonne of ore, delivered to the NAL ore pad area. The MOU was developed based on a lithium grade of 0.80% Li_2O to 1.15% Li_2O.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 313 19.6 INDICATIVE ECONOMICS, BASE CASE The economic assessment of the Project was carried out using a discounted cash flow (DCF) approach on a pre-tax and after-tax basis, based on the procurement contract between Authier Lithium and North American Lithium (NAL). No provision was made for the effects of inflation as real prices and costs were used in the financial projections. Current Canadian tax regulations were applied to assess the corporate tax liabilities, while the most recent provincial regulations were applied to assess the Québec mining tax liabilities. Cash inflows consist of annual revenue projections. Cash outflows consist of capital expenditures including sustaining capital costs, operating costs, and taxes. These are subtracted from the inflows to arrive at the annual cash flow projections. To reflect the time value of money, annual net cash flow projections are discounted back to the Project valuation date using a discount rate. For this evaluation, a base case discount rate of 8% has been assumed. The discounted present values of the cash flows are summed to arrive at the Project’s net present value (NPV). The internal rate of return (IRR) on total investment was calculated based on 100% equity financing. The IRR is defined as the discount rate that results in a NPV equal to zero. The Project’s payback period has been calculated as the time required to achieve cumulative positive cash flow. Furthermore, an after-tax sensitivity analysis has been performed to assess the impact of variations in ore price, operating costs, project capital costs and sustaining capital costs on IRR and NPV at different discount rates (0%, 5%, 8%, 10%, 12%). The economic analysis presented in this section contains forward-looking information with regard to the Mineral Resource Estimates, commodity prices, exchange rates, proposed mine production plan, projected recovery rates, operating costs, construction costs and the Project schedule. The results of the economic analysis are subject to a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those presented here. 19.7 SENSITIVITY ANALYSIS A financial sensitivity analysis was conducted on the base case after-tax cash flow NPV and IRR of the Project. The after-tax results for the Project IRR and NPV, based on the sensitivity analysis, are summarized in Table 19-5 through Table 19-8. The sensitivity of the after-tax NPV was evaluated for changes in key variables and parameters such as: • Capital costs; Authier Lithium DFS Technical Report Summary – Quebec, Canada 314 • Sustaining capital costs; • Operating costs; • Price of ore sold to NAL. After-tax NPV sensitivities are from -30% to +30% to show the impact of NPV outputs at 8% discount rate. To complement after-tax NPV sensitivities is the after-tax IRR graph, which shows the overall project impact at these various sensitivities. The after-tax sensitivity analyses show that changes in the price of ore sent to NAL and the Project operating costs create the largest NPV variations. Table 19-5 – Ore price sensitivities on after-tax NPV. Ore Price % Variation -30% -20% -10% 0% 10% 20% 30% Ore Price (CAD/t) $84 $96 $108 $120 $132 $144 $156 Discount rate 0% -$138 -$25 $65 $145 $221 $297 $372 Discount rate 5% -$144 -$71 -$11 $43 $91 $139 $186 Discount rate 8% -$140 -$82 -$33 $11 $49 $87 $125 Discount rate 10% -$136 -$86 -$43 -$4 $30 $63 $95 Discount rate 12% -$133 -$88 -$50 -$15 $15 $44 $73 IRR 0.0% 0.0% 4.0% 9.0% 15.0% 20.0% 25.0% Table 19-6 – Operating costs sensitivities on after-tax NPV. Operating Costs % Variation 30% 20% 10% 0% -10% -20% -30% Operating Costs (CAD M)) $806 $744 $682 $620 $558 $496 $434 Discount rate 0% $24 $67 $107 $145 $181 $216 $252 Discount rate 5% -$43 -$12 $16 $43 $67 $90 $113 Discount rate 8% -$60 -$35 -$11 $11 $30 $48 $67 Discount rate 10% -$66 -$44 -$23 -$4 $13 $29 $45 Discount rate 12% -$70 -$51 -$33 -$15 $0 $14 $28 IRR 1.0% 4.0% 7.0% 9.0% 12.0% 14.0% 17.0%

Authier Lithium DFS Technical Report Summary – Quebec, Canada 315 Table 19-7 – Capital costs sensitivities on after-tax NPV. Capital Costs % Variation 30% 20% 10% 0% -10% -20% -30% Capital Costs (CAD M)) $101 $94 $86 $78 $70 $62 $55 Discount rate 0% $130 $135 $140 $145 $150 $154 $159 Discount rate 5% $26 $32 $37 $43 $48 $53 $59 Discount rate 8% -$6 -$1 $5 $11 $16 $22 $27 Discount rate 10% -$21 -$16 -$10 -$4 $2 $7 $13 Discount rate 12% -$33 -$27 -$21 -$15 -$10 -$4 $2 IRR 7.0% 8.0% 9.0% 9.0% 10.0% 11.0% 12.0% Table 19-8 – Sustaining capital costs sensitivities on after-tax NPV. Sustaining Capital Costs % Variation 30% 20% 10% 0% -10% -20% -30% Sustaining Capital Costs (CAD M)) $97 $89 $82 $74 $67 $60 $52 Discount rate 0% $130 $135 $140 $145 $149 $154 $159 Discount rate 5% $29 $34 $38 $43 $47 $52 $56 Discount rate 8% -$2 $2 $6 $11 $15 $19 $23 Discount rate 10% -$17 -$12 -$8 -$4 $0 $4 $8 Discount rate 12% -$27 -$23 -$19 -$15 -$11 -$7 -$4 IRR 8.0% 8.0% 9.0% 9.0% 10.0% 11.0% 11.0% Authier Lithium DFS Technical Report Summary – Quebec, Canada 316 Figure 19-1 – After-Tax NPV at 8% discount rate for different sensitivity scenarios. -CA$ 150 -CA$ 100 -CA$ 50 CA$ 0 CA$ 50 CA$ 100 CA$ 150 -30% -20% -10% 0% 10% 20% 30% % Variation Ore Transfer Price Opex Project Capex Sustaining Capex

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30%
25%
20%
15%
10%
5%
0%
-30%
-20%
-10%
0%
10%
20%
30%
% Variation
Ore Transfer Price
Opex
Project Capex
Sustaining Capex

Figure 19-2 – After-Tax IRR for different sensitivity scenario.

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19.8 ALTERNATIVE CASES / SENSITIVITY MODELS

As described in the previous sections, several sensitivity analyses have been done on the Base Case scenario with variation of -30% to + 30% on the transfer price, the Opex, the Project Capex and the Sustaining one. For Authier, the transfer price variation has the most material impact on the profitability of the project. This price has been determined by Sayona based on the appropriate level to extract and transport ore to North-American Lithium and it represents a fair market value considering the existing conditions.

In addition, in the past, the project has been evaluated on the basis of having its own process plant at site with the associated infrastructures and cost. The possibility of trucking ore to the NAL concentrator has numerous advantages and did improve the project profitability.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 319 20 ADJACENT PROPERTIES The area surrounding the Property, which is located between Val-d’Or, Amos and Malartic, is well known for mineral exploration activity, especially for gold, copper, and zinc. The Authier Property is surrounded by several exploration properties owned by various companies. Figure 20-1 shows the location of metallic deposits and showings in the area. The light green dots are occurrences of lithium in the area (from the Québec MRNF Sigeom Interactive database, 2012). It should be noted that the following information is not necessarily indicative of the mineralization on the Property that is the subject of this Technical Report. The most relevant mineral property in proximity (27 km east) to the Project (Figure 20-1) is Sayona Québec’s North American Lithium (NAL) property. NAL hosts a lithium deposit occurring in a series of spodumene-bearing pegmatite dykes. In recent history, NAL operated between 2013-2014 and 2017- 2019. The project was put into care and maintenance in 2019 due to poor spodumene market conditions. Sayona Québec acquired NAL on August 30, 2021. Sayona Québec restarted mining operations at NAL in late 2022 and commenced concentrator operations in February 2023. Authier Lithium DFS Technical Report Summary – Quebec, Canada 320 Figure 20-1 – Local metallic deposits and showings. Figure 20-2 shows a map of adjacent claims to the Authier Project. As of April 6, 2023, owners of adjacent properties included 2814250 Ontario Inc., First Energy Metals Limited, Olivier Lemieux, Eagle Ridge Mining Ltd., 9219-8845 Québec Inc., Lisa Daigle, and Ressources Jourdan Inc.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 321 Figure 20-2 – Adjacent properties map. Authier Lithium DFS Technical Report Summary – Quebec, Canada 322 21 OTHER RELEVANT DATA AND INFORMATION Sayona was in the process of developing the Authier Property as a mine and concentrator facility until the acquisition of the former North American Lithium (NAL) Project. Since then, Sayona has reoriented the Authier Project to a spodumene ore producer selling its ore to NAL. This chapter describes how the Authier Project will be implemented. 21.1 PROJECT EXECUTION PLAN This execution plan is conceptual in nature and will be adjusted and refined during the next phases of the Project. Upon completion of this FS, Sayona plans to award the detailed engineering mandate with a targeted completion date of December 2024 to be executed in parallel with the certificate of authorization approval process. Construction is expected to begin soon after reception of the certificate of authorization with a target readiness for mining operations to start in March 2025. The critical path to ore production goes through obtaining the certificate of authorization, mobilizing the mining contractor, and building the main access roads and the stockpile pads. In parallel with this work, the permanent facilities will continue to be built during the mining operation with the construction of the ancillary facilities. The following will be completed in 2024. • Administration building; • Mine security and access point; • Fuel, lube, and oil storage facility. The permanent water treatment plant (WTP) will be completed in 2025 due to a long delivery lead time, specifically for the thickener, of 12 months. Until the permanent WTP is operating, temporary treatment solutions will be implemented. 21.2 PROJECT ORGANIZATION 21.2.1 Engineering and Procurement All Project phases including detailed engineering, procurement, preproduction, and construction activities will be under the direction of the Sayona project manager.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 323 Permitting will be supported by Sayona’s environmental team. Sayona has hired complementary expertise in project and construction management to increase its project delivery ability. The result is a team of experienced individuals with knowledge of the Abitibi local construction conditions and contractors. They have managed projects in similar environments for the engineering and planning stages through construction to commissioning and transfer to operations. During the completion of the FS phase, the request for proposal for engineering services has already been sent out. The engineering firms will be responsible for the following procurement functions: • Technical specification and scope of work documents; • Technical and economical evaluations; • Short list meetings; • Purchase order requisition preparation; • Drawing management and approval; • Reception and coordination of vendor maintenance and operational documents. The Sayona team is responsible for the following procurement functions: • Bid request; • Addenda; • Reception of bids; • Final negotiation; • Contract award; • Purchase order release; • Progressive payment; • Shop visits; • Site logistics. Authier Lithium DFS Technical Report Summary – Quebec, Canada 324 21.2.2 Construction Management Sayona will provide Project construction management services under the direction of the Construction Manager. The Construction Management Team (CMT) will include the following services: • Site supervision; • Reporting; • Project cost control; • Health and safety; • Scheduling; • Site procurement and logistics. It is recognized that an effective health and safety program during the Project is a necessity. The success of the construction safety program is contingent upon its enforcement at all stages of the Project including design, construction planning, construction execution, and start-up and commissioning. The CMT will also follow the Sayona procedures and work methods to ensure the protection of the environment. Furthermore, the CMT will work closely with each department of the operations group to ensure proper installation and functional results. 21.3 RISK AND OPPORTUNITY ASSESSMENT There are a number of risks and uncertainties identifiable to any new project that usually cover the mineralization, process, financial, environment and permitting aspects. This project faces the same challenges, and an evaluation of the possible risks was undertaken; the highlights of which are summarized in this section. The resulting register identifies risks, impact categories, the severity and probability ratings as well as potential risk mitigation measures. Risks in the register have been grouped into the following categories: • Financial; • Organizational; • Geology – Resources & Reserves; • Mining; • Design/Engineering; • Procurement; • Construction; • Infrastructure; • Environmental & Permitting; • Legal;

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- Community;
- Technological;
- Operations;
- Sales;
- Fabrication;
- Logistics.

The severity/impact and likelihood ratings were identified as shown in Table 21-1.

Table 21-1 – Risks.

Rating	Likelihood (Risk probability)	Impact
1	Rare: <1%	1 (Minor)
2	Unlikely 1-10%	2 (Moderate)
3	Possible 10-20%	3 (Serious)
4	Likely 20-50%	4 (Major)
5	Almost Certain: >50%	5 (Critical)

A high-level project risk assessment has been completed. The risk assessment identifies risks, impact category and a mitigation plan. The likelihood, impact, controls, and measures were developed for the identified risks. The assessment is necessarily subjective and qualitative.

Table 21-2 and Table 21-3 show the top risks of the Project; the whole register can be found in Table 21-4.

The risk and opportunities registers should be reviewed and updated at each stage of the Project to reduce uncertainties and de-risk the Project.

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Table 21-2 – Main project risks.

Risks Details			
Category	**Description**	**Rating category**	**Mitigation Measures**
Logistics	Worldwide crisis on freight forwarding	Schedule	Dedicate resources for expediting & logistics
Health & Safety	Mining traffic uses segments of roads common to ore transport and employee traffic. Berm separates the mining traffic from the others	Safety	Road to be widened and berm separating mining and other traffic. Add secondary access road to remove crossings
Operation	Start-up during wintertime	Operation	Implement temporary WTP during initial mining development
Operation	NAL will process with new ore from Authier after about six months of operation	Production	Support from external engineering staff during NAL transition to the blended ore processing
Engineering	Consultant engineers are very busy	Schedule	Frequent follow-up
Construction	Local contractors are very busy	Schedule	Reach out to province-wide contractors
Environment	Delays in obtaining mining and construction permits	Schedule	Frequent follow-up and pro-active approach of permitting authorities

Table 21-3 – Main project opportunities.

Opportunity Details	
Category	**Item**
Financial	Assess the impacts of various financing scenarios
Organization	Begin planning to build a strong Owner's team for the detailed engineering phase
Resource	Potentially increase the size of the Mineral Resource by testing extensions of known mineralization along strike at both of the Authier pegmatites, as well as by conversion of Inferred Mineral Resources to Reserves
Geology	Infill definition drilling within the main resource zone where the mineralization is not well defined and is currently treated as waste
Geology	Increase the size of the Mineral Resource at depth by testing the deep extensions of the known mineralization, especially those located on the west portion of the deposit
Mining	Assess the impact of high grading during the first three years of operation
Mining	Assess the option of varying the number of cutbacks
Mining	Perform a cost trade-off to assess the used and/or larger mining equipment
Environment	Optimize water management and design/construct basins and treatment facilities
Construction	Continue focusing on delivery of turn-key packages from local contractors
Construction	Optimize excavation/backfill by using existing
Construction	Develop strategies to maximize use of waste rock as construction materials
Community	Continue to increase visibility of Sayona in the local community
Transport	Explore various transportation options

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Table 21-4 – Project risk register.

Risk Details						Mitigation					
Category	Item	Likelihood	Impact	Principal Impact Category	Risk Score	Actions	Status	Likelihood	Impact	Principal Impact Category	Risk Score
Logistics	Worldwide crisis on freight forwarding.	5	5	Project delay/ cost	25	Shipments from China need to be identified and should be rigorously followed. Different suppliers should be approached if this is the case and dedicate a resource for expediting and logistics.	Open	3	5	Project delay and cost	15
Health & Safety	Mining traffic uses segments of roads common to ore transport and employee traffic. Berm separates the mining traffic from the others.	4	5	Safety	20	Road to be widened and berm separating mining and other traffic. Add secondary access road to remove crossings.	Open	2	5	Safety	10
Operation	Start Up during wintertime.	5	4	Operation	20	Implement temporary WTP during initial mine development.	Open	4	3	Operation	12
Processing	Process at NAL with new ore from Authier after about 6 months.	5	4	Processing	20	Support from external engineering staff during NAL transition to the blended ore processing (NAL+Authier).	Open	4	3	Processing	12
Employment	Consultants' engineers and mining contractors are very busy.	4	4	Schedule	16	Frequent follow up.	Open	2	2	Schedule	4
Construction	Availability of local resources in Val 'D'Or for the construction activities.	5	3	Project Delay	15	Reach out to a variety of contractors (province-wide) and express Sayona's interest in working with them.	Open	3	3	Project Delay	9
Environmental	Delays in obtaining mining & construction permits.	5	3	Project Delay	15		Open	3	3	Project Delay	9
Financial	Any suspension of NAL operations will remove sole buyer of Authier Ore.	3	5	Financial	15		Open	3	5		15
Organization	Hiring key employees	5	3	Management	15	Hiring external support.	open	3	3	Management	9
Community	Social acceptability of mining project and ore transport from Authier to NAL	3	4	Social	12	Regular communication with the communities and local surveillance committee. Public hearings (impact assessment). Company's social and financial commitment to community projects.	Open	2	2	Social	4

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Risk Details						Mitigation					
Category	Item	Likelihood	Impact	Principal Impact Category	Risk Score	Actions	Status	Likelihood	Impact	Principal Impact Category	Risk Score
Environmental	Dust generation above limits (Wind erosion of TSF and roads. Dust from mining operations and processing)	4	3	Environment	12	Reduce speed limit to 25-30 km/h+H21 in dry condition. Water spraying on hauling roads during dry condition. Water spraying during blasting, ore and rock loading and crushing. Keep tailings and waste moisture or flooded. Progressive TSF revegetation.	Open	2	2	Environment	4
Financial	Contract Mining OPEX higher than expected	3	4	Financial	12	Select contract mining expert to counsel during proposal request and contractual documents Incorporate lessons learned from NAL mining procurement process.	Open	2	2	Financial	4
General	Limitations for electronic material supplies (the difficulty of receiving components from Asia in this time of COVID and port delays)	3	4	Schedule	12	Manufacturing control at the supplier's site. Constant follow-up from suppliers.	Open	2	2	Schedule	4
Logistics	Roadblocks for construction or maintenance between NAL and Authier forcing rerouting	3	4	Financial	12	Prepare permit requests for alternate routings	Open	3	3		9
Logistics	Maintenance cost of Preissac Road to be assumed by Sayona, current assumption is road maintenance by municipality.	4	3	Financial	12	Open discussions with municipality	Open	3	3		9
Procurement	Equipment availability delays due to Covid impact of fabrication resource availability (Mining, lifting, treatment ...)	4	3	Schedule	12	This factor has and will affect fabrication of equipment. The mitigation plan can be not to use sole source, not to have common spare parts and to accept to pay a premium to receive the equipment on site earlier.	Open	2	3	Cost/ Operation	6

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Risk Details						Mitigation					
Category	**Item**	**Likelihood**	**Impact**	**Principal Impact Category**	**Risk Score**	**Actions**	**Status**	**Likelihood**	**Impact**	**Principal Impact Category**	**Risk Score**
General	Covid delays and costs	5	2	Project Delay/ Cost	10	Anticipate delays and additional costs since the impacts are not fully known. The market still volatile.	Open	4	2	Project Delay/ Cost	8
Community	Issues related to Indigenous relations.	2	4	Social	8	Continuous discussions, meeting with communities and signing of agreement.	Open	2	3	Social	6
Geology	Reserves lower than expected.	2	4	Financial	8	Ongoing R&R update	Open	2	3	Financial	6
Community	Social acceptability aggregate transport during construction.	3	2	Social	6	Regular communication with the communities and local surveillance committee. Public hearings (impact assessment). Company's social and financial commitment to community projects.	Open	2	1	Social	2
Environmental	Spring freshet requires temporary water storage in the pit and may affect productivity.	2	3	Environment	6		Open	2	3	Environment	6
Environmental	Costs increase in waste rock storage facility closure plan and other assets retirement obligations. Final guarantee. Lack of a recent mine closure plan update.	2	3	financial	6	Closure plan currently under development	Open	1	2	financial	2
Financial	CAPEX higher than expected.	3	2	Financial	6	CAPEX update	Open	2	2	Financial	4
Environmental	Existing geochemical characterization has been carried out for waste rock samples. Based on results, geomembrane has been required. MELCC could require more comprehensive geochemical characterization targeting waste rock. Recent results expected based on existing SPLP results from 2017-2018. Causing a significant capital cost increase.	1	5	CAPEX	5	- Future demonstration that waste rock stockpile water contamination is within acceptable levels would allow for reduction / elimination of future bentonite membrane installation.	Open	2	5	CAPEX	10

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Risk Details						Mitigation					
Category	**Item**	**Likelihood**	**Impact**	**Principal Impact Category**	**Risk Score**	**Actions**	**Status**	**Likelihood**	**Impact**	**Principal Impact Category**	**Risk Score**
Environmental	Other contaminants in the mine water over discharge limit due to explosives (ammonium nitrate) Potential surface water contamination. Non-compliance of water quality at the final effluent. Loss of control of the water treatment.	2	2	Environment	4	Appropriate explosive management and best practice in blasting and appropriate water treatment. Monitoring program of the final effluent. Everything in place and function.	Closed	0	0	Environment	0
Environmental	Failure in environmental impact assessment, surveillance and management.	2	2	Operation	4	Internal auditing. Periodic performance review.	Open	1	2	Operation	2
Infrastructure	Overflow of untreated water due to water treatment plant shutdown.	2	2	Environment	4	Preventative maintenance program and available spare parts, training.	Open	1	2	Environment	2
Design/ Engineering	Availability of qualified technical personnel dedicated to the project.	3	1	Design	3	Engineering firm needs to be secured early	Open	2	2	Design	4
Environmental	Seismic activities above limit disturb community.	1	2	Social	2	Review and improvement of blasting method and design.	Open	1	2	Social	2
Environmental	Spill or unauthorized discharge of contaminants, chemical or petroleum products.	2	1	Environment	2	Employee's awareness and SOPs review. Implementation of SOPs. Internal auditing. Periodic performance review. Daily inspection of operations and infrastructures (Refer to OMS manual). Employee tasks observation/assessment. Preventive maintenance of equipment. Spill kits available in all equipment and in strategic locations on site.	Open	2	1	Environment	2

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Risk Details						Mitigation					
Category	Item	Likelihood	Impact	Principal Impact Category	Risk Score	Actions	Status	Likelihood	Impact	Principal Impact Category	Risk Score
Procurement	Adequate supply and storage of reagents for water treatment of the final effluent (May result in non-compliance of discharged water quality and in the stopping of dewatering of mine pit and of process water pumping).	1	2	Environment	2	Timely discussions with distributors / manufacturers and testing reagents from various sources.	Open	1	2	-	2

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22 INTERPRETATION AND CONCLUSIONS

22.1 PROJECT SUMMARY

The original UDFS Report was prepared and compiled by BBA under the supervision of the authors at the request of Sayona. The actual S-K §229.1304 compliant Technical Report Summary provides a summary of the results and findings from each major area of investigation to a level that is equivalent and normally expected for a Feasibility Study of a resource development project.

22.2 KEY OUTCOMES

The authors noted the following interpretations and conclusions in their respective areas of expertise, based on the review of data available for this Report.

22.3 GEOLOGY AND RESOURCES

Highlights of the Authier Lithium deposit Mineral Resource Estimate (MRE) Update are as follows:

- The MRE **inclusive** of Mineral Reserves was reported at a cut-off of 0.55% Li_2O and totals 6.04 Mt, with an average grade of 0.99% Li_2O in the Measured category, 8.10 Mt, with an average grade of 1.03% Li_2O in the Indicated category, for a combined total of 14.1 Mt at an average of 1.01% Li_2O in the Measured and Indicated categories. An additional 3.00 Mt, with an average grade of 1.00% Li_2O in the Inferred category is also present at Authier Lithium;
- The effective date of the MRE is October 6, 2021.

- The MRE **exclusive** of Mineral Reserves was reported at a cut-off of 0.55% Li_2O and totals 229 Kt, with an average grade of 0.80% Li_2O in the Measured category, 3.18 Mt, with an average grade of 0.98% Li_2O in the Indicated category, for a combined total of 3.4 Mt at an average of 0.96% Li_2O in the Measured and Indicated categories. An additional 6.34 Mt, with an average grade of 0.98% Li_2O in the Inferred category is also present at Authier Lithium;
- The effective date of the MRE is October 6, 2021.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 333 22.4 MINING AND RESERVES Key mining outcomes include: • Conversion of a portion of the Mineral Resources into Proven and Probable Mineral Reserves of 11.2 Mt at an average grade of 0.96% Li2O. Of this total, 6.2 Mt are Proven Reserves at 0.93% Li2O and 5.1 Mt are Probable Reserves at 1.00% Li2O; • Development of a mine plan that provides sufficient ore to support an annual feed rate of approximately 530,000 tonnes at the North American Lithium (NAL) crusher; • Updated detailed mine designs, including pit phasing; • Development of a dilution model to ensure that the ore sold to NAL and fed to the crusher respects final product specifications; • Development of a life of mine (LOM) plan that results in a positive cash flow for the Project, which permits conversion of resources to reserves. 22.5 INFRASTRUCTURE AND WATER MANAGEMENT Key Infrastructure outcomes include: • Site has been optimized through the reduction in the overall footprint; • The number of basins has been reduced from the original concepts; • New geochemical data has been considered and the use of membranes in ditches and below the waste rock facility are now required; • A progressive reclamation plan has been put in place as part of the overall facility sequencing. 22.6 MARKET STUDIES A supply agreement was signed between Authier and NAL for the purchase of 100% of the ore mined at $120 CAD/t delivered (Li2O content of 0.80% to 1.15%). Authier Lithium DFS Technical Report Summary – Quebec, Canada 334 22.7 ENVIRONMENTAL AND SOCIAL ISSUES As mentioned in February 2023, the government agreed to Sayona’s request to voluntarily submit the Authier project to the Bureau d’audiences publiques sur l’environnement (BAPE). In line with its commitment to transparency and collaboration, Sayona’s request will allow citizens to get involved in the project’s development. The BAPE’s mission is to inform government decision-making by issuing findings and opinions that account for the public’s concerns and are based on the principles of the Sustainable Development Act. 22.8 PROJECT COSTS AND FINANCIAL EVALUATION 22.8.1 Capital Costs • The Project no longer considers a concentrator on site. All ore material will be sold to NAL and treated at the NAL concentrator. • Given that all waste rock material must be considered as metal leaching, the waste rock storage facility and water collection infrastructure must be built with a geomembrane as a foundation. • The total initial capital expenditure for the Project is estimated at CAD$77.9M. This estimate qualifies as Class 3, as per AACE recommended practice R.P.47R-11. The accuracy of this estimate has been assessed at -20% to +20%. • The estimate includes all the direct and indirect project costs, complete with the associated contingency. The estimating methods include quotations from vendors and suppliers specifically sought for this Project, approximate quantities and unit rates sourced from quotations and historic projects and allowances based on past projects. A summary of the capital expenditure distribution and sustaining capital expenditures are shown in Table 22-1 and Table 22-2. Table 22-1 – Project initial capital cost detailed summary. Item Total (M CAD) Mining $5.80 Preproduction Mining $3.39 Owner Equipment and Mine Services $2.41 Infrastructure $69.62 Waste Stockpile and Water Management $44.85 Electrical Work $0.84 On-site Roads $2.53 Access Road $0.65 Owner's Costs $2.44

Authier Lithium DFS Technical Report Summary –
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EPCM Services	$7.33
Commissioning	$0.28
Overhead	$0.22
Other	$1.37
Contingency	$9.08
Wetland Compensation	$1.50
Wetland Compensation	$1.50
Royalty Buyback	$1.00
CDC2116146	$1.00
Total	**$77.92**

Table 22-2 – Project sustaining capital cost detailed summary.

Year	Total (M CAD)
Mining	$3.76
Infrastructure	$70.64
Sustaining Capital Costs	**$74.40**

22.8.2 Operating Costs

The operating and other costs for the Project are CAD$949M or CAD$84.54/t ore for the LOM. The detailed operating costs are presented in Table 22-3.

Table 22-3 – Summary LOM operating costs.

Cost Area	LOM (M CAD$)	Unit (CAD$/t Ore)	Unit (USD$/t Ore)
Mining	$540.56	$48.16	$36.12
Water treatment management	$58.73	$5.23	$3.92
General and Administration	$20.97	$1.87	$1.40
Total operating costs	$620.27	$55.26	$41.44
Reclamation bond insurance payment	$7.65	$0.68	$0.51
Ore Transport and Logistics Costs	$223.36	$19.90	$14.92
Total operating and other costs	$851.28	$75.84	$56.88
Royalty deductions	$28.96	$2.58	$1.94
First Nation royalties	$27.04	$2.41	$1.81
Reclamation and closure costs	$41.71	$3.72	$2.79
Total Operating, Royalties, Reclamation and Closure Costs	**$948.99**	**$84.54**	**$63.41**

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22.8.3 Financial Analysis

The UDFS NPV and IRR were calculated based on the sale of ore to the NAL operation. Table 22-4 provides a summary of the financial analysis, which demonstrates that the NAL Project is economically viable.

Key outcomes of the UDFS include:

- An estimated pre-tax NPV of CAD58.1M at an 8% discount rate and a pre-tax IRR of 14.6%.
- An estimated after-tax NPV of CAD10.6M at an 8% discount rate and an after-tax IRR of 9.4%.

The LOM has been extended to 22 years, based on estimated Proven and Probable Mineral Reserves of 11.2 Mt @ 0.96% Li_2O.

Table 22-4 – Financial analysis summary.

Item	Unit	Value (CAD)	Unit	Value (USD)
Production				
Mine Life	year	22	year	22
Strip Ratio	t:t	6.1	t:t	6.1
Total Ore Production	Mt	11.2	Mt	11.2
Revenue				
Ore Selling Price	CAD/t	120	USD/t	90
Exchange Rate	CAD:CAD	1	USD:CAD	0.75
Project Costs				
Open Pit Mining	CAD/t ore	48.16	USD/t ore	36.12
Water Treatment and Management	CAD/t ore	5.23	USD/t ore	3.92
General and Administration (G&A)	CAD/t ore	1.87	USD/t ore	1.4
Reclamation Bond Insurance Payment	CAD/t ore	0.67	USD/t ore	0.5
Ore Transport and Logistic Costs	CAD/t ore	19.9	USD/t ore	14.92
Project Economics				
Gross Revenue	CAD M	1347	USD M	1010.3
Total Operating Cost Estimate	CAD M	627.9	USD M	470.9
Transportation and Logistics Cost	CAD M	223.4	USD M	167.5
Total Capital Cost Estimate	CAD M	77.9	USD M	58.4
Total Sustaining Capital Cost Estimate	CAD M	74.4	USD M	55.8
Reclamation and closure costs	CAD M	41.7	USD M	31.3
Royalty Deduction	CAD M	29	USD M	21.7
First Nation Royalties	CAD M	27	USD M	20.3

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Undiscounted Pre-tax Cash Flow	CAD M	280.4	USD M	210.3
Discount Rate	%	8%	%	8%
Pre-tax NPV @ 8%				
Internal Rate of Return (IRR)	%	14.6%	%	14.6%
After-tax NPV @ 8%				
Internal Rate of Return (IRR)	%	9.4%	%	9.4%

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23 RECOMMENDATIONS

23.1 PROJECT SUMMARY

The Updated Definitive Feasibility Study (UDFS) included the Mineral Resource estimate completed by SGS in 2022, a smaller overall footprint of the site, results from a number of technical optimization programs, results from the waste rock geochemical characterization, a new strategy to transport ore material to the NAL concentrator and realignment of revenue based on the sale of run-of-mine ore. The UDFS confirmed the technical and financial viability of constructing a simple open-cut mining operation, waste rock storage facility and water treatment plant at the Authier site. The positive study demonstrated the opportunity to create substantial long-term sustainable shareholder value at a low capital cost.

Given the technical feasibility and positive economic results of the UDFS, it is recommended to continue the work necessary to support a decision to fund and develop the project.

23.2 GEOLOGY AND RESOURCES

The Author considers that the Authier Lithium deposit contains a significant open-pit Mineral Resource that is associated with a well-defined mineralized trend and model. The current Mineral Resource Estimate (MRE) update has shown that the Deposit can likely be mined by conventional open-pit mining methods with a scenario of off-site custom milling ore rather than constructing and using an on-site mill. Drillhole results highlighted mineralization at depth and demonstrate that the Property has the potential for an underground resource. Further drilling is recommended to ascertain this potential.

The Author considers the Property to have significant potential for delineation of additional Mineral Resources and that further exploration is warranted. Sayona's intentions are to continue to drill the Deposit in 2023 and plan to direct their exploration efforts towards resource growth, with a focus on extending the limits of known mineralization along strike and at depth, as well as infill drill of the existing deposit to convert portions of Inferred Mineral Resources to Indicated or Measured Mineral Resources.

Given the prospective nature of the Property, it is the Author's opinion that the Property merits further exploration and that a proposed plan for further work is justified. A proposed work program by SGS will help improve the Deposit development stage and will improve key inputs required to evaluate the economic viability of a mining project (open-pit and underground) at a feasibility study level.

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Authier Lithium DFS Technical Report Summary – Quebec, Canada 339 SGS is recommending that Sayona conduct further exploration, subject to funding and any other matters which may cause the proposed exploration program to be altered in the normal course of its business activities or alterations which may affect the program as a result of exploration activities themselves. For 2023, a total of 30,000 m of drilling is proposed to continue to focus on updating, expanding, and extending Mineral Resources, upgrading existing Indicated and Inferred Resources as well as exploring the Deposit at depth. The total cost of the recommended work program is estimated at CAD$5,625,000 (Table 23-1). Table 23-1 – Recommended work program for the Authier Lithium Deposit. Item Cost in CAD$ Surface mapping, outcrop detailed description, channeling, and sampling $100,000 Soil sampling of prospective areas $50,000 Resource classification drilling; 10,000 m $1,500,000 Underground potential drilling; 20,000 m $3,000,000 Assays/Geochemistry $900,000 Updated Resource Estimate $75,000 Total $5,625,000 23.3 MINING AND RESERVES • Perform a surveying campaign to confirm bedrock surface, focusing on Phase 1 and Phase 2 of the pit, as well as the water basins locations; • Assess the impact of high grading during the first three years of operation; • Assess the option of varying the numbers of mining phases; • Perform pit optimization sensitivity on overall pit slopes, metallurgical recovery and dilution/ore loss; • Perform pit optimization using Inferred Mineral Resources to provide guidance for in-fill drilling; • Conduct an additional geotechnical assessment to confirm the recommended pit slopes prior to advancing to the next stage of the project; • Produce a 2-year detailed mine plan, including a pre-production plan; • Confirm haul road and pit ramp designs based on the mining contractor haulage equipment fleet. Authier Lithium DFS Technical Report Summary – Quebec, Canada 340 23.4 INFRASTRUCTURE During the UDFS, the following elements have been modified or relocated: • Wasterock piles were modified and relocated further from the Saint-Mathieu-Berry Esker; • The main access road was changed and enters the site from the northwest of the property in the municipality of Preissac. The company has committed not to displace any material from the adjacent esker for construction. A conceptual site layout plan was developed which includes water management and treatment facilities, traffic management, and infrastructure. All major buildings were located on existing out-crops easily visible from the LiDAR surveys. Preliminary geotechnical studies were undertaken in 2018 after completion of the Definitive Feasibility Study (DFS). Final plant lay-out and water management basin dimensions will be optimized during detailed engineering. The following recommendations are made related to project infrastructure: 1. Site layout: a. Further work is recommended to optimize the site layout and footprint; b. Review roads configurations to ensure efficient traffic flow and safety of personnel; c. All road and pad construction can be appropriately scheduled to maximize the use of mine waste rock from the pit. There is a possibility of using crushing equipment to produce aggregate for the civil construction to lower costs; d. Examine extending the industrial site by back-filling with waste rock; e. Examine a strategy for waste pile management and perimeter ditch construction to be performed by mining operations; f. Optimization of the use of waste rock for construction of internal roads and infrastructure areas. 2. Geotechnical: a. Additional geotechnical investigations are recommended to characterize and define the soils on the site. 3. Survey: a. Further ground-feature surveys are needed for the proposed infrastructure areas including off-site roads and proposed intersection locations. 4. Water management: a. Water management (e.g., location of ditches, catchment basin size and water treatment plant location and size) will be optimized during the detailed engineering phase. Basin size must be appropriately dimensioned to include fire water reserve. 5. General infrastructure:

Authier Lithium DFS Technical Report Summary – Quebec, Canada 341 a. All recommended service infrastructure work should be focused on developing turn-key packages from local contractors to reduce the overall cost. UDFS costs are based on preliminary proposals from local contractors. Further negotiations during the detailed engineering phase with local contractors will allow for cost optimization. 6. Off-site infrastructure: a. If sections of roads must be enlarged, or culverts should be replaced, it is recommended to discuss the financial aspects with the La Motte and La Corne municipalities. 23.5 MARKET STUDIES For Authier, the ore extracted is to be transported to the North-American Lithium concentrator for processing alongside North-American Lithium's ore to produce spodumene concentrate. There is no external market. For North-American Lithium, the ore processed is processed into lithium spodumene. The spodumene is then sold in part to Piedmont Lithium through the existing offtake agreement, and in part sold to market participants, for transformation in lithium carbonate or hydroxide. The spodumene can be sold directly to customers, or through an intermediary commodity trader. 23.6 ENVIRONMENTAL AND SOCIAL RECOMMENDATIONS • Inform and involve stakeholders as the project advances. • Continue evaluating the impacts of the project on the environment. • Design of mitigation measures, if required, to control dust, noise, etc. • Increase visibility of Sayona in the region with a local office in La Motte • Conduct BAPE audience. 23.7 PROJECT COSTS AND FINANCIAL EVALUATION • Assess impacts of different financing scenarios. • Begin tender and negotiation processes for mining contractor and ore transport contractor. Authier Lithium DFS Technical Report Summary – Quebec, Canada 342 23.8 WASTE DUMPS MANAGEMENT • Complete geochemical characterization for the waste rock is to be confirmed to determine whether they are acceptable as off-site civil construction materials. • Optimization of the water management plan and design/construction of the water basins and treatment plant. • Initiate and complete geochemical characterization of rock excavated from the proposed basins to confirm if this material can be reused for site construction purposes. 23.9 DECARBONIZATION Continue developing Sayona’s decarbonization plan: • Complete a detailed assessment of greenhouse gas (GHG) emissions for the Project. • Develop a holistic decarbonization strategy for Sayona, aligned with broader environmental, social and governance (ESG) goals. • Determine the feasibility and viability of the selected options and continue technological monitoring. 23.10 PROJECT EXECUTION A project execution strategy has been included in the UDFS with a clear separation between detailed engineering and an owner-driven Project Construction Management (PCM) team. The flexibility of a small owner-driven construction team fits well with the size and scope of the Project. Implementing this approach, typically, is more adaptable in a short timeline, such as this one, and simplifies the construction contract administration process.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 343 24 REFERENCES 24.1 LIST OF REFERENCES BBA, 2023. Leblanc, I., Piciacchia, L., Jarry, M., Dupuis, P., Richard, P.-L., Quinn, J. NI 43-101 Technical Report for the Definitive Feasibility Study Report for the North American Lithium Project, La Corne, Québec, Canada. Prepared for Sayona Mining Limited. April 14, 2023. Boily, M., Pilote, P., Raillon, H., 1989. la Metallogenie des Metaux de Haute Technologie en Abitibi- Temiscamingue. MERN; MB 89-29, 118 pages, 1 Plan. Boily, M., 1995. Petrogenese du Batholite de Preissac-Lacorne: Implications pour la Metallogenie des Gisements de Metaux Rares. MRN; et 93-05, 79 pages. Canadian Dam Association, 2007, The Dam Safety Guidelines 2007 (2013 edition) Canadian Dam Association, 2013, Application of Dam Safety Guidelines to Mining Dams. Canadian Dam Association, 2014, Application of Dam Safety Guidelines to Mining Dams. Cernÿ, P., 1993. Rare element granitic pegmatites. Part I: Anatomy and internal evolution of pegmatite deposits. Ore Deposit Models, volume 2, Geoscience Canada Reprint Series 6, p. 29-47. Cernÿ, P., 1993: Rare element granitic pegmatites. Part II: Regional to global environments and petrogenegis. Ore Deposit Models, volume 2, Geoscience Canada Reprint Series 6, p. 49-62. Corfu, F.,1993, The evolution of the southern Abitibi greenstone belt in light of precise U-Pb geochronology, Economic Geology (1993) 88 (6): 1323–1340. Desrocher, JP., and Hubert, C., 1996, Structural evolution and early accretion of the Archean Malartic composite block, southern Abitibi greenstone belt, Quebec, Canada: Canadian Journal of Earth Sciences, v. 33, p. 1556-1569. Environment Canada, 2016, Guidelines for the Assessment of Alternatives for Mine Waste Disposal. Government of Canada website, Canadian Climate Normals, https://climate.weather.gc.ca/climate_normals/index_e.html, accessed Auhust 23, 2022. Hawley, M., Cunning, J., 2017, Guidelines for Mine Waste Dump and Stockpile Design, CRC Press/Balkema. Authier Lithium DFS Technical Report Summary – Quebec, Canada 344 https://francophonie.sqrc.gouv.qc.ca/VoirDocEntentes/AfficherDoc.asp?cleDoc=1171071051202441392 0119115718054076212106206139 http://www.empr.gov.bc.ca/Mining/Geoscience/MINFILE/ProductsDownloads/MINFILEDocumentation/ CodingManual/Appendices/Pages/VII.aspx Karpoff, B.S., 1994: Summary report on Lithium Lamotte Property for Raymor Resources Ltd, GM53176, 21 pages. Kramer, S.L., 1996, Geotechnical Earthquake Engineering, Prentice Hall Inc., Englewood Cliffs, NJ. Journeaux (2018). Open Pit Slope Design, Authier Lithium Project, Feasibility Study, Sayona Mining, Val D’or, Quebec, for Sayona Mining Limited, by Journeaux Assoc. Report No. L-14-2035-1 Rev. A, April 25, 2018, 55 pages. Lamont. 2017. Caractérisation géochimique des stériles, du minerai et des résidus. Projet Authier. 28 p. + appendices. LiDAR, 2016. File: 20161108_Courbes_Geoposition_La_Motte_NAD83_MTM10.dwg. MDAG. 2021. Authier Project – Maximum Full-Scale On-Sire Concentrations in Contact with Rock and Tailings. 22 p. + appendices. MFFP. 2019. Liste des espèces fauniques menacées ou vulnérables au Québec. Internet site. Ministère de l’Énergie et des Ressources Naturelles, Direction de la restauration des sites miniers, 2016, Guide de préparation du plan de réaménagement et de restauration des sites miniers au Québec. Ministère du Développement durable, de l’Environnement et des Parcs, 2012, Directive 019 sur l’industrie minière. Ministère des Ressources Naturelles, Direction de la restauration des sites miniers, 2014, Approbation de la mise à jour du plan de restauration du site minier Québec Lithium. Ministère des transports. (2004). Manuel de conception des ponceaux. Québec : Direction des structures Mulja, T., Williams-Jones, A.E., Wood, S.A. and Boily, M., 1995a: The rare-element-enriched monzogranite-pegmatite-quartz vein system in the Preissac-Lacorne batholith, Quebec. I. Geology and mineralogy, Canadian Mineralogist, v. 33, p. 793-815. Mulja, T., Williams-Jones, A.E., Wood, S.A. and Boily, M., 1995b: The rare-element-enriched monzogranite-pegmatite-quartz vein system in the Preissac-Lacorne batholith, Quebec. II. Geochemistry and Petrogenesis, Canadian Mineralogist, v. 33, p. 817-833.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 345 Richelieu Hydrogéologie Inc., 2018. Projet de lithium Authier de Sayona Québec Étude hydrogéologique et évaluation des effets du projet sur l’environnement. 77p. + appendices. Sinclair, 1996. Sinclair, W.D. 1996: Granitic pegmatites; & Geology of Canadian Mineral Deposit Types, fed.) O.R. Eckstrand, W.D. Sinclair, and R.I. Thorpe; Geological Survey of Canada, Geology of Canada, no. 8, p. 503-512 (a& Geological Society of America, The Geology of North America, v. P- 1). Statistique Canada. (2021). Tableau 14-10-0202-01 - Emploi selon l'industrie, données annuelles, Code SCIAN 212. Repéré à https://doi.org/10.25318/1410020201-fra – Format de rechange - ZIP (Archive compressée) (statcan.gc.ca). United Nations (2020). United Nations Conference on Trade and Development. Commodities at a glance. Special issue on strategic battery raw materials: https://unctad.org/system/files/official- document/ditccom2019d5_en.pdf. URSTM. 2015. Essais cinétiques sur quatre lithologies du projet Québec Lithium. 54 p. Wood Mackenzie, 2022, Global lithium strategic planning outlook – Q1 2022. Authier Lithium DFS Technical Report Summary – Quebec, Canada 346 25 RELIANCE ON INFORMATION SUPPLIED BY REGISTRANT 25.1 INFORMATION SUPPLIED BY REGISTRANT The authors of the original Definitive Feasibility Study (DFS) upon which this Report is based, relied upon information provided by experts who were not authors of the Report. The authors of the various sections of the Report believe that it is reasonable to rely upon these experts, based on the assertion that the experts have the necessary education, professional designation, and related experience on matters relevant to the technical report. The authors have assumed, and relied on the fact, that all the information and existing technical documents listed in Chapter 27 (References) of this Report are accurate and complete in all material aspects. While the authors reviewed all the available information presented, we cannot guarantee its accuracy and completeness. The authors reserve the right, but will not be obligated, to revise the Report and conclusions, if additional information becomes known subsequent to the date of this Report. The statements and opinions expressed in this document are given in good faith and in the belief that such statements and opinions are neither false, nor misleading at the date of this Report. A draft copy of the Report has been reviewed for factual errors by Sayona. Any changes made because of these reviews did not involve any alteration to the conclusions made. 25.2 DETAILS OF RELIANCE The following is a list of the experts relied upon during the development of the UDFS in 2023: • BBA: BBA is an engineering consulting firm which among others offers a wide range of services to the mining industry. The provided inputs related to the infrastructure and the mining, environmental, financial analysis aspects. • Price Waterhouse Coopers: PwC provided support for the pre-tax cashflow and post-tax financial analysis as well as sensitivity analysis. • Richelieu Hydrogéologie Inc.: Richelieu Hydrogéologie was founded in 2005 to provide hydrogeological consulting services. The company specializes in numerical modeling of underground water flows around mines, quarries, and sand pits, e.g., evaluation of dewatering rates for open pits, optimization of dewatering well spacing, evaluation of the impact of groundwater pumping, as well as risk assessment associated with the transport of dissolved contaminants.

Authier Lithium DFS Technical Report Summary – Quebec, Canada 347 • Journeaux Assoc.: Journeaux Assoc. is an engineering consulting firm specialized in foundations, dams, bridges, maritime ports, excavations, hydrogeology, tunnels, underground transportation systems and permafrost. They offer engineering, consulting, and design services in these sectors. • Craler: This firm provided the ore transportation study. • Services Forestiers et Exploration GFE Inc.: GFE provided technical personnel to support the various drilling campaign and samples collection. • Services d’ingénierie Norinfra Inc.: Norinfra did work on the environmental evaluation EES1 and soil characterization. Norinfra are well known in Abitibi and provide engineering services to numerous mining companies. • Intervia: This firm produced the traffic study. • Groupe-conseil Nutshimit-Nippour: This First Nation consulting company, a member of Groupe Desfor, contributed to environment expertise and to the landscaping architecture and related matters. Their expertise of the local Algonquin community and other First Nations particularities brings a unique and complementary expertise to this study. • MDAG and Lamont Inc.: These firms are specialized in geochemistry. They have been involved in geochemical characterization and prediction of mine water quality and waste rock dump water quality. • CTRI: This research institute carried out geochemical characterization studies. • COREM: This research center carried out mineralogical characterization of waste samples for management optimization. • Consultants GCM, Del Degan, Massé et Associés Inc., SNC Lavalin, and Patricia Desgagné, anthropologist and Englobe Corporation, also participated in the drafting of the Environmental Impact Assessment.